FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-184376-02

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 19, 2013,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read  the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

$907,853,000 (Approximate)
COMM 2013-CCRE6 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor

COMM 2013-CCRE6 Mortgage Trust
Issuing Entity

The COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2013-CCRE6 Mortgage Trust.  The issuing entity’s assets will primarily be 48 fixed-rate mortgage loans, secured by first liens on 80 commercial, multifamily and manufactured housing community properties.  The COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in April 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(3)	Rated Final Distribution Date	Anticipated Ratings (DBRS/KBRA/Moody’s)(4)
Class A-1	$80,554,000		(5)	January 2018	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-2	$336,574,000		(5)	February 2018	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-SB	$92,228,000		(5)	December 2022	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-4	$398,497,000		(5)	February 2023	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class X-A	$1,189,658,000	(6)	(6)	February 2023	March 2046	AAA(sf)/AAA(sf)/Aaa(sf)

 (Footnotes to table to begin on page xiii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the attached prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks.  See “Risk Factors” beginning on page 37 of this free writing prospectus and page 11 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as the joint bookrunning managers and co-lead managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 100% of each class of offered certificates, and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0% of each class of offered certificates.  CastleOak Securities, L.P., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. are acting as co-managers.  The underwriters will offer the offered certificates, in the amounts that will be set forth in the final prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  The underwriters expect to deliver the offered certificates to purchasers on or about March 7, 2013.

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.	J.P. Morgan	KeyBanc Capital Markets

Co-Managers

February , 2013

COMM 2013-CCRE6 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
2 properties
$13,713,327
0.9% of total
Oregon
1 property
$9,831,874
0.7% of total
Nevada
3 properties
$84,576,423
5.7% of total
California
15 properties
$375,925,536
25.2% of total
Arizona
2 properties
$16,108,907
1.1% of total
Colorado
7 properties
$23,284,185
1.6% of total
Nebraska
1 property
$1,493,104
0.1% of total
North Dakota
1 property
$2,986,207
0.2% of total
Minnesota
5 properties
$119,749,427
8.0% of total
Iowa
1 property
$6,905,604
0.5% of total
Illinois
1 property
$100,000,000
6.7% of total
Michigan
1 property
$5,890,770
0.4% of total
Pennsylvania
1 property
$2,600,000
0.2% of total
New York
2 properties
$40,723,564
2.7% of total
Ohio
2 properties
$12,042,799
0.8% of total
Connecticut
1 property
$11,474,683
0.8% of total
Maryland
1 property
$5,987,869
0.4% of total
Washington, DC
11 properties
$253,832,382
17.0% of total
Virginia
4 properties
$44,613,891
3.0% of total
South Carolina
2 properties
$20,968,687
1.4% of total
Georgia
3 properties
$97,287,376
6.5% of total
Florida
5 properties
$140,820,923
9.4% of total
Texas
3 properties
$58,078,735
3.9% of total
Tennessee
1 property
$4,599,396
0.3% of total
Kentucky
1 property
$8,398,708
0.6% of total
Alabama
3 properties
$32,181,851
2.2% of total
Mortgaged Properties by Property Type
Industrial 3.5%
Self Storage 0.7%
Multifamily 3.9%
Manufactured Housing Community 0.5%
Mixed Use 9.3%
Office 31.7%
Retail 24.6%
Hospitality 25.9%
0.1% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 25.2% of Initial Outstanding Pool Balance

EXECUTIVE SUMMARY	xiii	Geographic Concentration Exposes
SUMMARY	1	Investors to Greater Risk of
RISK FACTORS	37	Default and Loss	52
General Risks	37	Office Properties Have Special
The Offered Certificates May Not Be		Risks	53
a Suitable Investment for You	37	Hospitality Properties Have Special
Risks Related to Market Conditions	37	Risks	54
The Credit Crisis and Downturn in		Retail Properties Have Special
the Real Estate Market Have		Risks	56
Adversely Affected the Value of		Mixed Use Properties Have Special
Commercial Mortgage-Backed		Risks	60
Securities	37	Multifamily Properties Have Special
The Volatile Economy and Credit		Risks	61
Crisis May Increase Loan		Industrial Properties Have Special
Defaults and Affect the Value		Risks	62
and Liquidity of Your Investment	38	Self Storage Properties Have
Risks Related to the Mortgage Loans	40	Special Risks	63
Mortgage Loans Are Non-recourse		Risks of Co-Tenancy and Other
and Are Not Insured or		Early Termination Provisions in
Guaranteed	40	Retail and Office Leases	65
The Offered Certificates Are Limited		Condominium Properties Have
Obligations and Payments Will		Special Risks	66
Be Primarily Derived from the		Risks Related to Construction,
Mortgage Loans	41	Development, Redevelopment,
Commercial Lending Is Dependent		Renovation and Repairs at
upon Net Operating Income	41	Mortgaged Properties	67
Mortgage Loans Have Not Been		Options and Other Purchase Rights
Reunderwritten Since		May Affect Value or Hinder
Origination	43	Recovery with Respect to the
The Prospective Performance of the		Mortgaged Properties	67
Commercial, Multifamily and		The Sellers of the Mortgage Loans
Manufactured Housing		Are Subject to Bankruptcy or
Community Mortgage Loans		Insolvency Laws That
Included in the Issuing Entity		May Affect the Issuing Entity’s
Should Be Evaluated Separately		Ownership of the Mortgage
from the Performance of the		Loans	68
Mortgage Loans in Any of the		Environmental Issues at the
Depositor’s Other Trusts	43	Mortgaged Properties
Some Mortgaged Properties		May Adversely Affect Payments
May Not Be Readily Convertible		on Your Certificates	69
to Alternative Uses	44	Potential Issuing Entity Liability
Limitations of Appraisals	44	Related to a Materially Adverse
Property Value May Be Adversely		Environmental Condition.	70
Affected Even When Current		Borrower May Be Unable To Repay
Operating Income Is Not	45	the Remaining Principal
Risks Related to Tenants	45	Balance on the Maturity Date or
Risks Related to Mortgage Loan		Anticipated Repayment Date	71
Concentration	51	Risks Relating to Borrower
Risks Related to Borrower		Organization or Structure	72
Concentration	51	Tenancies in Common May Hinder
Risks Relating to Property Type		Recovery	73
Concentration	51	Risks Related to Additional Debt	73

Bankruptcy Proceedings Entail		Prior Bankruptcies, Defaults or
Certain Risks	75	Other Proceedings May Be
Risks Related to Loan Sponsor		Relevant to Future Performance	87
Guaranties	76	Risks Relating to Costs of
Lack of Skillful Property		Compliance with Applicable
Management Entails Risks	77	Laws and Regulations	89
Risks of Inspections Relating to		Risks Related to Conflicts of Interest	89
Property	77	Potential Conflicts of Interest of the
World Events and Natural (or Other)		Master Servicer and the Special
Disasters Could Have an		Servicer	89
Adverse Impact on the		Special Servicer May Be Directed
Mortgaged Properties and		To Take Actions	90
Could Reduce the Cash Flow		Potential Conflicts of Interest of the
Available To Make Payments on		Operating Advisor	91
the Certificates	77	Potential Conflicts of Interest of the
Inadequate Property Insurance		Underwriters and Their Affiliates	92
Coverage Could Have an		Potential Conflicts of Interest in the
Adverse Impact on the		Selection of the Underlying
Mortgaged Properties	78	Mortgage Loans	93
Risks Associated with Blanket		Related Parties May Acquire
Insurance Policies or		Certificates or Experience Other
Self-Insurance	80	Conflicts	93
Availability of Terrorism Insurance	80	Conflicts Between Property
Appraisals and Market Studies Have		Managers and the Borrowers	95
Certain Limitations	82	Conflicts Between Certificateholders
Increases in Real Estate Taxes Due		and Holders of Companion
to Termination of a PILOT		Loans	95
Program or Other Tax		Other Potential Conflicts of Interest	95
Abatement Arrangements		Risks Related to the Offered
May Reduce Payments to		Certificates	97
Certificateholders	82	Legal and Regulatory Provisions
Risks Related to Enforceability	83	Affecting Investors Could
Risks Related to Enforceability of		Adversely Affect the Liquidity of
Prepayment Premiums, Yield		the Offered Certificates	97
Maintenance Charges and		Risks Related to Prepayments and
Defeasance Provisions	83	Repurchases of Mortgage
The Master Servicer or the Special		Loans	98
Servicer May Experience		Limited Obligations	100
Difficulty in Collecting Rents		Yield Considerations	100
upon the Default and/or		Optional Early Termination of the
Bankruptcy of a Borrower	83	Issuing Entity May Result in an
Risks Related to Mortgage Loans		Adverse Impact on Your Yield or
Secured by Multiple Properties	83	May Result in a Loss	102
State Law Limitations Entail Certain		A Mortgage Loan Seller May Not Be
Risks	84	Able To Make a Required
Mortgage Loans Secured by		Repurchase or Substitution of a
Leasehold Interests		Defective Mortgage Loan	102
May Expose Investors to		Any Loss of Value Payment Made
Greater Risks of Default and		by a Mortgage Loan Seller
Loss	85	May Prove To Be Insufficient to
Potential Absence of Attornment		Cover All Losses on a Defective
Provisions Entails Risks	86	Mortgage Loan	102
Risks Related to Zoning Laws	86	Risks Related to Borrower Default	102
Risks Related to Litigation and		Risks Related to Modification of
Condemnation	87	Mortgage Loans with Balloon
		Payments	103

Risks Related to Certain Payments	104	CCRE Lending’s Underwriting
Risks of Limited Liquidity and		Standards	120
Market Value	104	Assessments of Property Condition	121
The Limited Nature of Ongoing		Compliance with Rule 15Ga-1 under
Information May Make It Difficult		the Exchange Act	125
for You To Resell Your		THE DEPOSITOR	125
Certificates	105	THE ISSUING ENTITY	126
Risks Related to Factors Unrelated		THE SERVICERS	127
to the Performance of the		Generally	127
Certificates and the Mortgage		The Master Servicer and the Special
Loans, Such as Fluctuations in		Servicer	128
Interest Rates and the Supply		Replacement of the Special Servicer	132
and Demand of CMBS		THE TRUSTEE	134
Generally	105	Certain Matters Regarding the Trustee	135
Credit Support May Not Cover All		Resignation and Removal of the
Types of Losses	106	Trustee	136
Disproportionate Benefits May Be		THE CERTIFICATE ADMINISTRATOR
Given to Certain Classes	106	AND CUSTODIAN	136
The Amount of Credit Support Will		Trustee and Certificate Administrator
Be Limited	106	Fee	138
REMIC Status	106	PAYING AGENT, CERTIFICATE
State and Local Tax Considerations	106	REGISTRAR, CUSTODIAN AND
Certain Federal Tax Consideration		AUTHENTICATING AGENT	139
Regarding Original Issue		THE OPERATING ADVISOR	139
Discount	107	CERTAIN RELATIONSHIPS AND
Tax Considerations Related to		RELATED TRANSACTIONS	140
Foreclosure	107	DESCRIPTION OF THE MORTGAGE
Changes to REMIC Restrictions on		POOL	141
Loan Modifications May Impact		General	141
an Investment in the Certificates	108	Security for the Mortgage Loans	143
Risks Relating to Lack of		Significant Mortgage Loans	144
Certificateholder Control over		Sale of the Mortgage Loans	145
the Issuing Entity	108	Certain Underwriting Matters	146
Different Timing of Mortgage Loan		Loan Combinations/Split Loan
Amortization Poses Certain		Structures	150
Risks	109	The Larkspur Landing Hotel
Ratings of the Offered Certificates	109	Portfolio Loan Combination	150
Combination or “Layering” of		The Moffett Towers Loan
Multiple Risks May Significantly		Combination	152
Increase Risk of Loss	110	The 540 West Madison Street Loan
THE SPONSORS, MORTGAGE LOAN		Combination	154
SELLERS AND ORIGINATORS	111	The Pooled Component and the
German American Capital Corporation	111	Non-Pooled Component of the
General	111	Rochester Hotel Portfolio
GACC’s Securitization Program	111	Mortgage Loan	156
Review of GACC Mortgage Loans	112	Additional Mortgage Loan Information	161
GACC’s Underwriting Standards	114	Certain Terms and Conditions of the
Compliance with Rule 15Ga-1 under		Mortgage Loans	166
the Exchange Act	116	Changes in Mortgage Pool
Cantor Commercial Real Estate		Characteristics	178
Lending, L.P.	118	DESCRIPTION OF THE OFFERED
General	118	CERTIFICATES	179
CCRE Lending’s Loan Origination		General	179
and Acquisition History	118	Distributions	182
Review of CCRE Mortgage Loans	119	Fees and Expenses	189
		Distribution of Excess Interest	197

v

Class A-SB Planned Principal		Accounts	240
Balance	198	Enforcement of “Due-On-Sale” and
Prepayment Premiums and Yield		“Due-On-Encumbrance” Clauses	243
Maintenance Charges	198	Inspections	244
Application Priority of Mortgage		Insurance Policies	245
Loan Collections or Loan		Assignment of the Mortgage Loans	247
Combination Collections	199	Representations and Warranties;
Assumed Final Distribution Date	201	Repurchase; Substitution	248
Realized Losses	202	Certain Matters Regarding the
Prepayment Interest Shortfalls	204	Depositor, the Master Servicer, the
Subordination	205	Special Servicer and the Operating
Appraisal Reductions	206	Advisor	250
Delivery, Form and Denomination	210	Servicer Termination Events	253
Book-Entry Registration	211	Rights upon a Servicer Termination
Definitive Certificates	213	Event	254
Certificateholder Communication	213	Waivers of Servicer Termination
Access to Certificateholders’ Names		Events and Operating Advisor
and Addresses	213	Termination Events	256
Special Notices	213	Amendment	257
Retention of Certain Certificates by		No Downgrade Confirmation	259
Affiliates of Transaction Parties	214	Evidence of Compliance	261
YIELD AND MATURITY		Voting Rights	261
CONSIDERATIONS	214	Realization Upon Mortgage Loans	262
Yield Considerations	214	Sale of Defaulted Mortgage Loans and
Weighted Average Life	216	Serviced REO Properties	264
Certain Price/Yield Tables	219	Modifications	265
Yield Sensitivity of the Class X-A		Optional Termination	268
Certificates	219	Servicing Compensation and Payment
THE POOLING AND SERVICING		of Expenses	269
AGREEMENT	220	Special Servicing	271
General	220	Master Servicer and Special
Servicing of the Mortgage Loans;		Servicer Permitted To Buy
Collection of Payments	220	Certificates	278
The Directing Holder	223	Servicing of the Non-Serviced
Limitation on Liability of Directing		Mortgage Loans	278
Holder	228	Reports to Certificateholders; Available
The Operating Advisor	229	Information	279
General	229	Certificate Administrator Reports	279
Role of Operating Advisor While No		Information Available Electronically	281
Control Termination Event Has		Other Information	284
Occurred and Is Continuing	229	Master Servicer’s Reports	285
Role of Operating Advisor While a		Exchange Act Filings	286
Control Termination Event Has		Governing Law; Waiver of Jury Trial;
Occurred and Is Continuing	230	and Consent to Jurisdiction	286
Annual Report	231	MATERIAL FEDERAL INCOME TAX
Replacement of the Special Servicer	232	CONSEQUENCES	287
Termination of the Operating		General	287
Advisor For Cause	232	Tax Status of Offered Certificates	288
Rights upon Operating Advisor		Taxation of Offered Certificates	288
Termination Event	233	Further Information; Taxation of
Termination of the Operating		Foreign Investors	290
Advisor Without Cause	234	CERTAIN STATE AND LOCAL TAX
Resignation of the Operating		CONSIDERATIONS	290
Advisor	234	ERISA CONSIDERATIONS	290
Operating Advisor Compensation	235	LEGAL INVESTMENT	292
Advances	235	LEGAL MATTERS	293

RATINGS			293	INDEX OF DEFINED TERMS			297
LEGAL ASPECTS OF MORTGAGE
LOANS IN CALIFORNIA AND THE
DISTRICT OF COLUMBIA			295

ANNEX A-1	–	CERTAIN		ANNEX C	–	GLOBAL CLEARANCE,
		CHARACTERISTICS				SETTLEMENT AND
		OF THE MORTGAGE				TAX DOCUMENTATION
		LOANS	A-1-1			PROCEDURES	C-1
ANNEX A-2	–	CERTAIN POOL		ANNEX D	–	DECREMENT TABLES	D-1
		CHARACTERISTICS		ANNEX E	–	PRICE/YIELD TABLES	E-1
		OF THE MORTGAGE		ANNEX F	–	MORTGAGE LOAN
		LOANS AND				SELLER
		MORTGAGED				REPRESENTATIONS
		PROPERTIES	A-2-1			AND WARRANTIES	F-1
ANNEX A-3	–	CLASS A-SB PLANNED		ANNEX G	–	EXCEPTIONS TO
		PRINCIPAL BALANCE	A-3-1			MORTGAGE LOAN
ANNEX B	–	DESCRIPTION OF THE				SELLER
		TOP 20 MORTGAGE				REPRESENTATIONS
		LOANS	B-1			AND WARRANTIES	G-1
				ANNEX H	–	AMORTIZATION
						SCHEDULES	H-1

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail:  (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus.  References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus except when used under the heading “Method of Distribution” in the attached prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due to, among other things, the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non delivery.

You should rely only on the information contained in this free writing prospectus and the attached prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus.  The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the attached prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 297 in this free writing prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the attached prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The issuing entity described in this free writing prospectus may constitute a “collective investment scheme” as defined by Section 235 of the Financial Services and Markets Act 2000 (the “FSMA”) that is not a “recognised collective investment scheme” for the purposes of the FSMA and that has not been authorized or otherwise approved.  As an unregulated scheme, the certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order 2001 (all such persons together being referred to as “FPO Persons”); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes and qualify as investment professionals in accordance with Article 14(3) of the FSMA (Promotion of Collective Investment Schemes)(Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).  This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.  Any persons other than Relevant Persons should not rely on this free writing prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES (AS DEFINED HEREIN) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH

x

ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

 In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)      to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)      to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)      in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered by this free writing prospectus and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support(2)		Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(7)	Principal Window (Mos.)(7)	Anticipated Ratings (DBRS/KBRA/Moody’s)(4)
Offered Certificates
A-1	$80,554,000		30.000	%(8)	(5)	January 2018%		2.65	1–58	AAA(sf)/AAA(sf)/Aaa(sf)
A-2	$336,574,000		30.000	%(8)	(5)	February 2018%		4.87	58–59	AAA(sf)/AAA(sf)/Aaa(sf)
A-SB	$92,228,000		30.000	%(8)	(5)	December 2022%		7.46	59–117	AAA(sf)/AAA(sf)/Aaa(sf)
A-4	$398,497,000		30.000	%(8)	(5)	February 2023%		9.84	117–119	AAA(sf)/AAA(sf)/Aaa(sf)
X-A	$1,189,658,000	(6)	N/A		Variable(6)	February 2023%		N/A	N/A	AAA(sf)/AAA(sf)/Aaa(sf)
Non-Offered Certificates(9)
A-3FL(10)	$138,000,000	(10)	30.000	%(8)	LIBOR + %(11)	December 2022%		9.76	117–117	AAA(sf)/AAA(sf)/Aaa(sf)(12)
A-3FX(10)	$0	(10)	30.000	%(8)	(5)	December 2022%		9.76	117–117	AAA(sf)/AAA(sf)/Aaa(sf)
X-B	$143,805,000	(6)	N/A		Variable(6)	February 2023%		N/A	N/A	AAA(sf)/AAA(sf)/A2(sf)
A-M(13)	$143,805,000	(14)	20.375%		(5)	February 2023%		9.93	119–119	AAA(sf)/AAA(sf)/Aaa(sf)
B(13)	$89,644,000	(14)	14.375%		(5)	February 2023%		9.93	119–119	AA(sf)/AA(sf)/Aa3(sf)
PEZ(13)	$287,610,000	(14)	10.750	%(8)	(5)	February 2023%		9.93	119–119	A(sf)/A(sf)/A1(sf)
C(13)	$54,161,000	(14)	10.750	%(8)	(5)	February 2023%		9.93	119–119	A(sf)/A(sf)/A3(sf)
D	$63,498,000		6.500%		(5)	February 2023%		9.93	119–119	BBB(low)(sf)/BBB(sf)/Baa3(sf)
E	$26,146,000		4.750%		(5)	February 2023%		9.93	119–119	BB(sf)/BBB-(sf)/Ba2(sf)
F	$26,146,000		3.000%		(5)	February 2023%		9.93	119–119	B(sf)/B(sf)/B2(sf)
G	$44,823,230		0.000%		(5)	March 2023%		9.96	119–120	NR/NR/NR
RP(15)	$9,987,055		0.000%		(16)	February 2018%		4.79	1–59	NR/NR/NR
V(17)	N/A		N/A		N/A	N/A	N/A	N/A	N/A	NR/NR/NR
R(18)	N/A		N/A		N/A	N/A	N/A	N/A	N/A	NR/NR/NR
LR(18)	N/A		N/A		N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)	The credit support for each class of certificates presented in the table does not include the non-pooled component of the Rochester Hotel Portfolio mortgage loan.

(3)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this free writing prospectus. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” in this free writing prospectus.

(4)
It is a condition to issuance of the certificates that the certificates receive the ratings set forth above. Ratings shown are those of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a nationally recognized statistical rating organization other than DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. would assign or that its report will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.

(5)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3FX, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-3 regular interest will equal one of the following per annum rates: (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans other than the non-pooled component of the Rochester Hotel Portfolio mortgage loan (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C Certificates.

(6)
The Class X-A and Class X-B certificates will not have certificate balances. Neither the Class X-A nor Class X-B certificates will be entitled to distributions of principal. The Class X-A and Class X-B certificates will accrue interest on their related notional balance and at the related pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this free writing prospectus.

(7)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(8)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB and Class A-4 certificates and the Class A-3 regular interest (to which the Class A-3FL and Class A-3FX certificates relate), in the aggregate. The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $54,161,000.

(9)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this free writing prospectus.

(10)
All or a portion of the Class A-3FL certificates may be exchanged for Class A-3FX certificates. The aggregate certificate balance of the Class A-3FL certificates and Class A-3FX certificates will at all times equal the certificate balance of the Class A-3 regular interest.

(11)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-3FL certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period. For the initial interest accrual period, LIBOR for the Class A-3FL certificates will be determined two LIBOR business days prior to the closing date.

(12)
The ratings assigned to the Class A-3FL certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-3 regular interest. The ratings of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on Class A-3FL certificates from a floating interest rate to a fixed rate. See “Ratings” in this free writing prospectus.

(13)
Up to the full certificate balance of the Class A-M, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M, Class B and Class C certificates.

(14)
On the closing date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $143,805,000, $89,644,000 and $54,161,000, respectively. The Class A-M, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-M, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-M, Class B and Class C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust components that is represented by the Class A-M, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange. The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange, and is not included in the certificate balance of the certificates set forth on the cover page of this free writing prospectus. The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(15)	The Class RP certificates will only receive distributions from, and will only incur losses with respect to, the non-pooled component of the Rochester Hotel Portfolio mortgage loan.

(16)	For any distribution date, the pass-through rate on the Class RP certificates will be the net mortgage rate of the non-pooled component of the Rochester Hotel Portfolio mortgage loan.

(17)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this free writing prospectus. The Class V certificates will not be entitled to distributions in respect of interest other than excess interest.

(18)
The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this free writing prospectus. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

   The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$1,494,076,230
Number of Mortgage Loans	48
Number of Mortgaged Properties	80
Average Cut-off Date Mortgage Loan Balance	$31,126,588
Weighted Average Mortgage Rate	4.2094%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)(3)	104
Weighted Average U/W NCF Debt Service Coverage Ratio(4)	2.17x
Weighted Average Cut-off Date Loan-to-Value Ratio(4)	58.3%
Weighted Average Cut-off Date U/W NOI Debt Yield(4)	12.1%

(1)	Statistical information in this table does not include the non-pooled component of the Rochester Hotel Portfolio mortgage loan.

(2)	Subject to a permitted variance of plus or minus 5.0%.

(3)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.1% of the outstanding pool balance as of the cut-off date.

(4)
In the case of the Larkspur Landing Hotel Portfolio mortgage loan, the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, collectively representing approximately 20.1% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loan(s) that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on such mortgage loans that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

SUMMARY

This summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the attached prospectus.

Title of Certificates	COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2013-CCRE6 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this free writing prospectus.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors
German American Capital Corporation, a Maryland corporation, and Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers
German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, and Deutsche Bank AG, New York Branch, the swap counterparty.

Cantor Commercial Real Estate Lending, L.P., a sponsor and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation(1)	17	$823,605,521	55.1%
Cantor Commercial Real Estate Lending, L.P.	31	$670,470,709	44.9%
Total	48	$1,494,076,230	100.0%

(1) Does not include the non-pooled component of the Rochester Hotel Portfolio mortgage loan.

Cantor Commercial Real Estate Lending, L.P., its successors and assigns, will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans (other than the mortgage loan secured by the mortgaged property identified as Carrollton Retail Center on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the outstanding pool balance as of the cut-off date) being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P. Such amount will not be part of available funds to make distributions on the certificates. See “Description of the Offered Certificates—Distributions” and “—Fees and Expenses” in this free writing prospectus.

Originators	Each mortgage loan seller or one of its affiliates originated each of the mortgage loans as to which it is acting as mortgage loan seller.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. See “The Servicers—The Master Servicer and the Special Servicer” in this free writing prospectus. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than the non-serviced mortgage loans): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to the mortgage loans and (2) property advances with respect to the mortgage loans (other than the non-serviced mortgage loans) under the pooling and servicing agreement, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate and operating advisor fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The Larkspur Landing Hotel Portfolio loan combination will be serviced by the master servicer under the pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

The Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, each referred to as a “non-serviced mortgage loan”, will be primary serviced by the master servicer under the COMM 2013-LC6 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association. With respect to the non-serviced mortgage loans, the COMM 2013-LC6 master servicer will be entitled to receive a primary servicing fee under the COMM 2013-LC6 pooling and servicing agreement, payable monthly from the non-serviced mortgage loans, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer
Wells Fargo Bank, National Association, a national banking association. Wells Fargo Bank, National Association will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than the non-serviced mortgage loans). See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. Wells Fargo Bank, National Association was appointed to be the special servicer by the initial directing holder, which is expected to be Eightfold Real Estate Capital Fund II, L.P. The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at, MACD 1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

The Larkspur Landing Hotel Portfolio loan combination will be specially serviced by the special servicer under the pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

The Moffett Towers loan combination and the 540 West Madison Street loan combination, each referred to as a “non-serviced loan combination”, will be specially serviced by the special servicer under the COMM 2013-LC6 pooling and servicing agreement, currently Rialto Capital Advisors, LLC. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan and the non-pooled component of the Rochester Hotel Portfolio mortgage loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan and the non-pooled component of the Rochester Hotel Portfolio mortgage loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan and the non-pooled component of the Rochester Hotel Portfolio mortgage loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers— The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

The COMM 2013-LC6 special servicer with respect to the non-serviced mortgage loans will be entitled to receive similar, though not identical, special servicing compensation, pursuant to the COMM 2013-LC6 pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than the non-serviced mortgage loans) transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this free writing prospectus.

The mortgagee of record with respect to the non-serviced mortgage loans is the trustee under the COMM 2013-LC6 pooling and servicing agreement, currently Wells Fargo Bank, National Association. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Certificate Administrator and Custodian

Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-DB13C6, and its telephone number is (714) 247-6000.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0014% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (including the non-pooled component of the Rochester Hotel Portfolio mortgage loan but excluding any non-serviced mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this free writing prospectus, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class V and Class R certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor” and “The Operating Advisor” in this free writing prospectus.

Directing Holder
With respect to each mortgage loan (other than the non-serviced mortgage loans and the Rochester Hotel Portfolio mortgage loan) or serviced loan combination, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to each non-serviced mortgage loan and the Rochester Hotel Portfolio mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that an entity controlled by Eightfold Real Estate Capital Fund II, L.P. will (i) purchase the Class E, Class F, Class G and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than the non-serviced mortgage loans and the Rochester Hotel Portfolio mortgage loan) and serviced loan combination.

With respect to the non-serviced mortgage loans, the directing holder under the COMM 2013-LC6 pooling and servicing agreement, currently an entity controlled by Rialto Real Estate Fund, LP, is the directing holder of the non-serviced loan combinations.

In the case of the Larkspur Landing Hotel Portfolio loan combination, the holders of the related companion loan will have certain consultation rights with respect to the servicing of the Larkspur Landing Hotel Portfolio loan combination described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

Underwriters
Deutsche Bank Securities, Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Trust Company Americas, the certificate administrator and 17g-5 information provider, Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank AG, New York Branch, the swap counterparty. Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller. The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts that will be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement), subject to certain conditions.

Swap Counterparty	Deutsche Bank AG, New York Branch, will provide an interest rate swap agreement for the benefit of the Class A-3FL certificates.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, Deutsche Mortgage & Asset Receiving Corporation, the depositor, and Deutsche Bank AG, New York Branch, the swap counterparty, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of each other.

Wells Fargo Bank, National Association, the master servicer under the pooling and servicing agreement, is also acting as the special servicer under the pooling and servicing agreement.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Twenty-two (22) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 41.0% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by

Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of February 13, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 15.4% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and, Wells Fargo Bank, National Association on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 10 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 40.1% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and, Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, 14 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 28.5% of the outstanding pool balance as of the cut-off date.

German American Capital Corporation or an affiliate thereof is the current holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Streets of Brentwood, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, which mezzanine loan is described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

Wells Fargo Bank, National Association may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strips in the future.

Wells Fargo Bank, National Association is acting as master servicer and special servicer and also acts as the 2013-LC6 certificate administrator and COMM 2013-LC6 trustee of the non-serviced loan combinations under the COMM 2013-LC6 pooling and servicing agreement.

The non-serviced mortgage loans are primary serviced by the COMM 2013-LC6 master servicer and specially serviced by the COMM 2013-LC6 special servicer under the COMM 2013-LC6 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association, and Rialto Capital Advisors, LLC, respectively.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in March 2013 and the date of origination of each mortgage loan.

Closing Date	On or about March 7, 2013.

Distribution Date	The fourth business day following the determination date in each month, commencing in April 2013. The initial distribution date will be April 12, 2013.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in April 2013.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class A-3FL, Class V, Class LR and Class R certificates), the Class A-3 regular interest and each trust component, the calendar month immediately preceding the month in which the distribution date occurs. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to but excluding the related distribution date. Calculations of interest due in respect of each class of certificates (other than the Class A-3FL, Class V, Class LR and Class R certificates), the Class A-3 regular interest and each trust component will be made on the basis of a 360-day year consisting of twelve 30-day months. Calculations of interest due in respect of the Class A-3FL certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

● Class A-1

● Class A-2

● Class A-SB

● Class A-4

● Class X-A

The trust to be created by the depositor will consist of a total of 20 classes, the following of which are not being offered through this free writing prospectus and the attached prospectus: Class A-3FL, Class A-3FX, Class X-B, Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G, Class RP, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 48 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 80 commercial, multifamily and manufactured housing community properties.

All or a portion of the Class A-3FL certificates may be exchanged for Class A-3FX certificates. The Class A-3FL and Class A-3FX certificates are not offered by this free writing prospectus and the accompanying prospectus.

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Rochester Hotel Portfolio will be divided into a pooled component having a cut-off date balance of $109,857,615, which is referred to as the “RP pooled component” in this free writing prospectus, and a non-pooled component having a cut-off date balance of $9,987,056, which is referred to as the “RP non-pooled component” in this free writing prospectus. The RP pooled component will be pooled together with the other mortgage loans, and interest and principal received in respect of the RP pooled component will be available to make distributions in respect of each class of certificates other than the Class RP certificates. Payments of interest and principal received in respect of the RP non-pooled component will be available to make distributions in respect of the Class RP certificates. Losses with respect to the Rochester Hotel Portfolio mortgage loan will be allocated first to the RP non-pooled component and then to the RP pooled component. Losses with respect to the other mortgage loans will not be allocated to the RP non-pooled component.

Although the RP non-pooled component is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the RP non-pooled component is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the RP non-pooled component.

Certificate Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

Class A-1	$80,554,000
Class A-2	$336,574,000
Class A-SB	$92,228,000
Class A-4	$398,497,000
Class X-A	$1,189,658,000

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balance, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A and Class X-B certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB and Class A-4 certificates, the Class A-3 regular interest and the Class A-M trust component outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,189,658,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of each of the Class B and Class C trust components outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $143,805,000.

The Class A-3FX certificates will have an initial certificate balance of $0 and are not offered by this free writing prospectus.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which (other than for the Class RP certificates) is set forth or otherwise described below:

●
The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-3 regular interest will equal one of the following per annum rates: (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (other than the RP non-pooled component) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

●
The pass-through rate applicable to the Class A-3FL certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and not replaced, then the pass-through rate applicable to the Class A-3FL certificates will convert to the pass-through rate of the Class A-3 regular interest.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately        % per annum and (ii) Class X-B certificates will equal approximately       % per annum.

●
The pass-through rate for each of the Class X-A and Class X-B certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates and Class X-B strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates and Class X-B certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB or Class A-4 certificates, the Class A-3 regular interest or the Class A-M trust component, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B trust component or Class C trust component, respectively. For purposes of the accrual of interest on the Class X-A and Class X-B certificates for each distribution date, the applicable Class X-A strip rate or Class X-B strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (other than the RP non-pooled component) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates, trust component or Class A-3 regular interest corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates and the Class X-B strip rates and the pass-through rates applicable to the Class X-A and Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M,

Class B and Class C trust components represented by the Class PEZ certificates.

●
The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution
Date; Rated Final Distribution Date
The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class	Assumed Final Distribution Date
Class A-1	January 2018
Class A-2	February 2018
Class A-SB	December 2022
Class A-4	February 2023
Class X-A	February 2023

The “Rated Final Distribution Date” of the certificates will be the distribution date in March 2046.

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect each class of certificates, other than the Class RP, Class V, Class R and Class LR certificates, from available funds (excluding any amounts attributable to the RP non-pooled component) in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B certificates and the Class A-3 regular interest, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

The Class RP certificates will only be entitled to distributions from amounts collected on the RP non-pooled component.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Fees and Expenses—Distribution of Available Funds” in this free writing prospectus.

The Class V certificates will not be entitled to distributions of interest or principal other than excess interest accruing on an anticipated repayment date loan.

The Class PEZ certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.

Neither of the Class X-A nor Class X-B certificates will be entitled to any distributions of principal.

The Class LR and Class R certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the attached prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class RP, Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: other than with respect to the RP non-pooled component, (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates, the Class A-3 regular interest or a trust component comprising a component of the notional balance of either of the

Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

(1)
The Class A-3 regular interest is entitled to receive fixed rate interest payments from the trust which are allocated between the Class A-3FL and Class A-3FX certificates as set forth in the pooling and servicing agreement.

(2)	The Class A-SB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

(3)	The Class X-A and Class X-B certificates are interest-only certificates.

(4)
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-M trust component will be made pro rata to the Class A-M Certificates and the Class PEZ Certificates in proportion to their respective percentage interests in the Class A-M trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B Certificates and the Class PEZ Certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C Certificates and the Class PEZ Certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of excess interest, the CCRE Strips and the RP non-pooled component) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class RP, Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage
Pool Available Funds		The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

		●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

		●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A.	General
The master servicer is required to advance delinquent monthly payments on a mortgage loan (other than the RP non-pooled component) if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus (see also “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Moffett Towers Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 540 West Madison Street Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. The master servicer will also be required to make property advances with respect to the portfolio of mortgaged properties securing the Rochester Hotel Portfolio mortgage loan (which includes the RP non-pooled component). The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of nonrecoverability. The trustee will be entitled to conclusively rely on the determination of nonrecoverability made by the master servicer or the special servicer. With respect to any non-serviced loan combination, the master servicer will be entitled to conclusively rely on any determination of nonrecoverability made by the COMM 2013-LC6 master servicer or the COMM 2013-LC6 trustee, as the case may be, pursuant to the COMM 2013-LC6 pooling and servicing agreement.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. Nonrecoverable advances made in respect of a mortgage loan other than the Rochester Hotel Portfolio mortgage loan may not be reimbursed directly from any collections on the Rochester Hotel Portfolio mortgage loan allocable to the RP non-pooled component. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

None of the master servicer, the certificate administrator or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the issuing entity to the swap counterparty.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B.	Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the COMM 2013-LC6 pooling and servicing agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A.	General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

		●	Description of the Mortgage Pool;

		●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

		●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

		●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the Larkspur Landing Hotel Portfolio mortgage loan, the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, each of which is secured by one or more mortgaged properties that also secure one or more pari passu companion loan(s) that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

The assets of the issuing entity will also include the RP non-pooled component. Although the RP non-pooled component will be an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this free writing prospectus, the RP non-pooled component is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the RP non-pooled component unless otherwise indicated. The RP non-pooled component supports only the Class RP certificates. Information in the tables in this free writing prospectus excludes the RP non-pooled component unless otherwise stated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	48
Number of Mortgaged Properties	80
Number of Fully Amortizing Mortgage Loans	1
Number of Balloon Mortgage Loans(1)	38
Number of Interest-Only Mortgage Loans	4
Number of Partial Interest-Only Mortgage Loans(2)	5
Aggregate Principal Balance	$1,494,076,230
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$2,600,000
Maximum Mortgage Loan Balance	$130,000,000
Average Mortgage Loan Principal Balance	$31,126,588
Range of Mortgage Rates
Minimum Mortgage Rate	3.5128%
Maximum Mortgage Rate	5.1840%
Weighted Average Mortgage Rate	4.2094%
Range of Remaining Terms to Maturity(3)
Minimum Remaining Term(3)	58 months
Maximum Remaining Term(3)	120 months
Weighted Average Remaining Terms to Maturity(3)	104 months
Range of Remaining Amortization Terms(4)
Minimum Remaining Amortization Term(4)	120 months
Maximum Remaining Amortization Term(4)	360 months
Weighted Average Remaining Amortization Term(4)	347 months
Range of Cut-off Date Loan-to-Value Ratios(5)(6)
Minimum Cut-off Date Loan-to-Value Ratio(5)(6)	42.1%
Maximum Cut-off Date Loan-to-Value Ratio(5)(6)	75.0%
Weighted Average Cut-off Date Loan-to-Value Ratio(5)(6)	58.3%
Range of U/W NCF Debt Service Coverage Ratios(5)(6)(7)
Minimum U/W NCF Debt Service Coverage Ratio(5)(6)(7)	1.23x
Maximum U/W NCF Debt Service Coverage Ratio(5)(6)(7)	4.02x
Weighted Average U/W NCF Debt Service Coverage Ratio(5)(6)(7)	2.17x
Range of U/W NOI Debt Yields(5)(6)
Minimum U/W NOI Debt Yield(5)(6)	8.5%
Maximum U/W NOI Debt Yield(5)(6)	23.2%
Weighted Average U/W NOI Debt Yield(5)(6)	12.1%

		(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Includes 5 mortgage loans, representing approximately 17.7% of the outstanding pool balance as of the cut-off date, which pay interest only for a portion of their term. The interest-only period for such mortgage loans ranges from 10 months to 57 months following the cut-off date.

		(3)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.1% of the outstanding pool balance as of the cut-off date.

		(4)	Excludes 4 mortgage loans, representing approximately 27.5% of the outstanding pool balance as of the cut-off date, which pay interest only until their respective maturity dates.

		(5)	For the Rochester Hotel Portfolio mortgage loan, the loan-to-value ratios, debt service coverage ratios and debt yields have been calculated based on the RP pooled component only.

(6)
In the case of the Larkspur Landing Hotel Portfolio mortgage loan, the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, collectively representing approximately 20.1% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loan(s) that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on such mortgage loans that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

(7)
Annual debt service, monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period, and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

B.	Loan Combinations/
Split Loan Structures
The mortgage loans secured by the mortgaged properties identified as Larkspur Landing Hotel Portfolio, Moffett Towers and 540 West Madison Street on Annex A-1 to this free writing prospectus also secure one or more companion loans that will not be included in the mortgage pool.

The mortgage loan secured by the portfolio of mortgaged properties identified as Larkspur Landing Hotel Portfolio on Annex A-1 to this free writing prospectus is evidenced by (1) note A-1 (referred to in this free writing prospectus as the “Larkspur Landing Hotel Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $79,794,922, representing approximately 5.3% of the outstanding pool balance as of the cut-off date, and (2) a companion loan evidenced by note A-2 with an outstanding principal balance as of the cut-off date of $59,846,192, which is currently held by Cantor Commercial Real Estate Lending, L.P. The Larkspur Landing Hotel Portfolio mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Larkspur Landing Hotel Portfolio loan combination,” a “loan combination” and a “serviced loan combination”. The Larkspur Landing Hotel Portfolio companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Larkspur Landing Hotel Portfolio loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Larkspur Landing Hotel Portfolio Loan Combination” in this free writing prospectus.

The mortgage loan secured by the mortgaged property identified as Moffett Towers on Annex A-1 to this free writing prospectus is evidenced by (1) note A-2 (referred to in this free writing prospectus as the “Moffett Towers mortgage loan”) with an outstanding principal balance as of the cut-off date of $120,000,000, representing approximately 8.0% of the outstanding pool balance as of the cut-off date, (2) a companion loan evidenced by note A-1 with an outstanding principal balance as of the cut-off date of $175,000,000, which has been included in the COMM 2013-LC6 securitization, and (3) a companion loan evidenced by note A-3 with an outstanding principal balance as of the cut-off date of $40,000,000, which is currently held by German American Capital Corporation. The Moffett Towers mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Moffett Towers loan combination,” a “loan combination” and a “non-serviced loan combination”. The Moffett Towers companion loan evidenced by note A-3 may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Moffett Towers loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Moffett Towers Loan Combination” in this free writing prospectus.

The mortgage loan secured by the mortgaged property identified as 540 West Madison Street on Annex A-1 to this free writing prospectus is evidenced by (1) note A-2 (referred to in this free writing prospectus as the “540 West Madison Street mortgage loan”) with an outstanding principal balance as of the cut-off date of $100,000,000, representing approximately 6.7% of the outstanding pool balance as of the cut-off date, and (2) a companion loan evidenced by note A-1 with an outstanding principal balance as of the cut-off date of $135,000,000, which has been included in the COMM 2013-LC6 securitization. The 540 West Madison Street mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “540 West Madison Street loan combination,” a “loan combination” and a “non-serviced loan combination”. For additional information regarding the 540 West Madison Street loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 540 West Madison Street Loan Combination” in this free writing prospectus.

The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Rochester Hotel Portfolio will be divided into a pooled component having a cut-off date balance of $109,857,615, which is referred to as the “RP pooled component” in this free writing prospectus, and a non-pooled component having a cut-off date balance of $9,987,056, which is referred to as the “RP non-pooled component” in this free writing prospectus. The RP pooled component will be senior to the RP non-pooled component in right of payment of interest and principal, as applicable, received in respect of the Rochester Hotel Portfolio mortgage loan.

The components of the Rochester Hotel Portfolio mortgage loan are as set forth below.

Rochester Hotel Portfolio Components	Cut-Off Date Principal Amount or Notional Balance	Component Interest Rate
RP Pooled Component	$109,857,615	4.914863%
RP Non-Pooled Component	$9,987,056	9.250000%

The RP pooled component will be pooled together with the other mortgage loans and interest and principal received in respect of the RP pooled component will be available to make distributions in respect of each class of certificates other than the Class RP certificates. Payments of interest and principal, as applicable, received in respect of the RP non-pooled component will be available to make distributions in respect of the Class RP certificates.

Although the RP non-pooled component is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the RP non-pooled component is not reflected in this free writing prospectus and the term “mortgage loan” in that context does not include the RP non-pooled component.

The holder of the Class RP certificates has certain rights with respect to the Rochester Hotel Portfolio mortgage loan as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Rochester Hotel Portfolio Mortgage Loan” in this free writing prospectus. The pooling and servicing agreement will govern the servicing of the Rochester Hotel Portfolio mortgage loan. For additional information regarding the Rochester Hotel Portfolio mortgage loan, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Rochester Hotel Portfolio Mortgage Loan” in this free writing prospectus.

C.	ARD Loan
The mortgage loan secured by the mortgaged property identified as Panavision Woodland Hills on Annex A-1 to this free writing prospectus is an “ARD” loan and provides that if the subject mortgage loan is not paid in full as of a specified date in 2023, referred to herein as an “anticipated repayment date” or “ARD” then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default (unless the lease with the single tenant or an acceptable replacement lease is not in effect on the ARD).

D.	Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E.	Non-recourse
Substantially all of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F.	Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, (i) a first mortgage lien on the fee simple estate in an income producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property, or (ii) either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	77	$1,467,879,645	98.2%
Fee Simple/Leasehold	2	$15,468,354	1.0%
Leasehold	1	$10,728,230	0.7%
Total	80	$1,494,076,230	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G.	Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Office	8	$473,602,024	31.7%
CBD	5	$345,814,140	23.1%
Suburban	3	$127,787,884	8.6%
Hospitality	27	$386,475,094	25.9%
Full Service	6	$191,452,045	12.8%
Extended Stay	16	$146,590,268	9.8%
Limited Service	5	$48,432,782	3.2%
Retail	19	$367,007,613	24.6%
Anchored(2)	15	$353,666,329	23.7%
Unanchored	4	$13,341,284	0.9%
Mixed Use	11	$139,404,964	9.3%
Retail/Office	11	$139,404,964	9.3%
Multifamily	5	$57,768,291	3.9%
Industrial	7	$52,398,999	3.5%
Self Storage	2	$10,234,339	0.7%
Manufactured Housing Community	1	$7,184,907	0.5%
Total/Weighted Average	80	$1,494,076,230	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

		(2)	Includes anchored, shadow anchored and single tenant properties.

H.	Property Locations
The mortgaged properties are located in 25 separate states and the District of Columbia. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	15	$375,925,536	25.2%
District of Columbia	11	$253,832,382	17.0%
Florida	5	$140,820,923	9.4%
Minnesota	5	$119,749,427	8.0%
Illinois	1	$100,000,000	6.7%
Georgia	3	$97,287,376	6.5%
Nevada	3	$84,576,423	5.7%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I.	Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6th	0	48	$1,494,076,230	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each mortgage loan.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Amortizing Balloon	38	$816,797,230	54.7%
Interest-Only	4	$410,455,000	27.5%
Interest-Only, then Amortizing(1)	4	$247,224,000	16.5%
Interest-Only, then Amortizing, ARD(2)	1	$17,000,000	1.1%
Fully Amortizing	1	$2,600,000	0.2%
Total	48	$1,494,076,230	100.0%

(1)
Includes 4 mortgage loans that pay interest-only for the first 11 to 57 scheduled payments after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2)
Includes 1 mortgage loan that pays interest only for the first 10 scheduled payments after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity or anticipated repayment date. Such mortgage loan therefore has an expected balloon balance at the maturity date or anticipated repayment date.

K.	Modified and
	Refinanced Loans		As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

L.	Properties Underwritten
Based on Projections of
Future Income
Eight (8) of the mortgaged properties, representing approximately 16.7% of the outstanding pool balance as of the cut-off date, were constructed or acquired by the related borrowers or affiliates thereof within 12 calendar months prior to the cut-off date and either have no prior operating history or do not have historical financial information.

M.	Voluntary Prepayment
	Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)	38	$1,092,033,195	73.1%
Lockout/Yield Maintenance(2)	10	$402,043,035	26.9%
Total	48	$1,494,076,230	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)
All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 2 years following the related mortgage loan’s first payment date, with the exception of 4 mortgage loans, representing approximately 12.0% of the outstanding pool balance as of the cut-off date, that prohibits voluntary prepayment less than 2 years following the related mortgage loan’s first payment date.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Prepayment Lock-Out Period (months from Cut-off Date)
Moffett Towers	$120,000,000	8.0%	24
Avenue Forsyth	$83,300,000	5.6%	20
Larkspur Landing Hotel Portfolio	$79,794,922	5.3%	21
Centennial Center	$70,455,000	4.7%	47
747 Front Street	$12,463,903	0.8%	24
Corner Lakes	$9,884,322	0.7%	24
Desert Sky Palms Shopping Center	$8,924,000	0.6%	11
Courtyard Marriott Pueblo	$6,986,549	0.5%	9
Metro Self Storage	$5,890,770	0.4%	48
Smoky Hill Self Storage	$4,343,569	0.3%	24

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the anticipated repayment date).

N.	Certain Variances from
	Underwriting Standards	The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus, except as described under “—GACC’s Underwriting Standards—Exceptions.”

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this free writing prospectus.

O.	Mortgage Loans with
Related Borrowers
Four (4) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 10.9%, 1.4% and 1.0%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P.	Significant Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)(2)		Cut-off Date LTV(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Cut-off Date U/W NOI Debt Yield(1)(2)
Federal Center Plaza	$130,000,000	8.7%	4.1405%	119	3.43	x	42.1%	42.1%	15.3%
Moffett Towers(1)	$120,000,000	8.0%	4.0119%	117	1.56	x	57.3%	50.0%	8.9%
The Avenues	$110,000,000	7.4%	3.6000%	119	4.02	x	45.1%	45.1%	15.1%
Rochester Hotel Portfolio(2)	$109,857,615	7.4%	4.9149%	59	2.10	x	52.4%	49.3%	14.5%
540 West Madison Street(1)	$100,000,000	6.7%	3.9050%	58	2.62	x	63.5%	63.5%	10.8%
Paramount Plaza	$95,847,443	6.4%	4.3800%	119	1.53	x	67.8%	54.6%	10.6%
Avenue Forsyth	$83,300,000	5.6%	3.8365%	117	1.86	x	71.1%	64.3%	11.0%
Larkspur Landing Hotel Portfolio(1)	$79,794,922	5.3%	4.9585%	58	1.73	x	68.3%	63.1%	12.3%
Westin Washington DC	$73,703,095	4.9%	3.9900%	118	1.80	x	52.6%	38.0%	12.9%
Centennial Center	$70,455,000	4.7%	3.8315%	118	2.82	x	53.4%	53.4%	11.5%
Total/Wtd. Avg.	$972,958,075	65.1%	4.1576%	100	2.40	x	56.5%	51.8%	12.4%

(1)
In the case of the Larkspur Landing Hotel Portfolio mortgage loan, the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, collectively representing approximately 20.1% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loan(s) that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on such mortgage loans that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

(2)	Does not include the RP non-pooled component.

For a brief summary of the 20 largest mortgage loans (including the 10 such mortgage loans described above) in the pool of mortgage loans, see Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.

	Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans (including the RP non-pooled component) as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including the RP non-pooled component and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class RP certificates), excluding the Class V, Class R and Class LR certificates and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-B certificates, the Class X-B certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans and, with respect to the Rochester Hotel Portfolio mortgage loan, the RP non-pooled component) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this free writing prospectus under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures.”

The holder of a mezzanine loan, secured by direct or indirect equity interests in the borrower under a mortgage loan, generally has the right to purchase the related mortgage loan under certain default scenarios, as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus. In addition, the holders of the Class RP certificates, with respect to the Rochester Hotel Portfolio mortgage loan, generally have the right to purchase the Rochester Hotel Portfolio mortgage loan under certain default scenarios, as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations/Split Loan Structures” in this free writing prospectus.

In addition, with respect to the Larkspur Landing Hotel Portfolio mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be entitled (but not required) to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

In addition, with respect to the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, if either of such mortgage loans becomes a defaulted mortgage loan, the COMM 2013-LC6 special servicer will be entitled (but not required) to sell such mortgage loan together with the related companion loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the COMM 2013-LC6 pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates with each other or with any borrower, borrower sponsor or loan guarantor;

● the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income
Tax Consequences	Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the excess interest and the related distribution account, (ii) the Class A-M, Class B and Class C trust components and the related distribution account, (iii) the CCRE Strips and (iv) the Class A-3 regular interest and the Class A-3 accounts) as three separate REMICs, known as the “Rochester Hotel Portfolio Mortgage Loan REMIC,” the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

In addition, in the opinion of counsel, the portions of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-M, Class B, Class PEZ and Class C certificates, (ii) excess interest, which is beneficially owned by the holders of the Class V certificates, and related amounts in the Class V Distribution Account, and (iii) the Class A-3 regular interest, the swap agreements and the Class A-3 accounts, beneficial ownership of which is represented by the Class A-3FL and Class A-3FX certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the offered certificates offered in this free writing prospectus include:

	●	Each class of offered certificates will constitute a class of “regular interests” in the Upper-Tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class         certificates will be issued with original issue discount for federal income tax purposes and that the Class         certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA

Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates be rated as follows by DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

	DBRS	KBRA	Moody’s
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class X-A	AAA(sf)	AAA(sf)	Aaa(sf)

See “Ratings” in this free writing prospectus and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and the prospectus.

Denominations; Clearance
and Settlement
The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and (ii) $100,000 with respect to the Class X-A Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International,

société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in Egypt, Libya, Syria or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any person or entity.

All of the mortgage loans are or should be considered to be non-recourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Eight (8) of the mortgaged properties, representing approximately 16.7% of the outstanding pool balance as of the cut-off date, were constructed or acquired by the related borrowers or affiliates thereof within 12 calendar months prior to the cut-off date and either have no prior operating history or lack historical financial figures and information.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this free writing prospectus for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this free writing prospectus.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  All of the mortgage loans have appraisals dated within the past 7 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value, unless otherwise indicated on Annex A-1 to this free writing prospectus and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.   A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are 10 mortgaged properties securing approximately 4.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a single tenant.   At 3 of these mortgaged properties representing 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such single tenant lease expires before the related mortgage loan maturity date or anticipated repayment date.  There are 11 mortgaged properties securing approximately 18.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount) that are leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property.  See Annex A-1 to this free writing prospectus for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area, and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties are leased in part by borrowers or borrower affiliates.  We are not aware of any examples of mortgaged properties at which at least 10% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

There are also risks associated with different types of tenants.  Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.  Certain of the mortgaged properties may be occupied by a tenant operating a school.  For example:

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With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Paramount Plaza, representing approximately 6.4% of the outstanding pool balance as of the cut-off date, the fifth-largest tenant, Bryan College, uses the space as a school.

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With respect to the mortgage loan identified on Annex A to this free writing prospectus as Valley View Shopping Center, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the fifth-largest tenant, the Montessori School, uses the space as a school.

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With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Eastwind Center, representing approximately 0.5% of the outstanding pool balance as of the cut-off date, the largest tenant, the Nevada School Massage Therapy, uses the space as a school.  The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Private educational institutions entail certain unique risks.

Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school;

●	poor performance by teachers, administrative staff or students; or

●	mismanagement at the private school.

Certain tenants currently may be in a “free rent”, reduced rent or rent abatement period.  In some cases, to the extent a significant tenant at a mortgaged property is in a free (or reduced) rent period at mortgage loan origination, the borrower reserved all or a portion of the abated amount with the lender.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.

Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.  Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this free writing prospectus), the following tenant leases may be unilaterally terminated by the tenant during the mortgage loan term and prior to the stated lease expiration date:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Federal Center Plaza, securing a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, the second largest tenant, the Federal Emergency Management Agency (FEMA), has a termination right exercisable on August 16, 2017 if notice is provided on or before February 16, 2016.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Moffett Towers, which secures a mortgage loan representing approximately 8.0% of the outstanding pool balance as of the cut-off date, (i) the second largest tenant, Microsoft Corporation, has a one-time right to terminate its lease with respect to its entire space or any floor, or contiguous floors, on December 31, 2018 upon 12 months’ notice and payment of a termination fee equal to unamortized free rent and leasing costs and interest on the cumulative sum of such costs, on a proportionate basis of the space terminated, estimated to be approximately $12,421,800 for its entire leased premises and (ii) the third largest tenant, Rambus Inc., has a one-time right to terminate its lease on June 30, 2017 upon 9 months’ notice and payment of a termination fee equal to unamortized free rent and leasing costs and interest on the cumulative sum of such costs.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, which secures a mortgage loan representing approximately 6.7% of the outstanding pool balance as of the cut-off date, (i) the largest tenant, Bank of America, has a one-time option to vacate up to 236,000 square feet in full floor increments, effective as of the end of 2014 and an option to vacate the 23rd floor (42,470 square feet) and 3,925 square feet on the first floor beginning at the end of 2016, in each case upon at least 12 months prior notice, (ii) the second largest tenant, DRW, has the right to terminate its lease on August 1, 2019 upon 12 months’ notice and payment of a termination fee equal to the unamortized third party costs and expenses incurred relating to the leased premises, including any costs and expenses related to any rent abatement and leasing costs, plus rent attributable to the four calendar months immediately following the termination date and (iii) the third largest tenant, Marsh, has the right to terminate (a) up to one half floor of its leased premises with 12 months’ prior notice and a cancellation fee equal to $98.00 per square foot of the space affected, (b) on or after January 1, 2018, another half floor of its lease premises with 12 months’ prior notice and a cancellation fee equal to $74.00 per square foot of the space affected, and (c) on or after January 31, 2019, its entire lease, effective January 31, 2020, with a cancellation fee equal to $53.00 per square foot.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 700-702 7th Street NW, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the second largest tenant, the Hewlett-Packard Company, has a termination option exercisable in 2018 with 360 days’ notice and payment of a termination fee equal to the unamortized tenant improvements and free rent costs.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1005 7th Street NW, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the sole tenant, Living Social, has a termination option exercisable (i) in March 2014 with 9 months’ notice and payment of a termination fee or (ii) if the borrower begins construction of an adjacent building.

The footnotes to Annex A-1 to this free writing prospectus identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the 10 largest mortgage loans.

Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government.

Certain of the tenants identified on Annex A-1 to this free writing prospectus are not yet in occupancy.  In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.   If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.  For example:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Paramount Plaza, which secures a mortgage loan representing approximately 6.4% of the outstanding pool balance as of the cut-off date, the second largest tenant, Stockwell, Harris, has signed a lease for 16,978 square feet in addition to its current lease of 54,565 square feet.  It is expected to take occupancy in February 2013.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Avenue Forsyth, which secures a mortgage loan representing approximately 5.6% of the outstanding pool balance as of the cut-off date, Carta Bella and Soma have executed leases but have not taken possession.  Additionally, the fifth largest tenant, Xaviant, has leased additional space, of which it has not yet taken possession. Carta Bella, Soma and Xaviant are expected to take occupancy during the first quarter of 2013.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 700-702 7th Street NW, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the second largest tenant, the Hewlett-Packard Company, has not yet taken possession. The rent commencement date for the Hewlett-Packard Company is the first to occur of May 1, 2013 or the date business operations commence.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 600 F Street NW, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the largest tenant, Terra Eclipse, Inc., is a current tenant that has executed a letter of intent to expand into additional space but has not yet taken possession of such space.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Valley View Shopping Center, securing a mortgage loan representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the largest tenant, Orchard Supply Hardware, is not yet in occupancy.  The borrower is required to deliver possession of the premises on or before February 28, 2013.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above in this free writing prospectus.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans represent approximately 65.1% of the outstanding pool balance as of the cut-off date.  The 20 largest mortgage loans represent approximately 86.1% of the outstanding pool balance as of the cut-off date.   Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The 20 largest mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the 10 largest mortgage loans represents no more than 4.3% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 10.9%, 1.4% and 1.0%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this free writing prospectus for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Eight (8) office properties representing approximately 31.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twenty-seven (27) hospitality properties representing approximately 25.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Nineteen (19) retail properties representing approximately 24.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Eleven (11) mixed use properties representing approximately 9.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Five (5) multifamily properties representing approximately 3.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Seven (7) industrial properties representing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Two (2) self storage properties representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	One (1) manufactured housing community property representing approximately 0.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 25 separate states and the District of Columbia.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	15	$ 375,925,536	25.2%
District of Columbia	11	$ 253,832,382	17.0%
Florida	5	$ 140,820,923	9.4%
Minnesota	5	$ 119,749,427	8.0%
Illinois	1	$ 100,000,000	6.7%
Georgia	3	$ 97,287,376	6.5%
Nevada	3	$ 84,576,423	5.7%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in California and the District of Columbia, see “Legal Aspects of Mortgage Loans in California and the District of Columbia” in this free writing prospectus.  Except as set forth in the chart above, no state contains more than 3.9% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, South Carolina, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, South Carolina, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Office Properties Have Special Risks

There are 8 office properties, representing approximately 31.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Certain of the office properties may utilize all or a portion of the mortgaged property as a data center.  Data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Certain of the office properties are occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant.  For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this free writing prospectus.

See Annex A-1 to this free writing prospectus for the five largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Hospitality Properties Have Special Risks

There are 27 hospitality properties securing approximately 25.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Six (6) hospitality properties, securing approximately 12.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service.  Sixteen (16) hospitality properties, securing approximately 9.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay.  Five (5) hospitality properties, securing approximately 3.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.

Certain Factors Affecting Hospitality Properties.  Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

For example, in the case of the Rochester Hotel Portfolio mortgage loan, representing approximately 7.4% of the outstanding pool balance as of the cut-off date, the related borrowers had not, as of the cut-off date, obtained the required liquor licenses necessary to serve alcohol at the related mortgaged properties (the “Required Licenses”) in their own name(s). The Required Licenses are held by an affiliate of the previous owner of the related mortgaged properties.  Such entity has agreed to keep the Required Licenses in full force and effect and to provide certain other services with respect to alcoholic beverage sales at the related mortgaged properties until such time as the earlier to occur of (i) the Required Licenses have been transferred to the related borrowers, (ii) such borrowers have secured replacement Required Licenses, (iii) an affiliate of the borrowers has acquired either (1) the Required Licenses or (2) all of the ownership interest in the current holder of the Required Licenses, (iv) the liquor licensing authority’s termination of the Required Licenses upon determination by such authority that the agency relationship between borrowers and the current holder of the Required License is in violation of state or municipal law or (v) October 25, 2013.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company. Thirteen (13) of the hospitality properties, securing approximately 15.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a franchise or hotel management company through a franchise or management agreement.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

For example, two of the mortgaged properties, Kahler Grand and Kahler Inn & Suites, representing approximately 3.3% and 1.4%, respectively, of the outstanding pool balance by allocated loan amount, securing the Rochester Hotel Portfolio mortgage loan, are not affiliated with a national franchise.  The “Kahler” trade name is owned by the borrower for the Kahler Grand property, which borrower licenses the “Kahler” trade name to the borrower for the Kahler Inn & Suites property.  Each of the mortgaged properties securing the Rochester Hotel Portfolio mortgage loan, including the “Kahler” properties as well as the third party franchised properties, are subject to a management agreement with an unaffiliated, third party property manager.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.  No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Retail Properties Have Special Risks

There are 19 retail mortgaged properties, representing approximately 24.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  For a list of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants.  For risks related to office tenants, see “—Office Properties Have Special Risks”.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement. However, there can be no assurance that the shadow anchor will satisfy its obligations under such agreements.

Fifteen (15) of the retail mortgaged properties, representing approximately 23.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or are leased to a single tenant.  For a list of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Retail Bank Branches.  Four (4) of the retail mortgaged properties, representing approximately 3.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant tenants that are bank branches, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this free writing prospectus.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  See “—Some Mortgage Properties May Not Be Readily Convertible to Alternative Uses” above.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain Risks of Restaurant Tenants.  Eight (8) of the mortgaged properties, securing approximately 7.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and are listed on Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  None of the mortgaged properties includes a significant health club, fitness center or exercise studio tenant, which tenant represents one of the five largest tenants at the related mortgaged property (by net rental area leased).  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants.  Two (2) of the mortgaged properties, securing approximately 8.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount, where applicable), include significant movie theater tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and are listed on Annex A-1 to this free writing prospectus.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” above in this free writing prospectus.

Certain Risks of Medical Tenants.  Certain of the retail properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  See “—Office Properties Have Special Risks” in this free writing prospectus.

See Annex A-1 to the free writing prospectus for the five largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Mixed Use Properties Have Special Risks

There are 11 mixed use properties securing approximately 9.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Each of these mixed use properties contains the following property types:  office and retail.  To the extent a mixed use property has office and retail components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks,” and “—Retail Properties Have Special Risks” above.  See Annex A-1 to this free writing prospectus for the five largest office and/or retail tenants (by net rentable area leased) at each of the mixed use mortgaged properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Multifamily Properties Have Special Risks

There are 5 multifamily properties securing approximately 3.9% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this free writing prospectus.

Industrial Properties Have Special Risks

There are 7 industrial properties securing approximately 3.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Self Storage Properties Have Special Risks

There are 2 self storage properties securing approximately 0.7% of the outstanding pool balance as of the cut-off date.  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Manufactured Housing Community Properties Have Special Risks

There is 1 manufactured housing community property securing approximately 0.5% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may have a number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  If the pads are included in the collateral for the mortgage loan, only the rental income from the pads (but not the homes) will be payable to the related borrower.  Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Condominium Properties Have Special Risks

In the case of 6 of the mortgaged properties, representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the related mortgage loans are secured or may be secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.

●
The mortgaged property identified on Annex A-1 to this free writing prospectus as 70 West 45th Street, representing approximately 2.3% of the outstanding pool balance as of the cut-off date, consists of 41 residential condominium units in a 53 unit residential condominium. The residential condominium  board is controlled by the borrower. The residential condominium is part of the building condominium, the board of which contains seven members, three of which are appointed by the residential condominium (which is controlled by the borrower) and four of which are allocated by the two hotel units and one commercial unit that make up the building condominium (none of which are affiliates of the borrower). The lender has the right to appoint the three residential condominium appointees on the building board (as “registered mortgagee representatives”), which entitle lender to all notices received from the building condominium board and the right to consent to certain matters affecting the residential section of the building condominium and the common areas, including appointments to the board, the application of insurance or other proceeds and approval of the budget.  The lender (and successors) is a permitted mortgagee.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal (“ROFR”) or right of first offer (“ROFO”) in the event a sale is contemplated, a ROFR to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, which secures a mortgage loan representing approximately 6.7% of the outstanding pool balance as of the cut-off date, the largest tenant, Bank of America, has a ROFO under its lease to purchase the entire mortgaged property within 30 days from receipt of the borrower’s notice of the intent to sell.  The ROFO will not apply to or prohibit any sale of the mortgaged property pursuant to foreclosure or deed in lieu of foreclosure of the mortgage loan.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Centennial Center, which secures a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, WalMart Supercenter, Sam’s Club and Home Depot USA, Inc. each have a ROFR to purchase the portion of the mortgaged property leased by such tenant upon a notice of a bona fide offer for a sale of the respective leased premises, not a sale of the entire mortgaged property.  Each tenant executed a subordination, nondisturbance and attornment agreement subordinating its lease to the Mortgage.  The SNDA for Home Depot USA, Inc. specifically provides that such ROFR is inapplicable in connection with a foreclosure or deed in lieu of foreclosure.  The sale of the entire mortgaged property at foreclosure or transfer by deed in lieu of foreclosure will not trigger the ROFR under the WalMart Supercenter or Sam’s Club leases.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 8601 Westwood Center Drive, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the largest tenant, CAR UNI VA TYS AM, LLC (doing business as Porsche), has a ROFO pursuant to its lease.  The ROFO has been subordinated to the mortgage and would not be triggered by a transfer of the property pursuant to a foreclosure or deed in lieu of foreclosure.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Courtyard Marriott Pueblo, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, under its franchise agreement with Marriott International, Inc. (“Marriott”), Marriott is entitled to a ROFR in connection with the sale of the mortgaged property (or transfer of a beneficial interest therein) to a “Competitor” (as defined in the relevant franchise agreement) of Marriott.  The ROFR would apply in case of foreclosure or deed in lieu of foreclosure if the transferee were a “Competitor.”

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In the case of the Rochester Hotel Portfolio mortgage loan, representing approximately 7.4% of the outstanding pool balance as of the cut-off date, two of the related mortgaged properties (Rochester Marriott and Residence Inn Rochester), securing 2.0% and 0.7%, respectively, of the outstanding pool balance by allocated loan amount are subject to franchise agreements with Marriott that entitle Marriott to a ROFR in connection with the transfer of the applicable mortgaged property (or transfer of a beneficial ownership interest therein) to a “Competitor” (as defined in the relevant franchise agreement). This right of first refusal would apply in the case of a foreclosure or deed-in-lieu of foreclosure if the transferee were a “Competitor”.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Corner Lakes, securing approximately 0.7% of the outstanding pool balance as of the cut-off date, the largest tenant, Publix, has a right of first refusal pursuant to its lease.  The right of first refusal has been subordinated to the mortgage and would not be triggered by a transfer of the property pursuant to a foreclosure or deed in lieu of foreclosure.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of a mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)        take investigative and/or remedial action;

(b)        carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)        monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)        obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)        obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)         the circumstance or condition has been remediated in all material respects.

See “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition.

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 1401-1407 14th Street NW, which is part of a portfolio that secures a mortgage loan representing approximately 4.3% of the outstanding pool balance as of the cut-off date, the Phase I conducted in connection with origination identified an underground storage tank. The borrower escrowed $186,250, which is 125% of the estimated cost to obtain written confirmation from the appropriate governmental authority that the tank has been properly closed together with potential remediation costs, if any remediation is necessary.

In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as the Kapstone Portfolio, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, mortgaged properties identified on Annex A-1 as DLL Cedar Rapids, DLL Fridley and DLL Amsterdam have known or suspected environmental conditions that are excluded from the tenant’s environmental insurance policy.   The related mortgage loan seller obtained a secured creditor environmental policy at a one-time cost of $305,201 (paid in full) issued by Nautilus Insurance Company.  The policy provides $10,000,000 of coverage and is for a term of ten years plus a two year maturity date extension.

In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Metro Self Storage, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date, three underground storage tanks were removed from the mortgaged property in 2006.  The Michigan Department of Environmental Quality denied the borrower’s closure report.  A summary report commissioned by the lender and dated October 19, 2012 indicates that additional work is required to obtain closure.  The borrower obtained an environmental insurance policy (prepaid in full) with a coverage limit of $5,900,000 issued by the Admiral Insurance Company.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

With limited exceptions, most of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date. Accordingly, such mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Larkspur Landing Hotel Portfolio, Moffett Towers and 540 West Madison Street, which mortgage loans represent approximately 5.3%, 8.0% and 6.7%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

One (1) mortgage loan, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, has borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower,  and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things.  In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Centennial Center, securing a mortgage loan representing approximately 4.7% of the outstanding pool balance as of the cut-off date, if certain specified significant tenants go bankrupt or go dark, the mortgage loan documents provide for a sweep of all excess cash flow into a lender controlled account until the amount accumulated in such account equals the product of $10 and the square footage of the affected premises; however, the mortgage loan documents permit the borrower to terminate such “cash trap” by delivering a payment guaranty from the sponsor in an amount equal to the product of $10 and the square footage of the affected premises.  For additional information, see “Annex B—Description of the Top 20 Mortgage Loans—Centennial Center.”

There are numerous risks related to sponsor guaranties.  A loan sponsor on a guaranty will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor  is less than (and in most cases, significantly less than) the balance of the mortgage loan.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as The Avenues, which secures a mortgage loan representing approximately 7.4% of the outstanding pool balance as of the cut-off date, the recourse liability related to waste, misapplication, and other “bad acts” for which recourse is provided, or the filing is limited to $11,000,000.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In some cases a mortgaged property may be “self-managed” by the related borrower.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this free writing prospectus.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this free writing prospectus.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 23 of the mortgage loans, which collectively represent approximately 65.1% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant, a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).

The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Five (5) mortgage loans, representing approximately 20.1% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property. These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property or crossed mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties. This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Three (3) mortgage loans, representing approximately 1.8% of the outstanding pool balance as of the cut-off date, are each secured by a mortgage on the borrower’s leasehold interest in all or a portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.  The following is an example of unique ground lease provisions that may expose investors to greater risks of default and loss than the provisions in more standard ground leases:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Best Western Lake Buena Vista, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the property is encumbered by a ground lease with Walt Disney Company (“Disney”).  This ground lease gives Disney ultimate approval over items such as employees, menus, retail sales and day-to-day operations.  Disney has the ability to initiate capital expenditures, and the related borrower is required to complete $840,000 of Disney-mandated capital improvements by 2014.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Courtyard Marriott Pueblo, which secures a mortgage loan representing approximately 0.5% of the outstanding pool balance as of the cut-off date, part of the mortgaged property is encumbered by a ground lease with the Urban Renewal Authority of Pueblo, Colorado.  Among other things, the ground lease requires the tenant under the ground lease to operate the property as a hotel.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

●
A ground lease may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

●	The ground lease may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.

●
The terms of a ground lease may provide that the rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

●	The terms of a ground lease may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover losses related to the requirement that the mortgaged property be rebuilt in accordance with current zoning requirements or that the mortgaged property not be used for its current purposes.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Condominium Properties Have Special Risks” above in this free writing prospectus.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past.  For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

●	With regard to the mortgaged property identified on Annex A-1 to this free writing prospectus as 70 West 45th Street, securing a mortgage loan representing approximately 2.3% of the outstanding pool balance as of the cut-off date, the sole member of the related borrower entity, Waterscape Resorts LLC, filed for bankruptcy in April 2011 due to claims brought by the general contractor and its subcontractors in the development of the property, including over $20,000,000 in mechanic’s liens.  A reorganization plan including an $11,000,000 trust fund to pay any outstanding lien claimants was approved by the bankruptcy court in January 2012.  The bankruptcy court determined that many of the general contractor and subcontractor claims were duplicative and should fall within the $11,000,000 trust.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years.

In addition, we are aware of the following loan sponsors that have been involved in material legal proceedings in the past:

●
With regard to the mortgaged property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, which secures a mortgage loan representing approximately 6.7% of the outstanding pool balance as of the cut-off date, Joseph Mizrachi, one of the non-recourse carveout guarantors, was barred from associating with any member of the National Association of Securities Dealers (“NASD,” which entity is now known as Financial Regulatory Authority, Inc. or FINRA) and PAZ Securities, Inc., the firm for which Mizrachi served as President, was expelled from membership in NASD, in each case related to sanctions enforced by NASD in 2003 related to the firm’s and Mizrachi’s failure to respond to a request for information.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Paramount Plaza, securing a mortgage loan representing approximately 6.4% of the outstanding pool balance as of the cut-off date, the sponsor and non-recourse carve-out guarantor, David Y. Lee, by order of the FDIC dated December 19, 2011, was removed from his position as a director of Premier Business Bank (“Premier Bank”) and required pay a civil penalty of $75,000 in connection with an alleged violation of banking “Regulation O”.  The violation related to a loan on an office property made by Premier Bank to an entity controlled by Lee’s mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including Lee’s wife).  Although Lee denied the FDIC allegations, he agreed to step down and not contest the administrative process.

●
With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as the DC Mixed Use Portfolio III, representing approximately 4.3% of the outstanding pool balance as of the cut-off date, Douglas Jemal, one of the non-recourse carveout guarantors and the president of the property manager with respect to the DC Mixed Use Portfolio III mortgage loan, was convicted of wire fraud in October 2006 in connection with the prosecution and guilty plea related to bribery charges concerning a former Washington, D.C. official. Mr. Jemal was sentenced in April 2007, required to pay a $175,000 fine and sentenced to five years of probation, which probation was terminated early by court order in July 2009. There can be no assurance that the foregoing past acts of Mr. Jemal will not have an adverse effect on the related mortgage loans, property management, the borrowers or the mortgaged properties.

●
With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Homewood Suites Huntsville and Courtyard Marriott Prattville, which secure mortgage loans representing approximately 0.6% and 0.5%, respectively, of the outstanding pool balance as of the cut-off date, Apple REIT Seven, Inc., the non-recourse carve-out guarantor for each above mortgage loan, along with various other affiliated entities and their respective directors and officers, David Lerner and David Lerner Associates, Inc., are named defendants in a consolidated action known as In re Apple REITs in the United States District Court for the Eastern District of New York. The consolidated lawsuit alleges claims of, among others, breach of fiduciary duty, negligence, violations of New Jersey, Connecticut and Florida securities laws and unjust enrichment. The consolidated action seeks, among other things, a certification of a putative nationwide class. On July 13, 2012, each of the defendants filed motions to dismiss the consolidated complaint. As of December 19, 2012, the motion to dismiss remains pending.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Except as disclosed above, we are not aware of any borrower or principal of the borrower that has filed (or a sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (in the case of the Rochester Hotel Portfolio mortgage loan, to the extent the directing holder is the holder of the Class RP certificates) will be controlled by the controlling class certificateholders.  The directing holder (except with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class RP, Class R, Class LR and Class V certificates) evidencing 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of all those certificates or evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class RP, Class R, Class LR and Class V certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-M, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-M, Class B or Class C trust component as a single “Class” for such purpose.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.  It is expected that an entity controlled by Eightfold Real Estate Capital Fund II, L.P. will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination.

In addition, in certain circumstances with respect to each mortgage loan, following a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder:  (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.  See “The Operating Advisor” in this free writing prospectus.  With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Wells Fargo Bank, National Association) where Park Bridge Lender Services LLC is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, German American Capital Corporation, a mortgage loan seller and a sponsor, and Deutsche Bank AG, New York Branch, the swap counterparty.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and sponsor.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

An entity controlled by Eightfold Real Estate Capital Fund II, L.P. (the “B-Piece Buyer”), the anticipated investor in the Class E, Class F, Class G and Class V certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.  In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the Class E, Class F, Class G and Class V certificates based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan and the Rochester Hotel Portfolio mortgage loan) and serviced loan combinations and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates.  The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, representing approximately 8.0% and 6.7%, respectively, of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one or more pari passu companion loan.  Each non-serviced mortgage loan and its related pari passu companion loan will be serviced pursuant to the COMM 2013-LC6 pooling and servicing agreement and certain decisions to be made with respect to each non-serviced mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or the COMM 2013-LC6 pooling and servicing agreement.  As a result, you will have less control over the servicing of the non-serviced mortgage loans than you would have if such non-serviced mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

The interests of a holder (or its designee) of a non-serviced companion loan entitled to exercise various rights with respect to the servicing of the related non-serviced loan combination may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any such holder (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Wells Fargo Bank, National Association, the master servicer under the pooling and servicing agreement, is also acting as the special servicer under the pooling and servicing agreement.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent), Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Twenty-two (22) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 41.0% of the outstanding pool balance as of the cut-off date, are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then  Cantor Commercial Real Estate Lending, L.P.  will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of February 13, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 15.4% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and, Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, 10 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 40.1% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, 14 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 28.5% of the outstanding pool balance as of the cut-off date.  In addition, Wells Fargo Bank, National Association acts as interim custodian of the loan files for all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will contribute to this securitization.

Wells Fargo Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the mortgage loans related to the CCRE Strips in the future.

Wells Fargo Bank, National Association is acting as master servicer and special servicer and also acts as COMM 2013-LC6 certificate administrator and COMM 2013-LC6 trustee of the non-serviced loan combinations under the COMM 2013-LC6 pooling and servicing agreement.

The non-serviced mortgage loans are primary serviced by the COMM 2013-LC6 master servicer and specially serviced by the COMM 2013-LC6 special servicer under the COMM 2013-LC6 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association, and Rialto Capital Advisors, LLC, respectively.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
New Article 122a of European Union Directive 2006/48/EC (“Article 122a”) (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area insurance and reinsurance undertakings and by investment funds managed by European Economic Area alternative investment fund managers. Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a 5% net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions.  Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage-backed securities) and derivatives by banking entities if conducted on a proprietary trading basis.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, a companion loan holder or the holders of the Class RP certificates, or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB and Class A-4 certificates, the Class A-3 regular interest and the Class A-M trust component, the yield to maturity on the Class X-A Certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

The pass-through rate of the Class A-3FL certificates is based on one-month LIBOR.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield to maturity of these classes of certificates will be highly sensitive to changes in the levels of LIBOR such that, decreasing levels of LIBOR will have a negative effect on the related certificateholders.  In addition, prevailing market conditions may increase the spread above LIBOR at which comparable securities are being offered, which would cause the Class A-3FL certificates to decline in value.  Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in lower yields to investors than the anticipated yields and the risk that increased spreads above LIBOR could result in a lower value of the Class A-3FL certificates.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.

In addition, because interest payments on Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to such reductions and events.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans (in the case of the Rochester Hotel Portfolio mortgage loan, allocable to the RP pooled component) will be allocated to the Class G certificates, Class F certificates, Class E certificates, Class D certificates, the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) and the Class A-M trust component (and correspondingly, to the Class A-M certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class A-M trust component), in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB and Class A-4 certificates and the Class A-3 regular interest (and consequently to the Class A-3FL and Class A-3FX certificates) and, with respect to interest losses only, the Class X-A and Class X-B certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C trust components, any losses allocated to such trust components will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such trust components.  Similarly, any losses allocated to the Class A-M trust component will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates and the Class PEZ certificates (to the extent of their percentage interest in the Class A-M trust component).

Each class of certificates (the Class A-3 regular interest in the case of the Class A-3FL and Class A-3FX certificates, and other than the Exchangeable Certificates and the Class G, Class RP, Class V, Class R and Class LR certificates) and the Class A-M, Class B and Class C trust components are senior to certain other classes of certificates or trust components in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to the COMM 2013-LC6 pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced mortgage loans, because the related non-serviced loan combinations will be serviced by the COMM 2013-LC6 master servicer and the COMM 2013-LC6 special servicer pursuant to the COMM 2013-LC6 pooling and servicing agreement.  Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether such delay is due to borrower default or to modification of the non-serviced mortgage loans by the COMM 2013-LC6 master servicer or the COMM 2013-LC6 special servicer servicing such non-serviced mortgage loans, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this free writing prospectus and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the Trust REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S. Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service, will subject the Rochester Hotel Portfolio Mortgage Loan REMIC or the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Rochester Hotel Portfolio Mortgage Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the Internal Revenue Service has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The Internal Revenue Service has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended.  Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class A-SB and Class PEZ Certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of DBRS, Inc., Kroll Bond Rating

Agency, Inc. and Moody’s Investors Service, Inc. could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on each class of the offered certificates from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor of this securitization transaction.  GACC or an affiliate of GACC originated all of the GACC Mortgage Loans in this transaction.  GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor, Deutsche Bank Securities Inc., one of the Underwriters, and Deutsche Bank AG, New York Branch (the “Swap Counterparty”), the swap counterparty.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiary, DB Mortgage Services, LLC (“DBMS”), is one of the leading servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBMS is one of the largest servicers, in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) into the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) into programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC during the past 4 years ending December 31, 2012, is approximately $10.8 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other Underwriters or initial purchasers, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC, relating to information in this free writing prospectus regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this free writing prospectus is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of

30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 to this free writing prospectus.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In most cases where the property is covered by blanket insurance, insurance reserves will not be required.  In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

●	With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Moffett Towers, representing approximately 8.0% of the Initial

Outstanding Pool Balance, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is $0.20 per square foot in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.56x in comparison to a DSCR of 1.30x provided for in GACC’s underwriting guidelines for office properties, along with the financial strength of the related borrower, the building being built in 2008 and 62.5% of the net rentable square feet being occupied by investment grade tenants.

●
With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, representing approximately 6.7% of the Initial Outstanding Pool Balance, the borrower is not required to make deposits into a replacement reserve under the Mortgage Loan in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 2.62x in comparison to a DSCR of 1.30x provided for in GACC’s underwriting guidelines for office properties, along with the financial strength of the related borrower and 79.8% of the net rentable square feet being occupied by investment grade tenants.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2013.  GACC’s “Central Index Key” number is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including December 31, 2012:

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this free writing prospectus.  CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., and CastleOak Securities, L.P., two of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of January 31, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.13 billion total liabilities of approximately $422.9 million and total partners’ equity of approximately $706.8 million.  As of December 31, 2012, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $1.025 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, and Deutsche Bank Trust Company Americas, the Certificate Administrator and the 17g-5 Information Provider) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of February 13, 2009, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 CCRE Mortgage Loans, representing approximately 15.4% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 344 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $5.8 billion and has acted as a sponsor and mortgage loan seller on 9 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this free writing prospectus regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this free writing prospectus.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this free writing prospectus is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this free writing prospectus.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

 As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i) Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii) Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the

Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including September 30, 2012, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on September 24, 2012.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including April 1, 2012 to and including September 30, 2012, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending December 31, 2012, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $65.6 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under that certain Underwriting Agreement among the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2013-CCRE6 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on March 7, 2013 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer and the Special Servicer” and “The Trustee” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

 Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i) Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii) If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans.”

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans and the Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the

Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer and the Special Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer and the special servicer for the Mortgage Loans and the Serviced Companion Loans.  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 12/31/12
By Approximate Number:	41,703	39,125	38,132	35,189
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.09	$437.68	$428.52

Within this portfolio, as of December 31, 2012, are approximately 24,861 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $348.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$ 370,868,977,095	$ 492,576,563	0.13%
Calendar Year 2010	$ 350,208,413,696	$ 1,560,768,558	0.45%
Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%
Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012
By Approximate Number	52	56	59	69
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$18.5	$22.6	$31.6	$40.2
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$913,424,748	$1,081,410,457	$2,971,462,061	$2,256,422,115

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer or special servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CCRE Lending or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

The foregoing information has been provided by Wells Fargo Bank, National Association.

The Special Servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

Replacement of the Special Servicer

 The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a) if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b) if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c) if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with:  (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided, that for purposes of this definition, the Class A-M Certificates and the Class PEZ Component A-M will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $352 billion as of September 30, 2012, is the parent company of U.S. Bank, the fifth-largest commercial bank in the United States.  As of September 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and three international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 534 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $445,824,300,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS, Inc. (“DBRS”) (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Trustee is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s Investors Service, Inc. (“Moody’s”), and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event shall have been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee will not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York Banking Corporation, will act as the certificate administrator (in such capacity, the “Certificate Administrator”), the custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.  DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–DB13C6, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 through 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 37 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $32 billion.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

DBTCA is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the Depositor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Certificate Administrator is not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate

Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0014% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to the Non-Serviced Mortgage Loans).  The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge”), will act as operating advisor under the Pooling and Servicing Agreement.  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 310-9821.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  The firm’s clients include financial institutions holding commercial mortgages and debt backed directly or indirectly by commercial properties.  Park Bridge is engaged in loan and property brokerage services, as well as syndications, portfolio valuations, risk assessments, contract underwriting, surveillance, asset management, workout services and loan sales.

Park Bridge also provides advisory services to commercial mortgage borrowers and institutional holders of commercial mortgage-backed securities, including valuation services, work-out consulting and collateral reviews of underlying commercial mortgages and their associated properties.  All private placements and M&A transactions are executed through Park Bridge Securities LLC, a wholly-owned, broker-dealer subsidiary of Park Bridge.  Park Bridge Securities LLC is a member of FINRA and SIPC.

Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by SAS-70 compliant vendors and data centers.

Since its founding in 2009, Park Bridge has been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies and hedge funds on assignments relating to over $75 billion of commercial mortgages and related collateral.  Park Bridge Lender Services LLC has acted as operating advisor or trust advisor for approximately $8.5 billion of commercial mortgage-backed securities securitizations issued in nine transactions since January 2012.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent, the Depositor and the Swap Counterparty are affiliates of each other.

CCRE Lending, a Sponsor and Mortgage Loan Seller, is an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters.

Wells Fargo, the Master Servicer, is also acting as the Special Servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent, and Deutsche Bank Securities Inc., one of the Underwriters), Wells Fargo and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities.  Twenty-two (22) of the CCRE Mortgage Loans with an aggregate Cut-off Date Balance of $611,887,563, representing approximately 41.0% of the Initial Outstanding Pool Balance, are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, acquire the warehoused CCRE Mortgage Loans from the Cantor Financing Affiliates, and the Cantor Financing Affiliates will, in turn, use the funds that they receive from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of February 13, 2012, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 9 CCRE Mortgage Loans with an aggregate Cut-off Date Balance of $230,078,512, which represents approximately 15.4% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 10 of the Mortgage Loans to be contributed by GACC to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $599,070,193 and represent approximately 40.1% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, 14 of the Mortgage Loans to be contributed by CCRE Lending to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $426,241,090 and represent approximately 28.5% of the Initial Outstanding Pool Balance.  Wells Fargo also acts as interim custodian of the Mortgage Loan Documents for all of the Mortgage Loans to be contributed by CCRE Lending to this securitization, which Mortgage Loans have an aggregate Cut-off Date Balance of $670,470,709 and represent approximately 44.9% of the Initial Outstanding Pool Balance.

The Non-Serviced Loan Combinations will be primary serviced by the master servicer, currently Midland Loan Services, a Division of PNC Bank, National Association, and specially serviced by the special servicer, currently Rialto Capital Advisors, LLC, pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement.

Wells Fargo may contract with an affiliate of Cantor Commercial Real Estate Lending, L.P. to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

Wells Fargo Bank is the Master Servicer and the Special Servicer and also the certificate administrator under the COMM 2013-LC6 Pooling and Servicing Agreement and the COMM 2013-LC6 Trustee of the Non-Serviced Loan Combinations.

The Non-Serviced Mortgage Loans are primary serviced by the COMM 2013-LC6 Master Servicer and specially serviced by the COMM 2013-LC6 Special Servicer, currently Midland Loan Services, a Division of PNC Bank, National Association, and Rialto Capital Advisors, LLC, respectively.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of (i) a pool (the “Mortgage Pool”) of 48 fixed-rate mortgage loans (which will include the RP Pooled Component (as defined below) of the Rochester Hotel Portfolio Mortgage Loan) and (ii) the RP Non-Pooled Component (as defined below) of the Rochester Hotel Portfolio Mortgage Loan (each such mortgage loan, together with the RP Pooled Component and the RP Non-Pooled Component, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 80 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool (which, for the avoidance of doubt, does not include the RP Non-Pooled Component) has an aggregate principal balance as of the Cut-off Date of approximately $1,494,076,230 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans (other than the RP Non-Pooled Component) as of the later of the related due date of such Mortgage Loan in March 2013 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $2,600,000 to $130,000,000 and the average Cut-off Date Balance will be $31,126,588 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during March 2013 are timely made.  All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Larkspur Landing Hotel Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The Moffett Towers Loan Combination and the 540 West Madison Street Loan Combination will be primary serviced by the master servicer, currently Midland Loan Services, a Division of PNC Bank, National Association, and specially serviced by the special servicer, currently Rialto Capital Advisors, LLC, pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement and the related Intercreditor Agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement” means each of the Larkspur Landing Hotel Portfolio Intercreditor Agreement, the Moffett Towers Intercreditor Agreement and the 540 West Madison Street Intercreditor Agreement, as the context may require and as applicable.

“Loan Combination” means each of the Larkspur Landing Hotel Portfolio Loan Combination, the Moffett Towers Loan Combination and the 540 West Madison Street Loan Combination, as the context may require and as applicable.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement.  References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Moffett Towers Loan Combination and the 540 West Madison Street Loan Combination are Non-Serviced Loan Combinations.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  The Moffett Towers Mortgage Loan and the 540 West Madison Street Mortgage Loan are Non-Serviced Mortgage Loans.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related intercreditor agreement.  The Moffett Towers Companion Loan and the 540 West Madison Street Companion Loan are Non-Serviced Companion Loans.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity as set forth in the related intercreditor agreement.  The Larkspur Landing Hotel Portfolio Companion Loan will be a Serviced Companion Loan related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and one or more pari passu mortgage notes not included in the Issuing Entity.  References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Larkspur Landing Hotel Portfolio Loan Combination will be a Serviced Loan Combination related to the Issuing Entity.

The Issuing Entity’s assets will include the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Rochester Hotel Portfolio (the “Rochester Hotel Portfolio Mortgage Loan”), representing approximately 7.4% of the Initial Outstanding Pool Balance, which Mortgage Loan will be divided into a pooled component (the “RP Pooled Component”) having a Cut-off Date principal balance of $109,857,615 and a non-pooled component (the “RP Non-Pooled Component”) having a Cut-off Date principal balance of $9,987,056.  The RP Pooled Component will be pooled with the other Mortgage Loans to support the Regular Certificates other than the Class RP Certificates.  The RP Non-Pooled Component will support the Class RP Certificates.  Although the RP Non-Pooled Component is an asset of the Issuing Entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the RP Non-Pooled Component is not reflected in this free writing prospectus and the term “Mortgage Loan” in that context does not include the RP Non-Pooled Component.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each Mortgage Loan is secured by, among other things, (i) a first mortgage lien on the fee simple estate in an income-producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property, or (ii) either (a) a leasehold estate in a portion of the Mortgaged Property and a fee estate in a portion of the Mortgaged Property or (b) a leasehold estate in the Mortgaged Property and no mortgage on the related fee estate, as set forth below.

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	77	$1,467,879,645	98.2%
Fee Simple/Leasehold	2	$15,468,354	1.0%
Leasehold	1	$10,728,230	0.7%
Total	80	$1,494,076,230	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6th	0	48	$1,494,076,230	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be non-recourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant, adjacent property owner or other third party may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.

Significant Mortgage Loans

Ten Largest Mortgage Loans

 The following table sets forth information regarding the 10 largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 65.1% of the Initial Outstanding Pool Balance.

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)(2)	Cut-off Date LTV(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Cut-off Date U/W NOI Debt Yield(1)(2)
Federal Center Plaza	$130,000,000	8.7%	4.1405%	119	3.43x	42.1%	42.1%	15.3%
Moffett Towers(1)	$120,000,000	8.0%	4.0119%	117	1.56x	57.3%	50.0%	8.9%
The Avenues	$110,000,000	7.4%	3.6000%	119	4.02x	45.1%	45.1%	15.1%
Rochester Hotel Portfolio(2)	$109,857,615	7.4%	4.9149%	59	2.10x	52.4%	49.3%	14.5%
540 West Madison Street(1)	$100,000,000	6.7%	3.9050%	58	2.62x	63.5%	63.5%	10.8%
Paramount Plaza	$ 95,847,443	6.4%	4.3800%	119	1.53x	67.8%	54.6%	10.6%
Avenue Forsyth	$ 83,300,000	5.6%	3.8365%	117	1.86x	71.1%	64.3%	11.0%
Larkspur Landing Hotel Portfolio(1)	$ 79,794,922	5.3%	4.9585%	58	1.73x	68.3%	63.1%	12.3%
Westin Washington DC	$ 73,703,095	4.9%	3.9900%	118	1.80x	52.6%	38.0%	12.9%
Centennial Center	$ 70,455,000	4.7%	3.8315%	118	2.82x	53.4%	53.4%	11.5%
Total/Wtd. Avg.	$972,958,075	65.1%	4.1576%	100	2.40x	56.5%	51.8%	12.4%

(1)
In the case of the Larkspur Landing Hotel Portfolio mortgage loan, the Moffett Towers mortgage loan and the 540 West Madison Street mortgage loan, collectively representing approximately 20.1% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loan(s) that will not be included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on such mortgage loans that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

(2)	Does not include the RP Non-Pooled Component.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from CCRE Lending and GACC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to three separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation(1)	17	$ 823,605,521	55.1%
Cantor Commercial Real Estate Lending, L.P.	31	$ 670,470,709	44.9%
Total	48	$1,494,076,230	100.0%

(1)	Does not include the RP Non-Pooled Component.

Each Mortgage Loan Seller or one of its affiliates originated each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

The Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York.  Each party to the Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

In the case of a Mortgage Loan secured by 6 Mortgaged Properties, representing approximately 2.4% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the related borrower sponsor, in lieu of obtaining a Phase II Environmental Site Assessment, or to address environmental conditions or concerns.  In addition, in the case of 1 Mortgaged Property, securing approximately 0.4% of the Initial Outstanding Pool Balance, an environmental insurance policy was obtained with respect to the related Mortgaged Property to address historical concerns at the Mortgaged Property.  For additional information regarding mortgaged properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this free writing prospectus.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.

Certain mortgage properties have environmental insurance coverage.  For example:

●
In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as the Kapstone Portfolio, which represents approximately 2.4% of the Initial Outstanding Pool Balance, the Mortgaged Properties identified on Annex A-1 as DLL Cedar Rapids, DLL Fridley and DLL Amsterdam have known or suspected environmental conditions that are excluded from the common tenant’s environmental insurance policy.  The related mortgage loan seller obtained a secured creditor environmental policy at a one-time cost of $305,201 (paid in full) issued by Nautilus Insurance Company.  The policy provides $10,000,000 of coverage and is for a term of ten years plus a two year maturity date extension.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Metro Self Storage, which secures a Mortgage Loan representing approximately 0.4% of the Initial Outstanding Pool Balance, three underground storage tanks were removed from the mortgaged property in 2006.  The Michigan Department of Environmental Quality denied the borrower’s closure report.  A summary report commissioned by the lender and dated October 19, 2012 indicates that additional work is required to obtain closure.  The borrower obtained an environmental insurance policy (prepaid in full) with a coverage limit of $5,900,000 issued by the Admiral Insurance company.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 9-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 7-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to 23 of the Mortgage Loans, which collectively represent approximately 65.1% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—

Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” or “—German American Capital Corporation—GACC’s Underwriting Standards,” as applicable, in this free writing prospectus.

Loan Combinations/Split Loan Structures

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance		Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR	Loan Combination U/W NCF DSCR	Mortgage Loan Cut- off Date LTV Ratio	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NOI Debt Yield
Larkspur Landing Hotel Portfolio	$79,794,922	$ 59,846,192		$139,641,114	1.73x	1.73x	68.3%	68.3%	12.3%	12.3%
Moffett Towers	$120,000,000	$215,000,000	(1)	$335,000,000	1.56x	1.56x	57.3%	57.3%	8.9%	8.9%
540 West Madison Street	$100,000,000	$135,000,000		$235,000,000	2.62x	2.62x	63.5%	63.5%	10.8%	10.8%

(1)	Represents aggregate cut-off date balance of two Companion Loans with cut-off date balances of $175,000,000 and $40,000,000.

The Larkspur Landing Hotel Portfolio Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Larkspur Landing Hotel Portfolio, representing approximately 5.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $79,794,922 (the “Larkspur Landing Hotel Portfolio Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Larkspur Landing Hotel Portfolio Mortgaged Property”).  The Larkspur Landing Hotel Portfolio Mortgage Loan is evidenced by promissory note A-1.  The mortgage loan evidenced by promissory note A-2, with an original principal balance of $59,846,192, which is currently held by GACC, is referred to in this free writing prospectus as the “Larkspur Landing Hotel Portfolio Companion Loan” and is pari passu in right of payment with the Larkspur Landing Hotel Portfolio Mortgage Loan.  The Larkspur Landing Hotel Portfolio Mortgage Loan and the Larkspur Landing Hotel Portfolio Companion Loan are collectively referred to in this free writing prospectus as the “Larkspur Landing Hotel Portfolio Loan Combination.”  The Larkspur Landing Hotel Portfolio Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Larkspur Landing Hotel Portfolio Loan Combination (the “Larkspur Landing Hotel Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Larkspur Landing Hotel Portfolio Noteholder (the “Larkspur Landing Hotel Portfolio Intercreditor Agreement”).

Servicing.  The Larkspur Landing Hotel Portfolio Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and, subject to the terms of the Larkspur Landing Hotel Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Larkspur Landing Hotel Portfolio Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the Larkspur Landing Hotel Portfolio Mortgage Loan (but not on the Larkspur Landing Hotel Portfolio Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Larkspur Landing Hotel Portfolio Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The Larkspur Landing Hotel Portfolio Intercreditor Agreement sets forth the respective rights of each of the Larkspur Landing Hotel Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Larkspur Landing Hotel Portfolio Loan

Combination will be applied to the Larkspur Landing Hotel Portfolio Mortgage Loan and the Larkspur Landing Hotel Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control.  The directing holder under the Larkspur Landing Hotel Portfolio Intercreditor Agreement with respect to the Larkspur Landing Hotel Portfolio Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Larkspur Landing Hotel Portfolio Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Larkspur Landing Hotel Portfolio Intercreditor Agreement, the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the Larkspur Landing Hotel Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Larkspur Landing Hotel Portfolio Mortgage Loan and the Larkspur Landing Hotel Portfolio Companion Loan.

In addition to the consultation rights of the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder described above, the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Larkspur Landing Hotel Portfolio Loan Combination are discussed.

 The “Larkspur Landing Hotel Portfolio Non-Controlling Note Holder” means, with respect to the Larkspur Landing Hotel Portfolio Companion Loan, (i) until the Larkspur Landing Hotel Portfolio Companion Loan is included in a securitization, the holder of the Larkspur Landing Hotel Portfolio Companion Loan and (ii) if the Larkspur Landing Hotel Portfolio Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Larkspur Landing Hotel Portfolio Companion Loan under the Larkspur Landing Hotel Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Larkspur Landing Hotel Portfolio Intercreditor Agreement, if the Larkspur Landing Hotel Portfolio Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the Larkspur Landing Hotel Portfolio Mortgage Loan together with the Companion Loan as a single whole loan.  The Larkspur Landing Hotel Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Larkspur Landing Hotel Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The Moffett Towers Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Moffett Towers, representing approximately 8.0% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $120,000,000 (the “Moffett Towers Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moffett Towers Mortgaged Property”).  The Moffett Towers Mortgage Loan is evidenced by promissory note A-2.  The mortgage loan evidenced by promissory note A-1, with an original principal balance of $175,000,000, which is included in the COMM 2013-LC6 securitization, and the mortgage loan evidenced by promissory note A-3, with an original principal balance of $40,000,000, which is currently held by GACC, are each referred to in this free writing prospectus as the “Moffett Towers Companion Loan” and are each pari passu in right of payment with the Moffett Towers Mortgage Loan.  The Moffett Towers Mortgage Loan and the Moffett Towers Companion Loans are collectively referred to in this free writing prospectus as the “Moffett Towers Loan Combination.”  The Moffett Towers Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Moffett Towers Loan Combination (the “Moffett Towers Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Moffett Towers Noteholder (the “Moffett Towers Intercreditor Agreement”).

Servicing.  The Moffett Towers Loan Combination is primary serviced by the master servicer, currently Midland Loan Services, a Division of PNC Bank, National Association (the “COMM 2013-LC6 Master Servicer”), and specially serviced by the special servicer, currently Rialto Capital Advisors, LLC (the “COMM 2013-LC6 Special Servicer”), pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2013-LC6 Master Servicer, the COMM 2013-LC6 Special Servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator and custodian (the “COMM 2013-LC6 Trustee”) and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2013-LC6 Operating Advisor”) in connection with the COMM 2013-LC6 securitization (into which the Moffett Towers Companion Loans have been deposited) (the “COMM 2013-LC6 Pooling and Servicing Agreement”), and, subject to the terms of the Moffett Towers Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Moffett Towers Noteholder will be effected in accordance with the COMM 2013-LC6 Pooling and Servicing Agreement and the Moffett Towers Intercreditor Agreement.

Advancing.   The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the Moffett Towers Mortgage Loan (but not on the Moffett Towers Companion Loans) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2013-LC6 Master Servicer or the COMM 2013-LC6 Trustee, as applicable, will be obligated to make property advances with respect to the Moffett Towers Loan Combination, in each case unless a similar determination of nonrecoverability is made under such agreement.

Distributions.  The Moffett Towers Intercreditor Agreement sets forth the respective rights of each of the Moffett Towers Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Moffett Towers Loan Combination will be applied to the Moffett Towers Mortgage Loan and the Moffett Towers Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2013-LC6 Master Servicer and the COMM 2013-LC6 Special Servicer in accordance with the terms of the COMM 2013-LC6 Pooling and Servicing Agreement).

Consultation and Control.  The directing holder under the Moffett Towers Intercreditor Agreement with respect to the Moffett Towers Loan Combination will be the controlling class representative or such other party specified in the COMM 2013-LC6 Pooling and Servicing Agreement (such party, the “COMM 2013-LC6 Directing Holder”).  Certain decisions to be made with respect to the 2013-LC6 Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement, will require the approval of the COMM 2013-LC6 Directing Holder.

Pursuant to the terms of the Moffett Towers Intercreditor Agreement, the Controlling Class Representative and the controlling class representative under the other Moffett Towers Companion Loan, as non-controlling noteholders (each, a “Moffett Towers Non-Controlling Note Holder”) will have the right to (i) to receive copies of all notices, information and reports that the COMM 2013-LC6 Special Servicer is required to provide to the COMM 2013-LC6 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2013-LC6 Directing Holder and (ii) to be consulted by the COMM 2013-LC6 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Moffett Towers Intercreditor Agreement and the implementation by the COMM 2013-LC6 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of each Moffett Towers Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2013-LC6 Special Servicer of notice and information relating to the matter subject to consultation, whether or not such Moffett Towers Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Moffett Towers Non-Controlling Note Holders’ consultation rights described above, the COMM 2013-LC6 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Moffett Towers Mortgage Loan and the Moffett Towers Companion Loans.

Notwithstanding anything herein or in the Moffett Towers Intercreditor Agreement to the contrary, no direction or objection by either Moffett Towers Non-Controlling Note Holder may require or cause the COMM 2013-LC6 Master Servicer or the COMM 2013-LC6 Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the COMM 2013-LC6 Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the COMM 2013-LC6 Master Servicer’s or COMM 2013-LC6 Special Servicer’s obligation to act in accordance with the servicing standard, or expose the COMM 2013-LC6 Master Servicer, the COMM 2013-LC6 Special Servicer, the paying agent, the trust fund, the certificate administrator or the trustee to liability, or materially expand the scope of the COMM 2013-LC6 Master Servicer’s or COMM 2013-LC6 Special Servicer’s responsibilities hereunder.

In addition to the consultation rights of the Moffett Towers Non-Controlling Note Holders described above, each Moffett Towers Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2013-LC6 Master Servicer or COMM 2013-LC6 Special Servicer, as applicable, under the COMM 2013-LC6 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such COMM 2013-LC6 Master Servicer or COMM 2013-LC6 Special Servicer, as applicable, in which servicing issues related to the Moffett Towers Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Moffett Towers Intercreditor Agreement, if the Moffett Towers Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2013-LC6 Pooling and Servicing Agreement, the COMM 2013-LC6 Special Servicer will be entitled to sell the Moffett Towers Mortgage Loan together with the Moffett Towers Companion Loans as a single whole loan.  The Moffett Towers Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The COMM 2013-LC6 Directing Holder will have the right, with or without cause, to replace the COMM 2013-LC6 Special Servicer then acting with respect to the Moffett Towers Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of either Moffett Towers Non-Controlling Note Holder as long as such replacement special servicer is a

“qualified servicer” (as described in the Moffett Towers Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2013-LC6 Pooling and Servicing Agreement.

The 540 West Madison Street Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, representing approximately 6.7% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $100,000,000 (the “540 West Madison Street Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “540 West Madison Street Mortgaged Property”).  The 540 West Madison Street Mortgage Loan is evidenced by promissory note A-2.  The mortgage loan evidenced by promissory note A-1, with an original principal balance of $135,000,000, which is included in the COMM 2013-LC6 securitization, is referred to in this free writing prospectus as the “540 West Madison Street Companion Loan” and is pari passu in right of payment with the 540 West Madison Street Mortgage Loan.  The 540 West Madison Street Mortgage Loan and the 540 West Madison Street Companion Loan are collectively referred to in this free writing prospectus as the “540 West Madison Street Loan Combination.”  The 540 West Madison Street Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 540 West Madison Street Loan Combination (the “540 West Madison Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 540 West Madison Street Noteholder (the “540 West Madison Street Intercreditor Agreement”).

Servicing.  The 540 West Madison Street Loan Combination is primary serviced by the COMM 2013-LC6 Master Servicer and specially serviced by the COMM 2013-LC6 Special Servicer pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement (into which the 540 West Madison Street Companion Loan has been deposited) and, subject to the terms of the 540 West Madison Street Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 540 West Madison Street Noteholder will be effected in accordance with the COMM 2013-LC6 Pooling and Servicing Agreement and the 540 West Madison Street Intercreditor Agreement.

Advancing.   The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the 540 West Madison Street Mortgage Loan (but not on the 540 West Madison Street Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2013-LC6 Master Servicer or the COMM 2013-LC6 Trustee, as applicable, will be obligated to make property advances with respect to the 540 West Madison Street Loan Combination, in each case unless a similar determination of nonrecoverability is made under the COMM 2013-LC6 Pooling and Servicing Agreement.

Distributions.  The 540 West Madison Street Intercreditor Agreement sets forth the respective rights of each of the 540 West Madison Street Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 540 West Madison Street Loan Combination will be applied to the 540 West Madison Street Mortgage Loan and the 540 West Madison Street Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2013-LC6 Master Servicer and the COMM 2013-LC6 Special Servicer in accordance with the terms of the COMM 2013-LC6 Pooling and Servicing Agreement).

Consultation and Control.  The directing holder under the 540 West Madison Street Intercreditor Agreement with respect to the 540 West Madison Street Loan Combination will be the controlling class representative or such other party specified in the COMM 2013-LC6 Pooling and Servicing Agreement (such party, the “540 West Madison Street Directing Holder”).  Certain decisions to be made with respect to the 540 West Madison Street Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM

2013-LC6 Pooling and Servicing Agreement, will require the approval of the 540 West Madison Street Directing Holder.

Pursuant to the terms of the 540 West Madison Street Intercreditor Agreement, the Controlling Class Representative, as a non-controlling noteholder (the “540 West Madison Street Non-Controlling Note Holder”) will have the right to (i) to receive copies of all notices, information and reports that the COMM 2013-LC6 Special Servicer is required to provide to the 540 West Madison Street Directing Holder under such agreement within the same time frame it is required to provide such notices, information and reports to the 540 West Madison Street Directing Holder and (ii) to be consulted by such special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the 540 West Madison Street Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report.  The consultation right of the 540 West Madison Street Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2013-LC6 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the 540 West Madison Street Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the 540 West Madison Street Non-Controlling Note Holder’s consultation rights described above, the COMM 2013-LC6 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 540 West Madison Street Mortgage Loan and the 540 West Madison Street Companion Loan.

Notwithstanding anything herein or in the 540 West Madison Street Intercreditor Agreement to the contrary, no direction or objection by the 540 West Madison Street Non-Controlling Note Holder may require or cause the COMM 2013-LC6 Master Servicer or the COMM 2013-LC6 Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the COMM 2013-LC6 Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC Provisions, including without limitation the COMM 2013-LC6 Master Servicer’s or COMM 2013-LC6 Special Servicer’s obligation to act in accordance with the servicing standard, or expose the COMM 2013-LC6 Master Servicer, the COMM 2013-LC6 Special Servicer, the paying agent, the trust fund, the certificate administrator or the trustee to liability, or materially expand the scope of the COMM 2013-LC6 Master Servicer’s or COMM 2013-LC6 Special Servicer’s responsibilities hereunder.

In addition to the consultation rights of the 540 West Madison Street Non-Controlling Note Holder described above, the 540 West Madison Street Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2013-LC6 Master Servicer or the COMM 2013-LC6 Special Servicer, as applicable, under the COMM 2013-LC6 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such COMM 2013-LC6 Master Servicer or COMM 2013-LC6 Special Servicer, as applicable, in which servicing issues related to the 540 West Madison Street Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 540 West Madison Street Intercreditor Agreement, if the 540 West Madison Street Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2013-LC6 Pooling and Servicing Agreement, the COMM 2013-LC6 Special Servicer will be entitled to sell the 540 West Madison Street Mortgage Loan together with the 540 West Madison Street Companion Loan as a single whole loan.  The 540 West Madison Street Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The 540 West Madison Street Directing Holder will have the right, with or without cause, to replace the COMM 2013-LC6 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the 540 West Madison Street Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 540 West Madison Street Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2013-LC6 Pooling and Servicing Agreement.

The Pooled Component and the Non-Pooled Component of the Rochester Hotel Portfolio Mortgage Loan

Under the Pooling and Servicing Agreement, the Rochester Hotel Portfolio Mortgage Loan will be split into two components, the RP Pooled Component and the RP Non-Pooled Component.  The RP Pooled Component, representing approximately 7.4% of the Initial Outstanding Pool Balance and with a Cut-off Date Balance of $109,857,615, will be pooled with the other Mortgage Loans and interest and principal received in respect of the RP Pooled Component will be available to make distributions in respect of the Certificates other than the Class RP and Class V certificates.  The RP Non-Pooled Component, with a Cut-off Date Balance of $9,987,056, will support the Class RP Certificates.  The RP Pooled Component will accrue interest at a rate equal to 4.914863% per annum (the “Rochester Hotel Portfolio Gross Pooled Component Rate”).  The RP Non-Pooled Component will accrue interest at a rate equal to 9.250000% per annum (the “Rochester Hotel Portfolio Gross Non-Pooled Component Rate”).

For the purpose of the information presented in this free writing prospectus with respect to the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, the loan-to-value ratio, debt yield and debt service coverage ratio does not include the RP Non-Pooled Component.

General.  The Rochester Hotel Portfolio Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Rochester Hotel Portfolio Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement).  The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the RP Pooled Component (but not the RP Non-Pooled Component) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rochester Hotel Portfolio Mortgage Loan, and (ii) Property Advances with respect to the Rochester Hotel Portfolio Mortgage Loan (including the RP Non-Pooled Component) unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Rochester Hotel Portfolio Mortgage Loan.  The Trustee will be entitled to conclusively rely on the determination of nonrecoverability made by the Master Servicer.

Distributions.  With respect to each Distribution Date, so long as no (a) monetary event of default or (b) non-monetary event of default that causes the Rochester Hotel Portfolio Mortgage Loan to become a Specially Serviced Loan has occurred and is continuing under the Rochester Hotel Portfolio Mortgage Loan, amounts collected or advanced in respect of the Rochester Hotel Portfolio Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and Servicing Agreement, to reimburse any outstanding Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee/Certificate Administrator Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the Issuing Entity in respect of the Rochester Hotel Portfolio Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the RP Pooled Component and the RP Non-Pooled Component in the following order of priority:

●
first, to the RP Pooled Component, in respect of interest, up to an amount equal to the amount of accrued and unpaid interest for the related Due Date at the Rochester Hotel Portfolio Gross Pooled Component Rate minus the Administrative Fee Rate (the “Rochester Hotel Portfolio Net Pooled Component Rate”) and, to the extent not previously collected and distributed, for all prior Due Dates;

●
second, to the RP Pooled Component, in reduction of its principal balance, up to an amount equal to its pro rata portion (based on the outstanding principal balances of the RP Pooled Component and the RP Non-Pooled Component) of principal collections received in respect of the Rochester Hotel Portfolio Mortgage Loan during the related Collection Period, until the principal balance of RP Pooled Component is reduced to zero;

●
third, to the RP Pooled Component, as reimbursement for any RP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed RP Realized Losses previously allocated to such component;

●
fourth, to the RP Non-Pooled Component, as reimbursement for any cure payments previously made by the holders of the Class RP Certificates in respect of the Rochester Hotel Portfolio Mortgage Loan, up to an amount equal to the amount of such unreimbursed cure payments;

●
fifth, to the RP Non-Pooled Component, in respect of interest, up to an amount equal to its amount of accrued and unpaid interest for the related Due Date at the Rochester Hotel Portfolio Gross Non-Pooled Component Rate minus the Administrative Fee Rate (the “Rochester Hotel Portfolio Net Non-Pooled Component Rate”) and, to the extent not previously collected and distributed, for all prior Due Dates;

●
sixth, to the RP Non-Pooled Component, in reduction of its principal balance, up to an amount equal to its pro rata portion (based on the outstanding principal balances of the RP Pooled Component and the RP Non-Pooled Component) of principal collections received in respect of the Rochester Hotel Portfolio Mortgage Loan during the related Collection Period, until the principal balance of RP Non-Pooled Component is reduced to zero;

●
seventh, to the RP Non-Pooled Component, as reimbursement for any RP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed RP Realized Losses previously allocated to such component; and

●
eighth, to the extent of any Yield Maintenance Charges actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the RP Pooled Component, an amount equal to the Yield Maintenance Charges payable in respect of the RP Pooled Component based on the amount of any prepayment actually received and allocated to the RP Pooled Component as provided in clause second above, such amount to be determined by separately computing the Yield Maintenance Charges for the RP Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Rochester Hotel Portfolio Gross Pooled Component Rate and the amount of the principal balance of RP Pooled Component being prepaid, and (B) the RP Non-Pooled Component, an amount equal to any Yield Maintenance Charges payable in respect of RP Non-Pooled Component based on the amount of any prepayment actually received and allocated to the RP Non-Pooled Component as provided in clause sixth above, such amount to be determined by separately computing the Yield Maintenance Charges for the RP Non-Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Rochester Hotel Portfolio Gross Non-Pooled Component Rate and the amount of the principal balance of the RP Non-Pooled Component being prepaid.

With respect to each Distribution Date, if (a) a monetary event of default or (b) a non-monetary event of default that causes the Rochester Hotel Portfolio Mortgage Loan to become a Specially Serviced Loan has occurred and is continuing under the Rochester Hotel Portfolio Mortgage Loan, amounts collected or advanced in respect of the Rochester Hotel Portfolio Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and Servicing Agreement, to reimburse any outstanding Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee/Certificate Administrator Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the Issuing Entity in respect of the Rochester Hotel Portfolio Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the RP Pooled Component and the RP Non-Pooled Component in the following order of priority:

●
first, to the RP Pooled Component, in respect of interest, up to an amount equal to the amount of accrued and unpaid interest for the related Due Date at the Rochester Hotel Portfolio Net Pooled Component Rate and, to the extent not previously collected and distributed, for all prior Due Dates;

●	second, to the RP Pooled Component, in reduction of its principal balance, until the principal balance of RP Pooled Component is reduced to zero;

●
third, to the RP Pooled Component, as reimbursement for any RP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed RP Realized Losses previously allocated to such component;

●
fourth, to the RP Non-Pooled Component, as reimbursement for any cure payments previously made by the holders of the Class RP Certificates in respect of the Rochester Hotel Portfolio Mortgage Loan, up to an amount equal to the amount of such unreimbursed cure payments;

●
fifth, to the RP Non-Pooled Component, in respect of interest, up to an amount equal to its amount of accrued and unpaid interest for the related Due Date at the Rochester Hotel Portfolio Net Non-Pooled Component Rate and, to the extent not previously collected and distributed, for all prior Due Dates;

●	sixth, to the RP Non-Pooled Component, until the principal balance of RP Non-Pooled Component is reduced to zero;

●
seventh, to the RP Non-Pooled Component, as reimbursement for any RP Realized Losses, if any, for such Distribution Date, an amount equal to the aggregate of such unreimbursed RP Realized Losses previously allocated to such component; and

●
eighth, to the extent of any Yield Maintenance Charges actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the RP Pooled Component, an amount equal to the Yield Maintenance Charges payable in respect of the RP Pooled Component based on the amount of any prepayment actually received and allocated to the RP Pooled Component as provided in clause second above, such amount to be determined by separately computing the Yield Maintenance Charges for the RP Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Rochester Hotel Portfolio Gross Pooled Component Rate and the amount of the principal balance of RP Pooled Component being prepaid, and (B) the RP Non-Pooled Component, an amount equal to any Yield Maintenance Charges payable in respect of RP Non-Pooled Component based on the amount of any prepayment actually received and allocated to the RP Non-Pooled Component as provided in clause sixth above, such amount to be determined by separately computing the Yield Maintenance Charges for the RP Non-Pooled Component based on the formula provided in the Mortgage Loan Documents but calculated based on the Rochester Hotel Portfolio Gross Non-Pooled Component Rate and the amount of the principal balance of the RP Non-Pooled Component being prepaid.

“RP Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate principal balance of the RP Pooled Component and the RP Non-Pooled Component after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Rochester Hotel Portfolio Mortgage Loan (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Rochester Hotel Portfolio Mortgage Loan that were used to reimburse the Master Servicer or the Trustee for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date.

All RP Realized Losses on the Rochester Hotel Portfolio Mortgage Loan and all other shortfalls in principal collections on the Rochester Hotel Portfolio Mortgage Loan will be allocated, first, to the RP Non-Pooled Component, up to its principal balance, and then, to the RP Pooled Component.

All shortfalls in interest collections on the Rochester Hotel Portfolio Mortgage Loan will be allocated, first, to the RP Non-Pooled Component, up to the amount of interest accrued on such component, and then, to the RP Pooled Component.

In accordance with the foregoing rights to receive amounts collected on the Rochester Hotel Portfolio Mortgage Loan, (a) amounts allocated to the RP Pooled Component will be available to make distributions of principal and interest on each Class of Certificates other than the Class RP Certificates and (b) amounts allocated to the RP Non-Pooled Component will be available to make distributions on the Class RP Certificates.

Consultation and Consent.  For so long as no Class RP Control Appraisal Event has occurred and is continuing, the holder of the Class RP Certificates (or a representative thereof) selected by holders representing a majority of the voting rights of the Class RP Certificates (the “Class RP Representative”) will be entitled to advise (1) the Special Servicer, with respect to the Rochester Hotel Portfolio Mortgage Loan upon such loan becoming a Specially Serviced Loan, (2) the Special Servicer, with respect to the Rochester Hotel Portfolio Mortgage Loan while such loan is not a Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to the Rochester Hotel Portfolio Mortgage Loan if an extension of maturity is being considered by the Special Servicer, or by the Master Servicer which is subject to consent or deemed consent of the Special Servicer.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any actions that are Major Decisions with respect to the Rochester Hotel Portfolio Mortgage Loan unless it has obtained the consent of the Special Servicer and (b) for so long as no Class RP Control Appraisal Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of any action that is a Major Decision with respect to the Rochester Hotel Portfolio Mortgage Loan, nor will the Special Servicer itself be permitted to take any action that is a Major Decision with respect to the Rochester Hotel Portfolio Mortgage Loan, if the Class RP Representative has objected to such action in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day period, the Class RP Representative will be deemed to have approved such action); provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Certificates (other than the Class RP Certificates) (as a collective whole as if such Certificateholders (other than the Class RP Certificateholders) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Class RP Representative’s response.

In addition, unless a Class RP Control Appraisal Event has occurred and is continuing, the Class RP Representative may direct the Special Servicer to take, or to refrain from taking, other actions with respect to the Rochester Hotel Portfolio Mortgage Loan as the Class RP Representative may reasonably deem advisable; provided that neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Class RP Representative that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

With respect to the Rochester Hotel Portfolio Mortgage Loan, if no Class RP Control Appraisal Event has occurred and is continuing, the Master Servicer and the Special Servicer will be required to consult with the Controlling Class Representative on a non-binding basis in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer).

If a Class RP Control Appraisal Event has occurred and is continuing, such rights of the Class RP Representative described above will be exercised by the Controlling Class Representative as and to the extent provided in the Pooling and Servicing Agreement.

A “Class RP Control Appraisal Event” will be deemed to have occurred and be continuing if (i) the initial certificate balance of the Class RP Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Class RP Certificates and any Appraisal Reduction Amounts and realized losses allocated to the Class RP Certificates, is less than 25% of the initial certificate balance of the Class RP Certificates, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Class RP Certificates) or (ii) 50% or more of the Certificate Balance of the Class RP Certificates is held by the related borrower or an affiliate thereof; provided that no Class RP Control Appraisal Event will be deemed to exist if the holders of a majority of the Class RP Certificates exercise their right to effectuate a Class RP Control Appraisal Event cure by posting, within a certain specified amount of time, either cash collateral or an unconditional and irrevocable standby letter of credit in an amount which when added to the appraised value of the related Mortgaged Property would cause such Class RP Control Appraisal Event not to occur.

Purchase Option.  In the event (a) a monetary event of default has occurred and is continuing under the Rochester Hotel Portfolio Mortgage Loan or (b) a non-monetary event of default as to which the Rochester Hotel Portfolio Mortgage Loan becomes a Specially Serviced Loan has occurred and is continuing, the holders of a majority of the Class RP Certificates will have an option to purchase the Rochester Hotel Portfolio Mortgage Loan from the Issuing Entity at a price generally equal to the unpaid principal balance of the Rochester Hotel Portfolio Mortgage Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances, all accrued and unpaid servicing fees, special servicing fees and workout fees (but excluding (i) any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable and (ii) yield maintenance charges, default interest, late payment charges and exit fees) and all unreimbursed costs incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee relating to the Rochester Hotel Portfolio Mortgage Loan.  The purchase option shall expire if the event of default is cured by or on behalf of the related borrower (excluding a cure by the holders of the Class RP Certificates) or if the Rochester Hotel Portfolio Mortgage Loan becomes an REO Loan (except that, if the Special Servicer intends to accept a deed in lieu of foreclosure, the holders of the Class RP Certificates will have the option to purchase the Rochester Hotel Portfolio Mortgage Loan, exercisable by the delivery of notice within 10 business days from receipt of notice of such intention from the Special Servicer).

Cure Rights.  In the event that a monetary event of default or non-monetary event of default beyond applicable notice and grace periods exists under the Rochester Hotel Portfolio Mortgage Loan, the holders of a majority of the Class RP Certificates will generally have the right to cure such event of default.  In the event of a monetary event of default under the Rochester Hotel Portfolio Mortgage Loan, the holders of the Class RP Certificates will have five business days from the date of receipt of notice of the subject default to cure the default.  In event of a non-monetary default, the holders of the Class RP Certificates will have 30 days from the date of receipt of notice of the subject default to cure the default (which cure period may be extended for an additional 45 days for so long as (i) the holders of the Class RP Certificates are diligently and expeditiously proceeding to cure such non-monetary default, (ii) the holders of the Class RP Certificates make all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of a bankruptcy of the related borrower or other insolvency related event, and no bankruptcy commences or other insolvency related event occurs during the period that the holders of the Class RP Certificates are otherwise permitted to cure a nonmonetary default and (iv) there is no material adverse effect on the related borrower, the value, use or operation of the related Mortgaged Property or the value of the Rochester Hotel Portfolio Mortgage Loan as a result of such non-monetary default or the attempted cure).

The holders of the Class RP Certificates will not have the right to cure more than six cure events during the term of the Rochester Hotel Portfolio Mortgage Loan and no single cure event may exceed four consecutive months.

So long as a default exists under the Rochester Hotel Portfolio Mortgage Loan that is being cured by the holders of the Class RP Certificates and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not (unless directed otherwise by the holders of a majority of the Class RP Certificates) treat such default as a default or an event of default under the Rochester Hotel Portfolio Mortgage Loan for purposes of allocation of collections on the Rochester Hotel Portfolio Mortgage Loan described under “—Distributions” above, for purposes of accelerating the Rochester Hotel Portfolio Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing foreclosure or similar proceedings, treating the Rochester Hotel Portfolio Mortgage Loan as a Specially Serviced Loan or determining whether an Appraisal Reduction Event has occurred.  No holder of the Class RP Certificates will be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

Termination of Special Servicer.  So long as no Class RP Control Appraisal Event exists, the holders of a majority of the Class RP Certificates will be entitled to terminate, at their expense, the Special Servicer with respect to the special servicing of the Rochester Hotel Portfolio Mortgage Loan at any time, with or without cause, and to appoint a replacement special servicer for the Rochester Hotel Portfolio Mortgage Loan, subject to satisfaction of certain conditions in the Pooling and Servicing Agreement.  If a Class RP Control Appraisal Event exists, or if 50% or more of the outstanding Certificate Balance of the Class RP Certificates is held by the related borrower or an affiliate of the related borrower, the Controlling Class Representative will be entitled to appoint a replacement special servicer.  Any successor special servicer will be required to have the rating specified in the Pooling and Servicing Agreement and such appointment will be subject to receipt of a “no downgrade” letter from the Rating Agencies.

Additional Mortgage Loan Information

General.  The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan, is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loan.  The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Panavision Woodland Hills (the “ARD Loan”), representing approximately 1.1% of the Initial Outstanding Pool Balance, provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).  While interest at the Initial Rate will continue to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only at maturity of the ARD Loan (concurrently with repayment of the outstanding principal balance of the ARD Loan), at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan, plus any compound interest thereon at the Revised Rate, to the extent permitted by applicable law.

 Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(a)        “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this free writing prospectus for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate and the fee rate paid to the subservicer, if any).

(b)        “ADR” means, for any hospitality property, average daily rate.

(c)        “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)        “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence.  In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan.

(e)        “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as stabilized” value as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  The Appraised Value set forth on Annex A-1 is the “as is” value unless otherwise specified.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)         “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)        “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related

Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including only the RP Pooled Component.  For a calculation of the loan-to-value ratio for the Rochester Hotel Portfolio Mortgage Loan that takes into account the RP Non-Pooled Component, see Annex B to this free writing prospectus.

(h)        “Cut-off Date U/W NCF Debt Yield” or “Underwritten NCF Debt Yield” means, with respect to any Mortgaged Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, debt yield was calculated with respect to such Mortgage Loan including only the RP Pooled Component.  For a calculation of the debt yield for the Rochester Hotel Portfolio Mortgage Loan that takes into account the RP Non Pooled Component, see Annex B to this free writing prospectus.

(i)         “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgaged Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, debt yield was calculated with respect to such Mortgage Loan including only the RP Pooled Component.  For a calculation of the debt yield for the Rochester Hotel Portfolio Mortgage Loan that takes into account the RP Non-Pooled Component, see Annex B to this free writing prospectus.

(j)         “GLA” means gross leasable area.

(k)        “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of the ARD Loan, the Revised Rate and, with respect to the RP Pooled Component or the RP Non-Pooled Component, their respective rates as set forth in “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Pooled Component and the Non-Pooled Component of the Rochester Hotel Portfolio Mortgage Loan” in this free writing prospectus.

(l)         “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of the ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the Balloon Balance on the Anticipated Repayment Date.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the RP Pooled Component.  For a calculation of the Balloon LTV for the Rochester Hotel Portfolio Mortgage Loan that takes into account the RP Non-Pooled Component, see Annex B to this free writing prospectus.

(m)       “MSA” means metropolitan statistical area.

(n)        “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(o)        “NRA” means net rentable area.

(p)        “Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(q)        “RevPar” means, for any hospitality property, revenues per available room.

(r)         “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office, multifamily/retail or industrial/self storage or other special purpose property, the square footage of the net rentable or leasable area.

(s)        “T-12” means trailing 12 months.

(t)         “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this free writing prospectus indicates which Mortgage Loan has an Anticipated Repayment Date.

(u)        “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(v)        “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(w)        “Units” or “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(x)        “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the RP Pooled Component only.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(y)        “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan.  In the case of the Rochester Hotel Portfolio Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the RP Pooled Component only.

The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability.  See the definition of “U/W NCF DSCR” in this free writing prospectus for more information regarding the evaluation of debt service coverage ratios.

(z)        “U/W Revenue”, with respect to any Mortgage Loan, means the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(aa)      “U/W EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Thirty-eight (38) Mortgage Loans, representing approximately 54.7% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date.  The schedules of Monthly Payments for the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Rochester Hotel Portfolio and Streets of Brentwood representing approximately 7.4% and 2.8%, respectively, of the Initial Outstanding Pool Balance, are set forth on Annexes H-2 and H-3, respectively, to this free writing prospectus.

Four (4) Mortgage Loans, representing approximately 27.5% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date.

Five (5) Mortgage Loans, representing approximately 17.7% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 10 months to 57 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such Mortgage Loan to maturity or the Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.  The schedule of Monthly Payments for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Moffett Towers, representing approximately 8.0% of the Initial Outstanding Pool Balance, is set forth on Annex H-1 to this free writing prospectus.

One (1) Mortgage Loan, representing approximately 0.2% of the Initial Outstanding Pool Balance, is fully amortizing and provides for payments of interest and principal based on an amortization period equal to the remaining term of the Mortgage Loan.

The ARD Loan, representing approximately 1.1% of the Initial Outstanding Pool Balance, provides for an increase in the interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below.  In addition, after the Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

 Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable).  However, the Mortgage Loans secured by the Mortgage Properties identified on Annex A-1 to this free writing prospectus as Federal Center Plaza and Bayside Hotel, representing approximately 8.7% and 0.7% of the Initial Outstanding Pool Balance, respectively, permit voluntary prepayment without the payment of any penalty for 49 and 39 scheduled payment dates, respectively.  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”; any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 25 months.  The Lock-Out Period for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)        Thirty-eight (38) of the Mortgage Loans (together with the Mortgage Loans described in the immediately following clause (d), the “Defeasance Loans”), representing approximately 73.1% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)        Ten (10) of the Mortgage Loans, (the “Yield Maintenance Loans”), representing approximately 26.9% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield

Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either:  (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of the ARD Loan, the Anticipated Repayment Date), as set forth in Annex A-1 to this free writing prospectus.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

 In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)        The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 540 West Madison Street, which secures a Mortgage Loan representing approximately 6.7% of the Initial Outstanding Pool Balance, the borrower has the right to terminate an exclusive easement it has over an adjacent parcel, provided, among other things, the mortgaged property (i) continues to comply with all applicable legal requirements (including parking), and (ii) consists of one or more tax parcels that are separate and distinct from the adjacent parcel and any other property.

●
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Avenue Forsyth, representing approximately 5.6% of the Initial Outstanding Pool Balance, the borrower may obtain the release of one or more of four parcels of undeveloped land that were not considered in the underwriting of the mortgage loan from the lien of the mortgage loan documents, provided, among other things, after the partial release, (i) the debt yield is not less than 9.0% and (ii) if the partial release occurs more than six months after the mortgage loan origination date, the Loan-to-Value Ratio is not greater than 75%.

●
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Avenues, representing approximately 7.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of non-income producing portions of the Mortgaged Property, so long as among other things, such release and transfer does not result in a material adverse effect to the Mortgaged Property.

(b)        The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)        The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

●
With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Moffett Towers, representing approximately 8.0% of the Initial Outstanding Pool Balance, after the expiration of the applicable lockout period, the borrower may obtain release for one or two of the three parcels; provided that the borrower pays (i) a prepayment fee equal to the greater of the yield maintenance amount and 1% of the unpaid principal and (ii) a principal payment equal to its proportionate share, calculated as a fraction the numerator of which is the outstanding balance of the mortgage loan and the denominator of which is the aggregate outstanding principal balances of the mortgage loan and all mezzanine indebtedness, of the greater of (A) 100% of net sales proceeds on the parcel to be released and (B) 125% of the allocated loan amount of such parcel.  After giving effect to the release, the DSCR of the remaining collateral must be no less than the greater of the DSCR immediately preceding the sale and the DSCR as of the origination date, and the Loan-to-Value Ratio must be no more than the lesser of the Loan-to-Value Ratio immediately preceding the sale and the Loan-to-Value Ratio as of the origination date.

●
With respect to the Mortgage Loan securing the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as the Larkspur Landing Hotel Portfolio, securing approximately 5.3% of the Initial Outstanding Pool Balance, commencing on the payment date in January 2015, the borrowers have the right to obtain the release of one or more individual Mortgaged Properties in connection with the bona fide sale to a third-party of an individual Mortgaged Property provided, among others things, (i) no event of default has occurred or in place cash management is required, (ii) the borrowers pay the applicable yield maintenance premium together with payment in an amount equal to the greatest of (a) with respect to the release of the first two individual Mortgaged Properties, (1) 85.0% of the net sales proceeds of each such Mortgaged Property to be released or (2) 115.0% of the allocated loan amount of such Mortgaged Property to be released and (b) with respect to any release after the release of the first two individual Mortgaged Properties, (1) 90.0% of net sales proceeds of such Mortgaged Property to be released or (2) 120.0% of the allocated loan amount of such Mortgaged Property to be released, (iii) after giving effect to a release, (a) the debt yield is at least equal to the greater of 11.0% or the debt yield immediately prior to such release, (b) the loan-to-value ratio is not more than the lesser of 68.5% or the loan-to-value ratio immediately prior to such release and (c) the debt service coverage ratio is not less than the greater of 1.70x or the debt service coverage ratio immediately prior to such release (provided, in the case of each of (iii) (a) through (c) above, the borrowers are permitted to make a prepayment in such amount that the remaining Mortgaged Properties will satisfy such requirements), and (iv) the Larkspur Landing Properties remain in compliance with REMIC requirements.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this free writing prospectus.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

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In the case of the Larkspur Landing Hotel Portfolio Mortgage Loan, representing approximately 5.3% of the Initial Outstanding Pool Balance, the related Mortgaged Properties also secure the Larkspur Landing Hotel Portfolio Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Larkspur Landing Hotel Portfolio Loan Combination” in this free writing prospectus.

●
In the case of the Moffett Towers Mortgage Loan, representing approximately 8.0% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Moffett Towers Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Moffett Towers Loan Combination” in this free writing prospectus.

●
In the case of the 540 West Madison Mortgage Loan, representing approximately 6.7% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the 540 West Madison Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 540 West Madison Loan Combination” in this free writing prospectus.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans permit unsecured indebtedness as follows:

In the case of the Centennial Center Mortgage Loan, representing approximately 4.7% of the Initial Outstanding Pool Balance, in connection with the acquisition of the Mortgaged Property, the borrower agreed that if, during the first 36 months of the Mortgage Loan term, the property seller leases all or a portion of 10,500 square feet of certain space that was vacant on the date the Mortgaged Property was acquired, the borrower is obligated to pay the property seller an amount up to $3,025,232. This is an unsecured obligation of the borrower. The non-recourse carve-out guaranty covers any losses incurred by lender resulting from borrower’s failure to satisfy such obligation if and when due.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent).

●
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as the Rochester Hotel Portfolio, representing approximately 7.4% of the Initial Outstanding Pool Balance, an affiliate of the former owner of the properties, Sunstone Hotel TRS Lessee, Inc., made a $25,000,000 preferred equity investment in Kahler Hotels LLC, the indirect owner of the borrowers.  The preferred equity has a preferred rate of 11.0% per annum that is payable only from excess cash flow and will accrue if not paid currently.  The preferred equity holder has the right to cure any default under the Mortgage Loan that remains uncured beyond applicable cure periods, and any amounts paid to cure will be considered additional preferred equity with a preferred rate of return of 15%.  If the additional preferred equity contribution is not repaid within 30 days, the preferred equity holder’s sole remedy is to force the borrowers to market the Mortgaged Properties for sale to the extent permitted (and subject to the conditions) under the Loan Documents.

●
With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as the Larkspur Landing Hotel Portfolio, representing approximately 5.3% of the Initial Outstanding Pool Balance, a third party entity has a preferred equity interest in an indirect owner of the borrowers, with a preferred return on equity payable only out of excess cash. The preferred equity holder is prohibited from exercising redemption rights or defaulting the mezzanine loan for failure to pay a minimum return until the Mortgage Loan is paid in full.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Original Mezzanine Loan Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Inter- creditor Agree- ment	Total Debt Cut- Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

Moffett Towers	$50,000,000	8.0%	$50,000,000	7.00%	December 6, 2022	Yes	65.8%	1.27x	7.8%
Rochester Hotel Portfolio	$25,000,000	7.4%	$24,967,640	11.00%	February 6, 2018	Yes	69.1%	1.30x	11.0%
540 West Madison Street	$15,000,000	6.7%	$15,000,000	8.25%	January 6, 2018	Yes	67.6%	2.31x	10.1%
Streets of Brentwood	$10,000,000	2.8%	$ 9,972,676	9.00%	January 6, 2018	Yes	62.5%	1.53x	10.2%

The mezzanine loan related to the above described Mortgage Loan is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of condition contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value and combined minimum debt service coverage ratio, as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
Federal Center Plaza(1)	$130,000,000	8.7%	Yes	2.00x	N/A	11.75%
Avenue Forsyth	$ 83,300,000	5.6%	Yes	1.75x(2)	71.0%	9.90%
Streets of Brentwood	$ 41,885,239	2.8%	Yes	1.45x	73.5%	8.9%
Embassy Suites Lubbock	$ 21,639,358	1.4%	Yes	1.60x	70.0%	11.0%
Panavision Woodland Hills(3)	$ 17,000,000	1.1%	Yes	1.50x	51.3%	12.0%
Best Western Lake Buena Vista	$ 10,728,230	0.7%	Yes	1.50x	69.0%	10.3%
Bayside Hotel	$ 10,479,230	0.7%	Yes	1.90x	51.9%	13.2%

(1)	The loan documents permit a one-time mezzanine loan secured by the Borrower’s equity interest up to $30.0 million at any point during the loan term.

(2)	The loan documents also require that the combined interest only DSCR be no less than 2.60x.

(3)	The loan documents require that the combined balance of the Mortgage Loan and mezzanine loan not exceed $18.2 million.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

In some cases, an indirect parent of a Mortgage Loan borrower that has partial ownership interest in the Mortgage Loan borrower may pledge its interest in the borrower as security for a subordinate loan.  For example, in the case of the Kapstone Portfolio Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, Hudson Valley Bank, N.A. (“Hudson Valley”) made a loan with a balance as of the Cut-off Date of $3,750,000 (the “Subordinate Loan”) to Louis R. Cappelli Family Limited Partnership II, an entity that has a 50% ownership interest in DL-6 Associates, LLC, the sole member of each of the borrowers under the Mortgage Loan.  The Subordinate Loan is secured, in part, by the related borrower’s ownership interest in the sole member of the borrowers under the Mortgage Loan.  Hudson Valley entered into a subordination and standstill agreement fully subordinating its rights under the related pledge agreement and precluding any foreclosure or other enforcement remedies until the Mortgage Loan is repaid in full.  The Subordinate Loan is distinguished from a typical mezzanine loan in that, among other things, (i) the pledge is only a 50% indirect interest in the Mortgage Loan borrower (rather than a pledge of 100% of the direct or indirect ownership interest in a borrower), (ii) as a result of the standstill, there can be no change of control of the related Mortgage Loan borrower as a result of enforcement actions while the Mortgage Loan is outstanding, and (iii) Hudson Valley has no approval rights with respect to actions of the Mortgage Loan borrowers, cure rights or enforcement rights as would be found in a customary mezzanine loan.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this free writing prospectus.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans other than any Non-Serviced Mortgage Loans) and the Special Servicer (with respect Specially Serviced Loans other than any Non-Serviced Mortgage Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this free writing prospectus.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Four (4) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 10.9%, 1.4% and 1.0%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties.  Ten (10) Mortgaged Properties, securing approximately 4.1% of the Initial Outstanding Pool Balance (by allocated loan amount) are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this free writing prospectus for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 25 states and the District of Columbia, with the largest concentration by Initial Outstanding Pool Balance located in California.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus “Summary—The Mortgage Pool—Characteristics of the Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Thirty-one (31) of the Mortgage Loans, representing approximately 61.4% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.  Ten (10) of the Mortgage Loans, representing approximately 29.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  Seven (7) of the Mortgage Loans, representing approximately 8.7% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s recapitalization.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Eight (8) of the Mortgaged Properties, representing approximately 16.7% of the Initial Outstanding Pool Balance, were constructed or acquired by the related borrowers within 12 calendar months prior to the Cut-Off Date and either have no prior operating history or do not have historical financial information.

Modified and Refinanced Loans.  As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2 to this free writing prospectus, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the

SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3FL, Class A-3FX, Class A-4, Class X-A, Class X-B, Class D, Class E, Class F, Class G and Class RP certificates (collectively, the “Regular Certificates”), (ii) the Class A-M, Class B, Class C and Class PEZ certificates (collectively, the “Exchangeable Certificates”), (iii) the Class V certificates and (iv) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates, the Exchangeable Certificates and the Class V certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-SB, Class A-4 and Class X-A Certificates (the “Offered Certificates”) are offered hereby.  The Class A-3FL, Class A-3FX, Class X-B, Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G, Class RP, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.  As described in this free writing prospectus, holders of the Class A-3FL certificates, which are not offered by this free writing prospectus, may exchange such Certificates for an equal Certificate Balance of Class A-3FX certificates, which are also not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strips); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Companion Loans, through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

On the Closing Date, the “Class A-3 Regular Interest” will also be issued by the Issuing Entity as uncertificated regular interests in the Upper-Tier REMIC.  The Depositor will transfer the Class A-3 Regular Interest to the Trust Fund in exchange for the Class A-3FL Certificates.  As of the Closing Date, the Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3 Regular Interest, the swap agreement and the related Class A-3 account to be established by the Certificate Administrator.  If Class A-3FL Certificates are exchanged for Class A-3FX Certificates, the Class A-3FX Certificates will represent a beneficial ownership interest their proportionate interest in the portion of the Trust Fund that consists of the Class A-3 Regular Interest and the related Class A-3 account.  Neither the Class A-3FL Certificates nor the Class A-3 Regular Interest are offered by this free writing prospectus.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3FL, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay

Certificates”, and each, a “Sequential Pay Certificate”) and the Class PEZ Certificates will have the following aggregate principal balances (each a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance(1)		Approximate Percentage of Initial Certificate Balance(1)	Approximate Initial Credit Support
Offered Certificates
A-1	$80,554,000		5.392%	30.000%	(2)
A-2	$336,574,000		22.527%	30.000%	(2)
A-SB	$92,228,000		6.173%	30.000%	(2)
A-4	$398,497,000		26.672%	N/A
Non-Offered Certificates(3)
A-3FL(4)	$138,000,000		9.236%	30.000%	(2)
A-3FX(4)	$0		0.000%	30.000%	(2)
A-M(5)	$143,805,000	(6)	9.625%	20.375%
B(5)	$89,644,000	(6)	6.000%	14.375%
PEZ(5)	$287,610,000	(6)	19.250%	10.750%	(7)
C(5)	$54,161,000	(6)	3.625%	10.750%	(7)
D	$63,498,000		4.250%	6.500%
E	$26,146,000		1.750%	4.750%
F	$26,146,000		1.750%	3.000%
G	$44,823,230		3.000%	0.000%

(1)	Does not include the RP Non-Pooled Component.
(2)	Represents the approximate initial credit support for the Offered Certificates and the Class A-3 Regular Interest in the aggregate.
(3)
The Classes of Certificates set forth below (“Non-Offered Certificates”) in the table are not offered by this free writing prospectus.  The Class RP Certificates are not reflected in the chart and are not offered in this free writing prospectus.

(4)
The aggregate Certificate Balance of the Class A-3FX Certificates and Class A-3FL Certificates will at all times equal the Certificate Balance of the Class A-3 Regular Interest.  The initial Certificate Balance of the Class A-3FX Certificates will be $0.

(5)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates.

(6)
On the Closing Date, the Issuing Entity will issue the Class A-M, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $143,805,000, $89,644,000 and $54,161,000, respectively.  The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C Trust Components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components.  Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M, Class B and Class C Certificates, representing the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

(7)
The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C Trust Component, which will have an initial outstanding balance on the Closing Date of $54,161,000.

The Class X-A and Class X-B Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates, the Class A-3 Regular Interest and the Class A-M Trust Component outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates, Class A-3 Regular Interest and Class A-M Trust Component will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,189,658,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balance of each of the Class B and Class C Trust Components outstanding from time to time.  In general, the Certificate Balance of each such Trust Component will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $143,805,000.

The initial Certificate Balances of the Class A-M, Class B and Class C Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class PEZ Certificates.  The initial Certificate Balance of the Class PEZ Certificates represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component and the Class A-3 Regular Interest outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component and the Class A-3 Regular Interest in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates, Trust Component or Class A-3 Regular Interest may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component and the Class A-3 Regular Interest will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates, the Class A-3 Regular Interest and the Class A-M Trust Component.  Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class B and Class C Trust Components.

The “Class A-M Percentage Interest” means, the quotient of the Certificate Balance of the Class A-M Certificates divided by the Certificate Balance of the Class A-M Trust Component.  As of the Closing Date, the Class A-M Percentage Interest will be           %.

“Class A-M Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-M,” with a Pass-Through Rate equal to [   ]%.  The Class A-M Certificates will represent beneficial ownership of the Class A-M Percentage Interest of the Class A-M Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.  The Class A-M Trust Component will be held in the Grantor Trust.

The “Class A-M-PEZ Percentage Interest” means 100.0% minus the Class A-M Percentage Interest.  As of the Closing Date, the Class A-M-PEZ Percentage Interest will be            %.

The “Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest will be            %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with a Pass-Through Rate equal to [   ]%.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

The “Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest will be            %.

The “Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest will be            %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with a Pass-Through Rate equal to [   ]%.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

The “Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest will be            %.

“Class PEZ Component” means any of the Class PEZ Component A-M, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-M” means the portion of the Class A-M Trust Component equal to the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-M Trust Component, Class B Trust Component or Class C Trust Component.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in April 2013 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”); provided that with respect to the Distribution Date occurring in April 2013, the Record Date will be the Closing Date.  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate or notional balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

 The aggregate distribution to be made with respect to the Regular Certificates (other than the Class RP Certificates) on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the RP Non-Pooled Component) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master

Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)        all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)        the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)        all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)        to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)        all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)         Prepayment Premiums and Yield Maintenance Charges;

(g)        any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)        all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)         the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Rochester Hotel Portfolio Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)         with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”;

(k)        Excess Interest; and

(l)         the CCRE Strips.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,”  any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loan secured by the Mortgaged Property identified as Carrollton Retail Center on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the Initial Outstanding Pool Balance as of the Cut-off Date).

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in April 2013.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates), the Class A-3 Regular Interest and any Trust Component is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates (other than the Class A-3FL, Class PEZ, Class V, Class R or Class LR Certificates), the Class A-3 Regular Interest and each Trust Component will be made on the basis of a 360-day year consisting of twelve 30-day months.  Calculations of interest due in respect of the Class A-3FL Certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class A-3FL, Class PEZ, Class V, Class R or Class LR Certificates), the Class A-3 Regular Interest and any Trust Component for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to the Class A-3FL Certificates, the Interest Accrual Period for any Distribution Date will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates), the Class A-3 Regular Interest and any Trust Component is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates), the Class A-3 Regular Interest and any Trust Component is the per annum rate at which interest accrues on such Class or Trust Component during any Interest Accrual Period.  The Pass-Through Rates for the Class A-M Certificates and the Class A-M Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class A-3FX Certificates and the Class A-3 Regular Interest will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3FX, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3 Regular Interest will equal one of the following per annum rates: (i) a fixed rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately   [___]% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates, the Class A-3 Regular Interest and the Class A-M Trust Component, respectively.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or the Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately   [___]% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C Trust Components, respectively.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Trust Component comprises such component.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans (other than the RP Non-Pooled Component) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the RP Non-Pooled Component) as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (or, in the case of the Rochester Hotel Portfolio Mortgage Loan, the RP Pooled Component only) or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan (or, in the case of the RP Pooled Component, the Rochester Hotel Portfolio Gross Pooled Component Rate) or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan (or the RP Pooled Component) or Serviced Companion Loan, the Administrative Fee Rate, with respect to any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class RP, Class V, Class R or Class LR Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2014), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (in the case of the Rochester Hotel Portfolio Mortgage Loan, the RP Pooled Component only) or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan (in the case of the Rochester Hotel Portfolio Mortgage Loan, at the Rochester Hotel Portfolio Gross Pooled Component Rate on the RP Pooled Component only) or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time, without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus).

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received with respect to the RP Non-Pooled Component):

(a)        the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)        the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)        the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)        the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)        the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)         all other Principal Prepayments received in the related Collection Period; and

(g)        any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan (excluding, in the case of the Rochester Hotel Portfolio Mortgage Loan, the RP Non-Pooled Component) on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment (excluding, in the case of the Rochester Hotel Portfolio Mortgage Loan, the portion allocable to the RP Non-Pooled Component) that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (including the RP Non-Pooled Component but excluding any Non-Serviced Mortgage Loan) as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		monthly	Interest payment on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans or Serviced Companion Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
		from time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

Type/Recipient	Amount	Frequency	Source of Payment

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
		from time to time	The related fees.

100% of any Modification Fees on Specially Serviced Loans and related Serviced Companion Loans.

50% of any Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

Type/Recipient	Amount	Frequency	Source of Payment

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		from time to time	Paid by related borrower.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses and/or RP Realized Losses, as applicable.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strips at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strips with respect to the related Collection Period.  The CCRE Strips will be subordinate to the Master Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall shall be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall shall be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

 Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B Certificates and the Class A-3 Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B Certificates and the Class A-3 Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Regular Interest, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Regular Interest has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates and the Class A-3 Regular Interest pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Sixth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Seventh, concurrently, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component, until the Certificate Balance of the Class A-M Trust Component is reduced to zero;

Eighth, concurrently, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Ninth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eleventh, concurrently, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Twelfth, concurrently, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the

Class B Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Thirteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fourteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fifteenth, concurrently, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest) and Class PEZ Certificates is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described above in “—Distribution of Available Funds” in this free writing prospectus.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this free writing prospectus.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans (or in the case of the Rochester Hotel Portfolio Mortgage Loan, the RP Pooled Component) during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates), to the related Class A-3 Account in respect of the interest of the Class A-3 FL Certificates in the Class A-3 Regular Interest (for distribution to the Swap Counterparty prior to the termination of the Swap Contract), and to the Trust Components (and correspondingly to (1) the Class A-M and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component, (2) the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component and (3) the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

 Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)       first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates, the Class A-3 Regular Interest and the Class A-M Trust Component on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)       second, to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (a) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Class A-3FX and Class A-3FL Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest or any Trust Component will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or such Trust Component exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, the Rochester Hotel Portfolio Gross Pooled Component Rate on the RP Pooled Component) exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, the Rochester Hotel Portfolio Gross Pooled Component Rate on the RP Pooled Component), then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, the Rochester Hotel Portfolio Gross Pooled Component Rate on the RP Pooled Component), but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the relevant loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are:  (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of Serviced Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

 Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of real property and excluding personal property and going concern value, if any) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges, Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 2018
Class A-2	February 2018
Class A-SB	December 2022
Class A-4	February 2023
Class X-A	February 2023

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date.  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in March 2046.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest and each Trust Component will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the RP Non-Pooled Component) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest and the Trust Components in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), seventh, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and, finally, pro rata, to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest and the Trust Components in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this free writing prospectus or otherwise.

RP Realized Losses will be allocated first to the RP Non-Pooled Component, up to its principal balance, and then to the RP Pooled Component.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class RP, Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates, the Class A-3 Regular Interest and the Class A-M Trust Component included in the calculation of the Notional Balance of such Class of Certificates or Trust Component on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of either of the Class B and Class C Trust Components included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

Realized Losses applied to the Class A-3 Regular Interest will be allocated pro rata to the Class A-3FX and Class A-3FL Certificates based on their respective Class A-3FX Percentage Interest and Class A-3FL Percentage Interest.

The “Class A-3FX Percentage Interest” is a percentage equal to a fraction, the numerator of which is the Certificate Balance of the Class A-3FX certificates on such date, and the denominator of which is the Certificate Balance of the Class A-3 Regular Interest on such date.  The “Class A-3FL Percentage Interest” is a percentage interest equal to a fraction, the numerator of which is the Certificate Balance of the Class A-3FL Certificates on such date, and the denominator of which is the Certificate Balance of the Class A-3 Regular Interest on such date.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or the Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Class A-3FL, Class A-3FX and Class RP Certificates), the Class A-3 Regular Interest and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates (other than the Class A-3FL, Class A-3FX and Class RP Certificates), the Class A-3 Regular Interest and the Trust Components and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan, a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions, or the Rochester Hotel Portfolio Mortgage Loan) or Serviced Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at one basis point (0.01%)) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) serviced by the Master Servicer; provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Mortgage Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction or (d) the circumstances covered in clauses (i), (ii), (iii), (iv) or (v) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Class A-3FL, Class A-3FX and Class RP Certificates and the Exchangeable Certificates), the Class A-3 Regular Interest and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class A-3 Regular Interest will be allocated pro rata to the Class A-3FX and Class A-3FL Certificates based on their respective Class A-3FX Percentage Interest and Class A-3FL Percentage Interest.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Certificates (other than the Class RP, Class V, Class R and Class LR Certificates and the Exchangeable Certificates) and the Trust Components, on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B Certificates and to the Class A-3 Regular Interest (and then to the holders of the Class A-3FL and Class A-3FX Certificates) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B Certificates and the Class A-3 Regular Interest.  Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority, subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates (other than the Class A-3FL, Class A-3FX and Class RP Certificates), the Class A-3 Regular Interest and the Trust Components to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class or Trust Components on such date prior to any distribution being made on such Distribution Date in respect of any Classes or Trust Components subordinate to such Class or Trust Components, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this free writing prospectus.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or  Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv) and (v), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding the foregoing, within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination.  Any appraisal reduction with respect to a Serviced Loan Combination will be allocated in accordance with the terms of the related intercreditor agreement.

Any Appraisal Reduction Amount allocable to the Rochester Hotel Portfolio Mortgage Loan will be allocated first to the RP Non-Pooled Component (up to the full principal balance thereof) and then to the RP Pooled Component.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of related Certificates or Trust Component then outstanding (i.e., in respect of the Mortgage Loans, other than the RP Non-Pooled Component, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component) and then, pro rata, based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A and Class X-B Certificates and the Class A-3 Regular Interest).

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and Trust Components in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component) and then, pro rata, based on interest entitlements, to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and the Class A-3 Regular Interest).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Principal Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity.  In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of a Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates (subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus).  With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be affiliated with any such party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this free writing prospectus.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions

govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this free writing prospectus.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

In addition, although the borrowers under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-4 Certificates and the Class A-3 Regular Interest remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2 and Class A-4 Certificates and the Class A-3 Regular Interest are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans (other than the Rochester Hotel Portfolio Mortgage Loan) will generally be allocated to the Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), in that order, reducing amounts otherwise payable to each class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and Class A-3 Regular Interest, and, with respect to interest losses only, the Class X-A and Class X-B Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall (other than those allocable to the RP Non-Pooled Component) for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest

Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Losses and shortfalls on the Rochester Hotel Portfolio Mortgage Loan will generally be allocated as follows:  first, to the RP Non-Pooled Component, and then, to the RP Pooled Component.  Further, Net Prepayment Interest Shortfalls for each Distribution Date with respect to the Rochester Hotel Portfolio Mortgage Loan will be allocated on such Distribution Date first, to the RP Non-Pooled Component, and then, to the RP Pooled Component.

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least four days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

 The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(a)        the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(b)        the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)        all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in April 2013;

(d)        there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)        prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)         all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(g)        no party exercises its right of optional termination described in this free writing prospectus and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)        no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)         no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)         there are no additional expenses of the Issuing Entity;

(k)        distributions on the Certificates are made on the 10th calendar day in each month, commencing in April 2013;

(l)         no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Lock-Out Period, if any;

(m)       one month LIBOR on the Class A-3FL Certificates will remain constant at 0.2022%;

(n)        the Closing Date is March 7, 2013;

(o)        the ARD Loan is paid in full on its Anticipated Repayment Date;

(p)        with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the CCRE Strip accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination; and

(q)        the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Moffett Towers, Rochester Hotel Portfolio and Streets of Brentwood, representing approximately 8.0%, 7.4% and 2.8%, respectively, of the Initial Outstanding Pool Balance, amortize based on the amortization schedule attached to this free writing prospectus as Annexes H-1, H-2 and H-3, respectively.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB and Class A-4 Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 7, 2013 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including March 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of March 7, 2013 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including March 1, 2013 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class X-A Certificates will conform to the yields described in this free writing prospectus.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.   The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Servicing of the Mortgage Loans; Collection of Payments

 The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loans, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●	in accordance with the higher of the following standards of care:

1.
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.
the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combination, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●	but without regard to any potential conflict of interest arising from:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For a description of the servicing of the Moffett Towers Mortgage Loan and the 540 West Madison Street Mortgage Loan, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may contract with an affiliate of CCRE Lending to act as a limited subservicer with respect to the CCRE Strip Pool in the future.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything herein or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions of the Code or (2) expose the Master Servicer, the Special Servicer, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator or the Trustee or their respective affiliates to any claim, suit or liability, (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

 Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combinations as come into and continue in default;

(b)        any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination;

(c)        any sale of a Defaulted Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “—Optional Termination” below in this free writing prospectus) for less than the applicable Repurchase Price;

(d)        any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)        any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any

consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(f)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)        any property management company changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents);

(h)        releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no material lender discretion;

(i)         any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and for which there is no lender discretion;

(j)         any determination of an Acceptable Insurance Default;

(k)        the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)         following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property;

(m)       any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(n)        with respect to the Rochester Hotel Portfolio Mortgage Loan only, any release of the related borrower or guarantor from any liability with respect to the Rochester Hotel Portfolio Mortgage Loan, including, without limitation, any modification or the recourse provisions of the related Mortgage Loan Documents;

(o)        with respect to the Rochester Hotel Portfolio Mortgage Loan only, any adoption or implementation or amendment or modification to the operating budget submitted by the related borrower with respect to the related Mortgaged Property, to the extent the lender’s approval is required under the related Mortgage Loan Documents;

(p)        with respect to the Rochester Hotel Portfolio Mortgage Loan only, any approval of any material alteration to the related Mortgaged Property, to the extent the lender’s approval is required under the related Mortgage Loan Documents; and

(q)        with respect to the Rochester Hotel Portfolio Mortgage Loan only, the execution or material modification of any “major lease” (constituting more than 10,000 square feet at the related Mortgaged Property), to the extent the lender’s approval is required under the related Mortgage Loan Documents;

provided that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to the Larkspur Landing Hotel Portfolio Loan Combination, the Moffett Towers Loan Combination and the 540 West Madison Street Loan Combination, the Larkspur Landing Hotel Portfolio Non-Controlling Note Holder, the Moffett Towers Non-Controlling Note Holders and the 540 West Madison Street Non-Controlling Note Holder, respectively, will have certain non-binding consultation rights with respect to the servicing of the related Loan Combination as provided in the related intercreditor agreement and described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—Moffett Towers Loan Combination—Consultation and Control”,  “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—540 West Madison Street Loan Combination—Consultation and Control” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—Larkspur Landing Hotel Portfolio Loan Combination—Consultation and Control” in this free writing prospectus.

With respect to the Rochester Hotel Portfolio Mortgage Loan, if no Class RP Control Appraisal Event has occurred and is continuing, the Master Servicer and the Special Servicer will be required to consult with the Controlling Class Representative on a non-binding basis in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer).

 The “Directing Holder” means:

(a)        with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or with respect to the Rochester Hotel Portfolio Mortgage Loan) or Serviced Loan Combination, the Controlling Class Representative; and

(b)        with respect to the Rochester Hotel Portfolio Mortgage Loan, (i) for so long as no Class RP Control Appraisal Event exists, the holders of the Class RP Certificates and (ii) for so long as a Class RP Control Appraisal Event exists, the Controlling Class Representative.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loans or the Rochester Hotel Portfolio Mortgage Loan) and Serviced Loan Combinations is expected to be the B-Piece Buyer.  The Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative.

The initial Controlling Class Representative will be the B-Piece Buyer, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

 A “Consultation Termination Event” will occur under the following circumstances:

(a)        with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or the Rochester Hotel Portfolio Mortgage Loan) or Serviced Loan Combination, at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section; and

(b)        with respect to the Rochester Hotel Portfolio Mortgage Loan, at any date on which (i) a Class RP Control Appraisal Event exists and (ii)(A) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (B) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

 A “Control Termination Event” will occur under the following circumstances:

(a)        with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or the Rochester Hotel Portfolio Mortgage Loan) or Serviced Loan Combination, at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section; and

(b)        with respect to the Rochester Hotel Portfolio Mortgage Loan, at any date on which (i) a Class RP Control Appraisal Event exists and (ii)(A) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (B) such Control Termination Event is deemed to occur as described in this section.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own,

(b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates.  During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).  Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder.  The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)        may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)        may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)        does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)        may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)        will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V Certificates and the Class R Certificates, or (2) upon termination of the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

 With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)        promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)        promptly reviewing each Final Asset Status Report; and

(c)        reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions,

lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

 With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)         the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)         the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)         the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)    after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)   if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply;

(d)         the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing

Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to the Larkspur Landing Hotel Portfolio Loan Combination, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information

(other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loans) or Serviced Loan Combinations were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of the Larkspur Landing Hotel Portfolio Companion Loan (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Termination of the Operating Advisor For Cause

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)        any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)        any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)        any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)        the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)         the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s, Morningstar or S&P (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the

Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V and Class R Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” is a per annum rate equal to (a) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans and the Larkspur Landing Hotel Portfolio Mortgage Loan) and each Interest Accrual Period, a rate equal to 0.0016%, and (b) with respect to the Larkspur Landing Hotel Portfolio Mortgage Loan and each Interest Accrual Period, a rate equal to 0.0038%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees and the CCRE Strip) on a Mortgage Loan (excluding payments with respect to the RP Non-Pooled Component) that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice that the Special

Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, only the RP Pooled Component) that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, only the RP Pooled Component) as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, only the RP Pooled Component) and the denominator of which is the Stated Principal Balance of such Mortgage Loan (or in the case of the Rochester Hotel Portfolio Mortgage Loan, only the RP Pooled Component) as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan and the Larkspur Landing Hotel Portfolio Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any related Companion Loan.  If the Master Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan or the Larkspur Landing Hotel Portfolio Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to any related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from the proceeds of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination.  See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage

Pool—Loan Combinations/Split Loan Structures—Moffett Towers Loan Combination—Advancing”, “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—540 West Madison Street Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—Larkspur Landing Hotel Portfolio Loan Combination—Advancing” in this free writing prospectus.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from collections on, and proceeds of, the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss or RP Realized Loss, as applicable.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master

Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections; provided that, neither the Master Servicer nor the Trustee will be entitled to recover any Nonrecoverable Advance made in respect of a Mortgage Loan other than the Rochester Hotel Portfolio Mortgage Loan from any collections on the Rochester Hotel Portfolio Mortgage Loan allocable to the RP Non-Pooled Component.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination; provided that, neither the Master Servicer nor the Trustee will be entitled to recover any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan other than the Rochester Hotel Portfolio Mortgage Loan from any collections on the Rochester Hotel Portfolio Mortgage Loan allocable to the RP Non-Pooled Component.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is nonrecoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan or the RP Non-Pooled Component.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the

Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class RP or Class V Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

With respect to the Distribution Date in March 2013, for each Mortgage Loan that accrues interest based on an actual/360 basis, the related Mortgage Loan Seller will remit to the Depositor an amount equal to two days of interest at the related Mortgage Rate, less the related Administrative Fee Rate, on the Cut-off Date Balance of such Mortgage Loan.  Such Amount will be deposited by the Depositor into the Interest Reserve Account on the Closing Date and be included in the Withheld Amounts available for the Distribution Date in March 2013.  The deposit is intended to compensate for the fact that the first Distribution Date will be in March 2013 and therefore a deposit into the Interest Reserve Account will not be made in January 2013 or February 2013.

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to the ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-3 Accounts.  The Certificate Administrator is required to establish and maintain the “Class A-3FX Fixed Rate Account” in its own name for the benefit of the Class A-3FX Certificateholders.  In addition, the Certificate Administrator is required to establish and maintain the “Class A-3FL Floating Rate Account” (and, together with the Class A-3FX Fixed Rate Account, the “Class A-3 Accounts”) in its own name for the benefit of the Class A-3FL Certificateholders.  The Class A-3 Accounts may be a subaccount of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such accounts.

Exchangeable Distribution Account.  The Certificate Administrator is required to establish and maintain the “Exchangeable Distribution Account” in its own name for the benefit of Class PEZ certificateholders.  The Exchangeable Distribution Account may be a sub-account of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such account.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Rochester Hotel Portfolio Mortgage Loan REMIC Distribution Account,” the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Rochester Hotel Portfolio Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Exchangeable Distribution Account and the Class A-3 Accounts will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan; and with respect to the Rochester Hotel Portfolio Mortgage Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Rochester Hotel Portfolio Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account, the Exchangeable Distribution Account and the Class A-3 Accounts will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s, (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., so long as such depository’s long-term unsecured debt rating is at least “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such depository’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iv) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iv), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity which institution or trust company is rated at least “Baa3” by Moody’s and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (v) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vi) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency), which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account, the Class A-3 Accounts and the Exchangeable Distribution Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Class A-3 Accounts and the Exchangeable Distribution Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combination) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combination) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or Serviced Loan Combination) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”) from DBRS or Moody’s with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans that represents one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance; provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification delivered to the Special Servicer or Master Servicer, as applicable, of the applicable other servicer regarding the 10 largest mortgage loans in such securitization).  To the extent not precluded by the Mortgage Loan

Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from DBRS or Moody’s with respect to any Mortgage Loan that represents one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance (provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification delivered to the Special Servicer or Master Servicer, as applicable, of the applicable other servicer regarding the 10 largest mortgage loans in such securitization).  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loans.  Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2014 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

 In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(a)          except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(b)          all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(i)     the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)    the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)    except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus);

(v)     to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)    any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO

Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs) and “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to three separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan).  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders, all of the representations and warranties described in Annex E to this free writing prospectus made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” below in this free writing prospectus.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower) property, then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex E to this free writing prospectus relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the

Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Rochester Hotel Portfolio Mortgage Loan REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).   The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master

Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses or RP Realized Loss, as applicable.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, certificate administrator and trustee of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or

the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

 “Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)        with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)        with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)        any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)        any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a

Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)        certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)         either DBRS or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (B) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s within sixty (60) days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and

(g)        so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights to conduct a vote to terminate the Master Servicer or the Special Servicer, as applicable, in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of the posting of such notice, in such regard.  In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses and/or RP Realized Loss, as applicable.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor

Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

 The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)        to cure any ambiguity or to correct any error;

(b)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)        to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)        to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)        to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)         in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Rochester Hotel Portfolio Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (f) above, in Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), District Judge Pauley of the United States District Court for the Southern District of New York held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  Additionally, in Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)), District Judge Forrest of the United States District Court for the Southern District of New York held that the TIA applies to the mortgage-backed securities issued under various pooling and servicing agreements similar to the Pooling and Servicing Agreement because the certificates are debt for purposes of the TIA.  The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Pooling and Servicing Agreement other than the two rulings referenced above.  The Depositor understands that District Judge Pauley has not decided a motion to reconsider his ruling or to certify the order for interlocutory appeal to the Second Circuit.  The Depositor also understands that District Judge Forrest has instructed the defendants to address, inter alia, the TIA issues in the defendants’ motion to dismiss the amended complaint, which should be fully briefed by the end of January 2013.  If there is an affirmation of the foregoing two rulings by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the Securities and Exchange Commission of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing two rulings, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and

Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Rochester Hotel Portfolio Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the distributions to the Swap Counterparty or the rights of the Swap Counterparty without the consent of the Swap Counterparty.

In addition, notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine, in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates; provided, that for purposes of such allocations, the Class A-M Certificates and the Class A-M-PEZ Component of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class B-PEZ Component of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class C Certificates and the Class C-PEZ Component of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class RP, Class V, Class R or Class LR Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)        such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)        there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Properties, such as any hotels operated on the Mortgaged Properties. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each

Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled to sell such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

With respect to the Larkspur Landing Hotel Portfolio Mortgage Loan, if such Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the Pooling and Servicing Agreement.

If the Moffett Tower Mortgage Loan or the 540 West Madison Street Mortgage Loan becomes a Defaulted Mortgage Loan, the COMM 2013-LC6 Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan or Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the COMM 2013-LC6 Pooling and Servicing Agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.  In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan (including the RP Non-Pooled Component) or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in March 2046 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the date of the modification and deliver a copy to the Custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

 For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this free writing prospectus) and the holders of the Serviced Companion Loans (as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures”) and after consultation with the Operating Advisor (as described above under “—The Operating Advisor” in this free writing prospectus), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)        approving routine leasing activity with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)        approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)        approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)        subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)        approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)         approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)        granting waivers of minor covenant defaults (other than financial covenants);

(h)        as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)         approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Serviced Loan Combination does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)         subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)        any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

See also “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans (including the RP Non-Pooled Component) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each

Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (E) any termination payments due under an interest rate swap agreement, dated as of the Closing Date, between the Issuing Entity and the Swap Counterparty (the “Swap Agreement”).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (which (1) shall include the Class RP Certificates but exclude the Class V, Class R and Class LR Certificates and (2) with respect to Class X-B Certificates will be sufficient if such Certificateholder has taken an assignment of the Voting Rights of the Class X-B Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-M, Class X-A, Class B, Class PEZ, Class C and Class D Certificates and the Class A-3 Regular Interest are no longer outstanding) if the sole remaining Certificateholder: (X) compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month; and (Y) pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR Certificates) as of the day of the exchange and (C), three, divided by (ii) 360, for the Mortgage Loans remaining in the Issuing Entity.  If the sole remaining Certificateholder has taken only an assignment of the Voting Rights of the Class X-B Certificates, the holders of the Class X-B Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” (which also includes, in addition to the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer, the COMM 2013-LC6 Master Servicer and any primary servicer and sub-servicer) will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan (including the RP Non-Pooled Component).  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan (including the RP Non-Pooled Component), and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”  With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Master Servicer and the Special Servicer” in this free writing prospectus.

 Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” and is defined in this free writing prospectus to include any Mortgage Loan (including, in the case of the Rochester Hotel Portfolio Mortgage Loan, the RP Non-Pooled Component, but excluding any Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)    either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)   any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)  the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days)

and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)  the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)   the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)   the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)  a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii) the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a Servicing Transfer Event will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative (in the case of an Asset Status Report relating to the Rochester Hotel Portfolio Mortgage Loan, only for so long as neither a Consultation Termination Event nor a Class RP Control Appraisal Event exists), the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The COMM 2013-LC6 Special Servicer will accrue a comparable special servicing fee with respect to each Non-Serviced Loan Combination pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The COMM 2013-LC6 Special Servicer will accrue a comparable workout fee with respect to each Non-Serviced Loan Combination pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan, Serviced REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds

(exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The COMM 2013-LC6 Special Servicer will accrue a comparable liquidation fee with respect to each Non-Serviced Loan Combination pursuant to the COMM 2013-LC6 Pooling and Servicing Agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
with respect to any Mortgage Loan that is subject to mezzanine indebtedness (i) the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holders’ option to purchase such Mortgage Loan becomes exercisable and (ii) in the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Streets of Brentwood and in the case of any future permitted mezzanine indebtedness, if the related intercreditor agreement contains an exclusion from the Liquidation Fee from the purchase price but does not limit such exclusion to the first time that a purchase option becomes exercisable, the purchase of such Mortgage Loan by the holder of the related mezzanine loan within such number of days as set forth in the related intercreditor agreement (up to 90 days) after each subsequent time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●
with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain

(x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation), and

●
the purchase of the Rochester Hotel Portfolio Mortgage Loan by the holder of the Class RP Certificates within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

●
100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.  Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a

Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to the Non-Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a)        the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)        the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)        the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)        the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)        the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)        the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)        the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)        the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)         (i) the Available Funds and the available funds for the Class RP Certificates for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of the Class A-3 Regular Interest with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)         the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates and the Class A-3 Regular Interest or the Swap Counterparty allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)        the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date and the aggregate amount of the CCRE Strips for such Distribution Date;

(l)         the Pass-Through Rate for each Class of Regular Certificates, the Class A-3 Regular Interest and each Class PEZ Component for the Distribution Date;

(m)       the Principal Distribution Amount for the Distribution Date;

(n)        the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss or RP Realized Loss, as applicable, on the Distribution Date;

(o)        the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)        the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)        the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)         the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)        a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)         a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)        the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses or RP Realized Loss, as applicable;

(v)        as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)       the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)        the then-current credit support levels for each Class of Sequential Pay Certificates and Trust Component;

(y)        the original and then-current ratings of each Class of Certificates;

(z)        with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)      the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)       with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss or RP Realized Loss, as applicable, attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)      the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)      material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)       the identity of the Operating Advisor;

(ff)         the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)       the identity of the Controlling Class;

(ii)      the identity of the Controlling Class Representative; and

(jj)         such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the free writing prospectus, the final prospectus supplement that relates to the Offered Certificates, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)        the following “deal documents”:

●	the final prospectus supplement that relates to the Offered Certificates;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)        the following SEC filings:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)        the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package, other than the CREFC loan setup file (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)        the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)         the “Investor Q&A Forum”; and

(g)        solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than, in the case of the Special Servicer, the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry (in the case of a Non-Serviced Mortgage Loan or related Mortgaged Property, based on reports prepared by such party or received from the applicable service provider ), unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager or affiliate or agent thereof be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

 The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)        any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)        the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)        the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)        any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including Blackrock Financial Management, Inc., Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning March 2013), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

 The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC Operating Statement Analysis Report and

CREFC NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)        Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b)        Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year-end 2013), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-184376).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement.  Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Three separate real estate mortgage investment conduit (“REMIC”) elections (the “Rochester Hotel Portfolio Mortgage Loan REMIC,” the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and, collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Rochester Hotel Portfolio Mortgage Loan REMIC will hold the Rochester Hotel Portfolio Mortgage Loan, proceeds thereof held in the Collection Account, the Rochester Hotel Portfolio Mortgage Loan REMIC Distribution Account and any related REO Property, will issue certain classes of regular interests (the “Rochester Hotel Portfolio Mortgage Loan REMIC Regular Interests”) to the Lower-Tier REMIC, and will issue a sole class of residual interests in such Trust REMIC, represented by the Class LR Certificates.  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest, the CCRE Strips and the Rochester Hotel Portfolio Mortgage Loan), the Rochester Hotel Portfolio Mortgage Loan REMIC Regular Interests and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue a sole class of residual interests in the Lower-Tier REMIC, represented by the Class LR Certificates.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A, Class X-B, Class D, Class E, Class F, Class G and Class RP Certificates, the Class A-3 Regular Interest and the Trust Components, in each case, as regular interests in the Upper-Tier REMIC, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and the COMM 2013-LC6 Pooling and Servicing Agreement, as applicable, and the applicable Intercreditor Agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Rochester Hotel Portfolio Mortgage Loan REMIC Regular Interest will constitute a “regular interest” in the Rochester Hotel Portfolio Mortgage Loan REMIC, each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each of the Offered Certificates, the Class X-B, Class D, Class E, Class F, Class G and Class RP Certificates, the Class A-3 Regular Interest and the Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole class of “residual interests” in the Rochester Hotel Portfolio Mortgage Loan REMIC and the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the Issuing Entity consisting of (a) the Class A-3 Regular

Interest and the Swap Agreement (and related amounts in the Class A-3 Accounts), (b) the Class A-M, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account), and (c) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-3FX Certificates will represent undivided beneficial interests in the Class A-3FX Percentage Interest of the Class A-3 Regular Interest and the entire undivided beneficial interest in the Class A-3FX Fixed Rate Account, (iii) the Class A 3FL Certificates will represent undivided beneficial interests in the Class A-3FL Percentage Interest in the Class A-3 Regular Interest and the entire undivided beneficial interest in the Swap Agreement and the Class A-3FL Floating Rate Account, (iv) the Class A-M Certificates will represent a undivided beneficial interests in the Class A-M Percentage Interest of the Class A-M Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account (v) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-M-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-M, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account, and (vi) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, 5 of the Mortgaged Properties, representing approximately 3.9% of the Initial Outstanding Pool Balance, are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through

1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class  [___]Certificates will be issued with original issue discount and that the Class [___]Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class  [___]Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered

Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E (collectively, the “Exemption”) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

 Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)        the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)        the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Inc. (“DBRS”), DBRS Limited, Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Service (“S&P”) or Fitch, Inc. (“Fitch”) (the “Exemption Rating Agencies”);

(c)        the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)        the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)        the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)        the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)        certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)        certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Swap Counterparty, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

The U.S. Department of Labor has proposed an amendment to the Exemption that would modify the definition of “rating agency” contained in the Exemption.  If the amendment is adopted as proposed, one of the results would be the inclusion of KBRA in the definition of “rating agency” in the Exemption, and consequently the inclusion of KBRA in the term “Exemption Rating Agencies” as used herein, in each case as of the date the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption.  Plan fiduciaries should consult with their advisors regarding the amendment.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Persons who have an ongoing relationship with the Teachers’ Retirement System of the State of Illinois, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to The Avenues.  Any person with a continuing relationship with the Teachers’ Retirement System of the State of Illinois should consult with counsel regarding whether such a relationship would affect its ability to purchase and hold Offered Certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates be rated as follows by DBRS, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. (collectively, the “Rating Agencies”):
	DBRS	KBRA	Moody’s
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class X-A	AAA(sf)	AAA(sf)	Aaa(sf)

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, KBRA, Moody’s and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected DBRS, KBRA and Moody’s to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of DBRS, KBRA and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this free writing prospectus.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN
CALIFORNIA AND THE DISTRICT OF COLUMBIA

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 25.2% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and, the District of Columbia (representing approximately 17.0% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), and which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California.  Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real properties. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

District of Columbia.  Mortgage loans in District of Columbia are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in District of Columbia may be accomplished by a non-judicial trustee’s sale in accordance with the District of Columbia Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the District of Columbia Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. District of Columbia’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real properties. District of Columbia case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the

“security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in District of Columbia limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under District of Columbia law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, District of Columbia law permits separate and even contemporaneous actions against both the borrower and any guarantors.  District of Columbia statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

INDEX OF DEFINED TERMS

17g-5 Information Provider	284	Certificate Administrator	136
2010 PD Amending Directive	xi	Certificate Balance	180
2011 Wells CMS Assessment	131	Certificate Owners	213
540 West Madison Street Companion		Certificate Registrar	139, 210
Loan	154	Certificateholder	210
540 West Madison Street Directing Holder	154	Certificates	179
540 West Madison Street Intercreditor		Certifying Certificateholder	213
Agreement	154	Class	179
540 West Madison Street Loan		Class A-3 Accounts	241
Combination	154	Class A-3 Regular Interest	179
540 West Madison Street Mortgage Loan	154	Class A-3FL Floating Rate Account	241
540 West Madison Street Mortgaged		Class A-3FL Percentage Interest	203
Property	154	Class A-3FX Fixed Rate Account	241
540 West Madison Street Non-Controlling		Class A-3FX Percentage Interest	203
Note Holder	155	Class A-M Percentage Interest	181
540 West Madison Street Noteholders	154	Class A-M Trust Component	181
Acceptable Insurance Default	79	Class A-M-PEZ Percentage Interest	181
Administrative Fee Rate	162	Class B Percentage Interest	181
ADR	162	Class B Trust Component	181
Advance Rate	237	Class B-PEZ Percentage Interest	181
Advances	236	Class C Percentage Interest	182
Allocated Loan Amount	162	Class C Trust Component	182
Annual Debt Service	162	Class C-PEZ Percentage Interest	182
Anticipated Repayment Date	161	Class PEZ Component	182
Appraisal Reduction Amount	186, 206	Class PEZ Component A-M	182
Appraisal Reduction Event	206	Class PEZ Component B	182
Appraised Value	162	Class PEZ Component C	182
Appraised-Out Class	209	Class RP Control Appraisal Event	159
ARD Loan	161	Class RP Representative	159
Article 122a	97	Class V Distribution Account	241
Asset Status Report	272	Class X-A Strip Rates	186
Assumed Final Distribution Date	201	Class X-B Strip Rates	187
Assumed Scheduled Payment	189	Clearstream	36, 210
Authenticating Agent	139	Clearstream Participants	212
Automatic Termination	viii	Closing Date	126
Available Funds	182	CMBS	111
Balloon Balance	162	Code	170
Balloon Loan	184	Collection Account	240
Balloon LTV	163	Collection Period	184
Bankruptcy Code	127	COMM 2013-LC6 Directing Holder	153
Base Interest Fraction	198	COMM 2013-LC6 Master Servicer	152
B-Piece Buyer	93	COMM 2013-LC6 Operating Advisor	152
CBE	219	COMM 2013-LC6 Pooling and Servicing
CCRE Data Tape	119	Agreement	152
CCRE Deal Team	119	COMM 2013-LC6 Special Servicer	152
CCRE Depositor	125	COMM 2013-LC6 Trustee	152
CCRE Financing Affiliates	118	Companion Loan	142
CCRE Lending	118	Companion Loan Securities	243
CCRE Mortgage Loans	118	Consultation Termination Event	226
CCRE Strip	2, 185	Control Eligible Certificates	227
CCRE Strip Pool	185	Control Termination Event	227
CCRE Strip Rate	185	Controlling Class	226

Controlling Class Certificateholder	226	Exchange Act	116
Controlling Class Representative	226	Exchangeable Certificates	179
Corrected Mortgage Loan	272	Exchangeable Distribution Account	241
CPR	217	Exemption	290
CREFC	279	Exemption Rating Agencies	291
CREFC Investor Reporting Package	281	FDIC	127
CREFC NOI Adjustment Worksheet	286	Final Asset Status Report	231
CREFC Operating Statement Analysis		Financial Promotion Order	x
Report	286	Fitch	291
Crossover Date	197	Form 8-K	178
Current LTV	162	Foundation Parcel	1
Custodian	136	FPO Persons	x
Cut-off Date	141	FSMA	x
Cut-off Date Balance	141	GAAP	161
Cut-off Date Loan-to-Value Ratio	162	GACC	111
Cut-off Date LTV	162	GACC Data Tape	112
Cut-off Date LTV Ratio	162	GACC Deal Team	112
Cut-off Date U/W NCF Debt Yield	163	GACC Mortgage Loans	112
Cut-off Date U/W NOI Debt Yield	163	GLA	163
DBMS	111	Grantor Trust	288
DBRS	134, 291	Holders	213
DBTCA	136	Hudson Valley	176
Debt Service Coverage Ratio	165	Indirect Participants	211
Declaration	1	Initial Outstanding Pool Balance	141
Default Interest	185	Initial Rate	161
Default Rate	185	Intercreditor Agreement	142
Defaulted Mortgage Loan	265	Interest Accrual Amount	186
Defeasance	170	Interest Accrual Period	186
Defeasance Collateral	170	Interest Payment Differential	168
Defeasance Loans	167	Interest Rate	163
Defeasance Lock-Out Period	167	Interest Reserve Account	241
Defeasance Option	170	Interest Shortfall	186
Defeasance Period	167	Interested Person	265
Definitive Certificate	210	Investor Certification	284
Department	290	Investor Q&A Forum	283
Depositaries	211	Investor Registry	283
Depositor	125	IO Group YM Distribution Amount	198
Determination Date	185	Issuing Entity	126
Directing Holder	225	KBRA	233
Disclosable Special Servicer Fees	277	Larkspur Landing Hotel Portfolio
Discount Rate	168	Companion Loan	150
Disney	85	Larkspur Landing Hotel Portfolio
Distribution Account	240	Intercreditor Agreement	150
Distribution Date	182	Larkspur Landing Hotel Portfolio Loan
Distribution Date Statement	279	Combination	150
DMARC	111	Larkspur Landing Hotel Portfolio Mortgage
DSCR	121, 165	Loan	150
DTC	35	Larkspur Landing Hotel Portfolio
Due Date	143	Mortgaged Property	150
Eligible Operating Advisor	233	Larkspur Landing Hotel Portfolio Non-
ERISA	290	Controlling Note Holder	151
Euroclear	36	Larkspur Landing Hotel Portfolio
Euroclear Participants	212	Noteholders	150
Excess Interest	162	Liquidation Fee	274
Excess Liquidation Proceeds	264	Liquidation Proceeds	274
Excess Liquidation Proceeds Account	241	Loan Combination	142

Loan-to-Value Ratio	162	Nonrecoverable Advance	238
Lock-Out Period	167	Non-Reduced Certificates	133
Loss of Value Payment	249	Non-Serviced Companion Loan	142
Lower-Tier Distribution Account	241	Non-Serviced Loan Combination	142
Lower-Tier Regular Interests	287	Non-Serviced Mortgage Loan	142
Lower-Tier REMIC	32, 287	Note	143
LTV	121	Notional Balance	180
LTV Ratio	162	NRA	164
LTV Ratio at Maturity or ARD	163	NRSRO	255
MAI	209	NRSRO Certification	284
Major Decision	223	Occupancy	164
Marriott	68	Occupancy As-of Date	164
Master Servicer Prepayment Interest		Offered Certificateholder	288
Shortfall Amount	204	Offered Certificates	179
Master Servicer Remittance Date	235	Offsetting Modification Fees	277
Master Servicing Fee	269	OID Regulations	288
Master Servicing Fee Rate	269	Operating Advisor	139
Material Breach	248	Operating Advisor Consulting Fee	235
Material Document Defect	248	Operating Advisor Fee	235
Maturity Date LTV	163	Operating Advisor Fee Rate	235
Modeling Assumptions	217	Operating Advisor Standard	231
Modification Fees	277	Operating Advisor Termination Event	232
Modified Mortgage Loan	210	P&I Advance	235
Moffett Towers Companion Loan	152	Pads	165
Moffett Towers Intercreditor Agreement	152	Pari Passu Loan Primary Servicing Fee
Moffett Towers Loan Combination	152	Rate	188
Moffett Towers Mortgage Loan	152	Park Bridge	139
Moffett Towers Mortgaged Property	152	Participants	210
Moffett Towers Non-Controlling Note		Pass-Through Rate	186
Holder	153	Paying Agent	136, 139
Moffett Towers Noteholders	152	PCIS Persons	x
Monthly Payment	184	Percentage Interest	182
Moody’s	134, 291	Permitted Encumbrances	144
Morningstar	130	Permitted Special Servicer/Affiliate Fees	278
Mortgage	143	Plan	290
Mortgage Loan Documents	248	Planned Principal Balance	198
Mortgage Loan Purchase Agreement	145	PML	123
Mortgage Loan Purchase Agreements	248	Pooling and Servicing Agreement	220
Mortgage Loan Sellers	145	Premier Bank	88
Mortgage Loans	141	Prepayment Assumption	289
Mortgage Pool	141	Prepayment Interest Excess	204
Mortgage Rate	188	Prepayment Interest Shortfall	204
Mortgaged Properties	141	Prepayment Premium	169
Mortgaged Property	141	Prepayment Premium Lock-Out Period	167
MSA	163	Prime Rate	238
NASD	88	Principal Distribution Amount	188
Net Default Interest	185	Principal Prepayments	184
Net Mortgage Pass-Through Rate	187	Private Certificates	179
Net Operating Income	163	Privileged Information	231
Net Prepayment Interest Excess	205	Privileged Information Exception	231
Net Prepayment Interest Shortfall	205	Privileged Person	284
Net REO Proceeds	184	Promotion of Collective Investment
No Downgrade Confirmation	260	Schemes Exemptions Order	x
NOI	163	Property Advances	236
NOI Date	163	Prospectus Directive	xi
Non-Offered Certificates	180	Qualified Affiliate	252

Qualified Substitute Mortgage Loan	250	SEC	116
Rated Final Distribution Date	15, 202	Securities Act	285
Rating Agencies	293	SEL	123
REA	57	Sequential Pay Certificate	180
Realized Loss	202	Sequential Pay Certificates	180
Record Date	182	Serviced Companion Loan	142
Regular Certificates	179	Serviced Loan Combination	142
Reinvestment Yield	168	Serviced REO Property	179
Related Proceeds	238	Servicer Termination Events	253
Release Date	170	Servicing Compensation	270
Relevant Implementation Date	xi	Servicing Fee	269
Relevant Member State	x	Servicing Fee Rate	269
Relevant Persons	x	Servicing Standard	222
REMIC	287	Servicing Transfer Event	272
REMIC Regulations	287	SF	164
Removed Mortgage Loan	249	Similar Law	290
REO Account	179	Small Loan Appraisal Estimate	207
REO Loan	189	SMMEA	292
REO Property	179	Special Servicing Fee	273
REO Tax	263	Specially Serviced Loan	271
Replacement Mortgage Loan	249	Sponsors	145
Repurchase Price	249	Sq. Ft.	164
Requesting Holders	209	Square Feet	164
Requesting Party	259	Stated Principal Balance	203
Required Licenses	55	Subordinate Certificates	205
Reserve Accounts	144	Subordinate Loan	176
Residual Certificates	179	Sub-Servicing Entity	254
Restricted Group	292	Sunstone	3
Restricted Party	231	Swap Agreement	269
Revised Rate	161	Swap Counterparty	111
RevPar	164	T-12	164
Rochester Hotel Portfolio Gross Non-		Term to Maturity	164
Pooled Component Rate	156	Terms and Conditions	212
Rochester Hotel Portfolio Gross Pooled		TIA	257
Component Rate	156	TIA Applicability Determination	258
Rochester Hotel Portfolio Mortgage Loan	143	TRIPRA	80
Rochester Hotel Portfolio Mortgage Loan		Trust Component	182
REMIC	287	Trust REMIC	32
Rochester Hotel Portfolio Mortgage Loan		Trust REMICs	287
REMIC Distribution Account	241	Trustee	134
Rochester Hotel Portfolio Mortgage Loan		Trustee/Certificate Administrator Fee	138
REMIC Regular Interests	287	Trustee/Certificate Administrator Fee Rate	138
Rochester Hotel Portfolio Net Non-Pooled		U.S. Bank	134
Component Rate	157	U.S. Obligations	168
Rochester Hotel Portfolio Net Pooled		U/W EGI	166
Component Rate	156	U/W NCF	164
ROFO	67	U/W NCF DSCR	165
ROFR	67	U/W NOI	164
ROFR Agreement	1	U/W NOI Debt Yield	163
Rooms	165	U/W NOI DSCR	166
RP Non-Pooled Component	143	U/W Revenue	166
RP Pooled Component	143	UCC	131
RP Realized Loss	158	Underwriters	126
Rule 17g-5	257	Underwritten NCF	164
Rules	212	Underwritten NCF Debt Yield	163
S&P	291	Underwritten NCF DSCR	165

Underwritten Net Cash Flow	164	Wachovia	128
Underwritten Net Operating Income	164	Weighted Average Net Mortgage
Underwritten NOI	164	Pass-Through Rate	187
Underwritten NOI Debt Yield	163	Wells Fargo	128
Underwritten NOI DSCR	166	Withheld Amounts	241
Units	165	Workout Fee	273
Unliquidated Advance	240	Workout-Delayed Reimbursement Amount	239
Unscheduled Payments	184	Yield Maintenance Charge	167
Updated Appraisal	208	Yield Maintenance Loans	167
Upper-Tier Distribution Account	241	Yield Maintenance Lock-Out Period	167
Upper-Tier REMIC	32, 287	Yield Maintenance Period	167
Voting Rights	261

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed					Interest	Original	Remaining	Original	Remaining
			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property	Interest	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization
Property Flag	ID	Property Name	Balance	Properties	Originator (1)	Seller (2)	Balance($)(2)(3)	Balance($)(2)(3)(6)	or ARD Balance($)(6)	Type	Type	Rate (4)	Strip	Strip	Fee Rate (5)	Basis	Maturity or ARD	Maturity or ARD	Term (6)	Term (6)
Loan	1	Federal Center Plaza	8.7%	1	CCRE	CCRE	130,000,000	130,000,000	130,000,000	Office	CBD	4.1405%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	0	0
Loan	2	Moffett Towers (26)(28)	8.0%	1	GACC	GACC	120,000,000	120,000,000	104,803,925	Office	Suburban	4.0119%	0.0214%	0.0000%	0.0214%	Actual/360	120	117	360	360
Loan	3	The Avenues	7.4%	1	GACC	GACC	110,000,000	110,000,000	110,000,000	Retail	Super Regional Mall	3.6000%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	0	0
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	4	GACC	GACC	110,000,000	109,857,615	103,241,149	Hospitality	Various	4.9149%	0.0230%	0.0000%	0.0230%	Actual/360	60	59	360	359
Property	4.01	Kahler Grand	3.3%	1	GACC	GACC	48,830,549	48,767,343		Hospitality	Full Service
Property	4.02	Rochester Marriott	2.0%	1	GACC	GACC	29,665,871	29,627,471		Hospitality	Full Service
Property	4.03	Kahler Inn & Suites	1.4%	1	GACC	GACC	21,002,387	20,975,201		Hospitality	Limited Service
Property	4.04	Residence Inn Rochester	0.7%	1	GACC	GACC	10,501,193	10,487,600		Hospitality	Extended Stay
Loan	5	540 West Madison Street (26)(28)	6.7%	1	GACC	GACC	100,000,000	100,000,000	100,000,000	Office	CBD	3.9050%	0.0214%	0.0000%	0.0214%	Actual/360	60	58	0	0
Loan	6	Paramount Plaza	6.4%	1	GACC	GACC	96,000,000	95,847,443	77,274,945	Office	CBD	4.3800%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	359
Loan	7	Avenue Forsyth	5.6%	1	CCRE	CCRE	83,300,000	83,300,000	75,384,489	Mixed Use	Retail/Office	3.8365%	0.0430%	0.0200%	0.0230%	Actual/360	120	117	360	360
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	11	CCRE	CCRE	80,000,000	79,794,922	73,728,830	Hospitality	Extended Stay	4.9585%	0.0452%	0.0200%	0.0252%	Actual/360	60	58	360	358
Property	8.01	Larkspur Landing Sunnyvale	0.8%	1	CCRE	CCRE	12,400,000	12,368,213		Hospitality	Extended Stay
Property	8.02	Larkspur Landing Hillsboro	0.7%	1	CCRE	CCRE	9,857,143	9,831,874		Hospitality	Extended Stay
Property	8.03	Larkspur Landing Milpitas	0.6%	1	CCRE	CCRE	9,714,286	9,689,383		Hospitality	Extended Stay
Property	8.04	Larkspur Landing Campbell	0.6%	1	CCRE	CCRE	8,857,143	8,834,438		Hospitality	Extended Stay
Property	8.05	Larkspur Landing South San Francisco	0.6%	1	CCRE	CCRE	8,400,000	8,378,467		Hospitality	Extended Stay
Property	8.06	Larkspur Landing Bellevue	0.5%	1	CCRE	CCRE	7,177,143	7,158,744		Hospitality	Extended Stay
Property	8.07	Larkspur Landing Renton	0.4%	1	CCRE	CCRE	6,571,429	6,554,583		Hospitality	Extended Stay
Property	8.08	Larkspur Landing Pleasanton	0.4%	1	CCRE	CCRE	6,308,571	6,292,400		Hospitality	Extended Stay
Property	8.09	Larkspur Landing Sacramento	0.4%	1	CCRE	CCRE	5,491,429	5,477,351		Hospitality	Extended Stay
Property	8.10	Larkspur Landing Folsom	0.3%	1	CCRE	CCRE	4,068,571	4,058,142		Hospitality	Extended Stay
Property	8.11	Larkspur Landing Roseville	0.1%	1	CCRE	CCRE	1,154,286	1,151,327		Hospitality	Extended Stay
Loan	9	Westin Washington DC	4.9%	1	GACC	GACC	74,000,000	73,703,095	53,241,191	Hospitality	Full Service	3.9900%	0.0230%	0.0000%	0.0230%	Actual/360	120	118	300	298
Loan	10	Centennial Center	4.7%	1	CCRE	CCRE	70,455,000	70,455,000	70,455,000	Retail	Anchored	3.8315%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	0	0
Loan	11	DC Mixed Use Portfolio III	4.3%	11	CCRE	CCRE	63,800,000	63,607,758	50,611,012	Various	Various	3.9665%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Property	11.01	700-702 7th Street NW	0.8%	1	CCRE	CCRE	12,453,653	12,416,128		Mixed Use	Retail/Office
Property	11.02	8601 Westwood Center Drive	0.6%	1	CCRE	CCRE	8,457,829	8,432,344		Mixed Use	Retail/Office
Property	11.03	1005 7th Street NW	0.5%	1	CCRE	CCRE	7,525,470	7,502,794		Office	CBD
Property	11.04	825-829 7th Street NW	0.4%	1	CCRE	CCRE	6,459,917	6,440,452		Mixed Use	Retail/Office
Property	11.05	600 F Street NW	0.4%	1	CCRE	CCRE	5,594,154	5,577,298		Mixed Use	Retail/Office
Property	11.06	603-607 King Street	0.3%	1	CCRE	CCRE	5,061,378	5,046,127		Mixed Use	Retail/Office
Property	11.07	1311-1313 F Street NW	0.3%	1	CCRE	CCRE	4,928,184	4,913,334		Mixed Use	Retail/Office
Property	11.08	1401-1407 14th Street NW	0.3%	1	CCRE	CCRE	3,862,630	3,850,991		Mixed Use	Retail/Office
Property	11.09	1309 F Street NW	0.2%	1	CCRE	CCRE	3,529,645	3,519,009		Mixed Use	Retail/Office
Property	11.10	651 Florida Avenue NW	0.2%	1	CCRE	CCRE	3,030,167	3,021,037		Mixed Use	Retail/Office
Property	11.11	5630 Connecticut Avenue NW	0.2%	1	CCRE	CCRE	2,896,973	2,888,244		Mixed Use	Retail/Office
Loan	12	Streets of Brentwood (28)	2.8%	1	GACC	GACC	42,000,000	41,885,239	38,473,324	Retail	Anchored	3.5128%	0.0230%	0.0000%	0.0230%	Actual/360	60	58	360	358
Loan	13	Kapstone Portfolio	2.4%	6	GACC	GACC	35,500,000	35,398,999	28,517,789	Industrial	Warehouse	4.3200%	0.0230%	0.0000%	0.0230%	Actual/360	120	118	360	358
Property	13.01	DLL Fridley	0.7%	1	GACC	GACC	9,920,035	9,891,812		Industrial	Warehouse
Property	13.02	DLL Bowling Green	0.6%	1	GACC	GACC	8,422,671	8,398,708		Industrial	Warehouse
Property	13.03	DLL Cedar Rapids	0.5%	1	GACC	GACC	6,925,308	6,905,604		Industrial	Warehouse
Property	13.04	DLL Amsterdam	0.4%	1	GACC	GACC	5,739,895	5,723,564		Industrial	Warehouse
Property	13.05	DLL Grand Forks	0.2%	1	GACC	GACC	2,994,728	2,986,207		Industrial	Warehouse
Property	13.06	DLL Seward	0.1%	1	GACC	GACC	1,497,364	1,493,104		Industrial	Warehouse
Loan	14	70 West 45th Street	2.3%	1	CCRE	CCRE	35,000,000	35,000,000	29,917,100	Multifamily	High Rise	4.5325%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	360
Loan	15	Westgate Plaza	2.2%	1	CCRE	CCRE	33,500,000	33,444,126	26,582,408	Retail	Anchored	3.9760%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	16	Springfield Residence Inn	1.8%	1	GACC	GACC	26,900,000	26,857,252	21,653,083	Hospitality	Extended Stay	4.3800%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	359
Loan	17	Valley View Shopping Center	1.5%	1	GACC	GACC	22,000,000	22,000,000	17,645,640	Retail	Anchored	4.2700%	0.0230%	0.0000%	0.0230%	Actual/360	120	120	360	360
Loan	18	Embassy Suites Lubbock	1.4%	1	GACC	GACC	21,700,000	21,639,358	17,498,788	Hospitality	Full Service	4.4300%	0.0530%	0.0000%	0.0530%	Actual/360	120	118	360	358
Loan	19	Panavision Woodland Hills	1.1%	1	GACC	GACC	17,000,000	17,000,000	13,034,755	Industrial	Flex	4.5210%	0.0230%	0.0000%	0.0230%	Actual/360	120	118	300	300
Loan	20	Colonial Promenade Hoover	1.1%	1	CCRE	CCRE	17,000,000	16,964,494	12,405,669	Retail	Anchored	4.3575%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	21	747 Front Street	0.8%	1	CCRE	CCRE	12,500,000	12,463,903	10,009,261	Office	CBD	4.2285%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Loan	22	One Willow Bridge Portfolio	0.8%	5	CCRE	CCRE	11,990,000	11,954,067	9,522,909	Various	Various	4.0000%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Property	22.01	Shops at Solaris	0.5%	1	CCRE	CCRE	7,017,497	6,996,467		Retail	Unanchored
Property	22.02	One Vail Place	0.1%	1	CCRE	CCRE	2,099,772	2,093,479		Retail	Unanchored
Property	22.03	Vail Village Inn	0.1%	1	CCRE	CCRE	1,259,863	1,256,087		Retail	Unanchored
Property	22.04	Lazier Office Space	0.1%	1	CCRE	CCRE	900,772	898,072		Office	Suburban
Property	22.05	Lodge at Vail Promenade	0.0%	1	CCRE	CCRE	712,096	709,962		Retail	Single Tenant
Loan	23	Jo-Ann Plaza	0.8%	1	CCRE	CCRE	11,500,000	11,474,683	8,227,775	Retail	Anchored	3.8500%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	24	StayBridge Suites Charleston	0.7%	1	GACC	GACC	10,750,000	10,733,971	8,815,384	Hospitality	Extended Stay	4.9300%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	359
Loan	25	Best Western Lake Buena Vista	0.7%	1	GACC	GACC	10,750,000	10,728,230	9,507,664	Hospitality	Full Service	4.6600%	0.0230%	0.0000%	0.0230%	Actual/360	60	59	300	299
Loan	26	Bayside Hotel	0.7%	1	CCRE	CCRE	10,500,000	10,479,230	7,817,487	Hospitality	Limited Service	4.8930%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	27	StayBridge Suites Columbia	0.7%	1	GACC	GACC	10,250,000	10,234,717	8,405,366	Hospitality	Extended Stay	4.9300%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	359
Loan	28	Corner Lakes	0.7%	1	CCRE	CCRE	9,900,000	9,884,322	7,977,133	Retail	Anchored	4.4095%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	29	Desert Sky Palms Shopping Center	0.6%	1	GACC	GACC	8,924,000	8,924,000	7,437,519	Retail	Anchored	4.5700%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	360
Loan	30	Mountain View Square	0.6%	1	GACC	GACC	8,810,000	8,795,602	7,033,271	Retail	Anchored	4.1450%	0.0230%	0.0000%	0.0230%	Actual/360	120	119	360	359
Loan	31	Homewood Suites Huntsville	0.6%	1	CCRE	CCRE	8,500,000	8,481,806	6,146,168	Hospitality	Extended Stay	4.1195%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	32	Jeffrey Apartments	0.5%	1	CCRE	CCRE	7,800,000	7,787,870	6,318,455	Multifamily	Garden	4.5640%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	33	Eastwind Center	0.5%	1	CCRE	CCRE	7,250,000	7,231,611	5,963,929	Retail	Shadow Anchored	5.0235%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Loan	34	Orange Grove Estates MHC	0.5%	1	CCRE	CCRE	7,200,000	7,184,907	5,247,033	Manufactured Housing Community	Manufactured Housing Community	4.3220%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	35	Courtyard Marriott Pueblo	0.5%	1	CCRE	CCRE	7,000,000	6,986,549	6,246,461	Hospitality	Full Service	5.1840%	0.0430%	0.0200%	0.0230%	Actual/360	60	59	300	299
Loan	36	Pointe Flamingo	0.5%	1	CCRE	CCRE	6,900,000	6,889,812	5,674,262	Office	Suburban	5.0165%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	37	Courtyard Marriott Prattville	0.5%	1	CCRE	CCRE	6,750,000	6,735,552	4,880,781	Hospitality	Limited Service	4.1195%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	38	Hampton Inn Salisbury	0.4%	1	CCRE	CCRE	6,000,000	5,987,869	4,431,433	Hospitality	Limited Service	4.6760%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	300	299
Loan	39	Metro Self Storage	0.4%	1	CCRE	CCRE	5,900,000	5,890,770	4,771,024	Self Storage	Self Storage	4.5130%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	40	Hammock Cove Apartments	0.3%	1	CCRE	CCRE	5,200,000	5,191,773	4,191,241	Multifamily	Garden	4.4180%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	41	Oaks at San Jose	0.3%	1	CCRE	CCRE	5,200,000	5,189,251	3,796,028	Multifamily	Garden	5.0650%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	288	287
Loan	42	Shops at Amelia Market	0.3%	1	CCRE	CCRE	5,032,400	5,019,120	4,106,767	Retail	Anchored	4.7810%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Loan	43	Country Shores Apartments	0.3%	1	CCRE	CCRE	4,612,500	4,599,396	3,706,469	Multifamily	Garden	4.3290%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	360	358
Loan	44	Smoky Hill Self Storage	0.3%	1	CCRE	CCRE	4,350,000	4,343,569	3,575,972	Self Storage	Self Storage	5.0055%	0.0430%	0.0200%	0.0230%	Actual/360	120	119	360	359
Loan	45	Longwood Village Shopping Center	0.3%	1	CCRE	CCRE	4,300,000	4,278,168	2,696,037	Retail	Anchored	4.8815%	0.0430%	0.0200%	0.0230%	Actual/360	120	118	240	238
Loan	46	La Quinta Inn & Suites Canton	0.3%	1	CCRE	CCRE	4,265,000	4,254,929	3,675,243	Hospitality	Limited Service	4.6575%	0.0430%	0.0200%	0.0230%	Actual/360	60	59	270	269
Loan	47	Carrollton Retail Center	0.2%	1	CCRE	CCRE	3,000,000	2,995,251	2,417,606	Retail	Unanchored	4.4130%	0.0630%	0.0000%	0.0630%	Actual/360	120	119	360	359
Loan	48	Redner’s Warehouse Market	0.2%	1	CCRE	CCRE	2,600,000	2,600,000	12,998	Retail	Anchored	4.5270%	0.0430%	0.0200%	0.0230%	Actual/360	120	120	120	120

A-1-1

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	First				Annual	Monthly	Remaining			Crossed								FIRREA	Cut-Off
			Initial Pool	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Balance	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(6)(7)	Service($)(6)(7)	Period	Lockbox (8)	Management (9)	Other Loans	Borrower	NOI DSCR (6)(7)(10)	NCF DSCR (6)(7)(10)	Period (11)	Date	Value ($)(12)	As-of Date	(Yes/No)	Ratio (10)(12)	Maturity or ARD (10)(12)
Loan	1	Federal Center Plaza	8.7%	03/06/2013	02/06/2023	No	02/06/2023	5,457,409	454,784	119	Hard	Springing	No		3.65x	3.43x	0	6	309,000,000	01/03/2013	Yes	42.1%	42.1%
Loan	2	Moffett Towers (26)(28)	8.0%	01/06/2013	12/06/2022	No	12/06/2022	6,740,892	561,741	33	Hard	In Place	No		1.59x	1.56x	0	6	585,000,000	10/31/2012	Yes	57.3%	50.0%
Loan	3	The Avenues	7.4%	03/06/2013	02/06/2023	No	02/06/2023	4,015,000	334,583	119	Hard	In Place	No		4.15x	4.02x	0	6	244,000,000	12/27/2012	Yes	45.1%	45.1%
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	03/06/2013	02/06/2018	No	02/06/2018	6,644,124	553,677		Hard	In Place	No		2.39x	2.10x	0	6	209,500,000	12/20/2012	Yes	52.4%	49.3%
Property	4.01	Kahler Grand	3.3%																93,000,000	12/20/2012	Yes
Property	4.02	Rochester Marriott	2.0%																56,500,000	12/20/2012	Yes
Property	4.03	Kahler Inn & Suites	1.4%																40,000,000	12/20/2012	Yes
Property	4.04	Residence Inn Rochester	0.7%																20,000,000	12/20/2012	Yes
Loan	5	540 West Madison Street (26)(28)	6.7%	02/06/2013	01/06/2018	No	01/06/2018	3,959,236	329,936	58	Hard	In Place	No		2.73x	2.62x	0	6	370,000,000	11/12/2012	Yes	63.5%	63.5%
Loan	6	Paramount Plaza	6.4%	03/06/2013	02/06/2023	No	02/06/2023	5,755,164	479,597		Hard	Springing	No		1.76x	1.53x	0	6	141,400,000	10/24/2012	Yes	67.8%	54.6%
Loan	7	Avenue Forsyth	5.6%	01/06/2013	12/06/2022	No	12/06/2022	4,678,504	389,875	57	Hard	Springing	No	Yes - A	1.96x	1.86x	0	6	117,200,000	10/31/2012	Yes	71.1%	64.3%
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	02/06/2013	01/06/2018	No	01/06/2018	5,129,167	427,431		Hard	Springing	No	Yes - A	1.91x	1.73x	0	6	204,500,000	Various	Yes	68.3%	63.1%
Property	8.01	Larkspur Landing Sunnyvale	0.8%																30,800,000	12/11/2012	Yes
Property	8.02	Larkspur Landing Hillsboro	0.7%																24,500,000	12/10/2012	Yes
Property	8.03	Larkspur Landing Milpitas	0.6%																24,300,000	12/11/2012	Yes
Property	8.04	Larkspur Landing Campbell	0.6%																21,900,000	12/11/2012	Yes
Property	8.05	Larkspur Landing South San Francisco	0.6%																21,000,000	12/12/2012	Yes
Property	8.06	Larkspur Landing Bellevue	0.5%																18,200,000	12/10/2012	Yes
Property	8.07	Larkspur Landing Renton	0.4%																16,800,000	12/10/2012	Yes
Property	8.08	Larkspur Landing Pleasanton	0.4%																16,000,000	12/11/2012	Yes
Property	8.09	Larkspur Landing Sacramento	0.4%																14,000,000	12/11/2012	Yes
Property	8.10	Larkspur Landing Folsom	0.3%																10,500,000	12/11/2012	Yes
Property	8.11	Larkspur Landing Roseville	0.1%																6,500,000	12/11/2012	Yes
Loan	9	Westin Washington DC	4.9%	02/06/2013	01/06/2023	No	01/06/2023	4,682,289	390,191		Hard	Springing	No		2.03x	1.80x	0	6	140,000,000	12/03/2012	Yes	52.6%	38.0%
Loan	10	Centennial Center	4.7%	02/06/2013	01/06/2023	No	01/06/2023	2,736,976	228,081	118	Hard	Springing	No		2.97x	2.82x	0	6	132,000,000	11/08/2012	Yes	53.4%	53.4%
Loan	11	DC Mixed Use Portfolio III	4.3%	02/06/2013	01/06/2023	No	01/06/2023	3,640,321	303,360		Hard	In Place	No		1.55x	1.47x	0	6	95,800,000	Various	Yes	66.4%	52.8%
Property	11.01	700-702 7th Street NW	0.8%																18,700,000	11/13/2012	Yes
Property	11.02	8601 Westwood Center Drive	0.6%																12,700,000	11/14/2012	Yes
Property	11.03	1005 7th Street NW	0.5%																11,300,000	11/13/2012	Yes
Property	11.04	825-829 7th Street NW	0.4%																9,700,000	11/13/2012	Yes
Property	11.05	600 F Street NW	0.4%																8,400,000	11/13/2012	Yes
Property	11.06	603-607 King Street	0.3%																7,600,000	11/14/2012	Yes
Property	11.07	1311-1313 F Street NW	0.3%																7,400,000	11/13/2012	Yes
Property	11.08	1401-1407 14th Street NW	0.3%																5,800,000	11/29/2012	Yes
Property	11.09	1309 F Street NW	0.2%																5,300,000	11/13/2012	Yes
Property	11.10	651 Florida Avenue NW	0.2%																4,550,000	11/14/2012	Yes
Property	11.11	5630 Connecticut Avenue NW	0.2%																4,350,000	11/13/2012	Yes
Loan	12	Streets of Brentwood (28)	2.8%	02/06/2013	01/06/2018	No	01/06/2018	2,129,041	177,420		Hard	In Place	No		2.48x	2.29x	0	6	83,000,000	10/11/2012	Yes	50.5%	46.4%
Loan	13	Kapstone Portfolio	2.4%	02/06/2013	01/06/2023	No	01/06/2023	2,113,158	176,097		Hard	In Place	No		1.85x	1.63x	0	6	56,900,000	Various	Yes	62.2%	50.1%
Property	13.01	DLL Fridley	0.7%																15,900,000	12/07/2012	Yes
Property	13.02	DLL Bowling Green	0.6%																13,500,000	12/06/2012	Yes
Property	13.03	DLL Cedar Rapids	0.5%																11,100,000	12/01/2012	Yes
Property	13.04	DLL Amsterdam	0.4%																9,200,000	12/06/2012	Yes
Property	13.05	DLL Grand Forks	0.2%																4,800,000	12/10/2012	Yes
Property	13.06	DLL Seward	0.1%																2,400,000	12/06/2012	Yes
Loan	14	70 West 45th Street	2.3%	02/06/2013	01/06/2023	No	01/06/2023	2,136,197	178,016	22	Soft	In Place	No		1.39x	1.39x	0	6	54,000,000	11/01/2012	Yes	64.8%	55.4%
Loan	15	Westgate Plaza	2.2%	03/06/2013	02/06/2023	No	02/06/2023	1,913,652	159,471		Springing Hard	Springing	No		2.12x	1.96x	0	6	64,000,000	01/05/2013	Yes	52.3%	41.5%
Loan	16	Springfield Residence Inn	1.8%	03/06/2013	02/06/2023	No	02/06/2023	1,612,645	134,387		Soft	Springing	No		2.38x	2.12x	0	6	41,000,000	11/01/2012	Yes	65.5%	52.8%
Loan	17	Valley View Shopping Center	1.5%	04/06/2013	03/06/2023	No	03/06/2023	1,301,814	108,485		Hard	In Place	No		1.68x	1.58x	0	6	36,800,000	02/01/2013	Yes	59.8%	48.0%
Loan	18	Embassy Suites Lubbock	1.4%	02/06/2013	01/06/2023	No	01/06/2023	1,308,600	109,050		Hard	Springing	No		2.22x	2.00x	0	6	31,000,000	12/01/2012	Yes	69.8%	56.4%
Loan	19	Panavision Woodland Hills	1.1%	02/06/2013	01/06/2023	Yes	07/06/2030	1,136,331	94,694	10	Hard	Springing	No		2.01x	1.92x	0	6	35,500,000	10/30/2012	Yes	47.9%	36.7%
Loan	20	Colonial Promenade Hoover	1.1%	03/06/2013	02/06/2023	No	02/06/2023	1,117,461	93,122		Hard	Springing	No		1.57x	1.41x	0	6	26,300,000	11/12/2012	Yes	64.5%	47.2%
Loan	21	747 Front Street	0.8%	02/06/2013	01/06/2023	No	01/06/2023	736,023	61,335		Hard	Springing	No		1.62x	1.46x	0	6	27,490,000	10/23/2012	Yes	45.3%	36.4%
Loan	22	One Willow Bridge Portfolio	0.8%	02/06/2013	01/06/2023	No	01/06/2023	686,905	57,242		Hard	Springing	No		1.63x	1.59x	0	6	19,700,000	12/07/2012	Yes	60.7%	48.3%
Property	22.01	Shops at Solaris	0.5%																11,530,000	12/07/2012	Yes
Property	22.02	One Vail Place	0.1%																3,450,000	12/07/2012	Yes
Property	22.03	Vail Village Inn	0.1%																2,070,000	12/07/2012	Yes
Property	22.04	Lazier Office Space	0.1%																1,480,000	12/07/2012	Yes
Property	22.05	Lodge at Vail Promenade	0.0%																1,170,000	12/07/2012	Yes
Loan	23	Jo-Ann Plaza	0.8%	03/06/2013	02/06/2023	No	02/06/2023	717,034	59,753		Hard	Springing	No	Yes - B	1.99x	1.79x	0	6	19,400,000	11/12/2012	Yes	59.1%	42.4%
Loan	24	StayBridge Suites Charleston	0.7%	03/06/2013	02/06/2023	No	02/06/2023	686,992	57,249		Hard	In Place	No	Yes - C	2.01x	1.82x	0	6	15,500,000	11/01/2012	Yes	69.3%	56.9%
Loan	25	Best Western Lake Buena Vista	0.7%	03/06/2013	02/06/2018	No	02/06/2018	728,789	60,732		Hard	In Place	No		2.08x	1.56x	0	6	18,000,000	12/13/2012	Yes	59.6%	52.8%
Loan	26	Bayside Hotel	0.7%	03/06/2013	02/06/2023	No	02/06/2023	728,750	60,729		Hard	Springing	No		1.74x	1.60x	0	6	20,250,000	12/14/2012	Yes	51.7%	38.6%
Loan	27	StayBridge Suites Columbia	0.7%	03/06/2013	02/06/2023	No	02/06/2023	655,039	54,587		Hard	In Place	No	Yes - C	1.95x	1.76x	0	6	14,800,000	11/01/2012	Yes	69.2%	56.8%
Loan	28	Corner Lakes	0.7%	03/06/2013	02/06/2023	No	02/06/2023	595,571	49,631		Springing Hard	Springing	No		1.59x	1.49x	0	6	13,400,000	11/20/2012	Yes	73.8%	59.5%
Loan	29	Desert Sky Palms Shopping Center	0.6%	03/06/2013	02/06/2023	No	02/06/2023	547,062	45,589	11	Hard	Springing	No		1.60x	1.49x	0	6	11,900,000	11/07/2012	Yes	75.0%	62.5%
Loan	30	Mountain View Square	0.6%	03/06/2013	02/06/2023	No	02/06/2023	513,601	42,800		Hard	Springing	No		1.63x	1.51x	0	6	11,750,000	12/12/2012	Yes	74.9%	59.9%
Loan	31	Homewood Suites Huntsville	0.6%	03/06/2013	02/06/2023	No	02/06/2023	545,147	45,429		Hard	Springing	No	Yes - D	2.27x	2.04x	0	6	14,400,000	12/14/2012	Yes	58.9%	42.7%
Loan	32	Jeffrey Apartments	0.5%	03/06/2013	02/06/2023	No	02/06/2023	477,823	39,819		Soft	Springing	No		1.65x	1.60x	0	6	11,850,000	02/01/2013	Yes	65.7%	53.3%
Loan	33	Eastwind Center	0.5%	02/06/2013	01/06/2023	No	01/06/2023	468,285	39,024		Hard	Springing	No		1.67x	1.55x	0	6	9,700,000	08/15/2012	Yes	74.6%	61.5%
Loan	34	Orange Grove Estates MHC	0.5%	03/06/2013	02/06/2023	No	02/06/2023	471,552	39,296		Soft	Springing	No		1.73x	1.70x	0	6	11,800,000	10/30/2012	Yes	60.9%	44.5%
Loan	35	Courtyard Marriott Pueblo	0.5%	03/06/2013	02/06/2018	No	02/06/2018	500,103	41,675		Hard	Springing	No		2.66x	2.21x	0	6	11,400,000	12/19/2012	Yes	61.3%	54.8%
Loan	36	Pointe Flamingo	0.5%	03/06/2013	02/06/2023	No	02/06/2023	445,324	37,110		Hard	Springing	No		1.93x	1.75x	0	6	9,200,000	10/26/2012	Yes	74.9%	61.7%
Loan	37	Courtyard Marriott Prattville	0.5%	03/06/2013	02/06/2023	No	02/06/2023	432,910	36,076		Hard	Springing	No	Yes - D	2.34x	2.13x	0	6	10,400,000	12/12/2012	Yes	64.8%	46.9%
Loan	38	Hampton Inn Salisbury	0.4%	03/06/2013	02/06/2023	No	02/06/2023	407,426	33,952		Hard	Springing	No		2.12x	1.80x	0	6	12,500,000	01/07/2013	Yes	47.9%	35.5%
Loan	39	Metro Self Storage	0.4%	03/06/2013	02/06/2023	No	02/06/2023	359,280	29,940		Soft	Springing	No		2.40x	2.34x	0	6	10,250,000	01/01/2013	Yes	57.5%	46.5%
Loan	40	Hammock Cove Apartments	0.3%	03/06/2013	02/06/2023	No	02/06/2023	313,139	26,095		Soft	Springing	No		1.52x	1.46x	0	6	7,200,000	10/19/2012	Yes	72.1%	58.2%
Loan	41	Oaks at San Jose	0.3%	03/06/2013	02/06/2023	No	02/06/2023	374,807	31,234		Soft	Springing	No		1.54x	1.35x	0	6	7,400,000	09/21/2012	Yes	70.1%	51.3%
Loan	42	Shops at Amelia Market	0.3%	02/06/2013	01/06/2023	No	01/06/2023	316,146	26,346		Hard	Springing	No		1.79x	1.70x	0	6	7,125,000	09/28/2012	Yes	70.4%	57.6%
Loan	43	Country Shores Apartments	0.3%	02/06/2013	01/06/2023	No	01/06/2023	274,855	22,905		Soft	In Place	No		1.66x	1.51x	0	6	6,200,000	11/15/2012	Yes	74.2%	59.8%
Loan	44	Smoky Hill Self Storage	0.3%	03/06/2013	02/06/2023	No	02/06/2023	280,396	23,366		Soft	Springing	No		1.59x	1.55x	0	6	6,600,000	09/27/2012	Yes	65.8%	54.2%
Loan	45	Longwood Village Shopping Center	0.3%	02/06/2013	01/06/2023	No	01/06/2023	337,168	28,097		Springing Hard	Springing	No		1.90x	1.52x	0	6	7,600,000	09/03/2012	Yes	56.3%	35.5%
Loan	46	La Quinta Inn & Suites Canton	0.3%	03/06/2013	02/06/2018	No	02/06/2018	306,250	25,521		Hard	Springing	No		3.22x	2.89x	0	6	8,800,000	01/01/2013	Yes	48.4%	41.8%
Loan	47	Carrollton Retail Center	0.2%	03/06/2013	02/06/2023	No	02/06/2023	180,550	15,046		Hard	Springing	No		1.88x	1.82x	0	6	4,520,000	01/02/2013	Yes	66.3%	53.5%
Loan	48	Redner’s Warehouse Market	0.2%	04/06/2013	03/06/2023	No	03/06/2023	323,758	26,980		Hard	Springing	No	Yes - B	1.24x	1.23x	0	6	4,300,000	01/04/2013	Yes	60.5%	0.3%

A-1-2

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Net		Loan per Net
			% of								Rentable Area	Units	Rentable Area
			Initial Pool						Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12
Property Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Rooms/Pads) ($)(10)	(# of payments)(13)	Statements Date	EGI ($)	Expenses($)	NOI($)
Loan	1	Federal Center Plaza	8.7%	400 & 500 C Street SW	Washington	District of Columbia	DC	20024	1981	2008	725,317	Sq. Ft.	179	L(25), D(46), O(49)	T-12 11/30/2012	29,633,108	9,821,452	19,811,656
Loan	2	Moffett Towers (26)(28)	8.0%	1000, 1020 and 1050 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2008	NAP	951,498	Sq. Ft.	352	L(27), YM1(89), O(4)
Loan	3	The Avenues	7.4%	10300 Southside Boulevard	Jacksonville	Duval	FL	32256	1990	2005	599,030	Sq. Ft.	184	L(25), D(88), O(7)	T-12 11/30/2012	25,080,830	8,454,034	16,626,796
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	Various	Rochester	Olmsted	MN	Various	Various	Various	1,230	Rooms	89,315	L(25), D(31), O(4)	T-12 11/30/2012	48,098,184	31,452,024	16,646,161
Property	4.01	Kahler Grand	3.3%	20 Second Avenue Southwest	Rochester	Olmsted	MN	55902	1921, 1954, 1962	2007-2012	668	Rooms	73,005		T-12 11/30/2012	23,143,342	15,981,346	7,161,996
Property	4.02	Rochester Marriott	2.0%	101 First Avenue Southwest	Rochester	Olmsted	MN	55902	1989	2005-2011	202	Rooms	146,671		T-12 11/30/2012	13,239,834	8,623,259	4,616,575
Property	4.03	Kahler Inn & Suites	1.4%	9 Third Avenue Northwest	Rochester	Olmsted	MN	55901	1973, 1977, 1990	2009, 2011-2012	271	Rooms	77,399		T-12 11/30/2012	8,156,895	4,829,912	3,326,982
Property	4.04	Residence Inn Rochester	0.7%	441 West Center Street	Rochester	Olmsted	MN	55902	2004	2012-2013	89	Rooms	117,838		T-12 11/30/2012	3,558,113	2,017,506	1,540,607
Loan	5	540 West Madison Street (26)(28)	6.7%	540 West Madison Street	Chicago	Cook	IL	60661	2003	NAP	1,102,776	Sq. Ft.	213	L(26), D(30), O(4)
Loan	6	Paramount Plaza	6.4%	3550-3580 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90010	1969, 1972	NAP	968,018	Sq. Ft.	99	L(25), D(90), O(5)	T-12 11/30/2012	13,649,143	4,504,840	9,144,303
Loan	7	Avenue Forsyth	5.6%	410 Peachtree Parkway	Cumming	Forsyth	GA	30041	2008	NAP	523,535	Sq. Ft.	159	L(23), YM1(90), O(7)	T-12 9/30/2012	11,310,475	2,869,964	8,440,511
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	Various	Various	Various	Various	Various	Various	Various	1,277	Rooms	109,351	L(23), YM1(33), O(4)	12/31/2012	40,246,287	22,549,434	17,696,853
Property	8.01	Larkspur Landing Sunnyvale	0.8%	748 North Mathilda Avenue	Sunnyvale	Santa Clara	CA	94085	1999	2008	126	Rooms	171,781		12/31/2012	5,155,467	2,350,106	2,805,361
Property	8.02	Larkspur Landing Hillsboro	0.7%	3133 Northeast Shute Road	Hillsboro	Washington	OR	97124	1997	NAP	124	Rooms	138,756		12/31/2012	3,891,360	1,781,522	2,109,838
Property	8.03	Larkspur Landing Milpitas	0.6%	40 Ranch Drive	Milpitas	Santa Clara	CA	95035	1998	2011	124	Rooms	136,745		12/31/2012	4,610,992	2,251,999	2,358,993
Property	8.04	Larkspur Landing Campbell	0.6%	550 West Hamilton Avenue	Campbell	Santa Clara	CA	95008	2000	NAP	117	Rooms	132,139		12/31/2012	4,103,991	2,139,513	1,964,478
Property	8.05	Larkspur Landing South San Francisco	0.6%	690 Gateway Boulevard	South San Francisco	San Mateo	CA	94080	1999	2012	111	Rooms	132,093		12/31/2012	4,261,484	2,428,602	1,832,882
Property	8.06	Larkspur Landing Bellevue	0.5%	15805 Southeast 37th Street	Bellevue	King	WA	98006	1998	NAP	126	Rooms	99,427		12/31/2012	3,596,691	2,097,881	1,498,810
Property	8.07	Larkspur Landing Renton	0.4%	1701 East Valley Road	Renton	King	WA	98057	1998	NAP	127	Rooms	90,319		12/31/2012	3,509,546	2,157,848	1,351,698
Property	8.08	Larkspur Landing Pleasanton	0.4%	5535 Johnson Drive	Pleasanton	Alameda	CA	94588	1997	2011	124	Rooms	88,804		12/31/2012	3,232,848	1,861,109	1,371,739
Property	8.09	Larkspur Landing Sacramento	0.4%	555 Howe Avenue	Sacramento	Sacramento	CA	95825	1998	NAP	124	Rooms	77,301		12/31/2012	3,312,624	2,065,498	1,247,126
Property	8.10	Larkspur Landing Folsom	0.3%	121 Iron Point Road	Folsom	Sacramento	CA	95630	1999	2010	84	Rooms	84,545		12/31/2012	2,485,981	1,643,659	842,322
Property	8.11	Larkspur Landing Roseville	0.1%	1931 Taylor Road	Roseville	Placer	CA	95661	1999	2010	90	Rooms	22,387		12/31/2012	2,085,303	1,771,696	313,607
Loan	9	Westin Washington DC	4.9%	1400 M Street NW	Washington	District of Columbia	DC	20005	1981	2007	406	Rooms	181,535	L(26), D(89), O(5)	T-12 1/31/2013	26,777,193	17,531,738	9,245,455
Loan	10	Centennial Center	4.7%	5930 Centennial Center Boulevard	Las Vegas	Clark	NV	89149	2002	NAP	846,493	Sq. Ft.	83	L(49), YM1(67), O(4)	T-12 10/31/2012	9,632,516	1,997,116	7,635,400
Loan	11	DC Mixed Use Portfolio III	4.3%	Various	Various	Various	Various	Various	Various	Various	165,989	Sq. Ft.	383	L(26), D(90), O(4)	T-12 9/30/2012	5,774,263	1,736,885	4,037,378
Property	11.01	700-702 7th Street NW	0.8%	700-702 7th Street NW	Washington	District of Columbia	DC	20001	1890	1999	23,501	Sq. Ft.	528		T-12 9/30/2012	1,336,993	314,125	1,022,868
Property	11.02	8601 Westwood Center Drive	0.6%	8601 Westwood Center Drive	Vienna	Fairfax	VA	22182	1984	NAP	29,787	Sq. Ft.	283		T-12 9/30/2012	1,067,690	271,030	796,660
Property	11.03	1005 7th Street NW	0.5%	1005 7th Street NW	Washington	District of Columbia	DC	20001	1850	2012	18,656	Sq. Ft.	402		T-12 9/30/2012	402,628	115,733	286,895
Property	11.04	825-829 7th Street NW	0.4%	825-829 7th Street NW	Washington	District of Columbia	DC	20001	1895	2002	14,923	Sq. Ft.	432		T-12 9/30/2012	761,346	180,663	580,683
Property	11.05	600 F Street NW	0.4%	600 F Street NW	Washington	District of Columbia	DC	20004	1910	2012	12,351	Sq. Ft.	452		T-12 9/30/2012	43,309	97,670	-54,361
Property	11.06	603-607 King Street	0.3%	603-607 King Street	Alexandria	Alexandria City	VA	22314	1954	1982	16,372	Sq. Ft.	308		T-12 9/30/2012	491,132	125,854	365,278
Property	11.07	1311-1313 F Street NW	0.3%	1311-1313 F Street NW	Washington	District of Columbia	DC	20004	1910, 1952	2010	13,634	Sq. Ft.	360		T-12 9/30/2012	530,054	173,651	356,403
Property	11.08	1401-1407 14th Street NW	0.3%	1401-1407 14th Street NW	Washington	District of Columbia	DC	20005	1900	2003	10,355	Sq. Ft.	372		T-12 9/30/2012	250,581	103,285	147,296
Property	11.09	1309 F Street NW	0.2%	1309 F Street NW	Washington	District of Columbia	DC	20004	1910	2010	9,904	Sq. Ft.	355		T-12 9/30/2012	342,839	165,393	177,446
Property	11.10	651 Florida Avenue NW	0.2%	651 Florida Avenue NW	Washington	District of Columbia	DC	20001	1905	2011	8,834	Sq. Ft.	342		T-12 9/30/2012	165,259	51,310	113,949
Property	11.11	5630 Connecticut Avenue NW	0.2%	5630 Connecticut Avenue NW	Washington	District of Columbia	DC	20015	1970	2003, 2006, 2010	7,672	Sq. Ft.	376		T-12 9/30/2012	382,432	138,171	244,261
Loan	12	Streets of Brentwood (28)	2.8%	2565 Sand Creek Road	Brentwood	Contra Costa	CA	94513	2008	NAP	319,855	Sq. Ft.	131	L(26), D(30), O(4)	T-7 7/31/2012 Ann.	10,738,648	3,509,875	7,228,773
Loan	13	Kapstone Portfolio	2.4%	Various	Various	Various	Various	Various	Various	Various	1,371,063	Sq. Ft.	26	L(26), D(90), O(4)	T-12 11/30/2012	4,234,996	127,050	4,107,946
Property	13.01	DLL Fridley	0.7%	5851 East River Road	Fridley	Anoka	MN	55432	1961, 1980	2008, 2010	274,587	Sq. Ft.	36
Property	13.02	DLL Bowling Green	0.6%	225 Mitch McConnell Way	Bowling Green	Warren	KY	42101	2001	NAP	310,564	Sq. Ft.	27
Property	13.03	DLL Cedar Rapids	0.5%	1601 Blairs Ferry Road Northeast	Cedar Rapids	Linn	IA	52404	1956, 1967, 1972, 1979, 1998	1988, 1996	386,187	Sq. Ft.	18
Property	13.04	DLL Amsterdam	0.4%	365 East Main Street	Amsterdam	Montgomery	NY	12010	1966	2001	227,246	Sq. Ft.	25
Property	13.05	DLL Grand Forks	0.2%	5400 32nd Avenue South	Grand Forks	Grand Forks	ND	58201	1997	NAP	85,679	Sq. Ft.	35
Property	13.06	DLL Seward	0.1%	1469 294th Road	Seward	Seward	NE	68434	2000	NAP	86,800	Sq. Ft.	17
Loan	14	70 West 45th Street	2.3%	70 West 45th Street	New York	New York	NY	10036	2008-2010	NAP	41	Units	853,659	L(26), D(90), O(4)	T-12 7/31/2012	3,475,913	1,115,085	2,360,828
Loan	15	Westgate Plaza	2.2%	2500-2912 South Soncy Road	Amarillo	Potter	TX	79124	1994, 2001	NAP	486,522	Sq. Ft.	69	L(25), D(91), O(4)
Loan	16	Springfield Residence Inn	1.8%	6412 Backlick Road	Springfield	Fairfax	VA	22150	2009	NAP	160	Rooms	167,858	L(25), D(91), O(4)	12/31/2012	8,331,997	4,455,004	3,876,993
Loan	17	Valley View Shopping Center	1.5%	17474-17580 Yorba Linda Boulevard	Yorba Linda	Orange	CA	92886	1963	1982, 2013	110,021	Sq. Ft.	200	L(24), D(92), O(4)	T-12 11/30/2012	1,622,310	485,972	1,136,338
Loan	18	Embassy Suites Lubbock	1.4%	5215 South Loop 289	Lubbock	Lubbock	TX	79424	1982	2004	156	Rooms	138,714	L(26), D(90), O(4)	T-12 10/31/2012	7,705,816	4,564,197	3,141,619
Loan	19	Panavision Woodland Hills	1.1%	6101 Variel Avenue	Woodland Hills	Los Angeles	CA	91367	1973	2012	145,000	Sq. Ft.	117	L(26), D(89), O(5)
Loan	20	Colonial Promenade Hoover	1.1%	2810 John Hawkins Parkway	Hoover	Jefferson	AL	35244	2002	NAP	171,655	Sq. Ft.	99	L(25), D(91), O(4)	T-12 9/30/2012	2,608,370	851,523	1,756,847
Loan	21	747 Front Street	0.8%	747 Front Street	San Francisco	San Francisco	CA	94111	1909	NAP	65,024	Sq. Ft.	192	L(26), YM1(91), O(3)	T-12 11/8/2012	1,783,457	537,993	1,245,464
Loan	22	One Willow Bridge Portfolio	0.8%	Various	Vail	Eagle	CO	81657	Various	Various	15,385	Sq. Ft.	777	L(26), D(91), O(3)
Property	22.01	Shops at Solaris	0.5%	1 Willow Bridge Road	Vail	Eagle	CO	81657	2007	2012	7,290	Sq. Ft.	960
Property	22.02	One Vail Place	0.1%	244 Wall Street	Vail	Eagle	CO	81657	1980	2012	2,785	Sq. Ft.	752
Property	22.03	Vail Village Inn	0.1%	83 East Meadow Drive	Vail	Eagle	CO	81657	1984	2012	3,119	Sq. Ft.	403
Property	22.04	Lazier Office Space	0.1%	225 Wall Street	Vail	Eagle	CO	81657	1968	2012	1,559	Sq. Ft.	576
Property	22.05	Lodge at Vail Promenade	0.0%	172 Gore Creek Drive	Vail	Eagle	CO	81657	1969	NAP	632	Sq. Ft.	1,123
Loan	23	Jo-Ann Plaza	0.8%	3065-3105 Berlin Turnpike	Newington	Hartford	CT	06111	1986	2008	147,323	Sq. Ft.	78	L(49), D(68), O(3)
Loan	24	StayBridge Suites Charleston	0.7%	2465 Prospect Drive	North Charleston	Charleston	SC	29406	2009	NAP	93	Rooms	115,419	L(25), D(91), O(4)	T-12 11/30/2012	3,238,356	1,849,084	1,389,271
Loan	25	Best Western Lake Buena Vista	0.7%	2000 Hotel Plaza Boulevard	Lake Buena Vista	Orange	FL	32830	1972	2012	325	Rooms	33,010	L(25), D(31), O(4)	T-12 11/30/2012	9,419,411	7,912,305	1,507,106
Loan	26	Bayside Hotel	0.7%	2001 Ocean Avenue	Santa Monica	Los Angeles	CA	90405	1952	2011	45	Rooms	232,872	L(37), D(44), O(39)	T-12 11/30/2012	2,513,810	1,065,701	1,448,109
Loan	27	StayBridge Suites Columbia	0.7%	1913 Huger Street	Columbia	Richland	SC	29201	2009	NAP	93	Rooms	110,051	L(25), D(91), O(4)	T-12 11/30/2012	3,159,626	1,871,791	1,287,835
Loan	28	Corner Lakes	0.7%	16825 East Colonial Drive	Orlando	Orange	FL	32820	2002	NAP	77,260	Sq. Ft.	128	L(25), YM3(88), O(7)	T-12 10/31/2012	1,239,310	245,486	993,824
Loan	29	Desert Sky Palms Shopping Center	0.6%	7502 and 7620 West Thomas Road	Phoenix	Maricopa	AZ	85033	1987, 2003	2009	82,043	Sq. Ft.	109	L(12), YM2(103), O(5)	12/31/2012	1,283,873	368,751	915,122
Loan	30	Mountain View Square	0.6%	4002 Stone Mountain Highway	Snellville	Gwinnett	GA	30039	1987	NAP	99,908	Sq. Ft.	88	L(25), D(90), O(5)	T-12 10/31/2012	1,196,810	301,719	895,091
Loan	31	Homewood Suites Huntsville	0.6%	15 Town Center Drive Northwest	Huntsville	Madison	AL	35806	2006	NAP	107	Rooms	79,269	L(25), D(91), O(4)	T-12 9/30/2012	3,318,000	1,983,000	1,335,000
Loan	32	Jeffrey Apartments	0.5%	224 East 1st Avenue	Columbus	Franklin	OH	43201	1924	2007	98	Units	79,468	L(25), D(92), O(3)	12/31/2012	1,276,335	489,766	786,569
Loan	33	Eastwind Center	0.5%	2381 & 2355 East Windmill Lane	Las Vegas	Clark	NV	89123	1998	NAP	45,240	Sq. Ft.	160	L(26), D(90), O(4)	T-12 7/31/2012	1,077,954	209,939	868,015
Loan	34	Orange Grove Estates MHC	0.5%	8401 North 67th Avenue	Glendale	Maricopa	AZ	85302	1971	NAP	315	Pads	22,809	L(25), D(91), O(4)	12/31/2012	1,245,549	421,678	823,872
Loan	35	Courtyard Marriott Pueblo	0.5%	110 West First Street	Pueblo	Pueblo	CO	81003	1998	2004	163	Rooms	42,862	L(10), YM1(46), O(4)	T-12 11/30/2012	4,495,854	3,557,127	938,727
Loan	36	Pointe Flamingo	0.5%	4040 South Eastern Avenue	Las Vegas	Clark County	NV	89119	1995, 1999, 2005	NAP	64,693	Sq. Ft.	107	L(25), D(92), O(3)	T-12 11/30/2012	1,394,012	422,840	971,172
Loan	37	Courtyard Marriott Prattville	0.5%	2620 Legends Parkway	Prattville	Autauga	AL	36066	2007	NAP	84	Rooms	80,185	L(25), D(91), O(4)	T-12 9/30/2012	2,304,000	1,291,000	1,013,000
Loan	38	Hampton Inn Salisbury	0.4%	121 East Naylor Mill Road	Salisbury	Wicomico	MD	21804	1999	2012	150	Rooms	39,919	L(25), D(91), O(4)	T-12 11/30/2012	3,250,982	2,410,631	840,351
Loan	39	Metro Self Storage	0.4%	15200 West 8 Mile Road	Oak Park	Oakland	MI	48237	1945, 2008	NAP	674	Units	8,740	L(49), YM1(68), O(3)	12/31/2012	1,268,169	419,915	848,253
Loan	40	Hammock Cove Apartments	0.3%	11921 Colerain Road	St. Marys	Camden	GA	31558	2009	NAP	72	Units	72,108	L(49), D(67), O(4)	T-12 10/31/2012	677,369	218,925	458,445
Loan	41	Oaks at San Jose	0.3%	5551 Auburn Road	Jacksonville	Duval	FL	32207	1948	NAP	200	Units	25,946	L(25), D(91), O(4)	T-12 11/30/2012	1,272,841	691,642	581,199
Loan	42	Shops at Amelia Market	0.3%	4800 First Coast Highway	Fernandina Beach	Nassau	FL	32034	2000	NAP	53,089	Sq. Ft.	95	L(26), D(91), O(3)	T-12 8/31/2012	704,792	187,158	517,634
Loan	43	Country Shores Apartments	0.3%	900 Cooks Valley Road	Kingsport	Sullivan	TN	37664	1985	NAP	138	Units	33,329	L(26), D(91), O(3)	T-12 10/31/2012	801,020	441,306	359,714
Loan	44	Smoky Hill Self Storage	0.3%	20210 East Smoky Hill Road	Centennial	Arapahoe	CO	80015	1999	NAP	634	Units	6,851	L(25), YM1(92), O(3)	12/31/2012	700,858	264,041	436,817
Loan	45	Longwood Village Shopping Center	0.3%	1506 South Main Street	Farmville	Prince Edward	VA	23901	1985	2012	121,082	Sq. Ft.	35	L(26), D(91), O(3)	T-12 8/31/2012	622,624	141,744	480,879
Loan	46	La Quinta Inn & Suites Canton	0.3%	5335 Broadmoor Circle Northwest	Canton	Stark County	OH	44709	1985	2009	98	Rooms	43,418	L(25), D(32), O(3)	T-12 10/30/2012	2,500,495	1,468,438	1,032,057
Loan	47	Carrollton Retail Center	0.2%	3320 East Hebron Parkway	Carrollton	Denton	TX	75010	2008	NAP	14,413	Sq. Ft.	208	L(49), D(67), O(4)	T-10 10/31/2012 Ann.	481,910	153,345	328,565
Loan	48	Redner’s Warehouse Market	0.2%	191 Manheim Road	Schuylkill Haven	Schuylkill	PA	17972	1997	NAP	54,500	Sq. Ft.	48	L(24), D(93), O(3)

A-1-3

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	2011 Operating	2011	2011	2011	2010 Operating	2010	2010	2010	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Property Flag	ID	Property Name	Balance	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)	Debt Yield (10)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	1	Federal Center Plaza	8.7%	12/31/2011	29,724,612	8,999,566	20,725,046	12/31/2010	30,730,759	9,713,699	21,017,060	15.3%	14.4%	30,225,872	30,041,925	10,098,609	19,943,316	145,063	1,087,976	18,710,277
Loan	2	Moffett Towers (26)(28)	8.0%									8.9%	8.8%	34,455,641	37,257,832	7,379,439	29,878,393	190,300	263,510	29,424,583
Loan	3	The Avenues	7.4%	12/31/2011	25,304,405	8,580,245	16,724,160	12/31/2010	26,108,363	8,804,187	17,304,176	15.1%	14.7%	17,684,952	25,394,984	8,748,792	16,646,192	149,758	369,358	16,127,077
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	12/31/2011	46,437,606	31,049,014	15,388,592	12/31/2010	45,824,023	32,232,373	13,591,651	14.5%	12.7%	36,145,290	48,098,184	32,207,141	15,891,043	1,923,927		13,967,116
Property	4.01	Kahler Grand	3.3%	12/31/2011	23,534,689	16,522,551	7,012,138	12/31/2010	22,949,642	17,172,783	5,776,859			15,200,058	23,143,342	16,345,901	6,797,441	925,734		5,871,708
Property	4.02	Rochester Marriott	2.0%	12/31/2011	11,875,247	7,963,942	3,911,305	12/31/2010	12,518,866	8,604,845	3,914,021			10,089,988	13,239,834	8,749,864	4,489,971	529,593		3,960,377
Property	4.03	Kahler Inn & Suites	1.4%	12/31/2011	7,308,599	4,509,414	2,799,185	12/31/2010	6,901,101	4,510,396	2,390,706			7,529,440	8,156,895	4,992,159	3,164,736	326,276		2,838,460
Property	4.04	Residence Inn Rochester	0.7%	12/31/2011	3,719,071	2,053,107	1,665,964	12/31/2010	3,454,413	1,944,349	1,510,065			3,325,804	3,558,113	2,119,218	1,438,895	142,325		1,296,571
Loan	5	540 West Madison Street (26)(28)	6.7%									10.8%	10.4%	30,510,740	42,779,002	17,417,520	25,361,482	220,555	784,791	24,356,136
Loan	6	Paramount Plaza	6.4%	12/31/2011	14,868,080	4,483,461	10,384,619	12/31/2010	15,405,360	4,733,870	10,671,490	10.6%	9.2%	18,373,044	14,965,845	4,837,656	10,128,189	242,005	1,087,588	8,798,597
Loan	7	Avenue Forsyth	5.6%	12/31/2011	9,653,596	2,939,747	6,713,849	12/31/2010	7,851,922	2,422,141	5,429,781	11.0%	10.4%	10,916,880	12,717,854	3,554,165	9,163,689	78,530	387,439	8,697,720
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	12/31/2011	35,019,854	21,013,434	14,006,420	12/31/2010	30,528,805	20,415,600	10,113,205	12.3%	11.1%	38,948,065	39,612,918	22,475,615	17,137,303	1,584,517		15,552,787
Property	8.01	Larkspur Landing Sunnyvale	0.8%	12/31/2011	4,672,000	2,218,000	2,454,000	12/31/2010	4,122,000	2,187,000	1,935,000			5,072,554	5,141,379	2,423,846	2,717,533	205,655		2,511,878
Property	8.02	Larkspur Landing Hillsboro	0.7%	12/31/2011	3,515,675	1,666,754	1,848,921	12/31/2010	2,736,769	1,559,595	1,177,174			3,804,822	3,880,900	1,777,218	2,103,682	155,236		1,948,446
Property	8.03	Larkspur Landing Milpitas	0.6%	12/31/2011	4,141,000	2,214,000	1,927,000	12/31/2010	3,588,000	2,093,000	1,495,000			4,230,995	4,297,500	2,150,874	2,146,626	171,900		1,974,726
Property	8.04	Larkspur Landing Campbell	0.6%	12/31/2011	3,591,000	1,922,000	1,669,000	12/31/2010	3,003,000	1,855,000	1,148,000			4,015,955	4,094,881	2,165,702	1,929,179	163,795		1,765,384
Property	8.05	Larkspur Landing South San Francisco	0.6%	12/31/2011	3,148,000	2,220,000	928,000	12/31/2010	2,800,000	2,153,000	647,000			4,199,382	4,249,840	2,446,750	1,803,090	169,994		1,633,096
Property	8.06	Larkspur Landing Bellevue	0.5%	12/31/2011	2,856,070	1,855,325	1,000,745	12/31/2010	2,706,935	1,863,701	843,234			3,547,196	3,586,864	2,092,688	1,494,176	143,475		1,350,701
Property	8.07	Larkspur Landing Renton	0.4%	12/31/2011	3,140,872	2,159,781	981,091	12/31/2010	2,675,879	2,031,877	644,002			3,435,363	3,499,956	2,152,542	1,347,414	139,998		1,207,416
Property	8.08	Larkspur Landing Pleasanton	0.4%	12/31/2011	2,741,934	1,811,976	929,958	12/31/2010	2,019,928	1,615,979	403,949			3,179,600	3,224,015	1,883,347	1,340,668	128,961		1,211,707
Property	8.09	Larkspur Landing Sacramento	0.4%	12/31/2011	3,118,643	1,864,660	1,253,983	12/31/2010	2,937,566	1,878,174	1,059,392			3,009,093	3,078,789	1,975,576	1,103,213	123,152		980,062
Property	8.10	Larkspur Landing Folsom	0.3%	12/31/2011	2,268,480	1,535,340	733,140	12/31/2010	2,286,764	1,648,607	638,157			2,440,319	2,479,188	1,639,587	839,601	99,168		740,434
Property	8.11	Larkspur Landing Roseville	0.1%	12/31/2011	1,826,180	1,545,598	280,582	12/31/2010	1,651,964	1,529,667	122,297			2,012,786	2,079,606	1,767,484	312,122	83,184		228,937
Loan	9	Westin Washington DC	4.9%	12/31/2011	28,315,849	17,888,237	10,427,612	12/31/2010	27,663,776	16,574,345	11,089,431	12.9%	11.5%	21,400,368	26,704,031	17,184,715	9,519,316	1,068,161		8,451,155
Loan	10	Centennial Center	4.7%	12/31/2011	9,425,696	1,952,830	7,472,866	12/31/2010	9,672,901	1,885,037	7,787,864	11.5%	11.0%	9,827,585	10,142,097	2,021,852	8,120,245	169,299	231,949	7,718,996
Loan	11	DC Mixed Use Portfolio III	4.3%	12/31/2011	5,111,175	2,051,000	3,060,175	12/31/2010	4,685,199	1,518,276	3,166,923	8.9%	8.4%	7,129,899	7,436,721	1,794,133	5,642,589	45,902	248,984	5,347,703
Property	11.01	700-702 7th Street NW	0.8%	12/31/2011	1,380,132	299,344	1,080,788	12/31/2010	1,021,594	329,399	692,195			1,329,959	1,428,979	313,787	1,115,192	3,525	35,252	1,076,415
Property	11.02	8601 Westwood Center Drive	0.6%	12/31/2011	995,411	267,520	727,891	12/31/2010	881,688	262,111	619,577			999,628	1,018,780	252,744	766,036	14,894	44,681	706,462
Property	11.03	1005 7th Street NW	0.5%	12/31/2011		66,799	-66,799	12/31/2010		58,647	-58,647			884,343	813,596	143,398	670,198	2,798	27,984	639,416
Property	11.04	825-829 7th Street NW	0.4%	12/31/2011	709,494	182,223	527,271	12/31/2010	671,143	142,131	529,012			647,928	723,449	168,724	554,725	2,238	22,385	530,102
Property	11.05	600 F Street NW	0.4%	12/31/2011		320,514	-320,514	12/31/2010		10,294	-10,294			657,554	630,109	138,965	491,144	4,323	18,527	468,295
Property	11.06	603-607 King Street	0.3%	12/31/2011	525,287	139,519	385,768	12/31/2010	517,674	120,671	397,003			553,024	580,887	133,406	447,480	3,766	24,558	419,157
Property	11.07	1311-1313 F Street NW	0.3%	12/31/2011	364,120	202,580	161,540	12/31/2010	607,636	170,230	437,406			542,879	577,249	156,616	420,633	3,681	20,451	396,501
Property	11.08	1401-1407 14th Street NW	0.3%	12/31/2011	366,402	118,246	248,156	12/31/2010	321,662	123,922	197,740			408,938	489,520	134,034	355,487	1,967	15,533	337,987
Property	11.09	1309 F Street NW	0.2%	12/31/2011	347,749	220,533	127,216	12/31/2010	286,112	156,836	129,276			436,636	443,324	140,795	302,529	4,853	14,856	282,820
Property	11.10	651 Florida Avenue NW	0.2%	12/31/2011	119,878	91,505	28,373	12/31/2010	72,802	8,077	64,725			326,974	342,052	77,012	265,040	1,325	13,251	250,464
Property	11.11	5630 Connecticut Avenue NW	0.2%	12/31/2011	302,702	142,217	160,485	12/31/2010	304,888	135,958	168,930			342,034	388,776	134,651	254,125	2,532	11,508	240,085
Loan	12	Streets of Brentwood (28)	2.8%	12/31/2011	10,901,868	3,720,881	7,180,986	12/31/2010	10,273,736	3,540,425	6,733,311	12.6%	11.6%	7,836,311	9,371,593	4,084,524	5,287,069	79,964	335,932	4,871,174
Loan	13	Kapstone Portfolio	2.4%	12/31/2011	4,235,000	127,050	4,107,950	12/31/2010	4,079,027	122,371	3,956,656	11.0%	9.8%	4,234,996	4,023,246	120,697	3,902,549	204,946	245,460	3,452,142
Property	13.01	DLL Fridley	0.7%
Property	13.02	DLL Bowling Green	0.6%
Property	13.03	DLL Cedar Rapids	0.5%
Property	13.04	DLL Amsterdam	0.4%
Property	13.05	DLL Grand Forks	0.2%
Property	13.06	DLL Seward	0.1%
Loan	14	70 West 45th Street	2.3%									8.5%	8.5%	4,515,900	4,290,105	1,312,292	2,977,813	10,250		2,967,563
Loan	15	Westgate Plaza	2.2%	12/31/2011	5,328,564	1,315,945	4,012,619	12/31/2010	5,009,608	1,257,256	3,752,352	12.2%	11.2%	4,895,803	5,515,138	1,449,248	4,065,889	72,978	242,150	3,750,761
Loan	16	Springfield Residence Inn	1.8%	12/31/2011	8,098,220	4,277,692	3,820,528	12/31/2010	7,754,444	4,152,552	3,601,892	14.3%	12.8%	8,211,144	8,331,997	4,490,062	3,841,936	416,600		3,425,336
Loan	17	Valley View Shopping Center	1.5%	12/31/2011	1,441,613	487,304	954,310	12/31/2010	1,662,249	532,550	1,129,699	9.9%	9.4%	2,573,224	2,758,707	577,015	2,181,692	22,004	98,649	2,061,039
Loan	18	Embassy Suites Lubbock	1.4%	12/31/2011	7,384,588	4,601,096	2,783,492	12/31/2010	6,898,699	4,427,742	2,470,957	13.4%	12.1%	6,333,454	7,199,583	4,295,093	2,904,489	287,983		2,616,506
Loan	19	Panavision Woodland Hills	1.1%									13.4%	12.8%	2,570,142	2,354,250	70,628	2,283,623	29,734	74,828	2,179,061
Loan	20	Colonial Promenade Hoover	1.1%	12/31/2011	2,638,745	839,031	1,799,714	12/31/2010	2,664,024	801,648	1,862,376	10.3%	9.3%	2,317,865	2,609,558	856,294	1,753,265	56,039	118,251	1,578,975
Loan	21	747 Front Street	0.8%	12/31/2011	1,274,483	415,470	859,013	12/31/2010	1,183,324	399,395	783,929	9.6%	8.6%	1,952,001	2,134,310	943,142	1,191,167	16,256	97,536	1,077,375
Loan	22	One Willow Bridge Portfolio	0.8%									9.4%	9.1%	1,205,549	1,357,166	236,125	1,121,041	3,073	26,885	1,091,084
Property	22.01	Shops at Solaris	0.5%											725,331	777,692	94,440	683,253	1,454	12,719	669,080
Property	22.02	One Vail Place	0.1%											184,525	237,806	65,499	172,307	557	4,874	166,876
Property	22.03	Vail Village Inn	0.1%											124,758	127,636	21,529	106,107	624	5,458	100,025
Property	22.04	Lazier Office Space	0.1%											101,335	130,002	35,734	94,268	312	2,728	91,228
Property	22.05	Lodge at Vail Promenade	0.0%											69,600	84,030	18,923	65,107	126	1,106	63,875
Loan	23	Jo-Ann Plaza	0.8%	12/31/2011	2,361,316	865,222	1,496,094	12/31/2010	2,204,276	780,682	1,423,594	12.5%	11.2%	1,803,158	2,295,722	866,653	1,429,069	36,831	110,492	1,281,746
Loan	24	StayBridge Suites Charleston	0.7%	12/31/2011	3,179,669	1,787,233	1,392,435	12/31/2010	2,851,333	1,802,235	1,049,099	12.9%	11.7%	3,204,467	3,238,356	1,856,128	1,382,228	129,534		1,252,693
Loan	25	Best Western Lake Buena Vista	0.7%	12/31/2011	9,328,947	7,943,947	1,385,000	12/31/2010	8,646,505	7,694,848	951,657	14.1%	10.6%	7,507,524	9,419,411	7,903,585	1,515,826	376,776		1,139,049
Loan	26	Bayside Hotel	0.7%	12/31/2011	2,101,255	931,206	1,170,049	12/31/2010	1,941,404	954,098	987,306	12.1%	11.2%	2,393,732	2,513,810	1,244,622	1,269,189	100,552		1,168,636
Loan	27	StayBridge Suites Columbia	0.7%	12/31/2011	2,913,967	1,772,907	1,141,060	12/31/2010	2,589,003	1,710,572	878,432	12.5%	11.2%	3,105,164	3,159,626	1,882,689	1,276,937	126,385		1,150,552
Loan	28	Corner Lakes	0.7%	12/31/2011	1,223,609	252,301	971,308	12/31/2010	1,200,128	238,245	961,882	9.6%	9.0%	1,010,136	1,224,279	275,494	948,785	22,405	40,213	886,166
Loan	29	Desert Sky Palms Shopping Center	0.6%	12/31/2011	1,276,245	407,499	868,746	12/31/2010	1,156,612	304,380	852,232	9.8%	9.1%	948,346	1,333,127	455,192	877,934	16,409	47,579	813,947
Loan	30	Mountain View Square	0.6%	12/31/2011	1,153,111	268,906	884,205	12/31/2010	1,042,455	262,477	779,978	9.5%	8.8%	983,091	1,124,468	286,439	838,030	19,982	42,778	775,270
Loan	31	Homewood Suites Huntsville	0.6%	12/31/2011	3,273,000	1,934,000	1,339,000	12/31/2010	3,198,000	1,918,000	1,280,000	14.6%	13.1%	3,132,522	3,186,300	1,947,986	1,238,314	127,452		1,110,862
Loan	32	Jeffrey Apartments	0.5%	12/31/2011	1,152,882	522,244	630,638	12/31/2010	1,163,982	555,894	608,087	10.1%	9.8%	1,464,658	1,390,005	602,266	787,739	25,039		762,700
Loan	33	Eastwind Center	0.5%	12/31/2011	1,094,744	217,022	877,722	12/31/2010	1,098,392	225,612	872,780	10.8%	10.0%	842,110	996,320	213,307	783,012	21,415	35,691	725,907
Loan	34	Orange Grove Estates MHC	0.5%	12/31/2011	1,255,269	415,482	839,787	12/31/2010	1,216,370	335,844	880,526	11.3%	11.2%	1,423,943	1,245,550	430,108	815,441	14,150		801,291
Loan	35	Courtyard Marriott Pueblo	0.5%	12/31/2011	4,615,406	3,679,671	935,735	12/31/2010	4,299,757	3,622,779	676,978	19.0%	15.8%	3,857,030	4,457,337	3,127,559	1,329,778	222,867		1,106,911
Loan	36	Pointe Flamingo	0.5%	12/31/2011	1,191,885	431,551	760,334	12/31/2010	1,175,390	418,845	756,545	12.4%	11.3%	1,451,646	1,303,944	446,556	857,388	12,940	64,700	779,749
Loan	37	Courtyard Marriott Prattville	0.5%	12/31/2011	2,177,000	1,250,000	927,000	12/31/2010	2,033,000	1,205,000	828,000	15.0%	13.7%	2,133,000	2,304,000	1,291,120	1,012,880	92,160		920,720
Loan	38	Hampton Inn Salisbury	0.4%	12/31/2011	3,036,771	2,164,298	872,473	12/31/2010	3,016,725	2,228,690	788,035	14.4%	12.2%	3,134,652	3,242,231	2,379,366	862,865	129,689		733,176
Loan	39	Metro Self Storage	0.4%	12/31/2011	977,535	392,225	585,310	12/31/2010	870,667	378,250	492,417	14.6%	14.3%	1,211,087	1,268,169	405,726	862,443	22,285		840,158
Loan	40	Hammock Cove Apartments	0.3%	12/31/2011	345,965	195,457	150,509					9.2%	8.8%	791,520	696,815	219,730	477,086	19,800		457,286
Loan	41	Oaks at San Jose	0.3%	12/31/2011	1,094,597	629,592	465,005	12/31/2010	935,546	596,226	339,320	11.1%	9.8%	1,371,875	1,272,841	695,436	577,405	70,000		507,405
Loan	42	Shops at Amelia Market	0.3%	12/31/2011	651,508	180,857	470,652	12/31/2010	689,775	200,529	489,247	11.2%	10.7%	677,345	770,127	205,543	564,584	10,618	16,241	537,725
Loan	43	Country Shores Apartments	0.3%	12/31/2011	764,279	423,170	341,109	12/31/2010	689,914	439,960	249,954	9.9%	9.0%	927,360	877,718	420,399	457,320	41,400		415,920
Loan	44	Smoky Hill Self Storage	0.3%	12/31/2011	624,166	240,669	383,497	12/31/2010	538,802	201,167	337,634	10.2%	10.0%	801,618	700,857	255,909	444,948	10,068		434,880
Loan	45	Longwood Village Shopping Center	0.3%	12/31/2011	635,049	154,197	480,852	12/31/2010	733,494	172,291	561,203	15.0%	12.0%	809,133	818,388	178,188	640,200	47,816	78,210	514,175
Loan	46	La Quinta Inn & Suites Canton	0.3%	12/31/2011	2,235,210	1,390,655	844,555	12/31/2010	1,627,909	1,206,375	421,534	23.2%	20.8%	2,486,239	2,500,496	1,515,240	985,256	100,020		885,236
Loan	47	Carrollton Retail Center	0.2%	12/31/2011	459,323	133,838	325,486	12/31/2010	493,091	133,885	359,206	11.3%	10.9%	361,931	507,845	168,021	339,824	2,883	8,972	327,969
Loan	48	Redner’s Warehouse Market	0.2%	12/31/2011	587,415	152,431	434,984	12/31/2010	577,829	146,349	431,480	15.5%	15.3%	452,025	542,372	140,395	401,978	4,905		397,073

A-1-4

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	Balance	Interest (14)	Expiration (15)	Extension Terms (15)	Largest Tenant (17)(18)(19)	SF	Expiration (17)	2nd Largest Tenant (17)(19)	SF	Expiration (17)	3rd Largest Tenant (16)(17)(18)	SF	Expiration (17)
Loan	1	Federal Center Plaza	8.7%	Fee Simple			Department of State (DoS)	388,523	01/02/2018	Federal Emergency Management Agency (FEMA)	302,946	08/16/2019	Holiday Inn Capitol - Washington, DC	14,582	12/31/2017
Loan	2	Moffett Towers (26)(28)	8.0%	Fee Simple			Motorola Mobility, Inc.	317,166	06/30/2021	Microsoft Corporation	237,121	12/31/2021	Rambus Inc.	156,173	06/30/2020
Loan	3	The Avenues	7.4%	Fee Simple			Sears	121,208	09/25/2015	Forever 21	116,298	10/31/2019	H&M	18,736	01/31/2023
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	Fee Simple
Property	4.01	Kahler Grand	3.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.02	Rochester Marriott	2.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.03	Kahler Inn & Suites	1.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.04	Residence Inn Rochester	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	540 West Madison Street (26)(28)	6.7%	Fee Simple			Bank of America	757,317	12/31/2022	DRW	126,012	12/31/2024	Marsh	120,771	02/28/2024
Loan	6	Paramount Plaza	6.4%	Fee Simple			City of Los Angeles	65,066	06/30/2016	Stockwell, Harris	54,565	12/31/2021	Wilshire Business Center	49,820	05/31/2019
Loan	7	Avenue Forsyth	5.6%	Fee Simple			Academy Sports	72,667	01/31/2027	AMC Theatres	50,967	05/31/2023	Barnes & Noble	28,007	05/31/2018
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	Fee Simple
Property	8.01	Larkspur Landing Sunnyvale	0.8%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.02	Larkspur Landing Hillsboro	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.03	Larkspur Landing Milpitas	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.04	Larkspur Landing Campbell	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.05	Larkspur Landing South San Francisco	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.06	Larkspur Landing Bellevue	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.07	Larkspur Landing Renton	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.08	Larkspur Landing Pleasanton	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.09	Larkspur Landing Sacramento	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.10	Larkspur Landing Folsom	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.11	Larkspur Landing Roseville	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Westin Washington DC	4.9%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Centennial Center	4.7%	Fee Simple			WalMart Supercenter	210,751	10/31/2020	Sam’s Club	137,881	10/31/2020	Home Depot USA, Inc.	131,858	01/31/2031
Loan	11	DC Mixed Use Portfolio III	4.3%	Fee Simple
Property	11.01	700-702 7th Street NW	0.8%	Fee Simple			Red Line DC, LLC	9,090	01/31/2021	Hewlett-Packard Company	5,689	07/31/2020	Gibson Guitar Corp.	4,400	08/31/2014
Property	11.02	8601 Westwood Center Drive	0.6%	Fee Simple			Porsche	11,044	03/31/2016	Acer Title & Escrow	5,810	08/31/2019	AccessAgility	4,592	06/30/2017
Property	11.03	1005 7th Street NW	0.5%	Fee Simple			Living Social	18,656	04/30/2017	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.04	825-829 7th Street NW	0.4%	Fee Simple			Hungry Machine, Inc. d/b/a Living Social	9,938	06/30/2014	Hooters of Wash DC	4,985	07/31/2017	NAP	NAP	NAP
Property	11.05	600 F Street NW	0.4%	Fee Simple			Terra Eclipse, Inc.	4,506	10/31/2017	Fuel Pizza	2,132	03/31/2022	Pinnacle Atlantic Health Group	2,059	12/31/2017
Property	11.06	603-607 King Street	0.3%	Fee Simple			La Tasca, Inc.	7,648	07/31/2016	Moore Architects, P.C.	2,101	06/30/2014	Cleary & Oxford Associates, Inc.	1,289	12/31/2013
Property	11.07	1311-1313 F Street NW	0.3%	Fee Simple			Roti	5,277	10/31/2021	Langeco	3,200	01/31/2018	Hessler & Associates, Chartered	2,750	05/31/2016
Property	11.08	1401-1407 14th Street NW	0.3%	Fee Simple			Urban Essentials	5,650	09/30/2019	MVS	2,355	06/30/2014	Fairchild Consultants	2,350	12/31/2013
Property	11.09	1309 F Street NW	0.2%	Fee Simple			District Taco	3,709	04/30/2022	Langeco	3,005	01/31/2018	Campaign Communications Solution	1,608	08/31/2014
Property	11.10	651 Florida Avenue NW	0.2%	Fee Simple			Beauty Island	4,000	12/31/2019	Pharmacare at DC	3,822	03/31/2020	NAP	NAP	NAP
Property	11.11	5630 Connecticut Avenue NW	0.2%	Fee Simple			M&T Bank	3,424	12/31/2015	Steinman & Rogers	2,124	04/30/2021	Strittmatter Metro, LLC	2,124	05/31/2015
Loan	12	Streets of Brentwood (28)	2.8%	Fee Simple			Rave Theatres	70,000	01/31/2024	REI	25,993	04/30/2019	DSW	15,040	01/31/2019
Loan	13	Kapstone Portfolio	2.4%	Fee Simple
Property	13.01	DLL Fridley	0.7%	Fee Simple			U.S. Corrugated, Inc.	274,587	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.02	DLL Bowling Green	0.6%	Fee Simple			U.S. Corrugated, Inc.	310,564	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.03	DLL Cedar Rapids	0.5%	Fee Simple			U.S. Corrugated, Inc.	386,187	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.04	DLL Amsterdam	0.4%	Fee Simple			U.S. Corrugated, Inc.	227,246	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.05	DLL Grand Forks	0.2%	Fee Simple			U.S. Corrugated, Inc.	85,679	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.06	DLL Seward	0.1%	Fee Simple			U.S. Corrugated, Inc.	86,800	04/27/2032	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	70 West 45th Street	2.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Westgate Plaza	2.2%	Fee Simple			Home Depot	109,800	10/31/2019	Kohl’s	94,680	01/31/2025	Ross Dress for Less	30,187	01/31/2017
Loan	16	Springfield Residence Inn	1.8%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Valley View Shopping Center	1.5%	Fee Simple			Orchard Supply Hardware	44,478	12/31/2027	Sprouts	27,116	12/31/2020	LampPost Pizza	5,000	06/30/2014
Loan	18	Embassy Suites Lubbock	1.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Panavision Woodland Hills	1.1%	Fee Simple			Panavision	145,000	09/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Colonial Promenade Hoover	1.1%	Fee Simple			Academy Sports	54,753	07/31/2017	Stein Mart	34,000	08/31/2015	Buffalo Wild Wings	6,508	08/31/2024
Loan	21	747 Front Street	0.8%	Fee Simple			Jumpstart Digital Marketing	17,152	07/31/2014	Saybrook Grad School	16,337	07/31/2014	Minted	10,989	10/15/2015
Loan	22	One Willow Bridge Portfolio	0.8%	Fee Simple
Property	22.01	Shops at Solaris	0.5%	Fee Simple			Gib Singleton - Sculpture Gallery	1,295	12/31/2020	Oakley	1,203	12/31/2019	Havashoe Shoe Boutique	1,115	12/31/2019
Property	22.02	One Vail Place	0.1%	Fee Simple			Burton	2,085	05/31/2020	Travel Agency/FedEx	700	06/30/2018	NAP	NAP	NAP
Property	22.03	Vail Village Inn	0.1%	Fee Simple			Sushi Oka LLC	2,810	08/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.04	Lazier Office Space	0.1%	Fee Simple			Ryan Vail Office	1,559	11/30/2018	NAP	NAP	NAP	NAP	NAP	NAP
Property	22.05	Lodge at Vail Promenade	0.0%	Fee Simple			Roxy	632	10/31/2018	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Jo-Ann Plaza	0.8%	Fee Simple			Jo-Ann Stores, Inc	39,239	01/31/2015	Big Lots Stores, Inc.	27,400	01/31/2017	Modell’s CT 11, Inc.	19,850	07/31/2025
Loan	24	StayBridge Suites Charleston	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Best Western Lake Buena Vista	0.7%	Leasehold	1/31/2053	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Bayside Hotel	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	StayBridge Suites Columbia	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Corner Lakes	0.7%	Fee Simple			Publix	44,840	09/03/2023	Tractor Supply	19,620	12/03/2017	Community Health Network of Central Florida	2,400	08/31/2014
Loan	29	Desert Sky Palms Shopping Center	0.6%	Fee Simple			El Super	45,167	01/31/2028	99Cents Only Store	22,026	01/31/2019	Desert Schools Credit Union	4,500	11/30/2014
Loan	30	Mountain View Square	0.6%	Fee Simple			Kroger	59,134	07/31/2017	Hair & More Beauty Supply	5,675	08/31/2017	Atlanta’s Best Wings	4,500	09/30/2021
Loan	31	Homewood Suites Huntsville	0.6%	Fee Simple/Leasehold	8/10/2104	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Jeffrey Apartments	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Eastwind Center	0.5%	Fee Simple			Nevada School Massage Therapy	15,640	09/30/2017	Dreamers Bar & Grill	3,960	08/31/2018	Paradise Nail Bar & Salon	3,600	04/30/2018
Loan	34	Orange Grove Estates MHC	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Courtyard Marriott Pueblo	0.5%	Fee Simple/Leasehold	11/1/2095	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Pointe Flamingo	0.5%	Fee Simple			Black & Veatch, LLP	10,693	09/30/2016	Vintek, Inc.	9,750	10/31/2015	Chenlin, LLC	8,562	01/31/2018
Loan	37	Courtyard Marriott Prattville	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Hampton Inn Salisbury	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Metro Self Storage	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Hammock Cove Apartments	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Oaks at San Jose	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Shops at Amelia Market	0.3%	Fee Simple			Harris Teeter	35,620	09/15/2024	Paws-Ability	3,240	MTM	Evelyne Talman	2,400	09/30/2013
Loan	43	Country Shores Apartments	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Smoky Hill Self Storage	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Longwood Village Shopping Center	0.3%	Fee Simple			Food Lion	37,846	11/16/2015	Belk Stores, Inc.	34,186	09/09/2015	Centra Health	11,000	09/30/2027
Loan	46	La Quinta Inn & Suites Canton	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	Carrollton Retail Center	0.2%	Fee Simple			Buffalo Wild Wings	5,793	11/30/2018	Not Just Soccer	4,000	03/31/2015	Einstein Bros Bagels	3,320	11/30/2018
Loan	48	Redner’s Warehouse Market	0.2%	Fee Simple			Redner’s Warehouse Market	51,300	12/31/2022	NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of									Upfront	Monthly	Upfront	Monthly
			Initial Pool			Lease			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC
Property Flag	ID	Property Name	Balance	4th Largest Tenant (17)	SF	Expiration (17)	5th Largest Tenant (17)	SF	Expiration (17)	Occupancy	As-of Date	Reserves($)(20)	Reserves ($)(21)	Reserves ($)(20)	Reserves ($)(21)
Loan	1	Federal Center Plaza	8.7%	CVS Pharmacy	6,211	09/30/2014	McDonald’s Corporation	4,618	06/30/2019	100.0%	12/17/2012		15,111		Springing
Loan	2	Moffett Towers (26)(28)	8.0%	Financial Engines, Inc.	80,995	05/31/2020	Plaxo Inc.	40,448	02/28/2019	88.8%	01/01/2013		15,858	18,111,340
Loan	3	The Avenues	7.4%	Victoria’s Secret	12,521	01/31/2018	New York & Company	10,556	01/31/2015	91.3%	01/07/2013		Springing	562,080	Springing
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%							61.2%	11/30/2012		4.0% - 5.0% of prior month’s Gross Revenues
Property	4.01	Kahler Grand	3.3%	NAP	NAP	NAP	NAP	NAP	NAP	55.9%	11/30/2012
Property	4.02	Rochester Marriott	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	66.6%	11/30/2012
Property	4.03	Kahler Inn & Suites	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	66.0%	11/30/2012
Property	4.04	Residence Inn Rochester	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	74.3%	11/30/2012
Loan	5	540 West Madison Street (26)(28)	6.7%	Starbucks	1,971	09/30/2013	NAP	NAP	NAP	91.2%	12/31/2012			30,000,000
Loan	6	Paramount Plaza	6.4%	Montage Financial, LLC	25,010	04/30/2015	Bryan College	24,701	09/30/2013	71.7%	01/30/2013		24,200	2,676,913	103,255
Loan	7	Avenue Forsyth	5.6%	Children’s Healthcare of Atlanta	23,910	05/31/2016	Xaviant	16,099	08/31/2020	91.9%	11/01/2012		Springing	454,023	Springing
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%							79.5%	12/31/2012		1/12 of 4.0% of prior year’s Gross Income
Property	8.01	Larkspur Landing Sunnyvale	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	84.2%	12/31/2012
Property	8.02	Larkspur Landing Hillsboro	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	81.7%	12/31/2012
Property	8.03	Larkspur Landing Milpitas	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	87.2%	12/31/2012
Property	8.04	Larkspur Landing Campbell	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	12/31/2012
Property	8.05	Larkspur Landing South San Francisco	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	84.2%	12/31/2012
Property	8.06	Larkspur Landing Bellevue	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	79.8%	12/31/2012
Property	8.07	Larkspur Landing Renton	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	77.2%	12/31/2012
Property	8.08	Larkspur Landing Pleasanton	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	77.0%	12/31/2012
Property	8.09	Larkspur Landing Sacramento	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	71.5%	12/31/2012
Property	8.10	Larkspur Landing Folsom	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	74.7%	12/31/2012
Property	8.11	Larkspur Landing Roseville	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	70.3%	12/31/2012
Loan	9	Westin Washington DC	4.9%	NAP	NAP	NAP	NAP	NAP	NAP	74.3%	01/31/2013		4.0% of prior month’s Gross Revenues
Loan	10	Centennial Center	4.7%	Big Lots	33,432	01/31/2020	Ross Stores, Inc.	30,094	01/31/2017	95.2%	10/31/2012		Springing	764,938	Springing
Loan	11	DC Mixed Use Portfolio III	4.3%							95.5%	10/31/2012		3,873	199,115	20,749
Property	11.01	700-702 7th Street NW	0.8%	Legal Sea Foods, LLC	2,477	05/31/2023	Eagle Bank	1,845	01/31/2021	100.0%	10/31/2012
Property	11.02	8601 Westwood Center Drive	0.6%	Eagle Bank	3,055	10/31/2016	TPI Group	2,983	07/31/2013	100.0%	10/31/2012
Property	11.03	1005 7th Street NW	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2012
Property	11.04	825-829 7th Street NW	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2012
Property	11.05	600 F Street NW	0.4%	Kiji Club	1,600	11/30/2022	NAP	NAP	NAP	83.4%	10/31/2012
Property	11.06	603-607 King Street	0.3%	HMT Associates LLC	900	08/31/2014	NAP	NAP	NAP	72.9%	10/31/2012
Property	11.07	1311-1313 F Street NW	0.3%	Don Schaff & Friends, Inc.	2,407	01/31/2014	NAP	NAP	NAP	100.0%	10/31/2012
Property	11.08	1401-1407 14th Street NW	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2012
Property	11.09	1309 F Street NW	0.2%	Iostudio	1,582	06/30/2016	NAP	NAP	NAP	100.0%	10/31/2012
Property	11.10	651 Florida Avenue NW	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	88.5%	10/31/2012
Property	11.11	5630 Connecticut Avenue NW	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2012
Loan	12	Streets of Brentwood (28)	2.8%	Ulta Cosmetics	9,537	02/28/2022	BJ’s Restaurant & Brewhouse	8,376	09/30/2031	91.7%	11/28/2012	500,000	6,664	1,000,000	28,565
Loan	13	Kapstone Portfolio	2.4%							100.0%	03/06/2013		Springing
Property	13.01	DLL Fridley	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Property	13.02	DLL Bowling Green	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Property	13.03	DLL Cedar Rapids	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Property	13.04	DLL Amsterdam	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Property	13.05	DLL Grand Forks	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Property	13.06	DLL Seward	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013
Loan	14	70 West 45th Street	2.3%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/17/2012		854
Loan	15	Westgate Plaza	2.2%	Bed Bath & Beyond	30,000	01/31/2018	Jo-Ann Fabrics	30,000	01/31/2017	89.6%	01/25/2013		Springing		Springing
Loan	16	Springfield Residence Inn	1.8%	NAP	NAP	NAP	NAP	NAP	NAP	83.6%	12/31/2012		Springing
Loan	17	Valley View Shopping Center	1.5%	Chase Bank	4,396	06/30/2021	Montessori School	4,000	09/30/2016	91.2%	12/31/2012		1,834		8,221
Loan	18	Embassy Suites Lubbock	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	87.2%	10/31/2012		4.0% of prior month’s Gross Revenues
Loan	19	Panavision Woodland Hills	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	03/06/2013		Springing		2,478
Loan	20	Colonial Promenade Hoover	1.1%	Yuki	4,800	04/30/2015	Carquest	4,450	06/30/2018	86.9%	12/10/2012		4,534	750,000	8,656
Loan	21	747 Front Street	0.8%	Resource & Design	8,531	04/30/2015	Empower	6,667	03/14/2017	91.8%	11/30/2012		8,128	475,000	1,355
Loan	22	One Willow Bridge Portfolio	0.8%							98.0%	Various		256		2,240
Property	22.01	Shops at Solaris	0.5%	John Anthony - Fine Jewelry	1,037	12/31/2019	Testosterone - Clothing	1,025	12/31/2017	100.0%	10/15/2012
Property	22.02	One Vail Place	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/30/2012
Property	22.03	Vail Village Inn	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	90.1%	12/04/2012
Property	22.04	Lazier Office Space	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2012
Property	22.05	Lodge at Vail Promenade	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/01/2012
Loan	23	Jo-Ann Plaza	0.8%	PF Newington, LLC	11,975	04/30/2016	Dollar Tree Stores, Inc.	10,400	01/31/2014	99.0%	11/28/2012		3,069		9,208
Loan	24	StayBridge Suites Charleston	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	88.8%	11/30/2012		4.0% of prior month’s Gross Revenues
Loan	25	Best Western Lake Buena Vista	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	79.8%	11/30/2012		4.0% of prior month’s Gross Revenues
Loan	26	Bayside Hotel	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	83.6%	11/30/2012		1/12 of 4.0% prior year’s Gross Income
Loan	27	StayBridge Suites Columbia	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	83.8%	11/30/2012		4.0% of prior month’s Gross Revenues
Loan	28	Corner Lakes	0.7%	The Mikes’ Services Inc. (UPS Store)	1,800	09/30/2013	Andrea Molitor (Fantastic Sams)	1,500	10/31/2013	100.0%	11/30/2012		1,867		3,541
Loan	29	Desert Sky Palms Shopping Center	0.6%	Easyhome	4,000	12/31/2015	Desert Sky Family Dental	3,425	02/28/2018	100.0%	12/20/2012		820		3,282
Loan	30	Mountain View Square	0.6%	Mallari\Yakiniku	4,123	08/31/2014	Lenscrafters, Inc	2,988	06/30/2014	93.0%	02/07/2013		1,665		3,565
Loan	31	Homewood Suites Huntsville	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	09/30/2012		Springing
Loan	32	Jeffrey Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	11/08/2012		2,083
Loan	33	Eastwind Center	0.5%	Go Raw Café	2,400	12/31/2014	Little Havana Café & Smoke Shop	1,800	10/31/2014	89.4%	10/18/2012		1,697	150,000	2,828
Loan	34	Orange Grove Estates MHC	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	81.0%	11/30/2012		1,179
Loan	35	Courtyard Marriott Pueblo	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	67.1%	11/30/2012	238,180	> (i) 1/12 of 4.0% prior year’s Gross Income and (ii) the annual amount in the Franchise Agreement
Loan	36	Pointe Flamingo	0.5%	Equity Title of Nevada	7,960	04/30/2015	Aerotek	4,446	05/31/2013	91.2%	12/01/2012		1,078	250,000	5,389
Loan	37	Courtyard Marriott Prattville	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	71.2%	09/30/2012		Springing
Loan	38	Hampton Inn Salisbury	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	57.7%	11/30/2012		1/12 of 4.0% prior year’s Gross Income
Loan	39	Metro Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	90.7%	01/28/2013		1,857
Loan	40	Hammock Cove Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	93.1%	12/14/2012		1,650
Loan	41	Oaks at San Jose	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	10/24/2012	100,000	5,833
Loan	42	Shops at Amelia Market	0.3%	Brooks Rehabilitation Centers	1,840	01/31/2017	Keller Williams Realty Atlantic Partners	1,629	02/28/2017	91.0%	12/10/2012		885	32,400	1,327
Loan	43	Country Shores Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	97.8%	10/31/2012		3,450
Loan	44	Smoky Hill Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	67.7%	10/31/2012		839
Loan	45	Longwood Village Shopping Center	0.3%	Sears Hometown Stores	8,450	08/31/2013	The Church of Jesus Christ of Latter Day Saints	6,400	12/31/2016	100.0%	10/05/2012		4,012		6,173
Loan	46	La Quinta Inn & Suites Canton	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	72.6%	10/30/2012		1/12 of 4.0% prior year’s Gross Income
Loan	47	Carrollton Retail Center	0.2%	Sport Clips	1,300	03/31/2015	NAP	NAP	NAP	100.0%	12/18/2012		240		721
Loan	48	Redner’s Warehouse Market	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	94.1%	01/23/2013		908	75,000	Springing

A-1-6

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront		Other
			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering	Other	Reserves
Property Flag	ID	Property Name	Balance	Reserves ($)(20)(22)	Reserves ($)(21)(22)	Reserves($)(20)(22)	Reserves ($)(21)(22)	Reserve($)(20)	Reserves ($)(22)	Description(20)(21)(22)
Loan	1	Federal Center Plaza	8.7%		Springing		Springing
Loan	2	Moffett Towers (26)(28)	8.0%	790,714	263,571		Springing		16,793,795	Free Rent (Upfront: 1,389,632), Microsoft Holdback (Upfront: 15,404,163); Lease Sweep (Monthly: Springing); Debt Service (Monthly: Springing)
Loan	3	The Avenues	7.4%		Springing		Springing
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%	780,625	195,156	41,004	41,004	534,513	555,519	PIP Reserve (Upfront: 555,519), Seasonality Reserve (November Payment Date: Excess Cash Flow)
Property	4.01	Kahler Grand	3.3%
Property	4.02	Rochester Marriott	2.0%
Property	4.03	Kahler Inn & Suites	1.4%
Property	4.04	Residence Inn Rochester	0.7%
Loan	5	540 West Madison Street (26)(28)	6.7%	2,977,099	595,420		Springing
Loan	6	Paramount Plaza	6.4%		35,412		Springing	37,950	319,672	Free Rent Reserve (Upfront: 319,672)
Loan	7	Avenue Forsyth	5.6%	200,000	100,000		Springing	53,122
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%	257,883	125,683		Springing
Property	8.01	Larkspur Landing Sunnyvale	0.8%
Property	8.02	Larkspur Landing Hillsboro	0.7%
Property	8.03	Larkspur Landing Milpitas	0.6%
Property	8.04	Larkspur Landing Campbell	0.6%
Property	8.05	Larkspur Landing South San Francisco	0.6%
Property	8.06	Larkspur Landing Bellevue	0.5%
Property	8.07	Larkspur Landing Renton	0.4%
Property	8.08	Larkspur Landing Pleasanton	0.4%
Property	8.09	Larkspur Landing Sacramento	0.4%
Property	8.10	Larkspur Landing Folsom	0.3%
Property	8.11	Larkspur Landing Roseville	0.1%
Loan	9	Westin Washington DC	4.9%	730,620	182,655		Springing	1,178,100	9,842,995	PIP Reserve (Upfront: 9,842,995, Monthly: Springing)
Loan	10	Centennial Center	4.7%		Springing		Springing		Springing	Major Tenant Rollover Reserve (Monthly: Springing), Anchor Tenant Rollover Reserve (Monthly: Springing)
Loan	11	DC Mixed Use Portfolio III	4.3%	350,000	70,000	17,643	1,764	80,406	1,509,935	Living Social Reserve ($1,084,343), Environmental Reserve ($186,250), Rent Reserve ($239,342).
Property	11.01	700-702 7th Street NW	0.8%
Property	11.02	8601 Westwood Center Drive	0.6%
Property	11.03	1005 7th Street NW	0.5%
Property	11.04	825-829 7th Street NW	0.4%
Property	11.05	600 F Street NW	0.4%
Property	11.06	603-607 King Street	0.3%
Property	11.07	1311-1313 F Street NW	0.3%
Property	11.08	1401-1407 14th Street NW	0.3%
Property	11.09	1309 F Street NW	0.2%
Property	11.10	651 Florida Avenue NW	0.2%
Property	11.11	5630 Connecticut Avenue NW	0.2%
Loan	12	Streets of Brentwood (28)	2.8%	276,515	138,257		Springing
Loan	13	Kapstone Portfolio	2.4%		Springing		Springing	364,481
Property	13.01	DLL Fridley	0.7%
Property	13.02	DLL Bowling Green	0.6%
Property	13.03	DLL Cedar Rapids	0.5%
Property	13.04	DLL Amsterdam	0.4%
Property	13.05	DLL Grand Forks	0.2%
Property	13.06	DLL Seward	0.1%
Loan	14	70 West 45th Street	2.3%	38,750	38,750	9,750	750	9,741	750,000	Condominium Common Charge Reserve (Upfront: 750,000, Monthly: 57,905)
Loan	15	Westgate Plaza	2.2%		Springing		Springing
Loan	16	Springfield Residence Inn	1.8%		Springing		Springing
Loan	17	Valley View Shopping Center	1.5%		23,113		Springing		6,489,258	OSH Holdbacks (Upfront: 6,489,258), Environmental Reserve (Monthly: 1,628), Lease Sweep (Monthly: Springing)
Loan	18	Embassy Suites Lubbock	1.4%		18,691		Springing		Springing	PIP Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	19	Panavision Woodland Hills	1.1%		Springing		Springing
Loan	20	Colonial Promenade Hoover	1.1%	68,250	22,750	8,549	2,850	12,250	250,000	Restaurant Tenant Reserve (Upfront: 250,000)
Loan	21	747 Front Street	0.8%	22,500	22,500	32,511	13,387
Loan	22	One Willow Bridge Portfolio	0.8%	61,250	8,750	51,074	4,704
Property	22.01	Shops at Solaris	0.5%
Property	22.02	One Vail Place	0.1%
Property	22.03	Vail Village Inn	0.1%
Property	22.04	Lazier Office Space	0.1%
Property	22.05	Lodge at Vail Promenade	0.0%
Loan	23	Jo-Ann Plaza	0.8%	68,000	34,000	26,667	5,333
Loan	24	StayBridge Suites Charleston	0.7%	20,445	10,223	44,781	4,071	3,919	1.0% of prior month’s Gross Revenues	PIP Reserve (Monthly: 1.0% of prior month’s Gross Revenues; Springing Monthly: Excess Cash Flow)
Loan	25	Best Western Lake Buena Vista	0.7%	61,699	28,941		Springing		68,750	Ground Rent Reserve (Upfront: 68,750, Monthly: 33,333)
Loan	26	Bayside Hotel	0.7%		10,000	8,441	938	17,550	25,000	Seasonality Reserve (Upfront: 25,000, Monthly: Springing)
Loan	27	StayBridge Suites Columbia	0.7%	26,099	13,049	8,630	514		1.0% of prior month’s Gross Revenues	PIP Reserve (Monthly: 1.0% of prior month’s Gross Revenues; Springing Monthly: Excess Cash Flow)
Loan	28	Corner Lakes	0.7%		Springing		Springing		137,000	Rent Abatement Reserve (Upfront: 137,000)
Loan	29	Desert Sky Palms Shopping Center	0.6%		17,803		Springing
Loan	30	Mountain View Square	0.6%	33,295	11,098		Springing		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	31	Homewood Suites Huntsville	0.6%	23,500	7,833		Springing
Loan	32	Jeffrey Apartments	0.5%	25,000	12,500	17,025	1,892	7,500
Loan	33	Eastwind Center	0.5%	16,667	4,167	4,750	528
Loan	34	Orange Grove Estates MHC	0.5%	20,625	4,125	1,052	1,052	38,375
Loan	35	Courtyard Marriott Pueblo	0.5%	120,173	13,353	13,988	4,400		3,517,073	PIP Reserve (Upfront: 3,517,073), Seasonality Reserve (Monthly: Springing)
Loan	36	Pointe Flamingo	0.5%	20,000	6,667	17,805	1,484
Loan	37	Courtyard Marriott Prattville	0.5%	8,500	2,833		Springing
Loan	38	Hampton Inn Salisbury	0.4%	31,625	6,325	15,518	3,880	22,468	277,000	Seasonality (Upfront: 68,000, September Payment: Amount for DSCR of >=1.25x); PIP Reserve (Upfront: 209,000, Ongoing: 125% of additional PIP)
Loan	39	Metro Self Storage	0.4%	38,000	12,667	4,991	555
Loan	40	Hammock Cove Apartments	0.3%	9,150	3,050	13,500	1,500		150,000	Holdback Reserve (Upfront: 150,000)
Loan	41	Oaks at San Jose	0.3%	28,250	9,417	66,195	7,355	80,510
Loan	42	Shops at Amelia Market	0.3%	13,750	4,583	20,778	2,309	6,250	Springing	Harris Teeter Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	43	Country Shores Apartments	0.3%	27,500	9,167	13,629	1,947	21,878
Loan	44	Smoky Hill Self Storage	0.3%	99,000	11,000	4,272	475		350,000	Earnout Reserve (Upfront: 350,000)
Loan	45	Longwood Village Shopping Center	0.3%	7,317	3,658	1,568	1,568	13,500	150,000	Anchor Tenant Reserve (Upfront: 150,000, Monthly: 10,000)
Loan	46	La Quinta Inn & Suites Canton	0.3%	14,333	7,167	17,022	1,419		170,000	PIP Reserve (Upfront: 170,000; Monthly: Springing), Seasonality Reserve (Monthly: Springing)
Loan	47	Carrollton Retail Center	0.2%	15,500	7,750	1,904	212
Loan	48	Redner’s Warehouse Market	0.2%	58,333	6,250	1,103	123

A-1-7

COMM 2013-CCRE6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
			Initial Pool	Report	Engineering	Loan
Property Flag	ID	Property Name	Balance	Date (23)(24)	Report Date	Purpose	Sponsor (25)	Guarantor (25)
Loan	1	Federal Center Plaza	8.7%	01/03/2013	01/04/2013	Refinance	Federal Center Plaza Corporation; Donohoe Investment Company I	Federal Center Plaza Corporation
Loan	2	Moffett Towers (26)(28)	8.0%	11/26/2012	11/21/2012	Refinance	Joseph K. Paul; Jay Paul Revocable Living Trust	Joseph K. Paul; Jay Paul Revocable Living Trust
Loan	3	The Avenues	7.4%	12/31/2012	12/31/2012	Refinance	Simon Property Group, L.P.	Simon Property Group, L.P.
Loan	4	Rochester Hotel Portfolio (27)(28)	7.4%			Acquisition	Javon R. Bea; Vita E. Bea	Javon R. Bea; Vita E. Bea
Property	4.01	Kahler Grand	3.3%	01/18/2013	12/21/2012
Property	4.02	Rochester Marriott	2.0%	01/18/2013	12/21/2012
Property	4.03	Kahler Inn & Suites	1.4%	01/18/2013	12/21/2012
Property	4.04	Residence Inn Rochester	0.7%	01/18/2013	12/21/2012
Loan	5	540 West Madison Street (26)(28)	6.7%	11/21/2012	11/20/2012	Acquisition	Joseph Mizrachi; Eyal Ben-Yosef; David Alcalay; David Werner	Joseph Mizrachi; Eyal Ben-Yosef; David Alcalay
Loan	6	Paramount Plaza	6.4%	12/20/2012	12/21/2012	Refinance	David Y. Lee	David Y. Lee
Loan	7	Avenue Forsyth	5.6%	11/21/2012	11/06/2012	Acquisition	Two funds controlled by Starwood Capital Group and one fund controlled by Core Property Capital, on a joint and several basis	Two funds controlled by Starwood Capital Group and one fund controlled by Core Property Capital, on a joint and several basis
Loan	8	Larkspur Landing Hotel Portfolio (26)	5.3%			Refinance	Six funds controlled by Starwood Capital Group, on a joint and several basis	Six funds controlled by Starwood Capital Group, on a joint and several basis
Property	8.01	Larkspur Landing Sunnyvale	0.8%	12/31/2012	12/11/2012
Property	8.02	Larkspur Landing Hillsboro	0.7%	12/31/2012	12/11/2012
Property	8.03	Larkspur Landing Milpitas	0.6%	12/31/2012	12/11/2012
Property	8.04	Larkspur Landing Campbell	0.6%	12/31/2012	12/11/2012
Property	8.05	Larkspur Landing South San Francisco	0.6%	12/31/2012	12/11/2012
Property	8.06	Larkspur Landing Bellevue	0.5%	12/31/2012	12/11/2012
Property	8.07	Larkspur Landing Renton	0.4%	12/31/2012	12/11/2012
Property	8.08	Larkspur Landing Pleasanton	0.4%	12/31/2012	12/11/2012
Property	8.09	Larkspur Landing Sacramento	0.4%	12/31/2012	12/11/2012
Property	8.10	Larkspur Landing Folsom	0.3%	12/31/2012	12/11/2012
Property	8.11	Larkspur Landing Roseville	0.1%	12/31/2012	12/11/2012
Loan	9	Westin Washington DC	4.9%	12/12/2012	12/06/2012	Recapitalization	DiamondRock Hospitality Limited Partnership	DiamondRock Hospitality Limited Partnership
Loan	10	Centennial Center	4.7%	11/04/2012	10/30/2012	Acquisition	Inland Diversified Real Estate Trust, Inc.	Inland Diversified Real Estate Trust, Inc.
Loan	11	DC Mixed Use Portfolio III	4.3%			Refinance	Norman Jemal; Douglas Jemal	Norman Jemal; Douglas Jemal
Property	11.01	700-702 7th Street NW	0.8%	12/27/2012	11/20/2012
Property	11.02	8601 Westwood Center Drive	0.6%	12/27/2012	11/20/2012
Property	11.03	1005 7th Street NW	0.5%	12/27/2012	11/20/2012
Property	11.04	825-829 7th Street NW	0.4%	12/27/2012	11/20/2012
Property	11.05	600 F Street NW	0.4%	12/27/2012	11/20/2012
Property	11.06	603-607 King Street	0.3%	12/27/2012	11/20/2012
Property	11.07	1311-1313 F Street NW	0.3%	12/27/2012	11/20/2012
Property	11.08	1401-1407 14th Street NW	0.3%	12/27/2012	12/05/2012
Property	11.09	1309 F Street NW	0.2%	12/27/2012	11/20/2012
Property	11.10	651 Florida Avenue NW	0.2%	12/27/2012	11/20/2012
Property	11.11	5630 Connecticut Avenue NW	0.2%	12/27/2012	11/20/2012
Loan	12	Streets of Brentwood (28)	2.8%	07/31/2012	07/24/2012	Acquisition	DRA G&I Fund VII Real Estate Investment Trust	DRA G&I Fund VII Real Estate Investment Trust
Loan	13	Kapstone Portfolio	2.4%			Refinance	Dennis Mehiel; Louis R. Cappelli Family Limited Partnership II	Dennis Mehiel; Louis R. Cappelli Family Limited Partnership II
Property	13.01	DLL Fridley	0.7%	04/01/2012	12/17/2012
Property	13.02	DLL Bowling Green	0.6%	04/01/2012	12/17/2012
Property	13.03	DLL Cedar Rapids	0.5%	04/01/2012	12/17/2012
Property	13.04	DLL Amsterdam	0.4%	04/01/2012	12/17/2012
Property	13.05	DLL Grand Forks	0.2%	04/01/2012	12/17/2012
Property	13.06	DLL Seward	0.1%	04/01/2012	12/17/2012
Loan	14	70 West 45th Street	2.3%	06/07/2012	06/08/2012	Refinance	Salim Assa; Ezak Assa	Salim Assa; Ezak Assa
Loan	15	Westgate Plaza	2.2%	01/10/2013	01/10/2013	Refinance	Kimco Income Operating Partnership, L.P.	Kimco Income Operating Partnership, L.P.
Loan	16	Springfield Residence Inn	1.8%	11/28/2012	11/27/2012	Refinance	Tharaldson Family, Inc.	Tharaldson Family, Inc.
Loan	17	Valley View Shopping Center	1.5%	12/17/2012	12/17/2012	Refinance	Richard Cramer; David Lee	Richard Cramer; David Lee; Jon W. Bell; Mick Cramer; Linda Marie Mickel; City National Bank
Loan	18	Embassy Suites Lubbock	1.4%	12/18/2012	12/10/2012	Refinance	Pritesh Patel; Mitesh Raichada	Pritesh Patel; Mitesh Raichada
Loan	19	Panavision Woodland Hills	1.1%	11/09/2012	11/09/2012	Recapitalization	AG Net Lease II Corp.	AG Net Lease II Corp.
Loan	20	Colonial Promenade Hoover	1.1%	12/05/2012	12/05/2012	Refinance	Daniel F. Jackson, III; Jeffrey J. Crittenden	Daniel F. Jackson, III; Jeffrey J. Crittenden
Loan	21	747 Front Street	0.8%	11/20/2012	11/16/2012	Acquisition	Polidev Investments, Inc.; Erol Tabanca	Polidev Investments, Inc.; Erol Tabanca
Loan	22	One Willow Bridge Portfolio	0.8%			Acquisition	Peter Knobel; Patrice Knobel	Peter Knobel; Patrice Knobel
Property	22.01	Shops at Solaris	0.5%	10/29/2012	10/25/2012
Property	22.02	One Vail Place	0.1%	10/29/2012	10/25/2012
Property	22.03	Vail Village Inn	0.1%	12/11/2012	12/10/2012
Property	22.04	Lazier Office Space	0.1%	10/29/2012	10/25/2012
Property	22.05	Lodge at Vail Promenade	0.0%	12/12/2012	12/10/2012
Loan	23	Jo-Ann Plaza	0.8%	11/14/2012	11/14/2012	Refinance	Robert Raphael	Robert Raphael
Loan	24	StayBridge Suites Charleston	0.7%	12/18/2012	12/18/2012	Refinance	Ashokkumar B. Patel; Surendra Patel	Ashokkumar B. Patel; Surendra Patel
Loan	25	Best Western Lake Buena Vista	0.7%	12/14/2012	12/14/2012	Recapitalization	Square Mile Partners III LP; Square Mile Partners III Offshore LP; Square Mile Partners III TE LP	Square Mile Partners III LP; Square Mile Partners III Offshore LP; Square Mile Partners III TE LP
Loan	26	Bayside Hotel	0.7%	01/22/2013	12/19/2012	Recapitalization	Edward Slatkin; Thomas Slatkin	Edward Slatkin; Thomas Slatkin
Loan	27	StayBridge Suites Columbia	0.7%	12/18/2012	12/18/2012	Refinance	Ashokkumar B. Patel; Surendra Patel	Ashokkumar B. Patel; Surendra Patel
Loan	28	Corner Lakes	0.7%	12/03/2012	11/30/2012	Refinance	Glenn W. Miller	Glenn W. Miller
Loan	29	Desert Sky Palms Shopping Center	0.6%	12/20/2012	12/20/2012	Refinance	Taliav, LLC	Taliav, LLC
Loan	30	Mountain View Square	0.6%	12/18/2012	12/18/2012	Refinance	Philips Edison Limited Partnership	Philips Edison Limited Partnership
Loan	31	Homewood Suites Huntsville	0.6%	01/18/2013	12/05/2012	Recapitalization	Apple REIT Seven, Inc.	Apple REIT Seven, Inc.
Loan	32	Jeffrey Apartments	0.5%	11/08/2012	11/13/2012	Refinance	G-One Trust; J. Daniel Schmidt	G-One Trust; J. Daniel Schmidt
Loan	33	Eastwind Center	0.5%	12/18/2012	08/24/2012	Refinance	William O. Passo; PASSCO Companies, LLC	William O. Passo; PASSCO Companies, LLC
Loan	34	Orange Grove Estates MHC	0.5%	12/26/2012	10/31/2012	Refinance	Various	Various
Loan	35	Courtyard Marriott Pueblo	0.5%	12/27/2012	12/27/2012	Acquisition	Robert A. Alter	Robert A. Alter
Loan	36	Pointe Flamingo	0.5%	10/26/2012	10/26/2012	Refinance	Daryl S. Alterwitz; Laurence Alterwitz; Linda Alterwitz	Daryl S. Alterwitz; Laurence Alterwitz; Linda Alterwitz
Loan	37	Courtyard Marriott Prattville	0.5%	01/17/2013	12/05/2012	Recapitalization	Apple REIT Seven, Inc.	Apple REIT Seven, Inc.
Loan	38	Hampton Inn Salisbury	0.4%	01/11/2013	01/11/2013	Refinance	David Sachs; Michael Palin	David Sachs; Michael Palin
Loan	39	Metro Self Storage	0.4%	01/23/2013	01/23/2013	Refinance	Timothy J. Judge; Mary Judge	Timothy J. Judge; Mary Judge
Loan	40	Hammock Cove Apartments	0.3%	10/29/2012	10/29/2012	Refinance	Donald Lippman	Donald Lippman
Loan	41	Oaks at San Jose	0.3%	09/28/2012	09/28/2012	Refinance	James P. Knell	James P. Knell
Loan	42	Shops at Amelia Market	0.3%	09/28/2012	09/21/2012	Acquisition	TSO-DNL Fund IV, L.P; A. Boyd Simpson	TSO-DNL Fund IV, L.P; A. Boyd Simpson
Loan	43	Country Shores Apartments	0.3%	11/27/2012	11/26/2012	Refinance	Andrew Boninti; Coran Capshaw	Andrew Boninti; Coran Capshaw
Loan	44	Smoky Hill Self Storage	0.3%	10/15/2012	10/12/2012	Refinance	Francis E. Gay; Kathleen Gay	Francis E. Gay; Kathleen Gay
Loan	45	Longwood Village Shopping Center	0.3%	08/28/2012	08/28/2012	Refinance	Warren G. Bailey	Warren G. Bailey
Loan	46	La Quinta Inn & Suites Canton	0.3%	01/23/2013	12/19/2012	Acquisition	Leonardo Simpser; Luis Maizel	Leonardo Simpser; Luis Maizel
Loan	47	Carrollton Retail Center	0.2%	01/10/2013	01/07/2013	Recapitalization	Steven J. Fogel; Howard S. Banchik	Steven J. Fogel; Howard S. Banchik
Loan	48	Redner’s Warehouse Market	0.2%	01/14/2013	01/11/2013	Refinance	Robert Raphael	Robert Raphael

A-1-8

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates.

(2)	GACC—German American Capital Corporation or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates.

Loan No. 2 – Moffett Towers – The Original Balance and Cut-off Date Balance of $120.0 million represent the Note A-2 of a $335.0 million whole loan evidenced by three pari passu notes.  The pari passu companion loans are the Note A-1 in the original principal amount of $175.0 million, which was included in the COMM 2013-LC6 transaction, and the Note A-3 in the original principal amount of $40.0 million will be held by GACC or an affiliate as of the closing date.

Loan No. 5 – 540 West Madison Street – The Original Balance and Cut-off Date Balance of $100.0 million, represent the Note A-2 of a $235.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the Note A-1 in the original principal amount of $135.0 million and was included in the COMM 2013-LC6 transaction.

Loan No. 8 – Larkspur Landing Hotel Portfolio – The Original Balance and Cut-off Date Balance of $80.0 million and $79,794,922, respectively, represent the Note A-1 of a $140.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the Note A-2 in the original principal amount of $60.0 million and will be held by CCRE or an affiliate as of the closing date.

(3)
With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)
Loan No. 19 – Panavision Woodland Hills – The Panavision Woodland Hills Mortgage Loan has an ARD feature with an anticipated repayment date of 1/6/2023, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of 7/6/2030 of the sum of 3.00% plus the greater of (i) 4.521% and (ii) the then 10-year swap yield plus 2.700%.

(5)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan, and with respect to any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate.

(6)
Loan No. 2 – Moffett Towers – The Moffett Towers Mortgage Loan amortizes on a planned amortization schedule provided in the Free Writing Prospectus.  As such, the maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule.  The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over months 37-48 of the loan term.  Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

Loan No. 4 – Rochester Hotel Portfolio – The Rochester Hotel Portfolio Mortgage Loan amortizes on a planned amortization schedule provided in the Free Writing Prospectus. As such, the current balance, maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule.  The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

A-1-9

Loan No. 12 – Streets of Brentwood – The Streets of Brentwood Mortgage Loan amortizes on a planned amortization schedule provided in the Free Writing Prospectus. As such, the current balance, maturity balance, monthly debt service, Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule.  The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over the first 12 months after the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

(7)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(8)
“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(9)
“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)
Loan No. 2 – Moffett Towers – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 4 – Rochester Hotel Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area calculations exclude the Rochester Hotel Portfolio non-pooled component.

Loan No. 5 – 540 West Madison Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 8 – Larkspur Landing Hotel Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the

A-1-10

mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

(11)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this free writing prospectus.

Loan No. 29 – Desert Sky Palms Shopping Center – Up to two times per year, the late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the Maturity or ARD Date) is paid within five business days following the date on which it is due.

(12)
Loan No. 17 – Valley View Shopping Center – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As Complete” value as of February 1, 2013. At the time of the appraisal, the Valley View Shopping Center Mortgaged Property was under construction to add a new building which houses the Largest Tenant, Orchard Supply Hardware.

(13)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM2(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 2% of the amount prepaid.

“YM3(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 3% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the  maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in the accompanying free writing prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in the accompanying free writing prospectus.

Loan No. 2 – Moffett Towers – The lockout period will be at least 27 payment dates beginning with and including the first payment date of January 6, 2013. Prepayment of the full $335.0 million Moffett Towers Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 6, 2015. For the purposes of this free writing prospectus, the assumed lockout period of 27 months is based on the expected COMM 2013-CCRE6 securitization closing date in March 2013. The actual lockout period may be longer.

(14)
Loan No. 3 – The Avenues – The collateral for The Avenues Mortgage Loan consists of both the fee and leasehold interests in The Avenues Mortgaged Property. Both the fee and leasehold owners are borrowers under The Avenues Mortgage Loan.

A-1-11

(15)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 25 – Best Western Lake Buena Vista – The Best Western Lake Buena Vista Mortgaged Property is subject to a ground lease with an expiration date of January 31, 2053 and no extension options. The ground rent calculation is based on an annual minimum rent of $587,210 and additional percentage rent, contingent upon the property’s revenue in particular departments including lodging, meeting and conference space rental, food and concessions, beverages and sublease revenue.

Loan No. 31 – Homewood Suites Huntsville – The parking lot of the Homewood Suites Mortgaged Property is subject to a ground lease with an expiration date of August 10, 2104 and no extension options.  The annual ground rent under the lease is currently $13,560.

Loan No. 35 – Courtyard Marriott Pueblo – The Courtyard Marriott Pueblo Mortgaged Property is subject to a ground lease with an expiration date of November 1, 2095.  The annual ground rent under the lease has been prepaid in full by the sponsor for the entire term of the ground lease.  The sponsor has the option to purchase the ground lessor’s fee interest at any time for a purchase price of $100.

(16)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 6 – Paramount Plaza – The 3rd Largest Tenant, Wilshire Business Center, which is an affiliate of the borrower, leases 5.1% of the net rentable area at the Mortgaged Property.

(17)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A 1:

Loan No. 1 – Federal Center Plaza – The 2nd Largest Tenant, Federal Emergency Management Agency (FEMA), has a one-time right to terminate its lease effective August 16, 2017, with 18 months prior notice.

Loan No. 2 – Moffett Towers – The 2nd Largest Tenant, Microsoft Corporation has the right to terminate its lease in December 2018 upon 12 months prior notice with respect to its entire space or any entire floor, or contiguous floors, subject to a termination fee equal to the unamortized portion, on a proportionate basis of the space terminated, of all unamortized costs plus interest on the cumulative sum of such unamortized costs. The 3rd Largest Tenant, Rambus Inc., has the right to terminate its lease in June 2017 with 9 months prior notice, subject to termination fees equal to all unamortized costs plus interest on the cumulative sum of such unamortized costs.

A-1-12

Loan No. 5 – 540 West Madison Street – The Largest Tenant, Bank of America, has a one-time option to vacate up to 236,000 square feet in full floor increments at the end of 2014, upon 12 months prior notice, and the option to terminate its lease with respect to the 23rd floor (42,470 sq. ft.) and 3,925 sq. ft. on the first floor effective no earlier than December 31, 2016, upon at least 12 months prior notice. The 2nd Largest Tenant, DRW, has the right to terminate the lease effective August 1, 2019, upon 12 months prior notice and payment of an early termination fee equal to the sum of unamortized costs incurred plus rent attributable to the four calendar months immediately succeeding the termination date. The 3rd Largest Tenant, Marsh, has the right to cancel a portion of its lease on and after January 1, 2015, for up to half of a floor of its leased premises upon 12 months prior notice and payment of a cancellation fee equal to $98.00 PSF of the space affected. On or after January 1, 2018, Marsh has a right to cancel another half of a floor of its lease premises upon 12 months prior notice and payment of a cancellation fee equal to $74.00 PSF. On or after January 31, 2019, Marsh has the right terminate its entire lease, effective January 31, 2020, upon payment of a cancellation fee equal to $53.00 PSF.

Loan No. 6 – Paramount Plaza – The Largest Tenant, City of Los Angeles, has the option to terminate 25,487 sq. ft. of its space in July 2015 and 9,567 sq. ft. in January 2016, each with four months prior notice.

Loan No. 11 – DC Mixed Use Portfolio III – The Largest Tenant at the 1005 7th Street NW Mortgaged Property, Living Social, has a one-time right to terminate its lease effective March 31, 2014 provided (i) written notice is given no later than nine months prior to such date, and (ii) a termination fee of $651,477 is paid.  The 2nd Largest tenant at the 700-702 7th Street property, Hewlett-Packard Company, has a one-time right to terminate its lease effective April 30, 2018 if written notice is given 360 days prior to such date.

Loan No. 22 – One Willow Bridge Portfolio – The Largest Tenant at the Vail Village Inn Mortgaged Property, Sushi Oka LLC, has a one-time right to terminate its lease effective April 30, 2015, provided written notice is given 60 days prior to such date.

Loan No. 36 – Pointe Flamingo – The Largest Tenant, Black and Veatch, LLP, has the right to terminate its lease any time after September 30, 2015 upon written notice six months prior to termination.

Loan No. 45 – Longwood Village Shopping Center – The 3rd Largest Tenant, Centra Health, has a one-time right to terminate its lease effective December 31, 2021, provided (i) written notice is given 180 days prior to such date, and (ii) a termination fee of $489,415 is paid.

(18)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 11 – DC Mixed Use Portfolio III – The Largest Tenant at the 825-829 7th Street NW Mortgaged Property, Living Social, is currently subleasing 4,694 sq. ft. to SweetGreen through the end of the Living Social lease term, June 30, 2014.  Living Social has gone dark in its remaining 5,244 sq. ft.

Loan No. 28 – Corner Lakes – The 3rd Largest Tenant, Community Health Network of Central Florida, is currently subleasing 1,500 sq. ft. of its space to Papa Gio’s restaurant.

(19)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 6 – Paramount Plaza – The 2nd Largest Tenant, Stockwell, Harris, has signed a lease for 16,978 sq. ft. of expansion space commencing in February 2013.

A-1-13

Loan No. 17 – Valley View Shopping Center – The Largest Tenant, Orchard Supply Hardware, has signed a lease for 44,478 sq. ft. The tenant is expected to be open for business as of February 28, 2013.

(20)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 21 – 747 Front Street – At closing borrower deposited a total of $475,000 into the initial rollover reserve deposit account, $100,000 of which was deposited for tenant improvements owed in connection with the Minted lease.

(21)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 4 – Rochester Hotel Portfolio – The borrower will be required to deposit 4.0% of monthly gross revenues (excluding income from retail leases) for the Rochester Marriott and Residence Inn Rochester Mortgaged Properties and 5.0% of monthly gross revenues (excluding income from retail leases) for the Kahler Grand and Kahler Inn & Suites Mortgaged Properties. On each November payment date, the borrower will deposit all excess cash flow into the seasonality reserve to be disbursed on the monthly payment date in the immediately following December.

Loan No. 28 – Corner Lakes – Commencing on the third anniversary of the closing date, the borrower will be required to deposit monthly $3,541 into the rollover reserve account.  Commencing on the first payment in 2017, the rollover reserve monthly deposit will increase to $90,325 until such time as Tractor Supply has (i) renewed its lease, (ii) is in occupancy and (iii) is paying full unabated rent.  Commencing on the payment date thereafter, the borrower will be required to deposit monthly $3,541 into the rollover reserve account.

Loan No. 31 – Homewood Suites Huntsville – Borrower will deposit, on the third payment date following June 30th and December 31st of each year, the FF&E semi-annual reserve deposit. The initial FF&E semi-annual reserve deposit is estimated to be $79,657.

Loan No. 37 – Courtyard Marriott Prattville – Borrower will deposit, on the third payment date following June 30th and December 31st of each year, the FF&E semi-annual reserve deposit.  The initial FF&E semi-annual reserve deposit is estimated to be $57,600.

(22)	The following loans provide the borrower an option to post a letter of credit in lieu of reserve requirements.

Loan No. 14 – 70 West 45th Street – In lieu of the Condominium Common Charge reserve deposit, borrower  may deposit a letter of credit in an amount equal to either (i) $750,000 or (ii) an amount equal to the difference between $750,000 and the amount on deposit in Condominium Common Charge reserve account.

Loan No. 25 – Best Western Lake Buena Vista – Under the terms of the ground lease, the borrower was required to post a letter of credit in an amount equal to $750,000 securing its lease obligations.

Loan No. 28 – Corner Lakes – At closing borrower deposited a letter of credit in the amount of the annual ongoing tax and insurance premiums in lieu of upfront and ongoing tax and insurance reserves.

A-1-14

Loan No. 37 – Courtyard Marriott Prattville – Borrower deposited a letter of credit in an amount equal to $500,000 in lieu of funding the PIP reserve amount until the completion of the Property Improvement Plan.

Loan No. 45 – Longwood Village Shopping Center – To avoid the commencement of a cash trap period caused by the failure of Belk or Food Lion to renew its lease, borrower may deliver (i) a letter of credit in an amount equal to the greater of (i) $195,000 or (ii) the adjusted net operating income, deposited 12 or more months prior to the expiration date of such lease, and (ii) a second letter of credit in an amount equal to the greater of (i) $195,000 or (ii) the adjusted net operating income, deposited six months prior to the expiration date of such lease.

(23)	Loan No. 17 – Valley View Shopping Center – A Phase II report was completed on 1/11/2013 and recommended no further investigation.

(24)
With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the accompanying free writing prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full

13	Kapstone Portfolio	$35,398,999	2.4%	$10,000,000	Yes

39	Metro Self Storage	$5,890,770	0.4%	$5,900,000	Yes

(25)
Loan No. 7 – Avenue Forsyth – The Sponsor and Guarantor for the Avenue Forsyth Mortgage Loan is: Starwood Distressed Opportunity Fund IX-1 U.S., L.P.; Starwood Distressed Opportunity Fund IX Global, L.P.; and Core Property Capital Fund II, LP, collectively.

Loan No. 8 – Larkspur Landing Hotel Portfolio – The Sponsor and Guarantor for the Larkspur Landing Hotel Portfolio Mortgage Loan is: Starwood Global Opportunity Fund VII-A, L.P.; Starwood Capital Hospitality Fund I-2, L.P.; Starwood Capital Hospitality Fund I-1, L.P.; Starwood Global Opportunity Fund VII-B, L.P.; Starwood U.S. Opportunity Fund VII-D, L.P.; and Starwood U.S. Opportunity Fund VII-D-2, L.P, collectively.

Loan No. 34 – Orange Grove Estates MHC – The Sponsor and Guarantor for the Orange Grove Estates MHC Mortgage Loan is: Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust; and Continental Communities, L.L.C, collectively.

(26)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
2	Moffett Towers	$120,000,000	$215,000,000	$335,000,000	1.56x	57.3%	8.9%
5	540 West Madison Street	$100,000,000	$135,000,000	$235,000,000	2.62x	63.5%	10.8%
8	Larkspur Landing Hotel Portfolio	$79,794,922	$59,846,192	$139,641,114	1.73x	68.3%	12.3%

A-1-15

(27)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note or Pooled Component Cut-off Date Balance	B-Note or Non-Pooled Component Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
4	Rochester Hotel Portfolio	$109,857,615	$9,987,056	$119,844,671	2.10x	1.82x	52.4%	57.2%	14.5%	13.3%

(28)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
2	Moffett Towers	$120,000,000	8.0%	$50,000,000	7.000%	12/6/2022	Yes	65.8%	1.27x	7.8%
4	Rochester Hotel Portfolio(1)	$109,857,615	7.4%	$24,967,640	11.000%	2/6/2018	Yes	69.1%	1.30x	11.0%
5	540 West Madison Street	$100,000,000	6.7%	$15,000,000	8.250%	1/6/2018	Yes	67.6%	2.31x	10.1%
12	Streets of Brentwood	$41,885,239	2.8%	$9,972,676	9.000%	1/6/2018	Yes	62.5%	1.53x	10.2%

(1)	Total Debt Cut-off Date LTV Ratio, Total Debt U/W NCF DSCR and Total Debt U/W NOI Debt Yield calculations for the Rochester Hotel Portfolio Mortgage Loan include both the B-Note and Mezzanine Debt.

A-1-16

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES(1)(2)

Range of Cut-off Date Balances
				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$2,600,000 – $ 9,999,999	21	$129,252,127	8.7%	4.5830%	114	1.74	x	66.3%	51.7%
$10,000,000 – $24,999,999	11	$155,672,653	10.4%	4.4319%	115	1.69	x	60.0%	47.4%
$25,000,000 – $39,999,999	4	$130,700,377	8.7%	4.3012%	118	1.75	x	61.0%	49.9%
$40,000,000 – $54,999,999	1	$41,885,239	2.8%	3.5128%	58	2.29	x	50.5%	46.4%
$55,000,000 – $69,999,999	1	$63,607,758	4.3%	3.9665%	118	1.47	x	66.4%	52.8%
$70,000,000 – $130,000,000	10	$972,958,075	65.1%	4.1576%	100	2.40	x	56.5%	51.8%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Type of Mortgaged Properties(4)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Pads, Rooms or NRA	Cut-off Date Balance per # of Units, Pads, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Office	8	$473,602,024	31.7%	3,897,541	$217	4.1187%	106	89.2%	2.29	x	56.7%	51.5%
CBD	5	$345,814,140	23.1%	2,879,791	$172	4.1382%	101	89.3%	2.56	x	56.1%	51.8%
Suburban	3	$127,787,884	8.6%	1,017,750	$340	4.0660%	117	89.0%	1.57	x	58.3%	50.6%
Hospitality	27	$386,475,094	25.9%	4,387	$125,475	4.6433%	86	74.4%	1.92	x	59.1%	50.5%
Full Service	6	$191,452,045	12.8%	1,920	$130,271	4.4996%	88	69.9%	1.95	x	55.2%	46.1%
Extended Stay	16	$146,590,268	9.8%	1,819	$126,369	4.7968%	82	81.7%	1.85	x	66.2%	58.2%
Limited Service	5	$48,432,782	3.2%	648	$103,807	4.7474%	88	70.1%	2.03	x	53.1%	44.3%
Retail	19	$367,007,613	24.6%	3,242,260	$153	3.8946%	112	92.8%	2.66	x	54.2%	48.1%
Anchored(5)	15	$353,666,329	23.7%	3,214,653	$132	3.8871%	112	92.6%	2.70	x	53.9%	48.0%
Unanchored	4	$13,341,284	0.9%	27,607	$706	4.0927%	118	99.1%	1.64	x	62.0%	49.5%
Mixed Use	11	$139,404,964	9.3%	670,868	$255	3.8888%	117	93.3%	1.70	x	69.2%	59.7%
Retail/Office	11	$139,404,964	9.3%	670,868	$255	3.8888%	117	93.3%	1.70	x	69.2%	59.7%
Multifamily	5	$57,768,291	3.9%	549	$539,383	4.5581%	118	97.9%	1.43	x	66.8%	55.4%
Industrial	7	$52,398,999	3.5%	1,516,063	$57	4.3852%	118	100.0%	1.72	x	57.6%	45.8%
Self Storage	2	$10,234,339	0.7%	NAP	NAP	4.7220%	119	80.9%	2.00	x	61.0%	49.8%
Manufactured Housing Community	1	$7,184,907	0.5%	315	$22,809	4.3220%	119	81.0%	1.70	x	60.9%	44.5%
Total/Weighted Average	80	$1,494,076,230	100.0%			4.2094%	104	87.3%	2.17	x	58.3%	51.1%

A-2-1

Mortgaged Properties by State and/or Location(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
California	15	$375,925,536	25.2%	4.2617%	102	1.67	x	60.0%	51.2%
Northern(6)	11	$230,598,863	15.4%	4.1639%	92	1.73	x	58.1%	51.8%
Southern(6)	4	$145,326,673	9.7%	4.4168%	119	1.59	x	63.1%	50.4%
Washington, DC	11	$253,832,382	17.0%	4.0624%	119	2.57	x	49.9%	43.0%
Florida	5	$140,820,923	9.4%	3.8337%	114	3.47	x	50.0%	47.4%
Minnesota	5	$119,749,427	8.0%	4.8657%	64	2.06	x	53.2%	49.4%
Illinois	1	$100,000,000	6.7%	3.9050%	58	2.62	x	63.5%	63.5%
Georgia	3	$97,287,376	6.5%	3.8954%	117	1.81	x	71.5%	63.6%
Nevada	3	$84,576,423	5.7%	4.0300%	118	2.62	x	57.0%	54.8%
Texas	3	$58,078,735	3.9%	4.1677%	119	1.97	x	59.5%	47.7%
Virginia	4	$44,613,891	3.0%	4.3032%	119	1.87	x	64.9%	51.1%
New York	2	$40,723,564	2.7%	4.5026%	118	1.42	x	64.4%	54.7%
Alabama	3	$32,181,851	2.2%	4.2450%	119	1.73	x	63.1%	46.0%
Colorado	7	$23,284,185	1.6%	4.5428%	100	1.77	x	61.8%	51.4%
South Carolina	2	$20,968,687	1.4%	4.9300%	119	1.79	x	69.3%	56.9%
Arizona	2	$16,108,907	1.1%	4.4594%	119	1.58	x	68.7%	54.5%
Washington	2	$13,713,327	0.9%	4.9585%	58	1.73	x	68.3%	63.1%
Ohio	2	$12,042,799	0.8%	4.5970%	98	2.06	x	59.6%	49.2%
Connecticut	1	$11,474,683	0.8%	3.8500%	119	1.79	x	59.1%	42.4%
Oregon	1	$9,831,874	0.7%	4.9585%	58	1.73	x	68.3%	63.1%
Kentucky	1	$8,398,708	0.6%	4.3200%	118	1.63	x	62.2%	50.1%
Iowa	1	$6,905,604	0.5%	4.3200%	118	1.63	x	62.2%	50.1%
Maryland	1	$5,987,869	0.4%	4.6760%	119	1.80	x	47.9%	35.5%
Michigan	1	$5,890,770	0.4%	4.5130%	119	2.34	x	57.5%	46.5%
Tennessee	1	$4,599,396	0.3%	4.3290%	118	1.51	x	74.2%	59.8%
North Dakota	1	$2,986,207	0.2%	4.3200%	118	1.63	x	62.2%	50.1%
Pennsylvania	1	$2,600,000	0.2%	4.5270%	120	1.23	x	60.5%	0.3%
Nebraska	1	$1,493,104	0.1%	4.3200%	118	1.63	x	62.2%	50.1%
Total/Weighted Average	80	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Range of U/W NCF DSCRs

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.23x – 1.39x	3	$42,789,251	2.9%	4.5967%	118	1.38	x	65.2%	51.6%
1.40x – 1.44x	1	$16,964,494	1.1%	4.3575%	119	1.41	x	64.5%	47.2%
1.45x – 1.54x	9	$213,592,366	14.3%	4.2575%	119	1.50	x	67.0%	53.6%
1.55x – 1.64x	9	$229,923,577	15.4%	4.2231%	115	1.58	x	59.3%	49.9%
1.65x – 1.74x	3	$91,998,949	6.2%	4.8991%	66	1.73	x	67.8%	61.3%
1.75x – 1.84x	7	$122,019,398	8.2%	4.2404%	118	1.80	x	57.4%	43.2%
1.85x – 1.99x	3	$133,744,126	9.0%	3.9584%	118	1.89	x	63.4%	55.1%
2.00x – 4.02x	13	$643,044,069	43.0%	4.1064%	94	2.88	x	52.2%	49.9%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
42.1% – 49.9%	6	$279,706,701	18.7%	3.9743%	118	3.44	x	44.0%	42.6%
50.0% – 54.9%	6	$339,824,306	22.7%	4.2238%	92	2.18	x	52.4%	46.2%
55.0% – 59.9%	7	$182,853,657	12.2%	4.1123%	114	1.62	x	57.9%	48.7%
60.0% – 64.9%	9	$222,824,568	14.9%	4.1763%	89	2.05	x	63.3%	55.9%
65.0% – 69.9%	10	$323,842,110	21.7%	4.4934%	104	1.67	x	67.6%	56.4%
70.0% – 75.0%	10	$145,024,888	9.7%	4.1677%	118	1.72	x	72.2%	62.3%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

A-2-2

Range of LTV Ratios at Maturity or ARD

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
0.3%-9.9%	1	$2,600,000	0.2%	4.5270%	120	1.23	x	60.5%	0.3%
10.0%-49.9%	20	$644,040,454	43.1%	4.1583%	104	2.59	x	49.9%	43.8%
50.0%-54.9%	12	$450,197,172	30.1%	4.1694%	116	1.79	x	61.6%	52.4%
55.0%-59.9%	9	$111,098,259	7.4%	4.5434%	118	1.63	x	69.2%	57.0%
60.0%-64.3%	6	$286,140,345	19.2%	4.2546%	80	2.07	x	68.0%	63.5%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
3.5128%-4.2499%	16	$886,300,831	59.3%	3.9107%	109	2.46	x	55.1%	49.8%
4.2500%-4.4999%	11	$248,563,196	16.6%	4.3643%	119	1.65	x	66.2%	52.9%
4.5000%-4.7499%	9	$98,173,668	6.6%	4.5632%	109	1.67	x	60.0%	48.6%
4.7500%-5.1840%	12	$261,038,535	17.5%	4.9428%	73	1.88	x	61.0%	54.6%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Range of Remaining Terms to Maturity or ARD in Months(3)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
58-60	7	$353,507,485	23.7%	4.4674%	58	2.18	x	59.3%	56.2%
117-120	41	$1,140,568,745	76.3%	4.1294%	118	2.17	x	58.0%	49.5%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

Range of Original Terms to Maturity or ARD in Months(3)

				Weighted Averages
Range of Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60	7	$353,507,485	23.7%	4.4674%	58	2.18	x	59.3%	56.2%
120	41	$1,140,568,745	76.3%	4.1294%	118	2.17	x	58.0%	49.5%
Total/Weighted Average	48	$1,494,076,230	100.0%	4.2094%	104	2.17	x	58.3%	51.1%

A-2-3

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

2)
With respect to the Larkspur Landing Hotel Portfolio Mortgage Loan, the Moffett Towers Mortgage Loan and the 540 West Madison Street Mortgage Loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms or NRA calculations include all related pari passu companion loans.  With respect to the Rochester Hotel Portfolio loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Rooms calculations do not include the non-pooled component.

3)	For the ARD Loan, the original term to maturity and remaining term to maturity are through the Anticipated Repayment Date.

4)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

5)	Includes single tenant, anchored and shadow anchored properties.

6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	92,228,000.00	40	92,228,000.00	79	62,354,828.68
1	92,228,000.00	41	92,228,000.00	80	60,861,365.51
2	92,228,000.00	42	92,228,000.00	81	59,275,053.54
3	92,228,000.00	43	92,228,000.00	82	57,770,254.04
4	92,228,000.00	44	92,228,000.00	83	56,259,916.27
5	92,228,000.00	45	92,228,000.00	84	54,570,407.51
6	92,228,000.00	46	92,228,000.00	85	53,048,289.03
7	92,228,000.00	47	92,228,000.00	86	51,434,143.53
8	92,228,000.00	48	92,228,000.00	87	49,900,479.74
9	92,228,000.00	49	92,228,000.00	88	48,275,120.02
10	92,228,000.00	50	92,228,000.00	89	46,729,826.73
11	92,228,000.00	51	92,228,000.00	90	45,178,845.37
12	92,228,000.00	52	92,228,000.00	91	43,536,664.70
13	92,228,000.00	53	92,228,000.00	92	41,973,927.54
14	92,228,000.00	54	92,228,000.00	93	40,320,328.20
15	92,228,000.00	55	92,228,000.00	94	38,745,749.50
16	92,228,000.00	56	92,228,000.00	95	37,165,374.37
17	92,228,000.00	57	92,228,000.00	96	35,325,565.90
18	92,228,000.00	58	92,228,000.00	97	33,732,594.70
19	92,228,000.00	59	92,227,300.71	98	32,049,628.36
20	92,228,000.00	60	90,570,550.49	99	30,444,595.07
21	92,228,000.00	61	89,180,928.07	100	28,749,912.54
22	92,228,000.00	62	87,695,478.79	101	27,132,729.18
23	92,228,000.00	63	86,295,277.13	102	25,509,591.74
24	92,228,000.00	64	84,799,552.02	103	23,797,324.23
25	92,228,000.00	65	83,388,694.00	104	22,161,904.65
26	92,228,000.00	66	81,972,645.17	105	20,437,707.22
27	92,228,000.00	67	80,461,527.39	106	18,789,915.90
28	92,228,000.00	68	79,034,706.68	107	17,136,057.24
29	92,228,000.00	69	77,513,125.95	108	15,229,630.93
30	92,228,000.00	70	76,075,454.83	109	13,562,657.74
31	92,228,000.00	71	74,632,493.75	110	11,807,811.53
32	92,228,000.00	72	72,917,260.34	111	10,128,236.38
33	92,228,000.00	73	71,462,672.38	112	8,361,149.59
34	92,228,000.00	74	69,914,120.73	113	6,668,880.53
35	92,228,000.00	75	68,448,479.89	114	4,970,379.50
36	92,228,000.00	76	66,889,192.35	115	3,184,909.56
37	92,228,000.00	77	65,412,418.04	116	1,473,576.54
38	92,228,000.00	78	63,930,209.14	117 and thereafter	-
39	92,228,000.00

A-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Credit Estimate			Property Type:	CBD Office
(DBRS/KBRA/Moody’s):	A (low) / A / Baa1		Collateral:	Fee Simple
Loan Purpose:	Refinance		Location:	Washington, DC
Sponsor(1):	Federal Center Plaza Corporation;		Year Built / Renovated:	1981 / 2008
	Donohoe Investment Company I		Total Sq. Ft.:	725,317
Borrower:	Federal Center Office Associates LLC		Property Management:	Donohoe Real Estate Services
Original Balance:	$130,000,000		Underwritten NOI:	$19,943,316
Cut-off Date Balance:	$130,000,000		Underwritten NCF:	$18,710,277
% by Initial UPB:	8.7%		Appraised Value(4):	$309,000,000
Interest Rate:	4.1405%		Appraisal Date:	January 3, 2013
Payment Date:	6th of each month
First Payment Date:	March 6, 2013		Historical NOI
Maturity Date:	February 6, 2023		Most Recent NOI:	$19,811,656 (T-12 November 30, 2012)
Amortization:	Interest Only		2011 NOI:	$20,725,046 (December 31, 2011)
Additional Debt(2):	Future Mezzanine Debt Permitted		2010 NOI:	$21,017,060 (December 31, 2010)
Call Protection:	L(25), D(46), O(49)		2009 NOI:	$19,570,692 (December 31, 2009)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(3)			Current Occupancy:	100.0% (December 17, 2012)
	Initial	Monthly	2011 Occupancy:	99.7% (December 31, 2011)
Taxes:	$0	Springing	2010 Occupancy:	99.7% (December 31, 2010)
Insurance:	$0	Springing	2009 Occupancy:	99.6% (December 31, 2009)
Replacement:	$0	$15,111
(1)   The non-recourse carve-out guarantor of the Federal Center Plaza Loan is Federal Center Plaza Corporation, which is primarily controlled by members of the Donohoe family and the Donohoe family trusts. See “The Borrower / Sponsor” herein.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The Federal Center Plaza Property includes 510,302 sq. ft. of currently unused excess development rights valued at $28,500,000, which was excluded from the appraised value. The cut-off date LTV and balloon LTV including the excess development rights is 38.5%.
(5)   Underwritten NOI DSCR and underwritten NCF DSCR are based on interest only debt service payment. Based on a 30-year amortization schedule the underwritten NOI DSCR and underwritten NCF DSCR are 2.63x and 2.47x, respectively.

TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$179
Balloon Balance / Sq. Ft.:	$179
Cut-off Date LTV(4):	42.1%
Balloon LTV(4):	42.1%
Underwritten NOI DSCR(5):	3.65x
Underwritten NCF DSCR(5):	3.43x
Underwritten NOI Debt Yield:	15.3%
Underwritten NCF Debt Yield:	14.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Department of State (DoS)(3)	AAA/Aaa/AA+	388,523	53.6%	$44.74	57.5%	1/02/2018(4)
Federal Emergency Management Agency (FEMA)(3)	AAA/Aaa/AA+	302,946	41.8%	$38.11	38.2%	8/16/2019(4)(5)+
Holiday Inn Capitol – Washington, DC(6)	NR/NR/NR	14,582	2.0%	$30.57	1.5%	12/31/2017
CVS Pharmacy	BBB+/Baa2/BBB+	6,211	0.9%	$49.50	1.0%	9/30/2014
McDonald’s Corporation	A/A2/A	4,618	0.6%	$51.00	0.8%	6/30/2019
Total Major Tenants		716,880	98.8%	$41.73	99.0%
Remaining Tenants		8,437	1.2%	$36.65	1.0%
Total Occupied Collateral		725,317	100.0%	$41.67	100.0%
Vacant		0	0.0%
Total		725,317	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease. Ratings shown for DoS and FEMA are those of the United States Government.
(2)	U/W Base Rent PSF for FEMA represents the average rent over its lease term which includes a downward step in August 2014 due to the amortization of tenant improvements.
(3)	The leases for the DoS and FEMA tenants were executed by the General Services Administration (the “GSA”) of the United States Federal Government.
(4)
A cash flow sweep will commence two years prior to the expiration of the DoS lease and one year prior to the expiration of the FEMA lease if either tenant does not renew its respective lease.  See “Lockbox / Cash Management” herein.

(5)	FEMA has a one-time right to terminate its lease effective August 16, 2017 with 18 months notice.
(6)	The Holiday Inn Capitol – Washington, DC space consists of meeting space leased by the adjacent hotel.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	700	0.1%	700	0.1%	$39.97	0.1%	0.1%
2013	1	535	0.1%	1,235	0.2%	$27.69	0.0%	0.1%
2014	1	6,211	0.9%	7,446	1.0%	$49.50	1.0%	1.2%
2015	0	0	0.0%	7,446	1.0%	$0.00	0.0%	1.2%
2016	0	0	0.0%	7,446	1.0%	$0.00	0.0%	1.2%
2017	4	19,271	2.7%	26,717	3.7%	$33.66	2.1%	3.3%
2018(2)	1	388,523	53.6%	415,240	57.2%	$44.74	57.5%	60.8%
2019(2)	2	307,564	42.4%	722,804	99.7%	$38.30	39.0%	99.8%
2020	2	1,474	0.2%	724,278	99.9%	$43.11	0.2%	100.0%
2021	0	0	0.0%	724,278	99.9%	$0.00	0.0%	100.0%
2022	0	0	0.0%	724,278	99.9%	$0.00	0.0%	100.0%
2023	0	0	0.0%	724,278	99.9%	$0.00	0.0%	100.0%
Thereafter	2	1,039	0.1%	725,317	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	725,317	100.0%	NAP	NAP
Total / Wtd. Avg.	15	725,317	100.0%			$41.67	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)
Years 2018 and 2019 include the expiration of the DoS lease in 2018 and the FEMA lease in 2019.  A cash flow sweep will commence two years prior to the expiration of the DoS lease and one year prior to the expiration of the FEMA lease if either tenant does not renew their respective leases.  See “Lockbox / Cash Management” herein.

The Loan.  The Federal Center Plaza loan (the “Federal Center Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two adjacent office buildings totaling 725,317 sq. ft. and a controlling interest in a connected subterranean 912-space parking garage located in downtown Washington, DC (the “Federal Center Plaza Property”) with an original principal balance of $130.0 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

The Federal Center Plaza Loan has a 10-year term and interest only payments for the term of the loan. The Federal Center Plaza Loan accrues interest at a fixed rate equal to 4.1405% and has a cut-off date balance of $130.0 million. Loan proceeds were used to retire existing debt of approximately $126.2 million and return $1.9 million of equity to the borrower. Based on the appraised value of $309.0 million as of January 3, 2013, which excludes unused development rights (part of the collateral and valued at $28.5 million), the cut-off date LTV is 42.1% with remaining implied equity of $179.0 million. The most recent prior financing of the Federal Center Plaza Property was securitized as two pari passu notes in the MSC 2003-IQ4 and BSCMS 2003-T10 transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$130,000,000	100.0%	Loan Payoff	$126,221,262	97.1%
			Closing Costs	$1,847,417	1.4%
			Return of Equity	$1,931,320	1.5%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Sponsor.    The borrower, Federal Center Office Associates LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The non-recourse carve-out guarantor is Federal Center Plaza Corporation.  Federal Center Plaza Corporation and Donohoe Investment Company I are the sponsors of the borrower (collectively, the “Sponsors”).  Federal Center Plaza Corporation owns 53.6% of the borrower, Donohoe Investment Company I owns 13.9% and the remaining 32.5% is owned by 10 different investors each controlling less than 10.0% of the borrower.

Federal Center Plaza Corporation and Donohoe Investment Company I are primarily controlled by members of the Donohoe family and Donohoe family trusts. Federal Center Plaza Corporation has a current real estate portfolio comprised of ownership interests in 22 properties, including the Federal Center Plaza Property and the adjacent Holiday Inn Capitol – Washington, DC.

The Donohoe family founded the Donohoe Companies (“TDC”) in 1884. TDC is the oldest full-service real estate organization in the Washington, DC region and one of the largest private companies in the Washington, DC metropolitan area.  TDC has built and developed billions of dollars of office, hotel, retail, industrial, institutional and residential projects, including the Federal Center Plaza Property.  TDC’s current portfolio includes approximately 6.0 million sq. ft. of commercial property and 858 multifamily units.

The Property. The Federal Center Plaza Property is located in Washington, DC at 400 & 500 C Street SW between the United States Capitol and the Washington Monument, approximately two blocks south of the National Mall and one block each from the Federal Center SW and L’Enfant Plaza Metrorail stations.  Constructed in 1981 by the Donohoe Companies, the Federal Center Plaza Property consists of two adjacent 8-story office towers totaling 725,317 sq. ft. leased to fifteen tenants, and a 57.1% interest in a three-level 912-space subterranean parking garage located beneath the office buildings.  The remaining 42.9% interest in the parking garage is owned under common control with the adjacent hotel (owned by an affiliate of the Sponsors).

400 C Street SW and 500 C Street SW are two 100.0% occupied office towers with a net rentable area (“NRA”) of 407,736 sq. ft. and 317,581 sq. ft., respectively.  400 C Street SW and 500 C Street SW, along with the Holiday Inn Capitol – Washington, DC, share a common corridor which connects their lobbies, as well as a common exterior plaza.  Office space represents approximately 95.4% of the total NRA and ground floor retail represents approximately 4.6% of the NRA.  The Federal Center Plaza development (which includes the adjacent Holiday Inn Capitol Inn – Washington, DC) also includes approximately 200,000 sq. ft. of unused development rights and 650,000 sq. ft. of additional FAR (floor area ratio) density that could be realized subject to government approval, 510,302 sq. ft. of which is attributed to the Federal Center Plaza Property (valued at $28.5 million, but not included in the appraised value of $309.0 million).

Since originally developing the Federal Center Plaza Property in 1981, the Sponsors have invested $8.3 million in capital improvements and $14.0 million in tenant improvements.  In addition, the two largest tenants, DoS (53.6% of NRA) and FEMA (41.8% of NRA) have collectively invested approximately $29.0 million since 2008 in their respective spaces.  The Federal Center Plaza Property is currently 100.0% leased and has maintained an average occupancy of 98.0% since development over the past 30 years.

Environmental Matters. The Phase I environmental report dated January 3, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the Federal Center Plaza Property, which is currently in place.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

Major Tenants.

Department of State (388,523 sq. ft., 53.6% of NRA, 57.5% of U/W Base Rent). The Department of State (“DoS”) space, leased by the GSA and located at the 400 C Street SW Property, is the United States Federal Government department responsible for international affairs.  The DoS utilizes its space as an extension of its headquarters, which is located at 2201 C Street NW, 2.2 miles from the Federal Center Plaza Property.  The DoS has been a tenant at the Federal Center Plaza Property since 1981 and recently renewed its lease for a five-year term.  Since 2008, the DoS has invested a total of $9.6 million in capital improvements to its space.

Federal Emergency Management Agency (302,946 sq. ft., 41.8% of NRA, 38.2% of U/W Base Rent). The Federal Emergency Management Agency (“FEMA”) space, which serves as FEMA’s headquarters, is leased by the GSA and located at the 500 C Street SW Property.  FEMA is the United States Federal Government agency responsible for preparing for, preventing, responding to, and recovering from all domestic disasters. FEMA has been a tenant at the Federal Center Plaza Property since 1981 and has invested a total of $19.0 million in capital improvements in its space since 2008.  FEMA has a one-time right to terminate its lease effective August 16, 2017 with 18 months notice.

The Market. The Federal Center Plaza Property is located in the Southwest submarket of Washington, DC, bound by the National Mall to the north, Interstate-395/Interstate-295 to the south, 14th Street to the west and South Capitol Street to the east.  The United States Government is one of the most significant users of office space within the Southwest submarket, owning over 8.0 million sq. ft. and leasing a majority of the office space available.

The Federal Center Plaza Property is located between the United States Capitol and the Washington Monument, approximately two blocks south of the National Mall and across from City Hall in the Southwest office submarket of Washington, DC.  As of December 2012, the Southwest office submarket was 94.4% occupied.  The Federal Center Plaza Property is currently 100.0% occupied and has maintained an average occupancy of 98.0% since development.  The appraiser determined a comparable group of GSA leases within the submarket with base rents ranging from $43.50 to $50.71 and lease terms ranging from one year to 15 years.  The Department of State and FEMA U/W base rents are approximately 2.8% and 17.2% below the comparable set average of $46.04.  The below chart is a summary of the comparable set as determined by the appraiser.

Comparable Set(1)
Property	Tenant	Year Built / Renovated	Lease Area (Sq. Ft.)	Initial Rent(2)	Lease Commencement Date	Lease Term (yrs)
Federal Center Plaza Property	DoS	1981 / 1991	388,523	$44.74	1/2003	15
Federal Center Plaza Property	FEMA	1981 / 1991	302,946	$38.11	8/2001	18
800 North Cap	Federal Maritime Commission	1991 / NAP	62,438	$48.59	LOI	10
The Bond Building	Department of Justice	1901 / 1987	171,928	$48.75	1/2013	15
Constitution Center	General Services Administration	2009 / NAP	372,299	$46.00	11/2012	10
L’Enfant Plaza	Department of Energy	1968 / NAP	81,140	$49.50	8/2012	1
Washington Office Center	Small Business Administration	1990 / NAP	254,267	$45.00	1/2012	10
Union Square	Department of Homeland Security	1969 / 2010	29,680	$44.79	11/2011	5
370 L’Enfant Promenade	Federal Aviation Administration	1987 / NAP	25,518	$50.00	10/2011	4
Sentinel Square	US Customs & Border Protection	2010 / NAP	96,000	$43.50	9/2011	10
425 Eye	Medicare Payment Advisory Comm.	1973 / 2010	14,312	$44.00	7/2011	10
The Portals III	Immigration and Customs Enforcement	2006 / NAP	52,636	$50.71	6/2011	10
Constitution Center	Office of the Comptroller of the Currency	2009 / NAP	640,000	$45.00	1/2011	15
Total / Wtd. Avg.(3)				$46.04		12
(1)	Source: Appraisal
(2)	Initial Rent for the DoS and FEMA at the Federal Center Plaza Property reflect U/W Base Rent.
(3)	Total / Wtd. Avg. does not include the DoS lease or the FEMA lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 11/30/2012	U/W	U/W PSF
Base Rent(1)	$27,258,768	$27,372,566	$27,523,156	$30,225,872	$41.67
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$27,258,768	$27,372,566	$27,523,156	$30,225,872	$41.67
Total Recoveries(2)	2,555,098	1,304,071	1,196,813	745,587	1.03
Total Other Income	916,893	1,047,975	913,139	913,139	1.26
Less: Vacancy(3)	0	0	0	(1,842,673)	(2.54)
Effective Gross Income	$30,730,759	$29,724,612	$29,633,108	$30,041,925	$41.42
Total Operating Expenses	9,713,699	8,999,566	9,821,452	10,098,609	13.92
Net Operating Income	$21,017,060	$20,725,046	$19,811,656	$19,943,316	$27.50
TI/LC	0	0	0	1,087,976	1.50
Capital Expenditures	0	0	0	145,063	0.20
Net Cash Flow	$21,017,060	$20,725,046	$19,811,656	$18,710,277	$25.80

(1)
U/W Base Rent includes a rent increase for DoS of $2,907,752 based on the terms of its lease renewal executed November 14, 2012. Additionally, U/W Base Rent includes average rent through the lease term for the FEMA lease, which represents a decrease of $257,005 due to the amortization of tenant improvements.

(2)
The decrease in recoveries from 2010 to 2011 is partially due to a successful 2011 tax appeal.  Additionally, miscellaneous reimbursements were higher in 2010 as a result of reimbursable maintenance work requested by the DoS and FEMA.  The decrease in U/W Total Recoveries from T-12 is primarily due to the real estate tax base year reset of the renewed DoS lease effective January 1, 2013.

(3)
U/W Vacancy is based on 6.0% vacancy for office and 5.0% vacancy for the retail spaces, in line with the Southwest office submarket vacancy of 5.6%.  The Federal Center Plaza Property is currently 100.0% physically occupied.

Property Management.    The Federal Center Plaza Property is managed by Donohoe Real Estate Services, an affiliate of the Sponsors.

Lockbox / Cash Management.    The Federal Center Plaza Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) the failure by the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x or (iii) a GSA Sweep Event.

A “GSA Sweep Event” includes (i) a 50.0% excess cash sweep which will occur (a) two years prior to the expiration of the DoS lease unless on or before such date the borrower has entered into a new lease or extension of the existing lease or (b) one year prior to the expiration of the FEMA lease unless on or before such date the borrower has entered into a new lease or extension of the existing lease, or (ii) a 100.0% excess cash sweep which will occur if the GSA (which includes the DoS and FEMA) notifies the borrower of its intention to permanently vacate 50.0% or more of its space at the Federal Center Plaza Property in the aggregate.  A GSA Sweep Event will end when (i) no event of default is occurring and (ii) $15,000,000 of rollover funds have been collected.

Initial Reserves.    None.

Ongoing Reserves.   On a monthly basis, the borrower is required to deposit $15,111 into a replacement reserve account.  Upon the occurrence of in place cash management, the borrower will be required to deposit 1/12 of the required annual taxes and insurance premiums into a tax and insurance escrow account monthly.  Upon the occurrence and during the continuance of an event of default, borrower will be required to deposit $90,665 into a rollover reserve account monthly.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The Federal Center Plaza Loan documents permit a one-time mezzanine loan secured by equity in the borrower in the amount of up to $30,000,000 to be used solely in connection with expenses related to the Federal Center Plaza Property, including approved leasing expenses, capital expenditures and operating expenses as set forth in the approved annual budget, or carrying costs on the Federal Center Plaza Loan, provided that (i) the combined debt service coverage ratio is no less than 2.00x and (ii) the combined debt yield is greater than 11.75%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

400 C STREET SW

Floor	Tenant	Floor Total
8th	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
7th	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
6th	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
5th	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
4th	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
3rd	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
2nd	General Services Administration Department of State (DoS) Exp. 1/18 46,821 sf	46,821 sf
Mezzanine	General Services Administration Department of State (DoS) Exp. 1/18 31,482 sf	31,482 sf
1st	General Services Administration (DoS) Exp. 1/18 22,894 sf	42,107 sf
	Capitol Holiday Inn Exp. 12/17 7,732 sf	
	Ripetta Hair Care Salon, Inc. Exp. MTM 700 sf	
	Quiznos Exp. 12/17 2,300 sf	
	Fast Stop Exp. 11/17 564 sf	
	Venus Spa & Nail Exp. 10/20 697 sf	
	Sal's Café Exp. 3/20 777 sf	
	McDonald's Corporation Exp. 6/19 4,618 sf	
	Wall St. Deli Exp. 9/17 1,825 sf	
P1/P2	General Services Administration (DoS) Exp. 1/18 6,400 sf	6,400 sf

MTM | 2017 | 2018 | 2019 | 2020

500 C STREET SW

Floor	Tenant	Floor Total
8th	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
7th	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
6th	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
5th	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
4th	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
3rd	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,279 sf	38,279 sf
2nd	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 38,091 sf	38,091 sf
Mezzanine	General Services Administration Federal Emergency Management Agency (FEMA) Exp. 8/19 20,387 sf	20,387 sf
1st	General Services Administration (FEMA) Exp. 8/19 12,627 sf	27,262 sf
	Palace Cleaners Exp. 12/13 535 sf	
	CVS Pharmacy Exp. 9/14 6,211 sf	
	Capitol Holiday Inn Exp. 12/17 6,850 sf	
	Management Office 689 sf	
	Capitol Holiday Inn Exp. 12/17 350 sf	
P1/P2/P3	General Services Administration (FEMA) Exp. 8/19 2,167 sf	2,167 sf

2013 | 2014 | 2017 | 2019

Stack plans based on information provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 & 500 C Street SW Washington, DC 20024	Collateral Asset Summary – Loan No. 1 Federal Center Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$130,000,000 42.1% 3.43x 15.3%

WASHINGTON, DC
THE NATIONAL MALL
Federal Center Plaza
400 & 500 C Street, SW
Washington, DC 20024
LAND USE
Office
Retail
Hotel
Civic & Institutional
Cultural & Entertainment
Educational
F STREET
E STREET
D STREET
C STREET
CONSTITUTION AVENUE
PENNSYLVANIA AVENUE
INDIANA AVENUE
LOUISIANA AVENUE
MADISON DRIVE
JEFFERSON DRIVE
MARYLAND AVENUE
INDEPENDENCE AVENUE
VIRGINIA AVENUE
Judiciary Square
DC Courts
US Dept of Labor
Natl Gallery of Art
East Wing Natl Gallery of Art
Capitol Reflecting Pool
Ulysses S. Grant Memorial
United States Capitol
Natl Air & Space Museum
Natl Museum of the American Indian
Hirshhorn Museum
National Archives
Federal Trade Commission
Newseum
Robert A Taft Memorial & Carillon
Peace Monument
Garfield Monument
Voice of America
US Dept of Education
US Dept of Health & Human Services
Mary E Switzer Memorial Bldg
Dept of Transportation
Dept of Housing
Hyatt Regency
Holiday Inn Capitol
Residence Inn Capitol
NASA
Wheaton-Glenmont
Bethesda
Silver Spring
MARYLAND
DISTRICT OF COLUMBIA
WASHINGTON, DC
Arlington
VIRGINIA
Alexandria
Annandale
McLean
Falls Church
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	Joseph K. Paul; Jay Paul Revocable Living Trust		Collateral:	Fee Simple
Borrower:	MT SPE, LLC		Location:	Sunnyvale, CA
Original Balance(1):	$120,000,000		Year Built / Renovated:	2008 / NAP
Cut-off Date Balance(1):	$120,000,000		Total Sq. Ft.:	951,498
% by Initial UPB:	8.0%		Property Management:	Paul Holdings, Inc.
Interest Rate:	4.01194%		Underwritten NOI:	$29,878,393
Payment Date:	6th of each month		Underwritten NCF:	$29,424,583
First Payment Date:	January 6, 2013		Appraised Value(8):	$585,000,000
Maturity Date:	December 6, 2022		Appraisal Date:	October 31, 2012
Amortization(2):	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$215,000,000 Pari Passu Debt		Historical NOI(9)
	$50,000,000 Mezzanine Loan		Most Recent NOI:	NAP
Call Protection(3)(4):	L(27), YM1(89), O(4)		2011 NOI:	NAP
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	NAP
			2009 NOI:	NAP
Reserves(5)
	Initial	Monthly	Historical Occupancy(9)
Taxes:	$790,714	$263,571	Current Occupancy:	88.8% (January 1, 2013)
Insurance:	$0	Springing	2011 Occupancy:	NAP
Replacement:	$0	$15,858	2010 Occupancy:	NAP
TI/LC:	$18,111,340	$0	2009 Occupancy:	NAP
Free Rent Reserve:	$1,389,632	$0
(1)   The Original Balance and Cut-off Date Balance of $120.0 million represents the non-controlling Note A-2 of the $335.0 million Moffett Towers Loan Combination evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1, which was securitized in the COMM 2013-LC6 trust, and Note A-3, with a combined original principal balance of $215.0 million. For additional information on the pari passu companion loan, see “The Loan” herein. For additional information on the mezzanine loan, see “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   Following an initial 36 month interest only period, the Moffett Towers Loan Combination is structured with a fixed amortization schedule based on a 360-month amortization period for the mortgage loan, together with the related mezzanine loan (total debt). See Annex H-1 of the Free Writing Prospectus.
(3)   See “Partial Release” herein.
(4)   The lockout period will be at least 27 payment dates beginning with and including the first payment date of January 6, 2013. Prepayment of the full $335.0 million Moffett Towers Loan Combination is permitted on the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2015.
(5)   See “Initial Reserves” and “Ongoing Reserves” herein.
(6)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Moffett Towers Loan Combination.
(7)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.19x and 2.16x, respectively.
(8)   The Moffett Towers Property consists of three separate buildings. The appraiser determined Appraised Values of $202.0 million for 1000 Enterprise Way, $196.0 million for 1020 Enterprise Way and $187.0 million for 1050 Enterprise Way.
(9)   The Moffett Towers Property was constructed in 2008 and leased up from 2010 to 2012. The Moffett Towers Property was 13.2% leased as of December 2010 and 42.3% leased as of December 2011.

Microsoft Holdback:	$8,000,000	$0
Microsoft Expansion Space Reserve:	$7,404,163	$0
Lease Sweep Reserve:	$0	Springing
Debt Service Reserve:	$0	Springing

Financial Information(6)
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$352	$405
Balloon Balance / Sq. Ft.:	$307	$353
Cut-off Date LTV:	57.3%	65.8%
Balloon LTV:	50.0%	57.5%
Underwritten NOI DSCR(7):	1.59x	1.29x
Underwritten NCF DSCR(7):	1.56x	1.27x
Underwritten NOI Debt Yield:	8.9%	7.8%
Underwritten NCF Debt Yield:	8.8%	7.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Motorola Mobility, Inc.(2)	NR/Aa2/AA	317,166	33.3%	$34.15	39.1%	6/30/2021
Microsoft Corporation	AA+/Aaa/AAA	237,121	24.9%	$31.52	27.0%	12/31/2021(3)
Rambus Inc.	NR/NR/NR	156,173	16.4%	$31.79	17.9%	6/30/2020(4)
Financial Engines, Inc.(5)	NR/NR/NR	80,995	8.5%	$33.00	9.6%	5/31/2020
Plaxo Inc.(6)	BBB+/Baa1/BBB+	40,448	4.3%	$31.80	4.6%	2/28/2019
Level 10 Construction, Inc.	NR/NR/NR	12,944	1.4%	$37.08	1.7%	2/28/2019
Total Occupied Collateral		844,847	88.8%	$32.80	100.0%
Vacant		106,651	11.2%
Total		951,498	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Motorola Mobility, Inc. leases 79,862 sq. ft. of space with a rent abatement from January 2013 through March 2013. The full amount of abated rent was reserved at closing.
(3)
The Microsoft Corporation lease includes a one-time termination option in December 2018 upon 12 months prior notice with respect to its entire space or any entire floor, or contiguous floors, subject to a termination fee equal to the unamortized portion, on a proportionate basis of the space terminated, of all unamortized costs plus interest on the cumulative sum of such unamortized costs.

(4)
The Rambus Inc. lease includes a one-time termination option in June 2017 upon 9 months prior notice subject to a termination fees equal to all unamortized costs plus interest on the cumulative sum of such unamortized costs.

(5)	Financial Engines, Inc.’s lease contains a rent abatement from January 2013 through March 2013. The full amount of abated rent was reserved at closing.
(6)	Plaxo Inc. leases 10,448 sq. ft. of space with a rent abatement from January 2013 through February 2013. The full amount of abated rent was reserved at closing.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	2	53,392	5.6%	53,392	5.6%	$33.08	6.4%	6.4%
2020	3	237,168	24.9%	290,560	30.5%	$32.21	27.6%	33.9%
2021	3	554,287	58.3%	844,847	88.8%	$33.02	66.1%	100.0%
2022	0	0	0.0%	844,847	88.8%	$0.00	0.0%	100.0%
2023	0	0	0.0%	844,847	88.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	844,847	88.8%	$0.00	0.0%	100.0%
Vacant	NAP	106,651	11.2%	951,498	100.0%	NAP	NAP
Total / Wtd. Avg.	8	951,498	100.0%			$32.80	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

The Loan.    The Moffett Towers loan (the “Moffett Towers Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 951,498 square foot Class A, suburban office park located at 1000, 1020 and 1050 Enterprise Way in Sunnyvale, California (the “Moffett Towers Property”) with an original principal balance of $120.0 million. The Moffett Towers Loan is comprised of the Note A-2 portion of a $335.0 million loan combination (the “Moffett Towers Loan Combination”) that is evidenced by three pari passu notes. Only the Note A-2, with an original principal balance of $120.0 million, will be included in the COMM 2013-CCRE6 trust. The controlling Note A-1, with an original principal balance of $175.0 million was securitized in the COMM 2013-LC6 trust. The Note A-3, with an original principal balance of $40.0 million, will not be included in the COMM 2013-CCRE6 trust and is expected to be included in a future securitization. The Moffett Towers Loan has a 10-year term and amortizes on a fixed schedule, after an initial three-year interest only period. The fixed schedule results in a 360-month effective amortization period.

The Moffett Towers Loan accrues interest at a fixed rate equal to 4.01194% and has a cut-off date balance of $120.0 million. The proceeds of the Moffett Towers Loan Combination, along with a $50.0 million mezzanine loan funded concurrently, were used to retire existing debt of approximately $264.4 million, giving the borrower a return of equity of approximately $81.6 million. Based on the appraised value of $585.0 million as of October 31, 2012, the cut-off date LTV of the Moffett Towers Loan Combination is 57.3% and the remaining implied equity is $200.0 million. Prior to the securitization of Note A-1 in the COMM 2013-LC6 trust, the most recent prior financing of the Moffett Towers Property was not included in a securitization.

The relationship between the holders of the Note A-1, Note A-2 and Note A-3  are governed by an intercreditor agreement to be described under “Description of the Mortgage Pool―Loan Combinations―The Moffett Towers Loan Combination” in the free writing prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$175,000,000	$175,000,000	COMM 2013-LC6	Yes
Note A-2	$120,000,000	$120,000,000	COMM 2013-CCRE6	No
Note A-3	$40,000,000	$40,000,000	GACC	No
Total	$335,000,000	$335,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$335,000,000	87.0%	Loan Payoff	$264,366,066	68.7%
Mezzanine Loan	$50,000,000	13.0%	Reserves	$35,695,849	9.3%
			Closing Costs	$3,295,293	0.9%
			Return of Equity	$81,642,793	21.2%
Total Sources	$385,000,000	100.0%	Total Uses	$385,000,000	100.0%

The Borrower / Sponsor.    The borrower, MT SPE, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantors are Joseph K. Paul (“Jay Paul”) and the Jay Paul Revocable Living Trust, on a joint and several basis.

Founded by Jay Paul in 1975, the Jay Paul Company is headquartered in San Francisco, California and focuses on the development, acquisition and management of commercial properties in California. Jay Paul Company has developed and acquired in excess of six million square feet of real estate and has closed in excess of $2.5 billion worth of equity and debt financing since 2000. In addition, the Jay Paul Company has over 2.1 million square feet of LEED Certified office space throughout its portfolio.

The Property. The Moffett Towers Property consists of three, eight-story Class A LEED Certified Gold suburban office buildings totaling 951,498 sq. ft. located in Sunnyvale, California at the intersection of U.S. Highway 101 and State Highway 237, developed by the sponsor in 2008. The Moffett Towers Property is part of a larger 1.8 million sq. ft. campus which spans 52 acres and seven office buildings (known generally as “Moffett Towers”) and includes an amenities building which is occupied by the Moffett Towers Club. The Moffett Towers Club is a full-service, 48,000 sq. ft. health and wellness club which is open exclusively to the tenants of Moffett Towers and includes a fitness center, pool, basketball court, spa and café. The Moffett Towers Property includes two separate parking garages for a total of 2,881 parking spaces for a ratio of 3.03 spaces per 1,000 sq. ft. In addition, the Moffett Towers Property benefits from access to several bus stops in the immediate area and the Santa Clara Light Rail station, located one block to the east. As of January 1, 2013, the Moffett Towers Property is 88.8% occupied (62.5% by credit rated tenants).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Environmental Matters. The Phase I environmental report dated November 26, 2012 recommended no further action at the Moffett Towers Property.

Major Tenants.

Motorola Mobility, Inc. (317,166 sq. ft., 33.3% of NRA, 39.1% of U/W Base Rent). Motorola Mobility, Inc. (“Motorola Mobility”) is a subsidiary of Google Inc. (“Google”) (NASDAQ: GOOG), which is rated NR/Aa2/AA by Fitch/Moody’s/S&P. Google acquired Motorola Mobility in May 2012 and continues to run Motorola Mobility as a separate business unit. Motorola Mobility currently occupies 317,166 sq. ft. at 1000 Enterprise Way. Motorola Mobility’s portfolio of products includes mobile devices such as smartphones and tablets, wireless accessories, video and data delivery services, cable modems and home network gateways. As of September 30, 2012, Google held approximately $16.3 billion in cash and cash equivalents, with total assets of approximately $89.7 billion. Total revenues for Google for the nine-month period ending September 30, 2012 were approximately $37.0 billion, of which approximately $3.8 billion was attributable to Motorola Mobility. As of December 2012, Google has a market cap of approximately $236.9 billion.

Motorola Mobility’s initial lease commenced in June 2011 and the tenant expanded into an additional 80,669 sq. ft. of space under a lease that began January 2012, with both leases expiring June 30, 2021. Motorola Mobility has three months of free rent from January 2013 through March 2013 for 79,862 sq. ft. of its space, totaling $666,049, all of which was reserved at closing. The sponsor has committed to invest approximately $23.0 million ($72.46 PSF) in capital expenditures for the Motorola Mobility space. Motorola Mobility has two five-year extension options at fair market rent, with six months prior notice, and no termination options.

Microsoft Corporation (237,121 sq. ft., 24.9% of NRA, 27.0% of U/W Base Rent). Microsoft Corporation (“Microsoft”) (NASDAQ: MSFT), rated AA+/Aaa/AAA by Fitch/Moody’s/S&P, is a leading developer of operating system, server application, business and consumer application and Internet software. Microsoft’s product offerings include the Windows operating system, the Microsoft Office suite, Bing, Internet Explorer, the Surface tablet, and the Xbox 360 gaming and entertainment console. Microsoft is a component of the Dow Jones Industrial Average, S&P 500 and Nasdaq 100. As of its June 30, 2012 financial statements, Microsoft held approximately $63.0 billion in cash and cash equivalents, with total assets of approximately $121.3 billion. Total revenues for the fiscal year ended June 30, 2012 were approximately $73.7 billion, reflecting a 5.4% year over year increase. Cash flow from operations for the same time period were approximately $31.6 billion, representing a 17.2% year over year increase. As of December 2012, Microsoft has a market cap of approximately $231.3 billion.

Microsoft’s lease commenced in January 2012 and expires December 31, 2021. Microsoft currently occupies 237,121 sq. ft. at 1020 Enterprise Way. The lease allows for a $75.00 PSF ($17,784,075) tenant allowance, of which approximately $15.5 million has been spent by the borrower on tenant build-out over “warm shell” space, and Microsoft has independently invested an additional approximately $33.4 million ($105.43 PSF) into the space. Microsoft has a one-time right to terminate its lease on December 31, 2018 with 12 months notice and a termination fee of $12,421,800 ($52.39 PSF). Microsoft has one five-year renewal option at the greater of (i) the base rent due at the end of the initial lease term or (ii) 95% of fair market rent with nine months prior notice.

Rambus Inc. (156,173 sq. ft., 16.4% of NRA, 17.9% of U/W Base Rent). Rambus Inc. (“Rambus”) (NASDAQ: RMBS), is a technology licensing company which focuses on the development of technologies that advance electronic systems. Rambus licenses its broad portfolio of over 1,000 patented inventions to semiconductor and system companies who use these inventions in the development and manufacture of their own products. Notable Rambus licensees include NVIDIA, Toshiba, Panasonic, AMD, Samsung Electronics and Broadcom. As of September 30, 2012, Rambus held cash and cash equivalents of approximately $152.2 million and total assets of approximately $601.8 million. Total revenues for the nine-month period ending September 30, 2012 were approximately $176.6 million. As of December 2012, Rambus has a market cap of approximately $583.2 million.

Rambus’s lease commenced in July 2010, and it expires on June 30, 2020. The sponsor has committed to invest approximately $11.9 million ($76.03 PSF) in capital expenditures to improve the Rambus space. Rambus has a one-time right to terminate its lease on June 30, 2017 with nine months prior notice, subject to a termination fee equal to the unamortized portion of all costs plus interest on the cumulative sum of such unamortized costs. Rambus has two five-year renewal options at the greater of (i) the base rent due at the end of the initial lease term or (ii) fair market rent, with 10 months’ prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

The Market.    The Silicon Valley area is home to a large concentration of high-tech manufacturing, software, and research and development firms. The region, which is comprised of San Mateo County and Santa Clara County, has a population of approximately 2.6 million people with an average household income of $112,471, approximately 67.0% above the nationwide average. Silicon Valley is home to 14 of the 2012 Fortune 500 companies, including Apple Inc., Cisco Systems, Google, Oracle Corporation, and Hewlett-Packard. The Silicon Valley unemployment rate of 8.7%, as of July 2012, is lower than the State of California’s unemployment rate of 10.7%. Total employment in the Silicon Valley metropolitan statistical area grew by approximately 30,400 jobs from July 2011 to July 2012, and employment is expected to grow at average annual rate of 2.0% from 2012 to 2016.

The Q3 2012 Sunnyvale submarket Class A vacancy rate was 6.4%. The neighboring Mountain View submarket office vacancy rate was 3.5%, which is pushing corporate high technology firms such as Apple, Hewlett-Packard, Motorola and Google to expand eastward into the Sunnyvale submarket. Through Q3 2012, overall absorption in the Sunnyvale submarket was 404,671 sq. ft., lowering the vacancy rate in the submarket to 6.4%. As of Q3 2012, Sunnyvale Class A office asking rents averaged $45.24 PSF FSG. The appraiser identified eight comparable office tenants, which are presented in the subsequent chart. The appraiser determined market rent for the Moffett Towers Property to be $39.00 PSF NNN.

Competitive Set(1)
Property	Tenant	Location	Year Built	Lease Area (Sq. Ft.)	Base Rent (NNN)	Lease Term (yrs)
Moffett Towers Property	Various	Sunnyvale, CA	2008	951,498	$32.80	9.6	(2)
690 E. Middlefield Road	Synopsys, Inc.	Mountain View, CA	2014(3)	340,913	$37.80	15.0
Sunnyvale Towne Center	Apple, Inc.	Sunnyvale, CA	2010	156,960	$39.00	10.0
899. W. Evelyn Avenue	Nuance Communications	Mountain View, CA	2013(3)	68,554	$51.60	12.0
Mountain View Technology Park	Audience, Inc.	Mountain View, CA	2013(3)	87,565	$42.00	10.0
Santa Clara Gateway	Dell Marketing LP	Santa Clara, CA	2013(3)	149,608	$36.00	9.0
Santa Clara Gateway	Arista Networks, Inc.	Santa Clara, CA	2013(3)	149,608	$36.00	10.0
Sunnyvale Research Plaza	LinkedIn	Sunnyvale, CA	2014(3)	556,362	$38.52	12.0
Moffett Towers Phase II	Lab 126 (Amazon.com)	Sunnyvale, CA	2009 and 2014(3)	581,977	$37.80	8.0
(1)	Source: Appraisal
(2)	Lease Term (yrs) for the Moffett Towers Property represents the weighted average lease term for tenants currently in occupancy at the Moffett Towers Property.
(3)	Lease of a building under construction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Cash Flow Analysis.

Cash Flow Analysis
	1/1/2013 Annualized(1)	U/W	U/W PSF
Base Rent(2)	$30,232,656	$30,067,983	$31.60
Value of Vacant Space	0	4,387,658	4.61
Gross Potential Rent	$30,232,656	$34,455,641	$36.21
Total Recoveries	6,829,980	6,453,981	$6.78
Total Other Income	855,935	735,868	0.77
Less: Vacancy(3)	0	(4,387,658)	(4.61)
Effective Gross Income	$37,918,571	$37,257,832	$39.16
Total Operating Expenses	7,268,208	7,379,439	7.76
Net Operating Income	$30,650,363	$29,878,393	$31.40
TI/LC	0	1,283,355	1.35
TI/LC Reserve Credit(4)	0	(279,429)	(0.29)
Microsoft Holdback Reserve Credit(5)	0	(740,416)	(0.78)
Capital Expenditures	0	190,300	0.20
Net Cash Flow	$30,650,363	$29,424,583	$30.92

Average Annual Rent PSF(6)		$32.80

(1)	January 2013 annualized values are sponsor projections and assumed Microsoft had exercised its expansion option.
(2)	U/W Base Rent includes $2,358,978 in contractual step rent through December 2013.
(3)	U/W Vacancy represents 10.5% of gross income.
(4)	The U/W TI/LC Reserve Credit represents the net present value of the expected TI/LC reserve balance at the Moffett Towers Loan maturity.
(5)	The U/W Microsoft Holdback Reserve Credit represents the annual average of the Microsoft TI/LC reserve balance for the term of the Moffett Towers Loan.
(6)
Average Annual Rent PSF is based on operating statements and occupancy rates provided by the Moffett Towers Loan borrower. The Moffett Towers Property was constructed in 2008 and leased up from 2010 to 2012, therefore, historical average annual rent PSF figures are not available.

Property Management.    The Moffett Towers Property is managed by Paul Holdings, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Moffett Towers Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Moffett Towers Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default, (ii) if there exists a Low Debt Service Period (as defined herein), (iii) upon the commencement of certain Lease Sweep Periods (as defined herein), or (iv) upon the occurrence of a default under the mezzanine loan.

A “Low Debt Service Period” commences if the debt service coverage ratio, as determined by lender, is less than 1.13x until the earlier to occur of (i) December 6, 2013 and (ii) the date on which the second and third floors for the building located at 1020 Enterprise Way are fully leased to one or more tenants, in which case a “Low Debt Service Period” will commence if the debt service coverage ratio, as determined by lender, is less than 1.20x, and ends if the debt service coverage ratio, as determined by lender, is at least 1.25x for two consecutive quarters.

A “Lease Sweep Period” will commence upon the earliest to occur of, among other events, (i) June 6, 2017, (ii) early termination or cancellation of all or a Material Surrender Portion of a Lease Sweep Lease, or (iii) if a non-investment grade tenant ceases operating its business at the Moffett Towers Property.  A “Lease Sweep Lease” means any of (i) the Microsoft lease, (ii) the Motorola Mobility lease, (iii) the Rambus lease, or (iv) any lease which is entered into by the borrower in replacement of any of the Microsoft lease, the Motorola Mobility lease or the Rambus lease. A “Material Surrender Portion” means at least 41,000 sq. ft. of space (or if a full floor of space is less than 41,000 sq. ft. of space, a full floor of space) demised under a Lease Sweep Lease.  Beginning with the monthly payment date on June 6, 2017 (or sooner, if a Lease Sweep Period exists), the borrower will be required to deposit $625,000 (or all excess cash during certain Lease Sweep Periods) on a monthly basis into the lease sweep reserve. If the amount of funds on deposit in the lease sweep reserve (together with lease termination payments, if any) equals $16,500,000, then all funds required to be deposited during the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Lease Sweep Period will be required to be deposited into a debt service reserve up to a cap (including the amounts in the lease sweep reserve) of $22,500,000. Notwithstanding the foregoing, if a Lease Sweep Period is in effect due solely to the early termination or cancellation of a Material Surrender Portion of a Lease Sweep Lease, the lease sweep and debt service reserve cap will be equal to $32.50 times the number of square feet of affected space.

Initial Reserves.    At or following the closing, the borrower deposited (i) $790,714 into a tax reserve account, (ii) $18,111,340 into the TI/LC reserve, of which $12,849,787 were reserved for outstanding tenant improvements related to the Motorola Mobility tenant, $2,159,176 was reserved for outstanding tenant improvements related to the Microsoft tenant, $2,021,899 was reserved for outstanding tenant improvements related to the Plaxo Inc. tenant, and $1,080,479 was reserved for outstanding tenant improvements related to the Financial Engines, Inc. tenant, (iii) $8,000,000 into the Microsoft Holdback reserve, (iv) $7,404,163 into the Microsoft Expansion Space reserve and (v) $1,389,632 into the free rent reserve (of which $666,049 was reserved for outstanding free rent associated with the Motorola Mobility, Inc. tenant, $668,209 was reserved for outstanding free rent associated with the Financial Engines, Inc. tenant, and $55,374 was reserved for outstanding free rent associated with the Plaxo Inc. tenant).

Ongoing Reserves.    In addition to the lease sweeps (as described above), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $263,571, into a tax reserve account and (ii) $15,858 into a capital expenditure account. The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    A $50,000,000 mezzanine loan was funded at closing. The mezzanine loan is coterminous with the Moffett Towers Loan and accrues interest at a rate of 7.0000% per annum. The mezzanine loan has a 10-year term and after a three-year interest only period, amortizes on a fixed schedule, which results in a 360-month effective amortization period.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    After the prepayment lockout expiration date, which is the earlier to occur of (i) two years after the closing date of the securitization which includes the last pari passu note to be securitized and (ii) December 6, 2015, the borrower may obtain the release of one or two of the three buildings at the Moffett Towers Property in conjunction with a third party sale of such building, provided, among other conditions set forth in the Moffett Towers Loan documents, (i) no event of default is continuing, (ii) the borrower makes a principal payment equal to the Lender’s Proportionate Share of the greater of (a) 100% of the net sales proceeds of such building being released and (b) 125% of the allocated loan amount for such building (as set forth in the Moffett Towers Loan documents), (iii) the DSCR of the remaining collateral after giving effect to such release is no less than the greater of (a) the DSCR immediately preceding the sale and (b) 1.26x, (iv) the LTV of the remaining collateral after giving effect to such release is no greater than (a) the LTV immediately preceding the sale and (b) 66.4%. The “Lender’s Proportionate Share” means a fraction, the numerator of which is the then outstanding principal balance of the Moffett Towers Loan Combination and the denominator of which is the aggregate outstanding principal balances of the Moffett Towers Loan Combination and the mezzanine loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

ENTERPRISE WAY
BUILDING A
1000
Enterprise
Way
BUILDING C
1050
Enterprise
Way
BUILDING B
1030 Enterprise Way
PARKING
GARAGE
PARKING
GARAGE
MOFFETT PARK DRIVE
11TH AVENUE
Owned Collateral
N

Site plan based on information provided by the borrower as of November 13, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Stack plans based on information provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000, 1020 and 1050 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 57.3% 1.56x 8.9%

Moffett Towers
1000, 1020 and 1050 Enterprise Way
Sunnyvale, CA 94089
CARTIFACT
San Francisco Bay
Coyote Creek
East Palo Alto
Palo Alto Golf Course
MIDTOWN
Palo Alto
Shoreline Golf Links
The Golf Club at Moffett Field
MOFFETT FEDERAL AIRFIELD
MOFFETT PARK
Sunnyvale Muni GC
RENAISSANCE
VTA LIGHT RAIL
Great America
Mission College
ALMA ST
EL CAMINO REAL
BAYSHORE FWY
MONTA LOMA
San Antonio Center
Alta Mesa Cemetery
CENTRAL EXPY
Mountain View
SUNNYVALE
N SAN ANTONIO RD
S EL MONTE AVE
SCOTT BLVD
CUERNAVACA
Sunnyvale Town Center
CALTRAIN
Los Altos Hills
El Camino Hospital
Foothill College
FOOTHILL EXPY
Las Palmas Park
PONDEROSA PARK
Santa Clara
Los Altos
Los Altos Golf & Country Club
EL CAMINO REAL
S MARY AVE
HOLLENBECK AVE
SUNNYVALE SARATOGA RD
LAWRENCE EXPY
Central Park
SAN TOMAS EXPY
Santa Clara Catholic Cemetery
Rancho San Antonio Open Space
Apple HQ
JUNIPERO SERRA FWY
Cupertino
Vallco Mall
STEVENS CREEK BLVD
Westfield Valley Fair
De Anza College
DE ANZA BLVD
BOLLINGER RD
LYNHAVEN
SARATOGA AVE
W HAMILTON AVE
Westgate Mall
Campbell
W CAMPBELL AVE
QUITO RD
Saratoga
101
82
237
85
280
Novato
Vallejo
San Pablo Bay
San Rafael
Richmond
Concord
Pittsburg
Antioch
Walnut Creek
Berkeley
Oakland
San Francisco
Alameda
Castro Valley
PACIFIC OCEAN
South San Francisco
San Francisco Bay
Hayward
Pleasanton
Union City
Pacifica
San Mateo
Fremont
Half Moon Bay
Redwood City
Palo Alto
Mountain View
Milpitas
Santa Clara
Sunnyvale
San Jose
Cupertino

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	Simon Property Group, L.P.			Collateral:	Fee Simple
Borrower:	Avenues Mall, LLC			Location:	Jacksonville, FL
Original Balance:	$110,000,000			Year Built / Renovated:	1990 / 2005
Cut-off Date Balance:	$110,000,000			Total Sq. Ft.:	1,116,480
% by Initial UPB:	7.4%			Total Collateral Sq. Ft.(4):	599,030
Interest Rate:	3.6000%			Property Management:	Simon Management Associates, LLC
Payment Date:	6th of each month			Underwritten NOI:	$16,646,192
First Payment Date:	March 6, 2013			Underwritten NCF:	$16,127,077
Maturity Date:	February 6, 2023			Appraised Value:	$244,000,000
Amortization:	Interest Only			Appraisal Date:	December 27, 2012
Additional Debt:	None
Call Protection(1):	L(25), D(88), O(7)			Historical NOI
Lockbox / Cash Management:	Hard / In Place			Most Recent NOI:	$16,626,796 (T-12 November 30, 2012)
				2011 NOI:	$16,724,160 (December 31, 2011)
Reserves(2)				2010 NOI:	$17,304,176 (December 31, 2010)
	Initial		Monthly	2009 NOI:	$17,125,735 (December 31, 2009)
Taxes:	$0		Springing
Insurance:	$0		Springing	Historical Occupancy(5)
Replacement:	$0		Springing	Current Occupancy(6)(7):	91.3% (January 7, 2013)
TI/LC:	$562,080		Springing	2011 Occupancy:	90.4% (December 31, 2011)
				2010 Occupancy:	92.4% (December 31, 2010)
Financial Information				2009 Occupancy:	91.5% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(3):		$184
(1)      See “Partial Release” herein.
(2)      See “Initial Reserves” and “Ongoing Reserves” herein.
(3)      Based on Total Collateral Sq. Ft. of 599,030.
(4)      Excludes Dillard’s, Belk, and J.C. Penney, which are not part of the collateral.
(5)      Historical Occupancy is based on Total Collateral Sq. Ft.
(6)      Current Occupancy is based on Total Collateral Sq. Ft. and includes Espling Jewelers (1,169 sq. ft.), which is not in occupancy but paying rent, and Signature Nails and Spa (1,587 sq. ft.), which has signed its lease but is not yet open for business or paying rent.
(7)      Based on Total Sq. Ft. of 1,116,480, Current Occupancy as of January 7, 2013 is 95.3%.

Balloon Balance / Sq. Ft.(3):		$184
Cut-off Date LTV:		45.1%
Balloon LTV:		45.1%
Underwritten NOI DSCR:		4.15x
Underwritten NCF DSCR:		4.02x
Underwritten NOI Debt Yield:		15.1%
Underwritten NCF Debt Yield:		14.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)(3)	Sales PSF(2)(3)	Occupancy Cost (% of Sales)(2)(4)

Non-Collateral Anchors
Dillard’s	BB+/B1/BB	210,104	NAP	NAP	NAP	$23,500	$112	NAP
Belk	NR/NR/NR	181,460	NAP	NAP	NAP	$28,300	$156	NAP
J.C. Penney	B/B3/B-	125,886	NAP	NAP	NAP	$19,000	$151	NAP
Total		517,450				$70,800	$137

Collateral Anchors
Sears(5)	CCC/B3/CCC+	121,208	20.2%	9/25/2015	$3.00	$16,400	$135	2.5%
Forever 21	NR/NR/NR	116,298	19.4%	10/31/2019	$10.32	NAP	NAP	NAP
Subtotal		237,506	39.6%			$16,400	$135

Major Tenants (> 10,000 sq. ft.)
H&M(6)	NR/NR/NR	18,736	3.1%	1/31/2023	$29.72	NAP	NAP	NAP
Victoria’s Secret	BB+/Ba2/BB+	12,521	2.1%	1/31/2018	$42.00	$5,540	$442	15.9%
New York & Company	NR/NR/NR	10,556	1.8%	1/31/2015	$35.00	$2,333	$221	29.2%
Subtotal		41,813	7.0%			$7,873	$341	22.0%

In-line Tenants (<10,000 sq. ft.)(7)		250,321	41.8%		$36.34	$78,760	$349	16.2%

Restaurants		8,000	1.3%		$18.55	$2,037	$255	7.5%
Food Court		7,276	1.2%		$144.06	$7,530	$1,035	20.4%
Kiosk		1,675	0.3%		$382.14	$3,137	$2,127	17.1%
ATM/Other		189	0.0%		$123.87	NAP	NAP	NAP
Total Occupied Collateral		546,780	91.3%

Vacant		52,250	8.7%
Total Collateral		599,030	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) are provided by the borrower and only include tenants reporting an entire 12 months of sales as of September 30, 2012. Total Sales (000s) and Sales PSF for Dillard’s, Belk, J.C. Penney and Sears are as of year-end 2011 and are based on estimates of sales provided by the borrower. Based on a percentage of collateral square feet, approximately 90.1% of in-line tenants and 81.0% of total tenants reported sales for the period.

(3)	Total Sales (000s) and Sales PSF figures for both collateral and non-collateral anchor tenants are estimates provided by the borrower.
(4)	Occupancy Cost (% of Sales) excludes utilities reimbursement.
(5)	Sears has three remaining 5-year extension options at fixed rent of $3.00 PSF.
(6)
H&M has the right to terminate its lease with at least 12 months prior notice and payment of a termination fee if adjusted gross sales during the period of January 2016 to December 2016 do not exceed $4,909,000. In addition, H&M has one 5-year extension option.

(7)
Includes Espling Jewelers (1,169 sq. ft.), which is not in occupancy but paying rent, and Signature Nails and Spa (1,587 sq. ft.), which has signed its lease but is not yet open for business or paying rent.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	7,371	1.2%	7,371	1.2%	$33.53	1.8%	1.8%
2013	14	32,262	5.4%	39,633	6.6%	$44.64	10.3%	12.1%
2014	16	50,300	8.4%	89,933	15.0%	$28.97	10.4%	22.5%
2015	21	161,879	27.0%	251,812	42.0%	$13.82	16.0%	38.5%
2016	12	20,193	3.4%	272,005	45.4%	$41.02	5.9%	44.4%
2017	9	17,176	2.9%	289,181	48.3%	$48.56	6.0%	50.4%
2018	8	32,018	5.3%	321,199	53.6%	$48.10	11.0%	61.4%
2019	11	155,233	25.9%	476,432	79.5%	$16.17	18.0%	79.4%
2020	6	16,339	2.7%	492,771	82.3%	$43.78	5.1%	84.5%
2021	8	8,419	1.4%	501,190	83.7%	$72.52	4.4%	88.9%
2022	10	26,666	4.5%	527,856	88.1%	$36.99	7.1%	95.9%
2023	1	18,736	3.1%	546,592	91.2%	$29.72	4.0%	99.9%
Thereafter	1	188	0.0%	546,780	91.3%	$50.53	0.1%	100.0%
Vacant	NAP	52,250	8.7%	599,030	100.0%	NAP	NAP
Total / Wtd. Avg.	120	599,030	100.0%			$25.56	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan.  The Avenues loan (the “The Avenues Loan”) is a fixed rate loan secured by the borrower’s leasehold interest and an affiliate of the borrower’s fee simple interest (in each case covering the entire collateral property) in a 599,030 sq. ft. portion of a super regional mall at 10300 Southside Boulevard in Jacksonville, Florida (the “The Avenues Property”) with an original principal balance of $110.0 million. The Avenues Loan has a 10-year term and accrues interest at a fixed rate equal to 3.6000% per annum with interest only payments for the entire loan term. Loan proceeds were used to retire existing debt of approximately $66.2 million, giving the borrower an equity recapture of approximately $42.1 million. Based on the appraised value of $244.0 million as of December 27, 2012, the cut-off date LTV is 45.1% and the remaining implied equity is $134.0 million. The most recent prior financing of The Avenues Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$110,000,000	100.0%	Loan Payoff	$66,249,833	60.2%
			Reserves	$562,080	0.5%
			Closing Costs	$1,103,100	1.0%
			Return of Equity	$42,084,987	38.3%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Borrower / Sponsor.    The borrower, Avenues Mall, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower is a wholly owned subsidiary of Jacksonville Avenues Limited Partnership, a partnership between Simon Property Group, L.P., CBL & Associates, Inc. and Teachers’ Retirement System of the State of Illinois. The sponsor of the borrower and the nonrecourse carve-out guarantor is Simon Property Group, L.P. (the “Guarantor”), a subsidiary of Simon Property Group, Inc.; provided however, with respect to certain matters (including bankruptcy of the borrower or the Guarantor), the recourse liability will be limited to $11,000,000.

Simon Property Group, Inc. (“Simon”), rated A-/Baa1/A- by Fitch/Moody’s/S&P, is an S&P 100 company and the largest real estate company in the United States. As of January 2013, Simon had a market capitalization of approximately $50.4 billion and reported approximately $4.7 billion in revenue and $1.5 billion in net income for the twelve month period ended September 30, 2012. Simon reported a portfolio-wide occupancy rate of 94.6% as of September 30, 2012, representing an 80 basis point increase over the previous year. As of September 30, 2012, Simon owned or held an interest in 332 income-producing properties comprising over 241 million sq. ft. located throughout North America and Asia, which consisted of 160 malls, 60 Premium Outlets, 68 community/lifestyle centers, as well as 44 other properties. Internationally, Simon has ownership in eight Premium Outlets in Japan, two Premium Outlets in South

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Korea, one Premium Outlet in Mexico and one Premium Outlet in Malaysia. Simon also has a 28.9% ownership interest in Klépierre, a publicly-traded French REIT that holds ownership interest in a portfolio of more than 260 shopping centers in 13 countries across Europe.

CBL & Associates, Inc. (“CBL”) is an entity formed by the founders of CBL & Associates Properties, Inc. a public real estate investment trust. CBL & Associates Properties, Inc. owns, holds interests in or manages 163 properties across the United States, including 94 enclosed malls, and is an active developer of new regional malls, open-air centers, lifestyle and community centers. CBL & Associates Properties, Inc. has been publicly traded since 1993.

Teachers’ Retirement System of the State of Illinois (“TRS”) was established by the State of Illinois on July 1, 1939, to provide retirement, disability and death benefits to teachers employed by Illinois public elementary and secondary schools outside the city of Chicago. TRS benefits support more than 32,000 jobs, and as of June 30, 2012 total plan investments were approximately $36.8 billion, with approximately $4.5 billion invested in real estate.

The Property.  The Avenues Property consists of 599,030 collateral sq. ft. of a 1,116,480 sq. ft., multi-level, enclosed super regional mall located in Jacksonville, Florida. The Avenues Property collateral excludes 517,450 sq. ft. of anchor space owned by Dillard’s, Belk and J.C. Penney, and is 91.3% occupied as of January 7, 2013. The Avenues Property was constructed in 1990 and renovated in 2005 for approximately $9.8 million ($16 per collateral sq. ft.), which included interior and exterior signage updates, new furniture in the mall common areas, updated mall kiosks and renovations to the HVAC. In addition, there are 5,324 parking spaces for a parking ratio of 4.77 spaces per 1,000 sq. ft., based on total square feet.

The subsequent chart represents historical sales PSF at The Avenues Property. Since 2009, mall shop sales (both in-line and major tenants) have grown 11.1% from $314 PSF in 2009 to T-12 September 2012 sales of $348 PSF, with average occupancy of 91.4% during the same time period.

Historical Sales PSF(1)
	2009(2)	2010(2)	2011(2)	T-12 9/30/2012	2012 National Average	T-12 9/30/2012 Occupancy Cost
Dillard’s(3)	$108	$108	$112	NAV	$119	NAP
Belk	$111	$150	$156	NAV	$136	NAP
J.C. Penney	$147	$151	$151	NAV	$128	NAP
Sears(4)	$145	$139	$135	NAV	$154	2.5%

Major Tenants (>10,000 Sq. Ft.)	$271	$292	$323	$341	NAP	22.0%

In-Line Tenants(5)	$319	$330	$341	$349	NAP	16.2%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	2009-2011 Sales PSF figures for Dillard’s, Belk, J.C. Penney and Sears are based upon borrower estimates of sales.
(3)	Dillard’s estimated gross sales for 2011 were $23.5 million versus the 2012 national average of $20.58 million in gross sales per store.
(4)	Sears estimated gross sales for 2011 were $16.4 million versus the 2012 national average of $8.74 million in gross sales per store.
(5)	Approximately 90.1% of in-line tenants by collateral sq. ft. report sales.

Environmental Matters. The Phase I environmental report dated December 31, 2012 recommended no further action at The Avenues Property.

The Market.  The Avenues Property is located in the Jacksonville metropolitan statistical area in northeast Florida. The Avenues Property is located at the intersection of Southside Boulevard and Phillips Highway, approximately two miles north of the intersection of Interstate 95 and Interstate 295, and approximately 13 miles southeast of downtown Jacksonville. Southside Boulevard is one of the primary retail corridors in the submarket and immediately to the north of The Avenues Property are several anchored shopping centers and suburban office buildings.  Between 2000 and 2012, the population within the primary trade area in a 20-mile radius around The Avenues Property increased at a compound annual rate of 1.52%. Average household income in the primary trade area in 2012 was $67,549, or 101.7% of the average in the Jacksonville metropolitan statistical area and 107.8% of the statewide average. Within a three-mile radius of the mall, the average household income was $83,568. In general, the average income levels decline at a greater distance from the mall.

The Avenues Property is located in the Arlington/Baymeadows/Mandarin submarket within the Jacksonville market. The Arlington/Baymeadows/Mandarin submarket is the largest in Jacksonville and as of Q3 2012 consists of approximately 8.9 million sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

with average vacancy of 15.5%. The Avenues Property’s competitive set includes three other shopping centers totaling approximately 3.7 million sq. ft. and weighted average vacancy of 24.6%. The Avenues Property has anchor exclusivity among its competitive set for Forever 21 and is home to the only H&M store in northeast Florida.

The primary competition for The Avenues Property includes St. John’s Town Center, located approximately four miles northeast of the property. St. John’s Town Center, which is also owned and managed by Simon, is an open-air lifestyle center that is the most upscale retail facility in Jacksonville, with tenants such as Tiffany & Co., Louis Vuitton, Michael Kors and Coach. In addition, St. John’s Town Center has features typical of an anchored retail power center such as Target, Ashley Furniture, Barnes & Noble and PetSmart. The Orange Park Mall, also owned and managed by Simon, is another competitor. The Orange Park Mall is only located approximately 10 miles to the west of The Avenues Property. The Orange Park Mall features a similar profile of anchor tenants to The Avenues Property, but the two properties are separated by the St. John’s River. The last member of the competitive set is Regency Square Mall, which is the oldest mall in the Jacksonville market and struggled with vacancy for several years.

Competitive Set(1)
Name	The Avenues Property	St. John’s Town Center	Orange Park Mall	Regency Square Mall
Distance from Subject	NAP	4 miles	10 miles	10 miles
Property Type	Super Regional Mall	Lifestyle Center	Super Regional Mall	Super Regional Mall
Owner	Simon Property Group	Simon Property Group	Simon Property Group	GGP
Year Built / Renovated	1990 / 2005	2005, 2007 / NAP	1975, 1990 / 1984	1967, 1992 / 1999
Total Occupancy(2)	95.3%	93.0%	90.0%	50.0%
Size (Sq. Ft.)(2)	1,116,480	1,235,189	1,030,277	1,452,219
Anchors / Major Tenants	Dillard’s, Belk, J.C. Penney, Sears, Forever 21	Dillard’s, Target, Dick’s Sporting Goods, Ashley Furniture	Belk, Dillard’s, J.C. Penney, Sears, Dick’s Sporting Goods, AMC Theatres	Belk, Dillard’s, J.C. Penney, Sears
(1)	Source: Appraisal.
(2)	Total Occupancy and Size (Sq. Ft.) include all anchor tenants.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 11/30/2012	U/W	U/W PSF
Base Rent(1)	$14,491,100	$14,178,576	$14,235,244	$14,034,347	$14,076,450	$23.50
Temporary Tenant Rent	1,617,374	1,689,150	1,638,963	1,723,061	1,644,465	2.75
Value of Vacant Space	0	0	0	0	1,964,038	3.28
Gross Potential Rent	$16,108,474	$15,867,726	$15,874,207	$15,757,408	$17,684,952	$29.52
Total Recoveries	9,722,914	9,615,432	8,770,799	8,689,648	8,955,387	14.95
Total Other Income	690,374	829,050	691,937	592,937	718,682	1.20
Less: Bad Debt	(433,114)	(203,845)	(32,538)	40,837	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,964,038)	(3.28)
Effective Gross Income	$26,088,648	$26,108,363	$25,304,405	$25,080,830	$25,394,984	$42.39
Total Operating Expenses	8,962,913	8,804,187	8,580,245	8,454,034	8,748,792	14.60
Net Operating Income	$17,125,735	$17,304,176	$16,724,160	$16,626,796	$16,646,192	$27.79
TI/LC	0	0	0	0	369,358	0.62
Capital Expenditures	0	0	0	0	149,758	0.25
Net Cash Flow	$17,125,735	$17,304,176	$16,724,160	$16,626,796	$16,127,077	$26.92

(1)	U/W Base Rent includes $102,742 in contractual step rent through September 2013.
(2)	U/W Vacancy represents 7.2% of gross income.

Property Management.    The Avenues Property is managed by Simon Management Associates, LLC, a borrower affiliate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Lockbox / Cash Management.    The Avenues Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account after payment of all required monthly debt service and reserve amounts (if any) will be remitted to the borrower on a weekly basis.

Excess cash will be retained in the lender controlled account during a “Cash Sweep Period” which  will commence if (i) the DSCR falls below 1.10x for two consecutive calendar quarters, based upon a trailing four quarter period, until such time that The Avenues Property achieves a DSCR of at least 1.10x for two consecutive calendar quarters, based upon a trailing four quarter period,  (ii) the property manager becomes party to a bankruptcy, insolvency or similar action, until such time that the property manager  is replaced in accordance with The Avenues Loan documents or (iii) an event of default under The Avenues Loan documents is occurring, until such time that the lender accepts a cure of such event of default, subject to the satisfaction of certain conditions set forth in The Avenues Loan documents.

Initial Reserves.    At closing, the borrower deposited $562,080 into the TI/LC reserve account, all of which is reserved for existing TI/LC obligations associated with the H&M lease.

Ongoing Reserves.    During a Trigger Period (as defined below) or Cash Sweep Period, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) $8,486 into a capital expenditure account, subject to a cap of $203,667 and (iii) $41,683 into a TI/LC reserve account, subject to a cap of $1,000,398. In addition, during a Trigger Period or Cash Sweep Period, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

A “Trigger Period” will commence if the DSCR falls below 1.20x for two consecutive calendar quarters, based upon a trailing four quarter period, and will end if The Avenues Property achieves a DSCR of at least 1.20x for two consecutive calendar quarters, based upon a trailing four quarter period.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.  The borrower may obtain the release of immaterial or non-income producing portions of The Avenues Property, provided, among other things, the LTV ratio of the remaining property is not more than 125%; provided that if the LTV ratio is more than 125%, the borrower may obtain the release provided it pays down the principal balance of The Avenues Loan by an amount equal to the least of: (A) the net proceeds of an arm’s-length sale of the release parcel to an unrelated person, (B) the fair market value of the release parcel  at the time of the transfer and release, or (C) an amount such that that the LTV ratio does not increase after the transfer and release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

Site plans based on information provided by the borrower as of January 7, 2013.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10300 Southside Boulevard Jacksonville, FL 32256	Collateral Asset Summary – Loan No. 3 The Avenues	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$110,000,000 45.1% 4.02x 15.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of four properties
Loan Purpose:	Acquisition			Property Type:	Hospitality
Sponsor:	Javon R. Bea; Vita E. Bea			Collateral:	Fee Simple
Borrower:	KAH 20 2nd Avenue LLC; KINN 9 3rd			Location:	Rochester, MN
	Avenue LLC; MAR 1st Avenue SW			Year Built / Renovated:	Various / Various
	LLC; RES 441 Center Street LLC			Rooms:	1,230
Original Balance(1):	$110,000,000			Property Management:	Sunstone Hotel Properties, Inc., an
Cut-off Date Balance(1):	$109,857,615				affiliate of Interstate Hotels and
% by Initial UPB:	7.4%				Resorts, Inc.
Interest Rate:	4.914863%			Underwritten NOI:	$15,891,043
Payment Date:	6th of each month			Underwritten NCF:	$13,967,116
First Payment Date:	March 6, 2013			“As-is” Appraised Value:	$209,500,000
Maturity Date:	February 6, 2018			“As-is” Appraisal Date:	December 20, 2012
Amortization(2):	360 months			“As Stabilized” Appraised Value(5):	$235,800,000
Additional Debt(1):	$9,987,056 Junior Non-Pooled			“As Stabilized” Appraisal Date(6):	January 1, 2015; January 1, 2016
	Component
	$24,967,640 Mezzanine Loan			Historical NOI
Call Protection:	L(25), D(31), O(4)			Most Recent NOI:	$16,646,161 (T-12 November 30, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$15,388,592 (December 31, 2011)
				2010 NOI:	$13,591,651 (December 31, 2010)
Reserves(3)				2009 NOI:	$14,321,232 (December 31, 2009)
	Initial	Monthly
Taxes:	$780,625	$195,156		Historical Occupancy
Insurance:	$41,004	$41,004		Current Occupancy:	61.2% (November 30, 2012)
FF&E:	$0	Various		2011 Occupancy:	60.8% (December 31, 2011)
Required Repairs:	$534,513	NAP		2010 Occupancy:	60.6% (December 31, 2010)
PIP Reserve:	$555,519	$0		2009 Occupancy:	63.0% (December 31, 2009)
Seasonality Reserve:	$0	Available cash each
(1)   The Rochester Hotel Portfolio Loan has an original principal balance of $120.0 million, consisting of a senior pooled component in the amount of $110.0 million (the “Senior Pooled Component”) and a junior non-pooled component in the amount of $10.0 million (the “Junior Non-Pooled Component”). See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   The Rochester Hotel Portfolio Loan is structured with a fixed amortization schedule based on a 360 month amortization period for the mortgage loan, together with the related mezzanine loan (total debt). See Annex H-2-1 and Annex H-2-2 of the Free Writing Prospectus.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   Total Debt includes the Junior Non-Pooled Component and the mezzanine debt.
(5)   The “As Stabilized” cut-off date LTV is 46.6% based on achieving weighted average occupancy, ADR and RevPAR for the portfolio of 65.1%, $140.80 and $92.62, respectively.
(6)   The “As Stabilized” Appraisal Date for the Kahler Grand, Rochester Marriott and Kahler Inn & Suites Properties is January 1, 2015. The “As Stabilized” Appraisal Date for the Residence Inn Rochester Property is January 1, 2016.

		November

Financial Information
	Pooled Component	Mortgage Loan	Total Debt(4)
Cut-off Date Balance / Room:	$89,315	$97,435	$117,734
Balloon Balance / Room:	$83,936	$91,566	$110,643
Cut-off Date LTV(5):	52.4%	57.2%	69.1%
Balloon LTV:	49.3%	53.8%	65.0%
Underwritten NOI DSCR:	2.39x	2.07x	1.48x
Underwritten NCF DSCR:	2.10x	1.82x	1.30x
Underwritten NOI Debt Yield:	14.5%	13.3%	11.0%
Underwritten NCF Debt Yield:	12.7%	11.7%	9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Portfolio Summary
Property	Location	# of Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Kahler Grand	Rochester, MN	668	1921, 1954, 1962 / 2007-2012	$48,830,549	$93,000,000	55.9%
Rochester Marriott	Rochester, MN	202	1989 / 2005-2011	$29,665,871	$56,500,000	66.6%
Kahler Inn & Suites	Rochester, MN	271	1973, 1977, 1990 / 2009, 2011-2012	$21,002,387	$40,000,000	66.0%
Residence Inn Rochester	Rochester, MN	89	2004 / 2012-2013	$10,501,193	$20,000,000	74.3%
Total / Wtd. Avg.		1,230		$110,000,000	$209,500,000	61.2%
(1)	Average occupancy for the trailing 12 months ended November 30, 2012.

Historical Occupancy, ADR, RevPAR(1)
	Kahler Grand Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	61.5%	$105.23	$64.76	61.2%	$79.30	$48.49	100.6%	132.7%	133.5%
2009	59.6%	$102.44	$61.10	58.2%	$77.62	$45.18	102.5%	132.0%	135.2%
2010	56.6%	$110.60	$62.64	58.6%	$79.33	$46.48	96.7%	139.4%	134.8%
2011	57.7%	$112.14	$64.68	60.3%	$82.95	$50.02	95.6%	135.2%	129.3%
T-12 November 2012	55.9%	$111.60	$62.42	59.3%	$84.11	$49.90	94.3%	132.7%	125.1%

Historical Occupancy, ADR, RevPAR(1)
	Rochester Marriott Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	64.7%	$219.86	$142.25	62.2%	$92.26	$57.35	104.1%	238.3%	248.0%
2009	61.5%	$198.79	$122.23	59.4%	$92.38	$54.87	103.5%	215.2%	222.8%
2010	63.2%	$204.61	$129.39	59.2%	$96.17	$56.94	106.8%	212.8%	227.2%
2011	60.4%	$205.31	$123.98	62.3%	$100.29	$62.47	96.9%	204.7%	198.5%
T-12 November 2012	66.6%	$204.82	$136.42	60.6%	$102.10	$61.86	109.9%	200.6%	220.5%

Historical Occupancy, ADR, RevPAR(1)
	Kahler Inn & Suites Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	73.0%	$96.09	$70.15	62.2%	$92.26	$57.35	117.4%	104.2%	122.3%
2009	69.2%	$97.28	$67.33	59.4%	$92.38	$54.87	116.5%	105.3%	122.7%
2010	62.5%	$102.12	$63.83	59.2%	$96.17	$56.94	105.6%	106.2%	112.1%
2011	62.6%	$108.43	$67.82	62.3%	$100.29	$62.47	100.4%	108.1%	108.6%
T-12 November 2012	66.0%	$114.97	$75.91	60.6%	$102.10	$61.86	109.0%	112.6%	122.7%

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn Rochester Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	76.5%	$129.59	$99.09	74.1%	$96.40	$71.39	103.2%	134.4%	138.8%
2009	72.4%	$124.38	$90.03	70.8%	$94.48	$66.87	102.3%	131.6%	134.6%
2010	78.0%	$126.68	$98.82	71.2%	$93.19	$66.38	109.5%	135.9%	148.9%
2011	79.5%	$134.05	$106.60	72.3%	$96.10	$69.44	110.1%	139.5%	153.5%
T-12 November 2012	74.3%	$137.44	$102.10	70.9%	$96.91	$68.68	104.8%	141.8%	148.7%
(1)
Source: Hospitality Research Report. The minor variances between the underwriting and the above tables with respect to Occupancy, ADR and RevPAR at the Rochester Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Primary Competitive Set – Kahler Grand and Rochester Marriott Properties(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2012 Occupancy(2)	2012 ADR(2)	2012 RevPAR(2)
Kahler Grand Property	668	1921	19,500	56%	$112	$62
Rochester Marriott Property	202	1989	9,200	67%	$205	$136
TownePlace Suites Rochester	82	2000	NAP	76%	$90	$68
Courtyard Rochester	117	2005	1,000	77%	$112	$86
Residence Inn Rochester	89	2004	480	74%	$137	$102
Aspen Suites	82	2002	NAP	80%	$105	$84
Springhill Suites Rochester	86	1998	NAP	77%	$101	$78
Holiday Inn Rochester	173	1971	4,000	45%	$92	$41
Doubletree Rochester	212	1989	8,000	66%	$147	$97
Hilton Garden Inn	143	1999	800	70%	$117	$82
Hampton Inn Rochester	103	1994	NAP	72%	$98	$71
(1)	Source: Appraisals, hospitality research report.
(2)	Full-year 2012 Occupancy, ADR and RevPAR figures were estimated by the appraiser from hospitality research reports.

Primary Competitive Set – Kahler Inn & Suites Property(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2012 Occupancy(2)	2012 ADR(2)	2012 RevPAR(2)
Kahler Inn & Suites Property	271	1973	NAP	66%	$115	$76
Residence Inn Rochester	89	2004	480	74%	$137	$102
Holiday Inn Rochester	173	1971	4,000	45%	$92	$41
Kahler Grand	668	1921	19,500	56%	$112	$62
(1)	Source: Appraisal, hospitality research report.
(2)	Full-year 2012 Occupancy, ADR and RevPAR figures were estimated by the appraiser from hospitality research reports.

Primary Competitive Set – Residence Inn Rochester Property(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2012 Occupancy(2)	2012 ADR(2)	2012 RevPAR(2)
Residence Inn Rochester Property	89	2004	480	74%	$137	$102
Springhill Suites Rochester	86	1998	NAP	77%	$101	$78
Aspen Suites	82	2002	NAP	80%	$105	$84
Kahler Inn & Suites	271	1973	NAP	66%	$115	$76
(1)	Source: Appraisal, hospitality research report.
(2)	Full-year 2012 Occupancy, ADR and RevPAR figures were estimated by the appraiser from hospitality research reports.

The Loan.   The Rochester Hotel Portfolio loan (the “Rochester Hotel Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in four hotels located in Rochester, Minnesota (the “Rochester Hotel Portfolio Properties”) with an original principal balance of $120.0 million, consisting of a senior pooled component in the amount of $110.0 million (the “Senior Pooled Component”), and a junior non-pooled component in the amount of $10.0 million (the “Junior Non-Pooled Component”).  The Senior Pooled Component has a five-year term and amortizes on a fixed schedule which results in an effective 360-month amortization period. The Senior Pooled Component accrues interest at a fixed rate equal to 4.914863% and has a cut-off date balance of approximately $109.9 million. The Rochester Hotel Portfolio Loan proceeds, along with a $25.0 million mezzanine loan funded concurrently, a $25.0 million preferred equity investment and approximately $45.9 million of equity from the borrowers were used to acquire the properties for $210.0 million and also fund reserves and pay closing costs. Based on the “As-is” appraised value of $209.5 million as of December 20, 2012, the cut-off date LTV is 52.4%. Based on the “As Stabilized” appraised value of $235.8 million as of January 1, 2015 and January 1, 2016, the “As Stabilized” cut-off date LTV is 46.6%. The most recent prior financing of the Kahler Grand Property was included in the BSCMS 2005-PWR9 transaction. The most recent prior financings of the Rochester Marriott, Kahler Inn & Suites and Residence Inn Rochester Properties were not included in securitizations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Pooled Senior Trust Component	$110,000,000	51.0%	Purchase Price	$210,000,000	97.3%
Non-Pooled Junior Trust Component	$10,000,000	4.6%	Reserves	$1,911,661	0.9%
Mezzanine Loan	$25,000,000	11.6%	Closing Costs	$3,983,788	1.8%
Preferred Equity	$25,000,000	11.6%
Borrower Equity	$45,895,449	21.3%
Total Sources	$215,895,449	100.0%	Total Uses	$215,895,449	100.0%

The Borrower / Sponsor.    The borrowers, KAH 20 2nd Avenue LLC; KINN 9 3rd Avenue LLC; MAR 1st Avenue SW LLC; and RES 441 Center Street LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote, each with two independent directors in their organizational structures. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Javon R. Bea and Vita E. Bea, on a joint and several basis.

Javon R. Bea is president and CEO of Mercy Health System, a vertically integrated health system headquartered in Janesville, Wisconsin that services southern Wisconsin and northern Illinois. Mr. Bea has over 30 years of experience in healthcare management and under his leadership, Mercy Health System has grown from a single, stand-alone community hospital to a system with three hospitals and 68 clinical sites, serving 26 communities in Wisconsin and Illinois. As of year-end 2012, Mercy Health System employed 385 physicians and over 4,000 employees, and had gross revenues of $1.1 billion.

The Properties. The Rochester Hotel Portfolio is comprised of four hotels totaling 1,230 rooms located in downtown Rochester, Minnesota each of which are connected to the Mayo Clinic (rated NR/Aa2/AA by Fitch/Moody’s/S&P)  via climate controlled pedestrian tunnels.

Kahler Grand (54.3% of portfolio rooms, 42.0% of annual U/W NCF) is an 11-story, 668-room full service hotel located adjacent to the Mayo Clinic, which it is connected to via an underground walkway system. The underground walkway system and first floor of the hotel houses approximately 67,527 sq. ft. of retail space which was 96.2% occupied as of January 21, 2013. The hotel is also connected to a six-level parking garage that contains 307 parking spaces. The hotel was constructed in phases between 1921 and 1962 and has recently undergone a renovation which included a remodeling of common areas at the hotel, including the front desk, ballroom and indoor pool and fitness center. Since 2003, the hotel has undergone approximately $29.4 million in renovations.

Amenities at the Kahler Grand Property include approximately 19,500 sq. ft. of meeting space, 24-hour room service, wired and wireless high speed internet, indoor pool and sauna, fitness center and the Grand Grill restaurant and Martini Lounge. In-room amenities include flat panel televisions, work desk and chair, coffee maker, hairdryer, iron and ironing board. The top two floors of the Kahler Grand Property, referred to as “The International Hotel”, contain 44 deluxe suites with highly upgraded finishes and amenities, as well as access to a concierge lounge which offers complimentary food and beverages throughout the day.

Rochester Marriott (16.4% of portfolio rooms, 28.4% of annual U/W NCF) is a nine-story, 202-room full service hotel located adjacent to the Mayo Clinic, which it is connected to via an underground walkway system. The underground walkway system and first floor of the hotel houses 14,900 sq. ft. of retail space, including national tenants such as Caribou Coffee, Cinnabon and Quizno’s, and was 100.0% occupied as of January 21, 2013. The hotel was constructed in 1989 and has undergone approximately $11.5 million in renovations since 2003.

Amenities at the Rochester Marriott Property include 9,200 sq. ft. of meeting space, room service, wired and wireless high speed internet, an indoor pool and spa, fitness center, the DEN restaurant and lounge and a Starbucks. In-room amenities include flat panel televisions, work desk and chair, coffee maker, hairdryer, iron and ironing board. Guestrooms on the eighth and ninth floors are considered “Concierge” level rooms and offer additional amenities and services as well as access to the concierge lounge, which offers complimentary food and beverages throughout the day.

Kahler Inn & Suites (22.0% of portfolio rooms, 20.3% of annual U/W NCF) is a nine-story, 271-room limited service hotel located adjacent to the Mayo Clinic, which it is connected to via an underground walkway system. The hotel has 109 available parking spaces in its two-story garage. The ground level both in and alongside the exterior of the hotel also houses approximately 2,800 sq. ft. of retail space, which is 100.0% occupied by four tenants, including Caribou Coffee and Jimmy Johns, as of January 21, 2013. The hotel was constructed in phases between 1973 and 1990 and has undergone approximately $7.8 million in refurbishments since 2003.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Amenities at the Kahler Inn & Suites Property include a pool and whirlpool, fitness room, business center, high-speed internet access, an arcade area and the Center Street Country Café restaurant. In-room amenities include flat panel televisions, dresser, dining room table, a pull-out sofa bed, hairdryer, iron and ironing board. Suite rooms include kitchens equipped with microwave, refrigerator, coffee maker and serving dishes and utensils.

Residence Inn Rochester (7.2% of portfolio rooms, 9.3% of annual U/W NCF) is a seven-story, 89-room extended stay hotel located in downtown Rochester, Minnesota and is connected to the Mayo Clinic via an underground walkway system. The hotel has 64 parking spaces available, including 28 in an on-site parking garage. The hotel was constructed in 2004 and has undergone approximately $2.2 million in refurbishments since opening, with approximately $1.6 million spent on renovations in 2012 and 2013.

Amenities at the Residence Inn Rochester Property include a fitness room, sundries shop, laundry facility, business center, high-speed internet access and breakfast area. The suite-style guestrooms are furnished with queen-size beds, nightstands, lamps, a dresser, work desk with chair, two flat panel televisions, pull-out sofa bed, dining room table and a fully equipped kitchen which includes a dishwasher, microwave, refrigerator, stove, coffee maker and serving dishes and utensils.

Environmental Matters. The Phase I environmental reports dated January 18, 2013 recommended no further action at the Rochester Marriott Property and Residence Inn Rochester Property. The Phase I environmental reports dated January 18, 2013 recommended the implementation of asbestos operation and maintenance plans at the Kahler Grand Property and Kahler Inn & Suites Property, which are already in place.

The Market.   The Rochester Hotel Portfolio Properties are located in downtown Rochester, the third largest city in Minnesota. The Rochester Hotel Portfolio Properties are adjacent to and around the Mayo Clinic, a world-renowned medical complex and the largest employer in the city of Rochester. In addition, the Rochester International airport is located approximately eight miles south of the Rochester Hotel Portfolio Properties. The Mayo Clinic is comprised of approximately 15.0 million sq. ft. of medical space throughout 30 different buildings and provides for the largest lodging demand segmentation in the market. The demand segments for the area are broken out between clinical, corporate, extended stay and group. The clinical segment, which is considered to make up approximately 41% of market demand, within the market represents patients, and visitors of patients, of the Mayo Clinic staying less than five days, and as the largest demand segment, the Rochester Hotel Portfolio Properties benefit from the close location and connectivity to the Mayo Clinic. In addition, the majority of the corporate segment, which is considered to make up approximately 21% of market demand, is associated with Mayo Clinic vendors. In addition to the Mayo Clinic, the Rochester area includes the Mayo Civic Center, the largest event facility in southern Minnesota. The Mayo Civic Center offers a variety of venues containing approximately 120,000 sq. ft. of space with the capability to host events ranging from sports tournaments to performing arts.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 11/30/2012	U/W	U/W per Room
Occupancy	63.0%	60.6%	60.8%	61.2%	61.2%
ADR	$118.53	$126.36	$128.64	$131.37	$131.37
RevPAR	$74.65	$76.52	$78.18	$80.46	$80.46

Room Revenue	$33,539,765	$34,383,614	$35,127,979	$36,145,290	$36,145,290	$29,386
F&B Revenue	7,529,119	7,173,361	7,044,656	7,552,277	7,552,277	6,140
Other Revenue	4,193,669	4,267,049	4,264,971	4,400,617	4,400,617	3,578
Total Revenue	$45,262,553	$45,824,023	$46,437,606	$48,098,184	$48,098,184	$39,104
Operating Expenses	14,786,633	16,470,232	14,998,165	15,394,427	15,394,427	12,516
Undistributed Expenses	12,900,874	12,372,220	12,628,139	12,687,590	12,703,824	10,328
Gross Operating Profit	$17,575,046	$16,981,571	$18,811,302	$20,016,168	$19,999,933	$16,260
Total Fixed Charges	3,253,814	3,389,920	3,422,710	3,370,007	4,108,890	3,341
Net Operating Income	$14,321,232	$13,591,651	$15,388,592	$16,646,161	$15,891,043	$12,920
FF&E(1)	1,841,913	1,832,961	1,857,504	1,923,927	1,923,927	1,564
Net Cash Flow	$12,479,320	$11,758,690	$13,531,088	$14,722,233	$13,967,116	$11,355

(1)
The U/W FF&E reserve is based on 4.0% of gross monthly revenues (excluding income from retail leases) for the Rochester Marriott and Residence Inn Rochester Properties and 5.0% of gross monthly revenues (excluding income from retail leases) for the Kahler Grand and Kahler Inn & Suites Properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

Property Management.    The Rochester Hotel Portfolio Properties are managed by Sunstone Hotel Properties, Inc., an affiliate of Interstate Hotels and Resorts, Inc.

Lockbox / Cash Management.    The Rochester Hotel Portfolio Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into one or more lockbox account(s) controlled by the lender. All funds in each such lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) the occurrence of an event of default, (ii) if the debt service coverage ratio on the last day of any calendar quarter is less than 1.05x or (iii) the occurrence of an event of default under the mezzanine loan, and will end if (a) with respect to clause (i), the event of default has been cured and such cure has been accepted by lender and no other event of default is then continuing, (b) with respect to clause (ii), the debt service coverage ratio is 1.10x for two consecutive calendar quarters, or (c) with respect to clause (iii), the default under the mezzanine loan has been cured or waived and no other event of default is then continuing under the mezzanine loan or mezzanine lender consummates an action or proceeding to realize upon the equity collateral in borrowers securing the mezzanine loan.

Initial Reserves.    At closing, the borrowers deposited (i) $780,625 into a tax reserve account, (ii) $41,004 into an insurance reserve account, (iii) $534,513 into the required repairs reserve, which is equal to 125% of the expected cost of the required repairs determined in the engineering reports for the Rochester Hotel Portfolio Properties, and (iv) $555,519 into the PIP reserve account associated with existing PIP obligations for the Rochester Marriott and Residence Inn Rochester Properties.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $195,156 into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $41,004 into an insurance reserve account, (iii) 4.0% of monthly gross revenues (excluding income from retail leases) for the Marriott Rochester and Residence Inn Rochester Properties and 5.0% of monthly gross revenues (excluding income from retail leases) for the Kahler Grand and Kahler Inn & Suites Properties into a monthly FF&E reserve account and (iv) on each November monthly payment date, an amount equal to all excess cash flow into the seasonality reserve to be disbursed on the monthly payment date in the immediately following December.

Current Mezzanine or Subordinate Indebtedness.    The Rochester Hotel Portfolio Loan will be divided into the Senior Pooled Component and the Junior Non-Pooled Component. The Junior Non-Pooled Component accrues interest at a rate of 9.2500% per annum and is coterminous with the Senior Pooled Component. In addition, a $25.0 million mezzanine loan was funded at closing. The mezzanine loan is coterminous with the Rochester Hotel Portfolio Loan and accrues interest at a rate of 11.0000% per annum. The mezzanine loan has a five-year term and amortizes on a fixed schedule, which results in a 360-month effective amortization period.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Preferred Equity.   An entity controlled by Sunstone Hotel Investors made a $25.0 million preferred equity investment in Kahler Hotels LLC, the indirect owner of the borrowers, which has a preferred rate of return of 11.0000% per annum. Payments to the preferred equity holder are only payable from excess cash flow, and will accrue if not paid currently. The preferred equity is structured with a preferred return accrual feature whereby the borrowers can defer payment for up to 18 months following the date that both the Rochester Hotel Portfolio Loan and mezzanine loan have been paid in full. The preferred equity holder also has the right to cure any loan defaults under the Rochester Hotel Portfolio Loan that remain uncured beyond applicable cure periods and any amounts paid to cure will constitute additional preferred equity with a preferred rate of return of 15% and which must be redeemed within 30 days.  In addition, if as a result of any additional capital contribution, the preferred equity holder’s indirect equity interest exceeds 49% of the total equity, such equity must be redeemed within 60 days in an amount sufficient to bring the preferred equity holder’s interest down to not more than 49% of the total.  If a default preferred equity contribution is not repaid within 30 days, or if the preferred equity holder’s equity interest exceeds 49% and is not redeemed within 60 days, the preferred equity holder’s sole remedy is to force the borrowers to market the collateral properties for sale, to the extent permitted under the loan documents for the Rochester Hotel Portfolio Loan and mezzanine loan and subject to the satisfaction of all terms and conditions relating thereto under such loan documents.

Partial Release.    None.

Substitution of Collateral.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Rochester, MN	Collateral Asset Summary – Loan No. 4 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$109,857,615 52.4% 2.10x 14.5%

MAP © 2012 CARTIFACT
CARTIFACT
ROCHESTER
Goose Egg Park
J R Cooke Park
CIVIC CENTER DR
Kutzky Park
Charter House
Central Park
Miracle Mile Shopping Center
1ST ST NW
W CENTER ST
1ST ST SW
2ND ST SW
16TH AVE SW
13TH AVE SW
12TH AVE SW
11TH AVE SW
7TH AVE SW
6TH AVE SW
5TH AVE SW
4TH AVE SW
3RD AVE SW
N BROADWAY
Lourdes High School
Rochester Methodist Hospital
Dan Abraham Healthy Living Center
Mayo Clinic
Ozmun Building
Baldwin Building
Guggenheim Building
201
St Mary's Hospital
St Mary's Park
Soldiers Memorial Field
Soldiers Memorial Field Golf Course
52
63
Minneapolis
Coon Rapids
Eden Prairie
St Paul
Burnsville
WISCONSIN
MINNESOTA
Mankato
Owatonna
Rochester
Albert Lea
ROCHESTER HOTEL PORTFOLIO
1 Kahler Grand 20 Second Avenue Southwest
2 Rochester Marriott 101 First Avenue Southwest
3 Kahler Inn & Suites 9 Third Avenue Northwest
4 Residence Inn Rochester 441 West Center Street

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	CBD Office
Sponsor:	Joseph Mizrachi; Eyal Ben-Yosef;		Collateral:	Fee Simple
	David Alcalay; David Werner		Location:	Chicago, IL
Borrower:	540 West Madison Owner LLC		Year Built / Renovated:	2003 / NAP
Original Balance(1):	$100,000,000		Total Sq. Ft.:	1,102,776
Cut-off Date Balance(1):	$100,000,000		Property Management:	540 General Manager LLC
% by Initial UPB:	6.7%		Underwritten NOI:	$25,361,482
Interest Rate:	3.9050%		Underwritten NCF:	$24,356,136
Payment Date:	6th of each month		“As-is” Appraised Value:	$370,000,000
First Payment Date:	February 6, 2013		“As-is” Appraisal Date:	November 12, 2012
Maturity Date:	January 6, 2018		“As Stabilized” Appraised Value(4):	$475,000,000
Amortization:	Interest Only		“As Stabilized” Appraisal Date(4):	January 1, 2016
Additional Debt(1):	$135,000,000 Pari Passu Debt
	$15,000,000 Mezzanine Loan		Historical NOI(6)
Call Protection:	L(26), D(30), O(4)		Most Recent NOI:	NAV
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	NAV
			2010 NOI:	NAV
Reserves(2)			2009 NOI:	NAV
	Initial	Monthly
Taxes:	$2,977,099	$595,420	Historical Occupancy(7)
Insurance:	$0	Springing	Current Occupancy:	91.2% (December 31, 2012)
TI/LC:	$30,000,000	$0	2011 Occupancy:	100.0% (December 31, 2011)
			2010 Occupancy:	100.0% (December 31, 2010)
Financial Information(3)			2009 Occupancy:	100.0% (December 31, 2009)
	Mortgage Loan	Total Debt
(1)   The Original Balance of $100.0 million represents the Note A-2 of a $235.0 million loan combination evidenced by two pari passu notes. The pari passu companion loan is comprised of the controlling Note A-1, with an original principal amount of $135.0 million, which was securitized in the COMM 2013-LC6 trust. For additional information on the pari passu companion loan, see “The Loan” herein.  For additional information on the mezzanine loan, see “Current Mezzanine or Subordinate Indebtedness” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 540 West Madison Street Loan Combination.
(4)   The “As Stabilized” LTV is 49.5% based on achieving a long term stabilized occupancy of 93.0%.
(5)   Underwritten NOI DSCR and underwritten NCF DSCR are based on interest only debt service payment.  Based on a 30-year amortization schedule the underwritten NOI DSCR and underwritten NCF DSCR are 1.91x and 1.83x, respectively.
(6)   Prior to the borrower’s acquisition, the 540 West Madison Street Property was owned and occupied by Bank of America; therefore, historical NOI is not available.
(7)   Bank of America previously owned the entire building and subleased space out to tenants.

Cut-off Date Balance / Sq. Ft.:	$213	$227
Balloon Balance / Sq. Ft.:	$213	$227
Cut-off Date LTV(4):	63.5%	67.6%
Balloon LTV(4):	63.5%	67.6%
Underwritten NOI DSCR(5):	2.73x	2.40x
Underwritten NCF DSCR(5):	2.62x	2.31x
Underwritten NOI Debt Yield:	10.8%	10.1%
Underwritten NCF Debt Yield:	10.4%	9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(2)	A/Baa2/A-	757,317	68.7%	$25.53	75.5%	12/31/2022
DRW	NR/NR/NR	126,012	11.4%	$27.29	13.4%	12/31/2024(3)
Marsh	BBB/Baa2/BBB	120,771	11.0%	$23.00	10.8%	2/28/2024(4)
Starbucks	NR/Baa3/A-	1,971	0.2%	$30.00	0.2%	9/30/2013
Total Occupied Collateral		1,006,071	91.2%	$25.46	100.0%
Vacant(5)		96,705	8.8%
Total		1,102,776	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Bank of America has exercised an option to vacate 166,522 sq. ft. of the total 757,317 sq. ft. on 12/31/2013. In addition, Bank of America has a one-time option to vacate up to 236,000 sq. ft. in full floor increments at the end of 2014, upon 12 months prior notice, and the option to terminate its lease with respect to the 23rd floor (42,470 sq. ft.) and 3,925 sq. ft. on the first floor effective no earlier than December 31 2016, upon at least 12 months prior notice.

(3)
DRW has the right to terminate the lease effective August 1, 2019, upon 12 months prior notice and payment of an early termination fee equal to the sum of unamortized costs incurred plus rent attributable to the 4 calendar months immediately succeeding the termination date.

(4)
On or after January 1, 2015, Marsh has the right to cancel a portion of its lease for up to half of a floor of its leased premises upon 12 months prior notice and payment of a cancellation fee equal to $98.00 PSF of the space affected. On or after January 1, 2018, Marsh has a right to cancel another half of a floor of its lease premises upon 12 months prior notice and payment of a cancellation fee equal to $74.00 PSF. On or after January 31, 2019, Marsh has the right to terminate its entire lease, effective January 31, 2020, upon payment of a cancellation fee equal to $53.00 PSF.

(5)	Vacant space represents 84,031 sq. ft. of office space, 10,907 sq. ft. of retail space and 1,767 sq. ft. of storage space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	5	168,493	15.3%	168,493	15.3%	$24.81	16.3%	16.3%
2014	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2015	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2016	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2017	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2018	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2019	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2020	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2021	0	0	0.0%	168,493	15.3%	$0.00	0.0%	16.3%
2022	18	590,795	53.6%	759,288	68.9%	$25.75	59.4%	75.7%
2023	0	0	0.0%	759,288	68.9%	$0.00	0.0%	75.7%
Thereafter	4	246,783	22.4%	1,006,071	91.2%	$25.19	24.3%	100.0%
Vacant	NAP	96,705	8.8%	1,102,776	100.0%	NAP	NAP
Total / Wtd. Avg.	27	1,102,776	100.0%			$25.46	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.     The 540 West Madison Street loan (the “540 West Madison Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 1,102,776 sq. ft. Class A, office building located at 540 West Madison Street in Chicago, Illinois (the “540 West Madison Street Property”). The 540 West Madison Street Loan is comprised of the Note A-2 portion of a $235.0 million loan combination (the “540 West Madison Street Loan Combination”) that is evidenced by two pari passu notes. Only the Note A-2, with an original principal balance of $100.0 million, will be included in the COMM 2013-CCRE6 trust. The controlling Note A-1, with an original principal balance of $135.0 million, was securitized in the COMM 2013-LC6 trust. The 540 West Madison Street Loan has a five-year term with interest only payments.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

The 540 West Madison Street Loan accrues interest at a fixed rate equal to 3.9050% per annum and has a cut-off date balance of $100.0 million. The 540 West Madison Street Loan Combination proceeds, along with approximately $134.4 million in sponsor equity and a $15.0 million mezzanine loan, were used to, among other things, acquire the 540 West Madison Street Property for $350.0 million. Based on the “As-is” appraised value of $370.0 million as of November 12, 2012, the cut-off date LTV of the 540 West Madison Street Loan Combination is 63.5%. Based on the “As Stabilized” appraised value of $475.0 million as of January 1, 2016, the “As Stabilized” LTV is 49.5%. Prior to the securitization of the controlling Note A-1 in the COMM 2013-LC6 transaction, the most recent prior financing of the 540 West Madison Street Property was not included in a securitization.

The relationship between the holders of the Note A-1 and the Note A-2 will be governed by a co-lender agreement to be described under “Description of the Mortgage Pool—Loan Combinations—The 540 West Madison Street Loan Combination” in the free writing prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
First Mortgage	$235,000,000	61.1%	Purchase Price	$350,000,000	91.0%
Mezzanine Loan	$15,000,000	3.9%	Reserves	$32,977,099	8.6%
Sponsor Equity	$134,447,749	35.0%	Closing Costs	$1,470,650	0.4%
Total Sources	$384,447,749	100.0%	Total Uses	$384,447,749	100.0%

The Borrower / Sponsor.    The borrower, 540 West Madison Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower are David Werner, Joseph Mizrachi, Eyal Ben-Yosef and David Alcalay. David Werner indirectly owns 4.9% of the borrower and controls entities that indirectly own 68% of the borrower. David Werner has major decision making rights with respect to the borrower. The nonrecourse carve-out guarantors are Joseph Mizrachi, Eyal Ben-Yosef and David Alcalay, on a joint and several basis.

David Werner has been involved in commercial real estate for approximately 30 years and has been involved in real estate transactions involving 61 major office buildings across the United States.

Joseph Mizrachi is the principal of The Mizrachi Group, LLC, which was founded in 1985 and has managed or invested over $3.5 billion in real estate. The principals of the Mizrachi Group, LLC have an average of over twenty years of relevant experience in executive management positions and possess expertise in finance, insurance, real estate and tax analysis. Through an affiliate company, Third Millennium Properties, LLC, the firm takes an active role in the management of its real estate projects.

In 2003, PAZ Securities, Inc., a securities firm of which Joseph Mizrachi served as president, was expelled from membership of the National Association of Securities Dealers, Inc. (the “NASD” which entity is now known as Financial Regulatory Authority, Inc. or FINRA) and Joseph Mizrachi was barred from associating with any member of the NASD (or FINRA). For additional information, see “Description of the Mortgage Pool – Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the free writing prospectus.

David Alcalay has been the president of the Alcalay-Mizrachi Group since 2005. The group acquires and operates income-producing real estate properties. David Alcalay has participated in over $2.0 billion of transactions that include office properties, industrial/flex properties, multifamily properties, anchored retail shopping centers and land for development.

Eyal Ben-Yosef is the president and 50% owner of Federal Jeans Inc. In addition to being an importer, manufacturer and distributor of denim products, Federal Jeans Inc. has several real estate investments comprising approximately 500,000 sq. ft. Mr. Ben-Yosef also owns several real estate investments including interests in two Manhattan office buildings totaling over 100,000 sq. ft., three apartment buildings in Cincinnati, Ohio, a development site in New Orleans (approved for hotel development), and a warehouse in Memphis, Tennessee, totaling approximately 1.1 million sq. ft.

The Property.  The 540 West Madison Street Property is a 31-story, 1,102,776 sq. ft. Class A office building, located in downtown Chicago and built in 2003. The total leasable space is comprised of 1,020,798 sq. ft. of office space, 62,685 sq. ft. of data center space, 16,803 sq. ft. of retail space, and 2,490 sq. ft. of storage space for a total of 1,102,776 total sq. ft.  As of December 31, 2012 the 540 West Madison Street Property is 91.2% occupied, and 79.8% by investment grade tenants.

The 540 West Madison Street Property is LEED-EB Gold certified and amenities include a full-service cafeteria, on-site catering, a coffee shop, conference center, rooftop patio and garden area, and a redundant infrastructure. The infrastructure includes on-site

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

Uninterruptable Power Supply (UPS) and Emergency Power Supply (EPS) systems, electrical service from eight separate 12 kV feeds from five independent substations and an on-site generator farm. These features provide the tenants with flexibility and efficiency, as well as data protection from a potential natural disaster. The 540 West Madison Street Property could lose service from up to three substations and still be operational on utility power, and in the case of service interruption, the 540 West Madison Street Property has the capacity to maintain power for multiple days through the seven backup generators.

A parcel immediately adjacent to the 540 West Madison Street Property is owned by an affiliate of the borrower.  Since it is anticipated that this parcel may in the future be developed as a mirror-image office tower, the borrower entered into an agreement with the adjacent property owner (which runs to successor owners of the adjacent property) which provides that, among other things, the development of the adjacent property will be completed in a manner so as to not materially interfere with the use and occupancy of the 540 West Madison Street Property. In addition, an “anti-poaching” agreement was delivered at loan closing and will be in effect for so long as the adjacent property is owned by an affiliate of the borrower.

Environmental Matters. The Phase I environmental report dated November 21, 2012, recommended no further action at the 540 West Madison Street Property.

Major Tenants.

Bank of America (757,317 sq. ft., 68.7% of NRA, 75.5% of U/W Base Rent) Bank of America, rated A/Baa2/A- by Fitch/Moody’s/S&P, is one of the largest banks in the United States by assets. Bank of America has an extensive branch network, with more than 5,700 locations across the U.S. Its core services include consumer and small business banking, credit cards, investment banking and brokerage, and asset management. In early 2009, Bank of America paid approximately $50 billion in stock for Merrill Lynch, which gave the firm a more extensive retail brokerage network to increase Bank of America’s wealth management, investment banking, and international business. The offices at the 540 West Madison Street Property serve as a hub for Bank of America’s global technology and operations, global banking and markets and global wealth management lines of business.

Bank of America has exercised an option to vacate 166,522 sq. ft. on December 31, 2013. In addition, Bank of America has a one-time option to vacate up to 236,000 sq. ft. in full floor increments at the end of 2014, with 12 months prior notice, and an option to terminate the 23rd floor (42,470 sq. ft.) and 3,925 sq. ft. on the first floor effective no earlier than the end of 2016, with at least 12 months prior notice. A $30.0 million TI/LC reserve was established at closing to cover tenant improvement and leasing costs associated with certain identified Bank of America space subject to termination at the 540 West Madison Street Property. Bank of America has three five-year extension options at 95% of fair market rent, each with 12 months prior notice.

DRW (126,012 sq. ft., 11.4% of NRA, 13.4% of U/W Base Rent) DRW Trading Group (“DRW”) is a principal trading organization that trades for their own account and risk. All of their methods, systems and applications are solely for their own use. DRW has no customers, clients, investors or third party funds. DRW trades a wide range of asset classes, instruments and trading venues. Founded in 1992, DRW is headquartered in Chicago and has offices in New York and London. DRW has the right to terminate its lease, effective August 1, 2019 upon 12 months prior notice and payment of an early termination fee equal to the sum of unamortized costs incurred plus rent attributable to the four calendar months immediately succeeding the termination date. DRW received a $35.00 PSF tenant improvement allowance and has one 10-year extension option at fair market rent with 12 months prior notice.

Marsh (120,771 sq. ft., 11.0% of NRA, 10.8% of U/W Base Rent) Marsh & McLennan Cos. Inc. (“Marsh”), rated BBB/Baa2/BBB by Fitch/Moody’s/S&P, is one of the world’s largest professional services and insurance brokerage firms in the United States, and has offices throughout the world in over 100 countries. As of Q3 2012, Marsh had over 53,000 employees and was ranked the 231st largest corporation in the United States by the Fortune 500, with annual revenues of approximately $11.526 billion. The firm was founded in Chicago, Illinois and is now headquartered in Midtown Manhattan, New York City.

On or after January 1, 2015, Marsh has the right to cancel a portion of its lease for up to half of a floor of its leased premises upon 12 months prior notice and payment of a cancellation fee equal to $98.00 PSF of the space affected. On or after January 1, 2018, Marsh has a right to cancel another half of a floor of its leased premises upon 12 months prior notice and payment of a cancellation fee equal to $74.00 PSF. On or after January 31, 2019, Marsh has the right to terminate its entire lease, effective January 31, 2020, upon payment of a cancellation fee equal to $53.00 PSF. Marsh received a $60.00 PSF tenant improvement allowance and has two, five-year renewal options at fair market rent, each with six months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

The Market.     The Chicago MSA ranks second nationally, behind New York, in total office inventory with 219.3 million sq. ft. of office space. As a transportation, banking and investment hub, Chicago is home to many corporate headquarters and regional branches. Chicago’s office market is comprised of 15 major submarkets, with its five downtown submarkets constituting the largest concentration of office space in the MSA at approximately 56.4%.

The 540 West Madison Street Property is located in downtown Chicago at the northwest corner of Madison and Clinton Street in Chicago’s West Loop submarket. The 540 West Madison Street Property is located adjacent to Ogilvie Transportation Center and two blocks from Union Station, two of Chicago’s busiest commuter rail stations, with approximately 92,000 passengers passing through the stations on a daily basis. In addition, the 540 West Madison Street Property is in close proximity to the elevated train system, the Kennedy Expressway and the Eisenhower Expressway, giving commuters access to Chicago’s major highways.

As of Q4 2012, Chicago’s West Loop is the largest office submarket for Class A product, consisting of approximately 33.1 million sq. ft. or 40.4% of the CBD Class A market. Class A properties in the submarket had an average overall vacancy rate of 13.5% and average overall asking rent of $34.71 PSF. Based on the comparable properties, as depicted in the subsequent chart, the appraiser determined a market vacancy of 7.7%.

Competitive Office Buildings(1)
Name/Location (Chicago, IL)	Year Built	Class	NRA (SF)	Occupancy	Rental Rate PSF
540 West Madison Street Property	2003	A	1,102,776	91.2%	$23.00-$26.92
500 West Madison Street (Citigroup Center)	1987	A	1,457,470	91.1%	$18.00-$25.00
155 North Wacker Drive	2009	A	1,152,953	94.5%	$24.00-$36.00
10, 20, and 30 South Wacker Drive	1983, 1987	A	2,519,595	90.6%	$21.00-$27.00
71 South Wacker Drive (Hyatt Center)	2005	A	1,490,825	88.6%	$25.00-$34.00
111 South Wacker Drive	2004	A	1,027,683	96.8%	$30.00-$32.00
Total/Avg.(2)			7,648,526	92.3%	$27.20
(1)	Source: Appraisal
(2)	Total/Avg. does not include the 540 West Madison Street Property.

The appraiser determined average office market rents at the 540 West Madison Street Property of $26.00 PSF for low-rise office space (mezzanine through floor 13), $27.00 PSF for mid-rise office space (floors 14-22) and $28.00 PSF for high-rise office space (floors 23-28). In addition, the appraiser determined market rents of $35.00 PSF for retail space, $20.00 PSF for storage space and $45.00 PSF for data center space. When the Bank of America space becomes available, there will be four contiguous floors of available space, which is not common in the Chicago market. The below chart depicts the 540 West Madison Street Property market rent compared to the current rent.

Actual Rent vs Market Rent
Space Type	Leased Sq. Ft.	% of NRSF	% of Annual Rent	U/W Base Rent PSF	Appraisal Market Rent PSF
Office Floors Mezz - 13	390,129	35.4%	36.1%	$23.69	$26.00
Office Floors 14 - 22	294,184	26.7%	28.6%	$24.86	$27.00
Office Floors 23 - 28	252,454	22.9%	26.1%	$26.45	$28.00
Retail	5,896	0.5%	0.6%	$26.01	$35.00
Storage	723	0.1%	0.0%	$5.00	$20.00
Data Center	62,685	5.7%	8.7%	$35.47	$45.00
Total/Wtd. Avg.	1,006,071	91.2%	100.0%	$25.46	$28.03

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

Cash Flow Analysis.

Cash Flow Analysis
	Appraiser	U/W	U/W PSF
Base Rent	$25,727,545	$25,613,333	$23.23
Credit Tenant Rent Steps(1)	0	760,910	0.69
Value of Vacant Space	2,643,615	4,136,497	3.75
Gross Potential Rent	$28,371,160	$30,510,740	$27.67
Total Recoveries	15,952,683	15,748,918	14.28
Total Other Income	653,635	655,841	0.59
Less: Vacancy(2)	(2,699,577)	(4,136,497)	(3.75)
Effective Gross Income	$42,277,901	$42,779,002	$38.79
Total Operating Expenses	17,345,973	17,417,520	15.79
Net Operating Income	$24,931,928	$25,361,482	$23.00
TI/LC	0	784,791	0.71
Capital Expenditures	0	220,555	0.20
Net Cash Flow	$24,931,928	$24,356,136	$22.09

(1)
Credit Tenant Rent Steps represent the present value of rent steps through the term of the lease for the credit tenants, Bank of America (rated A/Baa2/A- by Fitch/Moody’s/S&P) and Marsh (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). In addition, full credit was given to the Marsh rent step from $23.00 PSF to $23.58 PSF beginning January 2013.

(2)	U/W Vacancy represents 8.8% of gross income, and is based on the actual economic vacancy.

Property Management.    The 540 West Madison Street Property is managed by 540 General Manager LLC, a borrower affiliate.

Lockbox / Cash Management.    The 540 West Madison Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) the occurrence of an event of default, (ii) if the aggregate adjusted pro forma debt service coverage ratio, as determined by lender, and the aggregate in-place debt service coverage ratio, as determined by lender, are each less than 1.20x, or (iii) the occurrence of an event of default under the mezzanine loan, and will end if (a) with respect to clause (i), the event of default has been cured or waived and no other event of default is then continuing, (b) with respect to clause (ii), the aggregate in-place debt service coverage ratio is 1.20x for two consecutive calendar quarters, or (c) with respect to clause (iii), the default under the mezzanine loan has been cured or waived and no other event of default is then continuing.

Initial Reserves.    At closing, the borrower deposited (i) $2,977,099 into a tax reserve account and (ii) $30,000,000 into the TI/LC reserve account for tenant improvement and leasing costs associated with the 84,031 sq. ft. of vacant office space and certain identified Bank of America space that is subject to termination.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $595,420, into a tax reserve account. In addition, borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    A $15.0 million mezzanine loan was funded at closing. The mezzanine loan is coterminous with the 540 West Madison Street Loan and accrues interest at a rate of 8.2500%. The mezzanine loan is interest only for its term.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

Stack plan based on information provided by the borrower as of December 31, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

540 West Madison Street Chicago, IL 60661	Collateral Asset Summary – Loan No. 5 540 West Madison Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 63.5% 2.62x 10.8%

540 West Madison Street
540 West Madison Street
Chicago, IL 60661
CHICAGO
Chicago
Lake Michigan
ILLINOIS
INDIANA
CHICAGO RIVER
THE LOOP
W HUBBARD ST
W KINZIE ST
W CARROLL AVE
W WACKER DR
LAKE ST
RANDOLPH ST
W WASHINGTON ST
WASHINGTON ST
W MADISON ST
MADISON ST
W MONROE DR
MONROE DR
W ADAMS ST
ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
W VAN BUREN ST
VAN BUREN ST
N DESPLAINES ST
N JEFFERSON ST
S JEFFERSON ST
N CLINTON ST
S CLINTON ST
N CANAL ST
S CANAL ST
N WACKER DR
FRANKLIN ST
WELLS ST
LASALLE ST
N CLARK ST
S CLARK ST
N ORLEANS ST
N WELLS ST
N LASALLE ST
THE MERCHANDISE MART
APPAREL MART/ HOLIDAY INN
HAROLD WASHINGTON SOCIAL SECURITY CENTER
CITYCORP CENTER
RIVER SIDE PLAZA OFFICES
CIVIC OPERA HOUSE
RANDOLPH PLACE
UNION STATION
SEARS TOWER
HYATT CENTER
CHICAGO MERCANTILE EXCHANGE CENTER
PRESIDENTIAL TOWERS
ILLINOIS BELL TELEPHONE CO
RIVERSIDE PLAZA
MONROE PLACE
KENT LAW SCHOOL
JAMES R. THOMPSON CENTER/ STATE OF ILLINOIS CENTER
CITY HALL/ COOK COUNTY COURTHOUSE
ALLEGRO HOTEL/ PALACE THEATRE
FEDERAL RESERVE BANK BUILDING
CHICAGO BOARD OF TRADE
Chicago
Property Types
High-Rise Office
Office & Retail
Retail
Industry & Mixed-Use
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
High-Rise Residential
Hotels & Clubs
Religious Institutions
Educational Facilities
CARTIFACT.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	David Y. Lee		Collateral:	Fee Simple
Borrower:	Paramount Plaza, LLC		Location:	Los Angeles, CA
Original Balance:	$96,000,000		Year Built / Renovated:	1969, 1972 / NAP
Cut-off Date Balance:	$95,847,443		Total Sq. Ft.:	968,018
% by Initial UPB:	6.4%		Property Management:	Jamison Services, Inc.
Interest Rate:	4.3800%		Underwritten NOI:	$10,128,189
Payment Date:	6th of each month		Underwritten NCF:	$8,798,597
First Payment Date:	March 6, 2013		“As-is” Appraised Value:	$141,400,000
Maturity Date:	February 6, 2023		“As-is” Appraisal Date:	October 24, 2012
Amortization:	360 months		“As Stabilized” Appraised Value(2):	$162,800,000
Additional Debt:	None		“As Stabilized” Appraisal Date(2):	October 24, 2015
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing		Historical NOI
			Most Recent NOI:	$9,144,303 (T-12 November 30, 2012)
Reserves(1)			2011 NOI:	$10,384,619 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$10,671,490 (December 31, 2010)
Taxes:	$0	$35,412	2009 NOI:	$9,416,823 (December 31, 2009)
Insurance:	$0	Springing
Replacement:	$0	$24,200	Historical Occupancy
TI/LC:	$2,676,913	$103,255	Current Occupancy(3):	71.7% (January 30, 2013)
Required Repairs:	$37,950	NAP	2011 Occupancy:	72.0% (December 31, 2011)
Free Rent:	$319,672	$0	2010 Occupancy:	75.0% (December 31, 2010)
			2009 Occupancy:	77.0% (December 31, 2009)
Financial Information
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   The “As Stabilized” cut-off date LTV is 58.9% and is based on achieving a stabilized occupancy of 88.0%.
(3)   Current Occupancy includes 32,097 sq. ft. (3.3% of NRA) with lease commencement dates between February 2013 and April 2013.

Cut-off Date Balance / Sq. Ft.:	$99
Balloon Balance / Sq. Ft.:	$80
Cut-off Date LTV(2):	67.8%
Balloon LTV:	54.6%
Underwritten NOI DSCR:	1.76x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
City of Los Angeles(2)	AA-/Aa2/NR	67,626	7.0%	$18.54	9.6%	Various	(3)(4)
Stockwell, Harris(5)	NR/NR/NR	54,565	5.6%	$18.00	7.6%	12/31/2021
Wilshire Business Center	NR/NR/NR	49,820	5.1%	$18.00	6.9%	5/31/2019
Montage Financial, LLC	NR/NR/NR	25,187	2.6%	$17.53	3.4%	4/30/2015	(6)
Bryan College	NR/NR/NR	24,951	2.6%	$19.63	3.8%	9/30/2013	(7)
Total Major Tenants		222,149	22.9%	$18.30	31.2%
Remaining Tenants		472,132	48.8%	$18.94	68.8%
Total Occupied Collateral(8)		694,281	71.7%	$18.73	100.0%
Vacant		273,737	28.3%
Total		968,018	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The City of Los Angeles has three months of free rent for the Department of Housing lease (18,801 sq. ft.) from February 2013 to April 2013. March and April rent was deposited in the free rent reserve at closing.

(3)
The City of Los Angeles leases 13,771 sq. ft. on a month to month basis, including 2,560 sq. ft. of storage space. The month to month space has not yet been approved for renewal by the city of Los Angeles. In addition, the City of Los Angeles has 35,054 sq. ft. expiring in June 2016 and 18,801 sq. ft. expiring in December 2017.

(4)	The City of Los Angeles has the option to terminate 25,487 sq. ft. in July 2015 and 9,567 sq. ft. in January 2016, both with four months prior notice.
(5)
Stockwell, Harris will lease an additional 16,978 sq. ft. of expansion space commencing in February 2013, and will have four months of free rent on the expansion space, for which three months of rent was withheld at closing.

(6)	Montage Financial, LLC has 177 sq. ft. leased on a month to month basis.
(7)	Bryan College leases 250 sq. ft. on a month to month basis.
(8)	Includes 32,097 sq. ft. (3.3% of NRA) with lease commencement dates beginning between February 2013 and April 2013.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	59	32,289	3.3%	32,289	3.3%	$15.17	3.8%	3.8%
2013	47	112,185	11.6%	144,474	14.9%	$18.95	16.3%	20.1%
2014	26	89,117	9.2%	233,591	24.1%	$22.13	15.2%	35.3%
2015	38	106,568	11.0%	340,159	35.1%	$18.20	14.9%	50.2%
2016	27	142,311	14.7%	482,470	49.8%	$18.67	20.4%	70.6%
2017	6	32,100	3.3%	514,570	53.2%	$17.99	4.4%	75.1%
2018	4	29,335	3.0%	543,905	56.2%	$20.84	4.7%	79.8%
2019	5	73,585	7.6%	617,490	63.8%	$18.48	10.5%	90.2%
2020	0	0	0.0%	617,490	63.8%	$0.00	0.0%	90.2%
2021	4	54,565	5.6%	672,055	69.4%	$18.00	7.6%	97.8%
2022	0	0	0.0%	672,055	69.4%	$0.00	0.0%	97.8%
2023	1	14,617	1.5%	686,672	70.9%	$19.80	2.2%	100.0%
Thereafter	17	7,609	0.8%	694,281	71.7%	$0.00	0.0%	100.0%
Vacant	NAP	273,737	28.3%	968,018	100.0%	NAP	NAP
Total / Wtd. Avg.	234	968,018	100.0%			$18.73	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

The Loan.    The Paramount Plaza loan (the “Paramount Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 968,018 sq. ft. Class B CBD office located at 3550-3580 Wilshire Boulevard in Los Angeles, California (the “Paramount Plaza Property”) with an original principal balance of $96.0 million. The Paramount Plaza Loan has a 10-year term and amortizes on a 30-year schedule. The Paramount Plaza Loan accrues interest at a fixed rate equal to 4.3800% and has a cut-off date balance of approximately $95.8 million. Loan proceeds were used to retire existing debt of approximately $91.5 million, giving the borrower a cash out of approximately $1.1 million. Based on the “As-is” appraised value of $141.4 million as of October 24, 2012, the cut-off date LTV is 67.8% and the remaining implied equity is approximately $45.6 million. Based on the “As Stabilized” appraised value of $162.8 million as of October 24, 2015, the “As Stabilized” cut-off date LTV is 58.9%. The most recent prior financing of the Paramount Plaza Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$96,000,000	100.0%	Loan Payoff	$91,489,473	95.3%
			Reserves	$3,034,534	3.2%
			Closing Costs	$402,747	0.4%
			Return of Equity	$1,073,246	1.1%
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%

The Borrower / Sponsor.    The borrower, Paramount Plaza, LLC, is a single purpose California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee.

David Y. Lee is the president of Jamison Services, Inc., one of the largest private commercial property owners in Los Angeles County. Jamison Services, Inc. was founded in 1994 and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings comprising approximately 22.0 million square feet. For additional information, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Default, or Other Proceedings May Be Relevant to Future Performance” in the accompanying free writing prospectus.

The Property.  The Paramount Plaza Property consists of two 21-story, Class B office buildings totalling 968,018 sq. ft. built in 1969 and 1972. The Paramount Plaza Property is located approximately 10 miles from the Los Angeles International airport in the Koreatown district, which is approximately one mile from downtown Los Angeles. The sponsor purchased the Paramount Plaza Property in 1999 for approximately $33.0 million ($34 PSF).  As of January 30, 2013, the Paramount Plaza Property was 71.7% occupied by over 150 tenants, 12.7% by credit rated tenants. The Paramount Plaza Property was approximately 90.0% leased in 2007 when the State of California vacated four floors, reducing occupancy to 77.0%, followed by other tenants downsizing or consolidating their leased space, and bringing occupancy down further to just under 70.0% in August 2011.  Since the beginning of 2012, the sponsor has signed new and renewal leases for 31.0% of the net rentable sq. ft. at an average rate of $18.76 PSF, including renewal spaces for four of the top five tenants. Parking for the Paramount Plaza Property is located in a shared garage located between the two buildings, which also serves as collateral for the Paramount Plaza Loan. The garage has approximately 1,914 parking spaces for a parking ratio of 2.0 spaces per 1,000 sq. ft.

Environmental Matters. The Phase I environmental report dated December 20, 2012 recommended the development and implementation of an asbestos operation and maintenance plan at the Paramount Plaza Property, which is already in place.

Major Tenants.

City of Los Angeles (67,626 sq. ft., 7.0% of NRA, 9.6% of U/W Base Rent) The City of Los Angeles (rated AA-/Aa2/NR by Fitch/Moody’s/S&P) tenant includes several separate city departments at the Paramount Plaza Property including the Los Angeles Police Department Behavioral Science Services, the Department of Building Safety, the Department of Housing and the Department of Aging.  The City of Los Angeles has been at the Paramount Plaza Property for approximately 10 years, and has 35,054 sq. ft. expiring in June 2016, 18,801 sq. ft. expiring in December 2017 and 13,771 sq. ft. on a month to month basis, including 2,560 sq. ft. of storage space. The month to month space has not yet been approved for renewal by the City of Los Angeles. The City of Los Angeles has three months of free rent for the Department of Housing lease (18,801 sq. ft.) from February 2013 to April 2013, of which, rent for March and April was reserved at closing. The City of Los Angeles has the option to terminate 25,487 sq. ft. in July 2015 and 9,567 sq. ft. in January 2016, both with four months prior notice, and each space has one five-year renewal remaining at fair market rent, with six months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

Stockwell, Harris (54,565 sq. ft., 5.6% of NRA, 7.6% of U/W Base Rent) Stockwell, Harris, Woolverton & Muehl (“Stockwell, Harris”) is a regional law firm founded in 1957 that specializes in all aspects of California workers’ compensation defense. The firm has expertise in the California risk management industry and their client list includes self-insured employers, insurance companies and third party administrators.  Stockwell, Harris has nine locations throughout California, with the headquarters located at the Paramount Plaza Property. Stockwell, Harris recently expanded at the Paramount Plaza Property, signing a lease for an additional 16,978 sq. ft. beginning in February 2013 through 2021. Stockwell, Harris will have a rent abatement for the expansion space through April 2013, for which three months of rent was withheld at closing. Stockwell, Harris has two five-year renewal options remaining on 37,587 sq. ft. at 95% of the asking rental rate, and with six months prior notice.

Wilshire Business Center (49,820 sq. ft., 5.1% of NRA, 6.9% of U/W Base Rent) Wilshire Business Center, a borrower affiliate, is an executive suite provider for the Paramount Plaza Property, offering fully serviced, private offices from $250-$2,000 per month.  Executive suites are equipped with 24/7 access and security, fully-furnished conference rooms, daily cleaning service, and professional reception service. Wilshire Business Center began leasing space at the Paramount Plaza Property in December 2000 and recently renewed its lease, which began in January of 2013.

The Market.     With a population of approximately 13.3 million, the Los Angeles-Long Beach-Santa Ana metropolitan statistical area (“MSA”) is the second most populated MSA in the United States. The area is served by Interstates 5, 10, and 110 and US Highway 101. In addition, light rail, full service rail and subway services are provided to the area by Amtrak, Metrolink and the Los Angeles County Metropolitan Transportation Authority. Los Angeles is home to seven Fortune 500 companies, and as of November 2012, has an unemployment rate of 9.8%, down from 11.6% in 2011 and 12.7% in 2010.

As of Q4 2012, the overall Los Angeles office market vacancy is 12.4% and average rents are $28.26 PSF, representing the fourth straight quarter with increasing rental rates. The Paramount Plaza Property is located in the Mid-Wilshire submarket of Los Angeles which consists of 309 buildings totaling approximately 14.1 million square feet. Class B office space within the Mid-Wilshire submarket totals approximately 3.7 million sq. ft. throughout 94 buildings, with an average vacancy rate of 13.5% and an average rental rate of $18.61 PSF. The appraiser identified five comparable office leases to the Paramount Plaza Property. The comparable tenants are all located on Wilshire Boulevard, and have had new leases signed since February 2012. The appraiser concluded to an average market rent of $20.40 PSF for the Paramount Plaza Property. A summary of the comparable leases are presented in the subsequent chart.

Comparable Leases(1)
Property	Location (Los Angeles, CA)	Year Built	Tenant Lease Area (sq. ft.)	Base Rent	Lease Term
Paramount Plaza Property	3550-3580 Wilshire Boulevard	1969, 1972	3,019(2)	$18.73(2)	6 years(2)
One Park Plaza	3250 Wilshire Boulevard	1971	1,478	$20.40	3 years
Equitable Plaza Building	3435 Wilshire Boulevard	1970	1,451	$24.60	3 years
Wilshire Financial Tower	3600 Wilshire Boulevard	1961	958	$23.40	2 years
Wilshire Serrano Building	3699 Wilshire Boulevard	1983	2,309	$21.60	3 years
Wilshire Park Place	3700 Wilshire Boulevard	1966	2,115	$21.00	3 years
Total/Wtd. Avg.(3)			8,311	$21.97
(1)     Source: Appraisal
(2)     Tenant Lease Area (sq. ft.), Base Rent and Lease Term for the Paramount Plaza Property represent an average of in place leases.
(3)     Total/Wtd. Avg. does not include the Paramount Plaza Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 11/30/2012	U/W	U/W PSF
Base Rent(1)	$12,176,089	$13,143,346	$12,833,686	$11,874,150	$13,166,503	$13.60
Value of Vacant Space	0	0	0	0	5,206,541	5.38
Gross Potential Rent	$12,176,089	$13,143,346	$12,833,686	$11,874,150	$18,373,044	$18.98
Total Recoveries	0	0	0	0	29,799	0.03
Total Other Income	2,274,816	2,262,014	2,034,394	1,774,993	1,769,543	1.83
Less: Vacancy(2)	0	0	0	0	(5,206,541)	(5.38)
Effective Gross Income	$14,450,905	$15,405,360	$14,868,080	$13,649,143	$14,965,845	$15.46
Total Operating Expenses	5,034,082	4,733,870	4,483,461	4,504,840	4,837,656	5.00
Net Operating Income	$9,416,823	$10,671,490	$10,384,619	$9,144,303	$10,128,189	$10.46
TI/LC	0	0	0	0	1,172,357	1.21
Upfront TI/LC Reserve Credit	0	0	0	0	(84,769)	(0.09)
Capital Expenditures	0	0	0	0	242,005	0.25
Net Cash Flow	$9,416,823	$10,671,490	$10,384,619	$9,144,303	$8,798,597	$9.09
(1)
U/W Base Rent includes $140,105 in contractual rent steps through January 2014 and $20,076 of credit tenant rent steps, based on the present value of rent steps for New York Life (rated NR/NR/AA+ by Fitch/Moody’s/S&P) for the term of the Paramount Plaza Loan.

(2)
U/W Vacancy represents 25.8% of gross income, which represents in place economic vacancy. As of Q4 2012, the Los Angeles market had an office vacancy rate of 12.4% and Class B office space within the Mid-Wilshire submarket had a vacancy rate of 13.5%.

Property Management.    The Paramount Plaza Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Paramount Plaza Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender, and are then required to be transferred to an account controlled by the borrower until the occurrence of a Trigger Period, as defined below.

A “Trigger Period” will occur upon (i) the continuation of an event of default, until such time that the event of default is cured, or (ii) if the DSCR falls below 1.20x, until such time that the DSCR is greater than 1.25x for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $2,676,913 into the TI/LC reserve account, (ii) 37,950 into the required repairs reserve, which represents 110.0% of the cost of estimated immediate repairs identified in engineering report, and (iii) $319,672 into the free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $35,412, into a tax reserve account, (ii) $24,200 into a capital expenditure account, subject to a cap of $871,216 and (iii) $103,255 into a TI/LC reserve account, subject to a cap of $3,717,189. In addition, borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3550-3580 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 6 Paramount Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,847,443 67.8% 1.53x 10.6%

LOS ANGELES
Paramount Plaza
3550-3580 Wilshire Boulevard
Los Angeles, CA 90010
HOLLYWOOD
EAST HOLLYWOOD
LOS FELIZ
FRANKLIN HILLS
SILVER LAKE
BEACHWOOD CANYON
WALK OF FAME
MELROSE SHOPPING DISTRICT
MELROSE
LARCHMONT VILLAGE
MID-CITY
WILSHIRE CENTER
MIRACLE MILE
PARK MILE
MID WILSHIRE
KOREATOWN
HISTORIC FILIPINOTOWN
LITTLE ETHIOPIA
FAIRFAX
HARVARD HEIGHTS
DOWNTOWN
WEST ADAMS
NORTH UNIVERSITY PARK
USC
VERMONT SQUARE
HOLLYWOOD FWY
SANTA MONICA FWY
HOLLYWOOD BLVD
SUNSET BLVD
SANTA MONICA BLVD
MELROSE AVE
BEVERLY BLVD
3RD ST
WILSHIRE BLVD
OLYMPIC BLVD
PICO BLVD
VENICE BLVD
WASHINGTON BLVD
JEFFERSON BLVD
EXPOSITION BLVD
MLK JR BLVD
VERNON AVE
WESTERN AVE
VERMONT AVE
HOOVER ST
FIGUEROA ST
LOS FELIZ BLVD
TEMPLE ST
ALVARADO ST
Hollywood Bowl
Kaiser Hospital
Childrens Hospital
KTLA
Henson Studios
Sunset & Gower Studios
Hollywood Forever Cemetery
Paramount Studios
LACC
The Grove
LACMA
La Brea Tar Pits
Craft and Folk Art Museum
Koreatown Plaza
St. Vincent Medical Center
Good Samaritan Medical Center
LA Live & Convention Center
St Elmo Village
LA Coliseum
LA Sports Arena
Expo Park
Santa Monica
Beverly Hills
Burbank
Glendale
Pasadena
Long Beach
Anaheim
Santa Ana
Ontario
PACIFIC OCEAN
Angeles National Forest
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Retail / Office
Sponsor(1)(2):	Two funds controlled by Starwood		Collateral:	Fee Simple
	Capital Group and one fund controlled		Location:	Cumming, GA
	by Core Property Capital, on a joint		Year Built / Renovated:	2008 / NAP
	and several basis		Total Sq. Ft.:	523,535
Borrower(1):	Forsyth Owner 1, L.P.		Property Management:	Core Property Mgmt, LLC
Original Balance:	$83,300,000		Underwritten NOI(6):	$9,163,689
Cut-off Date Balance:	$83,300,000		Underwritten NCF(6):	$8,697,720
% by Initial UPB:	5.6%		Appraised Value:	$117,200,000
Interest Rate:	3.8365%		Appraisal Date:	October 31, 2012
Payment Date:	6th of each month
First Payment Date:	January 6, 2013		Historical NOI(7)
Maturity Date:	December 6, 2022		Most Recent NOI:	$8,440,511 (T-12 September 30, 2012)
Amortization:	Interest only for first 60 months; 360		2011 NOI:	$6,713,849 (December 31, 2011)
	months thereafter		2010 NOI:	$5,429,781 (December 31, 2010)
Additional Debt(3):	Future Mezzanine Debt Permitted		2009 NOI:	$3,975,974 (December 31, 2009)
Call Protection(4):	L(23), YM1(90), O(7)
Lockbox / Cash Management:	Hard / Springing		Historical Occupancy(7)
			Current Occupancy:	91.9% (November 1, 2012)
Reserves(5)			2011 Occupancy:	91.4% (December 31, 2011)
Taxes:	Initial	Monthly	2010 Occupancy:	75.9% (December 31, 2010)
Insurance:	$200,000	$100,000	2009 Occupancy:	65.3% (December 31, 2009)
Replacement:	$0	Springing
TI/LC:	$0	Springing
(1)   See “The Borrower / Sponsor” herein for a description of the Sponsor.
(2)  The Sponsors are an affiliate of the sponsor under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Larkspur Landing Hotel Portfolio, which has a cut-off date balance of $79,794,922.
(3)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)   See “Partial Release” herein.
(5)   See “Initial Reserves” and “Ongoing Reserves” herein.
(6)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.83x and 2.68x, respectively.
(7)  The Avenue Forsyth Property was constructed in 2008 and has leased up to 91.9% occupancy. Fourteen leases accounting for 19.7% of underwritten base rent commenced in 2011, including Academy Sports, the largest retail tenant, and Children’s Healthcare of Atlanta, the largest office tenant. Additionally, seven leases accounting for 8.3% of underwritten base rent commenced in 2012 or early 2013, including major retail tenants Ariana Home Furnishings and Koo Koo Bear Baby & Kids, and the Xaviant office tenant expansion.

Required Repairs:	$454,023	Springing
	$53,122	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$159
Balloon Balance / Sq. Ft.:	$144
Cut-off Date LTV:	71.1%
Balloon LTV:	64.3%
Underwritten NOI DSCR(6):	1.96x
Underwritten NCF DSCR(6):	1.86x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	10.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Sales PSF(2)	Occupancy Cost (% of Sales)(3)

Anchor Retail Tenants
Academy Sports	NR/NR/NR	72,667	13.9%	1/31/2027	$8.75	NAP	NAP
AMC Theatres	B-/B2/B	50,967	9.7%	5/31/2023	$25.85	$646,724(4)	19.2%
Barnes & Noble	NR/NR/NR	28,007	5.3%	5/31/2018	$16.07	$195	9.1%
Total Collateral Anchor Tenants		151,641	29.0%		$15.85	NAP	15.0%

Major Retail Tenants (> 10,000 sq. ft.)
DSW	NR/NR/NR	15,053	2.9%	1/31/2019	$20.90	$209	10.8%
Ariana Home Furnishings	NR/NR/NR	10,662	2.0%	1/31/2018	$14.05	NAP	NAP
Koo Koo Bear Baby & Kids	NR/NR/NR	10,228	2.0%	1/31/2018	$14.00	NAP	NAP
Total Major Tenants		35,943	6.9%		$16.90

Remaining Retail Tenants
In-line (<10,000 sq. ft.)		197,885	37.8%		$26.57	$325	10.7%
Total Retail Tenants		385,469	73.6%

Office Tenants
Children’s Healthcare of Atlanta	NR/NR/NR	23,910	4.6%	5/31/2016	$14.50	NAP	NAP
Xaviant	NR/NR/NR	16,099	3.1%	8/31/2020	$17.42	NAP	NAP
Regus Business Centre	NR/NR/NR	14,571	2.8%	12/31/2022	$12.43	NAP	NAP
Remaining Office Tenants		41,051	7.8%		$20.90	NAP	NAP
Total Office Tenants		95,631	18.3%		$17.42

Total Occupied Collateral		481,100	91.9%

Vacant Retail		42,435	8.1%
Vacant Office		0	0.0%
Total Vacant Space		42,435	8.1%

Total		523,535	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Sales PSF provided by the borrower as of T-12 September 30, 2012 and only include tenants that reported sales for a minimum of 12 months (93.4% of occupied in-line NRA).
(3)	Occupancy Cost (% of Sales) is based on Annual U/W Base Rent PSF and U/W expense recoveries.
(4)	Shown as sales per screen. AMC Theatres contains a total of 12 screens.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	5	11,615	2.2%	11,615	2.2%	$13.59	1.6%	1.6%
2014	5	8,902	1.7%	20,517	3.9%	$27.01	2.4%	4.0%
2015	3	11,850	2.3%	32,367	6.2%	$22.17	2.6%	6.7%
2016	3	32,986	6.3%	65,353	12.5%	$16.21	5.4%	12.0%
2017	2	7,282	1.4%	72,635	13.9%	$20.65	1.5%	13.5%
2018	23	109,419	20.9%	182,054	34.8%	$22.01	24.2%	37.8%
2019	24	109,892	21.0%	291,946	55.8%	$24.56	27.2%	64.9%
2020	3	23,470	4.5%	315,416	60.2%	$19.85	4.7%	69.6%
2021	4	13,848	2.6%	329,264	62.9%	$23.67	3.3%	72.9%
2022	4	19362	3.7%	348,626	66.6%	$22.41	4.4%	77.3%
2023	2	53,540	10.2%	402,166	76.8%	$25.44	13.7%	91.0%
Thereafter Vacant	3	78,934	15.1%	481,100	91.9%	$11.31	9.0%	100.0%
	NAP	42,435	8.1%	523,535	100.0%	NAP	NAP
Total / Wtd. Avg.	81	523,535	100.0%			$20.65	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.  The Avenue Forsyth loan (the “Avenue Forsyth Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A, 91.9% occupied, 523,535 sq. ft. lifestyle retail center with office space located in Cumming, Georgia (the “Avenue Forsyth Property”) with an original principal balance of $83.3 million.  The Avenue Forsyth Property is anchored by Academy Sports, AMC Theatres and Barnes & Noble and contains 78 additional major, in-line and office tenants.  The Avenue Forsyth Loan accrues interest at a fixed rate equal to 3.8365% and has a cut-off date balance of approximately $83.3 million.  The Avenue Forsyth Loan has a 10-year term and after an initial five-year interest only period, amortizes on a 30-year schedule.  Loan proceeds along with $35.6 million of equity from the borrower were used to acquire the property for $117.2 million and fund closing costs and upfront reserves.  Based on the appraised value of $117.2 million as of October 31, 2012, the cut-off date LTV is 71.1%.  The most recent prior financing of the Avenue Forsyth Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$83,300,000	70.1%	Acquisition(1)	$117,200,000	98.6%
Sponsor Equity	$35,558,090	29.9%	Reserves	$707,145	0.6%
			Closing Costs	$950,945	0.8%
Total Sources	$118,858,090	100.0%	Total Uses	$118,858,090	100.0%
(1)
Acquisition price excludes $600,000 of value attributed to four undeveloped, non-income producing, freely releasable land parcels and $1.2 million of implied value attributed to two outparcels which were acquired by the Sponsors as part of the transaction but are not part of the collateral for the Avenue Forsyth Loan.  See “Partial Release” herein.

The Borrower / Sponsor.  The borrower, Forsyth Owner 1, L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors, jointly and severally, are Starwood Distressed Opportunity Fund IX-1 U.S., L.P., Starwood Distressed Opportunity Fund IX Global, L.P., which are affiliates of Starwood Capital Group (“Starwood”), and Core Property Capital Fund II, LP, which is an affiliate of Core Property Capital (“Core”) (collectively, the “Sponsors”).

Starwood, founded in 1991, is one of the world’s premier private investment firms and has invested over $12.0 billion of equity in all asset classes including 2,200 hotels, 64,400 multifamily and condominium units, and 65.1 million sq. ft. of retail, office and industrial space. Core, founded in 1998, has a portfolio of approximately $750.0 million of commercial real estate assets, including 2.0 million sq. ft. of retail space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

The Property.  The Avenue Forsyth Property consists of a lifestyle retail center with office space containing 523,535 sq. ft. of total leasable area including 427,904 sq. ft. of retail space and 95,631 sq. ft. of office space.  The Avenue Forsyth lifestyle center sits upon 80 acres of land, 54.7 acres of which are collateral for the Avenue Forsyth Loan, which collateral includes four undeveloped, non-income producing, freely releasable land parcels.  The non-collateral portion consists of two undeveloped outparcels owned by affiliates of the Sponsors, six third-party owned developed outparcels and two third-party owned undeveloped outparcels.

The Avenue Forsyth Property was constructed in 2008 (the Academy Sports building was constructed in 2011) and is located 30 miles northeast of downtown Atlanta at the southwest corner of Georgia Highway 400 and Peachtree Parkway, which benefit from daily traffic counts of 69,140 and 19,400 vehicles per day, respectively.  As of November 1, 2012, the Avenue Forsyth Property was 91.9% occupied, with a retail occupancy of 90.1% and an office occupancy of 100.0%.  The Avenue Forsyth Property contains three anchor tenants including Academy Sports, AMC Theatres, and Barnes & Noble.  Major retail tenants include DSW, Ariana Home Furnishings, and Koo Koo Bear Baby & Kids.  The Avenue Forsyth Property is occupied by 62 additional in-line retail tenants, none of which occupy more than 1.6% of the total owned NRA.  The office space is leased to 13 tenants including Children’s Healthcare of Atlanta (25.0% of the office net rentable area), which invested $5.7 million to open its pediatric urgent care center at the Avenue Forsyth Property in 2011.

As of September 30, 2012, in-line tenants in occupancy that reported sales for a minimum of 12 months reported annual sales of $325 PSF with an occupancy cost of 10.7%.  In-line tenant sales at the Avenue Forsyth Property have increased year-over-year since 2009 as shown in the table below.

Historical Sales PSF
	2009	2010	2011	T-12 9/30/2012	T-12 9/30/2012 Occupancy Cost
AMC Theatres(1)	$595,837	$637,758	$630,663	$646,724	19.2%
Barnes & Noble	$197	$205	$200	$195	9.1%
DSW	$139	$171	$201	$209	10.8%

All In-line Tenants(2)	$230	$249	$275	$325	10.7%
(1)	Sales PSF for AMC Theatres are shown as sales per screen. AMC Theatres contains a total of 12 screens.
(2)	In-line tenant sales include all retail tenants less than 10,000 sq. ft. that have been in occupancy and reported sales for a minimum of 12 months (93.4% of occupied in-line NRA).

Major Tenants.

Retail Tenancy

Academy Sports (72,667 sq. ft.; 13.9% of NRA; 6.4% of U/W Base Rent) Founded in 1938, Academy Sports is a sports, outdoor and lifestyle retailer with a broad assortment of hunting, fishing, camping equipment, sports gear, leisure products, footwear, and apparel.  Currently owned by Kohlberg Kravis Roberts & Co L.P., Academy Sports operates over 150 stores throughout the southern United States.  Academy Sports executed its lease in November 2011 with an expiration date of 2027 and is not required to report sales.

AMC Theatres (50,967 sq. ft.; 9.7% of NRA; 13.3% of U/W Base Rent) Founded in 1920, AMC Theatres (rated B-/B2/B by Fitch/Moody’s/S&P) operates over 332 theaters (4,804 screens) across the United States. The theater at the Avenue Forsyth Property contains 12 screens including an IMAX screen.  AMC Theatres has reported T-12 September 30, 2012 sales of $7.8 million ($646,724 per screen, 19.2% occupancy cost), which are 2.5% above 2011 sales and 31% above the national average for AMC Theatres of approximately $495,000 per screen.  The nearest competitive theater, Movie 400 (12 screens), is located four miles from the Avenue Forsyth Property, and the nearest theater with an IMAX screen, Regal Mall of Georgia Stadium 20 & IMAX (20 screens), is located 17 miles from the Avenue Forsyth Property.  The AMC Theatres lease expires in 2023.

Barnes & Noble (28,007 sq. ft.; 5.3% of NRA; 4.5% of U/W Base Rent) Founded in 1965, Barnes & Noble operates over 689 retail bookstores and 674 college bookstores throughout the United States.  Barnes & Noble reported T-12 September 30, 2012 sales of $5.5 million ($195 PSF, 9.1% occupancy cost), which is in line with historical sales figures at the Avenue Forsyth Property.  The Barnes & Noble lease expires in 2018.

Office Tenancy

Children’s Healthcare of Atlanta (23,910 sq. ft.; 4.6% of NRA; 3.5% of U/W Base Rent) – Children’s Healthcare of Atlanta (“CHOA”) is one of the largest clinical healthcare providers in the country and was ranked among the top children’s hospitals by U.S. News & World

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Report.  CHOA operates a pediatric urgent care center at the Avenue Forsyth Property, employing over 50 nurses, technicians, doctors and administrators.  CHOA executed its lease in June 2011 and invested $5.7 million into its space and operations at the Avenue Forsyth Property.  Additionally, CHOA plans to open a 28-acre medical campus adjacent to the Avenue Forsyth Property that will include immediate care, outpatient imaging and diagnostic services, doctor’s offices, rehabilitation services and a hospital of up to 100 beds.

Xaviant (16,099 sq. ft.; 3.1% of NRA; 2.8% of U/W Base Rent) – Founded in 2008, Xaviant is an independent game development studio which has partnerships with PlayStation and XBOX.  Xaviant executed an eight-year extension on its initial 10,809 sq. ft. along with a 5,290 sq. ft. expansion, bringing its total leased space to 16,099 sq. ft., with an expiration date of August 31, 2020.

Regus Business Centre (14,571 sq. ft.; 2.8% of NRA; 1.8% of U/W Base Rent) – Founded in 1989 and headquartered in Luxembourg, Regus Business Centre (“Regus”) is the world’s largest provider of flexible workplaces which includes collaboration spaces, meeting rooms, business lounges, virtual offices, and day offices.  Regus has over one million customers and currently operates in over 1,200 locations, 550 cities, and 95 countries.  The Avenue Forsyth Property location is currently 93.3% occupied, with available units ranging in size from 65 sq. ft. to 120 sq. ft. at monthly rental rates ranging from $439 per month to $1,169 per month.  The Regus lease expires in 2022.

Environmental Matters.  The Phase I environmental report dated November 21, 2012 recommended no further action at the Avenue Forsyth Property.

The Market.  The Avenue Forsyth Property is located in Cumming, Georgia at the southwest corner of Georgia Highway 400 and Peachtree Parkway, approximately 30 miles northeast of downtown Atlanta in the Georgia 400 submarket.  The Avenue Forsyth Property is Class A commercial development with a primary trade area expanding approximately ten miles around the center.  As of 2012, the population in the 10-mile trade area was 382,832 with median household income of $88,579.

The Georgia 400 retail submarket contains 34.1 million sq. ft. and as of Q3 2012, had a vacancy rate of 10.4% with average rents of $14.08 PSF.  According to the appraisal, the Avenue Forsyth Property outperforms the Georgia 400 submarket, which includes numerous non-comparable unanchored retail strips.

The appraiser analyzed a set of five competitive anchored retail centers within the region of the Avenue Forsyth Property, which are detailed below.  The Forum at Peachtree Parkway is the nearest open-air lifestyle center, which is located 13 miles from the Avenue Forsyth Property.  The comparables have occupancies ranging from 82.0% to 100.0% with an average occupancy of 94.6%.  Based on the market and the competitive set, the appraiser concluded a vacancy rate for the Avenue Forsyth Property of 8.6%, in line with its current vacancy of 8.1%.

Retail Competitive Set (1)
Name	Avenue Forsyth	Cumming Town Center	Cumming Marketplace	Lakeland Plaza	Johns Creek Towne Center	Forum at Peachtree Parkway
Distance from Subject	NAP	5 miles	3 miles	3 miles	6 miles	13 miles
Year Built	2008	2007	1997	1986	2001	2003
Total Occupancy	91.9%	100.0%	95.8%	82.0%	95.0%	100.0%
Total Size (Sq. Ft.)	523,535	355,192	318,695	447,289	293,336	501,211
Anchors / Major Tenants	Academy Sports, AMC Theatres, Barnes & Noble	Dick’s Sporting Goods, T.J. Maxx, Staples, Best Buy	Lowes, Wal-Mart (shadow), Home Depot (shadow)	Belk, Kroger, Stein Mart, Office Depot	Kohl’s, Michael’s, Staples, PetSmart, Stein Mart	Belk, HomeGoods, Barnes & Noble
(1)	Source: Appraisal

The appraiser also analyzed a set of six comparable office buildings within the region of the Avenue Forsyth Property.  The comparables have occupancies ranging from 84.0% to 96.0% with an average occupancy of 88.4% and rents ranging from $19.00 to $21.00 PSF, in line with the appraiser’s concluded office market rent for the Avenue Forsyth Property of $20.00 PSF.  The Avenue Forsyth Property office space is currently 100.0% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2010	2011	T-12 9/30/2012	U/W	U/W PSF
Base Rent(2)	$6,070,316	$7,384,215	$8,789,109	$9,935,312	$18.98
Value of Vacant Space	0	0	0	981,568	1.87
Gross Potential Rent	$6,070,316	$7,384,215	$8,789,109	$10,916,880	$20.85
Total Recoveries	1,455,472	1,784,384	1,894,777	2,445,226	4.67
Total % Rents	155,263	112,726	174,748	178,441	0.34
Total Other Income	170,871	372,271	451,841	331,001	0.63
Less: Vacancy & Credit Loss(3)	0	0	0	(1,153,694)	(2.20)
Effective Gross Income	$7,851,922	$9,653,596	$11,310,475	$12,717,854	$24.29
Total Operating Expenses	2,422,141	2,939,747	2,869,964	3,554,165	6.79
Net Operating Income	$5,429,781	$6,713,849	$8,440,511	$9,163,689	$17.50
TI/LC	0	0	0	387,439	0.74
Capital Expenditures	0	0	0	78,530	0.15
Net Cash Flow	$5,429,781	$6,713,849	$8,440,511	$8,697,720	$16.61

(1)
The Avenue Forsyth Property was constructed in 2008 and has leased up to 91.9% occupancy.   Fourteen leases accounting for 19.7% of underwritten base rent commenced in 2011, including Academy Sports, the largest retail tenant, and Children’s Healthcare of Atlanta, the largest office tenant.  Additionally, seven leases accounting for 8.3% of underwritten base rent commenced in 2012 or early 2013, including major retail tenants Ariana Home Furnishings and Koo Koo Bear Baby & Kids, and the Xaviant office tenant expansion.

(2)
U/W Base Rent includes $486,804 in contractual rent steps through December 31, 2013, $280,391 for the Xaviant expansion lease which is signed with rent commencing in March 2013, and $54,932 in downward mark-to-market adjustments for office tenants.

(3)	U/W Vacancy & Credit Loss of 8.5% of gross income is in line with the appraiser’s conclusion of 8.6% and the current vacancy at the Avenue Forsyth Property of 8.1%.

Property Management.  The Avenue Forsyth Property is managed by Core Property Mgmt, LLC, an affiliate of one of the Sponsors.

Lockbox / Cash Management.  The Avenue Forsyth Loan is structured with a hard lockbox and springing cash management.  In place cash management is required upon (i) an event of default, (ii) failure of the Sponsors to collectively maintain a minimum net worth of $30.0 million until the Sponsors maintain such minimum net worth for two consecutive calendar quarters, (iii) the failure by the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.25x until the debt service coverage ratio is at least equal to 1.35x for two consecutive calendar quarters, or (iv) the commencement of a Lease Sweep Period, as defined below.

A “Lease Sweep Period” will commence if (i) the lease with respect to any Lease Sweep Event Tenant (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (ii) a Lease Sweep Event Tenant “goes dark,” gives notice of its intention to “go dark” or fails to provide renewal notice in the timeframe described under its lease, or (iii) a Lease Sweep Event Tenant files bankruptcy or begins insolvency proceedings.  Lease Sweep Event Tenant means the five largest tenants at the Avenue Forsyth Property based on either gross rent or net rentable area and currently consist of Academy Sports, AMC Theatres, Barnes & Noble, DSW, Children’s Healthcare of Atlanta, and Xaviant.

Initial Reserves.  At closing, the borrower deposited (i) $200,000 into a tax reserve account, (ii) $53,122 into a required repairs reserve, and (iii) $454,023 into a TI/LC reserve account for outstanding leasing costs in connection with recent leases.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit $100,000 into a tax reserve account.  Additionally, the borrower has the following springing reserve obligations: (a) monthly insurance reserves upon (i) an event of default, (ii) failure by the borrower to maintain insurance under a blanket insurance policy, (iii) failure by the borrower to pay annual insurance premiums in advance, or (iv) failure by the borrower to provide evidence of a renewal policy two days prior to its then current expiration date; (b) monthly deposits of $6,544 into a replacement reserve account upon (i) the failure of the borrower after the end of any calendar quarter to maintain a debt service coverage ratio of 1.75x until the debt service coverage ratio is at least equal to 1.85x for two consecutive calendar quarters; and (c) monthly deposits of $43,628 into a TI/LC reserve account upon (i) the failure of the borrower after the end of any calendar quarter to maintain a debt service coverage ratio of 1.75x until the debt service coverage ratio is at least equal to 1.85x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

Future Mezzanine or Subordinate Indebtedness Permitted.  Commencing after the 24th payment date of the Avenue Forsyth Loan, an owner of the borrower is permitted to incur mezzanine indebtedness secured by its interest in the borrower provided, among other things, (i) no event of default has occurred, (ii) the combined loan-to-value ratio is not more than 71.0%, (iii) the combined interest only debt service coverage ratio is at least 2.60x, (iv) the combined debt service coverage ratio based on a 30-year amortization schedule is at least 1.75x and (v) the combined debt yield is at least 9.9%.

Partial Release.  The borrower is permitted to obtain the release of one or more non-income producing parcels provided, among other things, that (i) no event of default or cash management period is ongoing, (ii) if the release occurs after May 27, 2013, the loan-to-value ratio is not more than 75.0% and the debt yield is at least 9.0% (in each case, based on the remaining portion of the Avenue Forsyth Property), provided, however, the borrower is permitted to make a prepayment, including any applicable yield maintenance payment, in such amount that the Avenue Forsyth Property will satisfy such requirements, (iii) the release is in compliance with REMIC requirements and (iv) the release parcel remains subject to reciprocal easement agreements in effect for the Avenue Forsyth Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

GEORGIA HWY 400
SECOND FLOOR
Xaviant
Regus Business Centre
AMC THEATRES
Academy SPORTS + OUTDOORS
BB&T
RED ROBIN
DSW
BARNES & NOBLE BOOKSELLERS
CHILDREN'S HOSPITAL OF ATLANTA
ARIANA HOME FURNISHINGS
JIM 'N NICK'S BAR-B-Q
CVS pharmacy
four40
PEACHTREE PARKWAY
RONALD REAGAN BOULEVARD
Anchor / Major
Non Anchor
Office
Vacant
Release Parcel
Not Part of Collateral
Outparcels Excluded from Collateral
N

Site plan based on information provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

410 Peachtree Parkway Cumming, GA 30041	Collateral Asset Summary – Loan No. 7 Avenue Forsyth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$83,300,000 71.1% 1.86x 11.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Portfolio of 11 properties
Loan Purpose:	Refinance			Property Type:	Extended Stay Hospitality
Sponsor(1)(2):	Six funds controlled by Starwood			Collateral:	Fee Simple
	Capital Group, on a joint and several			Location:	California, Washington, Oregon
	basis			Year Built / Renovated:	1997-2000 / Various
Borrower(1):	Various			Rooms:	1,277
Original Balance(3):	$80,000,000			Property Management:	Larkspur Hotel Management
Cut-off Date Balance(3):	$79,794,922				Company, LLC
% by Initial UPB:	5.3%			Underwritten NOI:	$17,137,303
Interest Rate:	4.9585%			Underwritten NCF:	$15,552,787
Payment Date:	6th of each month			Appraised Value:	$204,500,000
First Payment Date:	February 6, 2013			Appraisal Date:	December 2012
Maturity Date:	January 6, 2018
Amortization:	360 months			Historical NOI
Additional Debt(3):	$59,846,192 Pari Passu Debt			Most Recent NOI:	$17,696,853 (December 31, 2012)
Call Protection(4):	L(23), YM1(33), O(4)			2011 NOI:	$14,006,420 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing			2010 NOI:	$10,113,205 (December 31, 2010)
				2009 NOI:	$8,293,279 (December 31, 2009)
Reserves(5)
	Initial	Monthly		Historical Occupancy
Taxes:	$257,883	$125,683		Current Occupancy:	79.5% (December 31, 2012)
Insurance:	$0	Springing		2011 Occupancy:	75.4% (December 31, 2011)
FF&E:	$0	1/12 of 4.0% of		2010 Occupancy:	68.5% (December 31, 2010)
		annual gross revenues		2009 Occupancy:	60.9% (December 31, 2009)

(1)   See “The Borrower / Sponsor” herein for a description of the borrowers and sponsors.
(2)   The Sponsors are an affiliate of the sponsor under the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Avenue Forsyth, which has a cut-off date balance of$83,300,000.
(3)   The Original Balance and Cut-off Date Balance of $80.0 million and $79.8 million, respectively, represent the controlling Note A-1 of a $140.0 million loan combination evidenced by two pari passu notes. The pari passu companion loan is comprised of Note A-2, with an original principal amount of $60.0 million. For additional information on the pari passu companion loan, see “The Loan” herein.
(4)   See “Partial Release” herein.
(5)   See “Initial Reserves” and “Ongoing Reserves” herein.
(6)   DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Larkspur Landing Loan Combination.

Financial Information(6)
Cut-off Date Balance / Room:		$109,351
Balloon Balance / Room:		$101,038
Cut-off Date LTV:		68.3%
Balloon LTV:		63.1%
Underwritten NOI DSCR:		1.91x
Underwritten NCF DSCR:		1.73x
Underwritten NOI Debt Yield:		12.3%
Underwritten NCF Debt Yield:		11.1%	.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Portfolio Summary
Property	Location	# of Rooms	Year Built / Renovated	Allocated Loan Amount(1)	Appraised Value	Occupancy(2)
Larkspur Landing Sunnyvale	Sunnyvale, CA	126	1999 / 2008	$21,700,000	$30,800,000	84.2%
Larkspur Landing Hillsboro	Hillsboro, OR	124	1997 / NAP	$17,250,000	$24,500,000	81.7%
Larkspur Landing Milpitas	Milpitas, CA	124	1998 / 2011	$17,000,000	$24,300,000	87.2%
Larkspur Landing Campbell	Campbell, CA	117	2000 / NAP	$15,500,000	$21,900,000	83.8%
Larkspur Landing S. San Francisco	S. San Francisco, CA	111	1999 / 2012	$14,700,000	$21,000,000	84.2%
Larkspur Landing Bellevue	Bellevue, WA	126	1998 / NAP	$12,560,000	$18,200,000	79.8%
Larkspur Landing Renton	Renton, WA	127	1998 / NAP	$11,500,000	$16,800,000	77.2%
Larkspur Landing Pleasanton	Pleasanton, CA	124	1997 / 2011	$11,040,000	$16,000,000	77.0%
Larkspur Landing Sacramento	Sacramento, CA	124	1998 / NAP	$9,610,000	$14,000,000	71.5%
Larkspur Landing Folsom	Folsom, CA	84	1999 / 2010	$7,120,000	$10,500,000	74.7%
Larkspur Landing Roseville	Roseville, CA	90	1999 / 2010	$2,020,000	$6,500,000	70.3%
Total / Wtd. Avg.		1,277		$140,000,000	$204,500,000	79.5%
(1)	Allocated Loan Amount based on the original balance of the Larkspur Landing Loan Combination.
(2)	Occupancy based on the borrowers’ operating statements as of December 31, 2012.

Historical Occupancy, ADR, RevPAR(1)
	2010			2011			2012
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Larkspur Landing Sunnyvale	75.9%	$113.01	$85.77	81.8%	$118.93	$97.28	84.2%	$131.01	$110.30
Larkspur Landing Hillsboro	66.8%	$88.02	$58.79	83.7%	$90.70	$75.92	81.7%	$102.87	$84.06
Larkspur Landing Milpitas	84.9%	$91.08	$77.33	85.7%	$104.04	$89.16	87.2%	$114.71	$100.03
Larkspur Landing Campbell	70.7%	$97.54	$68.96	80.2%	$103.30	$82.85	83.8%	$112.23	$93.99
Larkspur Landing S. San Francisco	78.4%	$87.46	$68.57	76.4%	$100.51	$76.79	84.2%	$123.16	$103.65
Larkspur Landing Bellevue	68.0%	$85.71	$58.27	67.6%	$90.78	$61.37	79.8%	$96.69	$77.13
Larkspur Landing Renton	61.1%	$93.05	$56.82	75.7%	$88.31	$66.85	77.2%	$95.95	$74.11
Larkspur Landing Pleasanton	54.3%	$80.54	$43.73	74.4%	$80.23	$59.69	77.0%	$91.30	$70.25
Larkspur Landing Sacramento	63.4%	$99.79	$63.24	66.6%	$101.36	$67.50	71.5%	$99.93	$71.45
Larkspur Landing Folsom	71.9%	$102.30	$73.56	69.1%	$105.46	$72.88	74.7%	$106.59	$79.59
Larkspur Landing Roseville	57.4%	$84.83	$48.65	62.5%	$86.17	$53.85	70.3%	$87.17	$61.27
Total / Wtd. Avg.	68.5%	$93.01	$64.01	75.4%	$97.30	$73.62	79.5%	$105.85	$84.67
(1)	Source: borrower provided operating statements.

The Loan.    The Larkspur Landing Hotel Portfolio loan (the “Larkspur Landing Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in 11 Larkspur Landing-branded, extended stay hotel properties located in California, Washington, and Oregon (the “Larkspur Landing Properties”)  with an original principal balance of $80.0 million. The Larkspur Landing Loan of $80.0 million represents the controlling Note A-1 of a $140.0 million loan combination that is evidenced by two pari passu notes (collectively, the “Larkspur Landing Loan Combination”).  Only the $80.0 million controlling Note A-1 will be included in the COMM 2013-CCRE6 trust.  The Note A-2, with an original principal balance of $60.0 million, is currently held by CCRE and is expected to be included in a future securitization. The Larkspur Landing Loan has a five-year term and amortizes on a 30-year schedule.  The Larkspur Landing Loan accrues interest at a fixed rate equal to 4.9585% and has a cut-off date balance of approximately $79.8 million.  Larkspur Landing Loan Combination proceeds, along with borrower equity of approximately $14.6 million and the conversion of a $24.68 million portion of an outstanding mezzanine loan into a preferred equity interest were used to retire existing debt of approximately $175.8 million, pay closing costs and fund initial reserves. Based on the appraised value of $204.5 million as of December 2012, the cut-off date LTV is 68.3% with remaining implied equity of approximately $64.8 million.  The most recent financing of the Larkspur Landing Properties included a senior mortgage of approximately $75.4 million, which was included in the BALL 2007-BMB1 transaction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$140,000,000	78.1%	Loan Payoff(1)	$175,815,708	98.1%
Borrower Equity	$14,567,080	8.1%	Reserves	$257,883	0.1%
Preferred Equity(1)	$24,680,000	13.8%	Closing Costs	$3,173,489	1.8%
Total Sources	$179,247,080	100.0%	Total Uses	$179,247,080	100.0%
(1)
Loan Payoff included the repayment of an approximately $75.4 million first mortgage which was securitized in the BALL 2007-BMB1 transaction, the repayment of a $50.0 million senior mezzanine loan held by Key Bank, and the satisfaction of a $49.68 million junior mezzanine loan held by E2M Partners (of which $25.0 million was repaid, with the remaining $24.68 million converted to a preferred equity interest in an indirect owner of the borrowers).  See “Preferred Equity” herein.

The Borrower / Sponsor.    The borrowers, LL Bellevue, L.P.; LL Campbell, L.P.; LL Folsom, L.P.; LL Hillsboro, L.P.; LL Milpitas, L.P.; LL Pleasanton, L.P.; LL Renton, L.P.; LL Roseville, L.P.; LL Sacramento, L.P.; LL South San Francisco, L.P.; and LL Sunnyvale, L.P. are each Delaware limited partnerships structured to be bankruptcy-remote, each with two independent directors in their organizational structures.  The sponsors of the borrowers and the nonrecourse carve-out guarantors are, jointly and severally, Starwood Global Opportunity Fund VII-A, L.P.; Starwood Capital Hospitality Fund I-2, L.P.; Starwood Capital Hospitality Fund I-1, L.P.; Starwood Global Opportunity Fund VII-B, L.P.; Starwood U.S. Opportunity Fund VII-D, L.P. and Starwood U.S. Opportunity Fund VII-D-2, L.P., (collectively, the “Sponsors” or the “Starwood Funds”).

The Starwood Funds are controlled by Starwood Capital Group (“Starwood”).  Starwood, founded in 1991, is one of the world’s premier private investment firms and has invested over $12.0 billion of equity in all asset classes including 2,200 hotels, 64,400 multifamily and condominium units and 65.1 million sq. ft. of retail, office and industrial space.

The Properties.  The Larkspur Landing Properties consist of 11 Larkspur Landing-branded, all-suite extended stay properties totaling 1,277 rooms located in California, Washington, and Oregon.  The Larkspur Landing Properties were built between 1997 and 2000.  The Larkspur Landing Properties were acquired by the Sponsors in 2006 directly from Larkspur Hotels and Restaurants, the original developer, for approximately $213.0 million ($166,797 per key).  The Sponsors subsequently invested approximately $6.0 million in capital improvements, which, together with closing costs, result in a cost basis of approximately $222.2 million.

The Larkspur Landing Properties are predominantly located near primary thoroughfares outside major metropolitan areas including San Francisco, Oakland, San Jose and Sacramento, California, Seattle, Washington and Portland, Oregon.  Guest rooms average 575 sq. ft. and are comprised of one-bedroom and studio suites.  Each guest room includes a fully-equipped kitchen, LCD television, DVD player and renovated fixtures, with each Larkspur Landing Property containing an average of over 800 sq. ft. of corporate meeting space, a full-service business center, state-of-the-art audio/visual equipment, fitness center, complimentary laundry facilities, high speed internet access, and a complimentary breakfast buffet.

Environmental Matters. The Phase I environmental reports dated December 31, 2012 recommended no further action at the Larkspur Landing Properties.

The Market. The Larkspur Landing Properties consist of 11 Larkspur Landing-branded, all-suite extended stay properties located in California, Washington, and Oregon.  Each Larkspur Landing Property has its own distinct competitive set.  Penetration rates as of the trailing 12-month period ending December 31, 2012 for the Larkspur Landing Properties are summarized in the table below.  The competitive set includes primarily extended stay brands such as Extended Stay America, Residence Inn and TownePlace Suites.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Competitive Set Penetration Rates(1)
	2012			Competitive Set			Penetration Factor
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Larkspur Landing Sunnyvale	84.2%	$130.99	$110.28	79.9%	$142.80	$114.03	105.4%	91.7%	96.7%
Larkspur Landing Hillsboro	81.8%	$103.22	$84.47	81.0%	$106.05	$85.95	101.0%	97.3%	98.3%
Larkspur Landing Milpitas	87.2%	$114.67	$100.00	83.0%	$98.31	$81.58	105.1%	116.6%	122.6%
Larkspur Landing Campbell	83.7%	$112.24	$93.95	79.6%	$114.95	$91.47	105.2%	97.6%	102.7%
Larkspur Landing S. San Francisco	84.2%	$122.75	$103.33	84.1%	$123.05	$103.46	100.1%	99.8%	99.9%
Larkspur Landing Bellevue	79.8%	$96.66	$77.10	73.0%	$95.97	$70.04	109.3%	100.7%	110.1%
Larkspur Landing Renton	77.2%	$95.89	$74.07	75.7%	$94.28	$71.39	102.0%	101.7%	103.7%
Larkspur Landing Pleasanton	77.0%	$91.25	$70.22	78.1%	$97.02	$75.78	98.5%	94.1%	92.7%
Larkspur Landing Sacramento	71.5%	$99.84	$71.38	55.6%	$83.96	$46.66	128.7%	118.9%	153.0%
Larkspur Landing Folsom	74.7%	$106.59	$79.59	71.5%	$106.46	$76.11	104.4%	100.1%	104.6%
Larkspur Landing Roseville	70.3%	$87.15	$61.26	72.2%	$82.56	$59.64	97.3%	105.6%	102.7%
Total / Wtd. Avg.	79.5%	$105.82	$84.66	75.9%	$104.40	$80.00	105.5%	102.2%	108.2%
(1)
Source: hospitality research reports. The minor variances between the underwriting and the above tables with respect to Occupancy, ADR and RevPAR at the Larkspur Landing Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The Larkspur Landing Properties are located in close proximity to numerous corporate demand drivers.  Corporate accounts with stays of seven nights or longer comprise 23.1% of the demand segmentation for the Larkspur Landing Properties, while general extended stay guests and corporate guests staying less than seven nights comprise an additional 34.5%.  The top corporate accounts at the Larkspur Landing Properties are listed below.

Top Corporate Accounts(1)
Rank	Client	# of Nights	Rank	Client	# of Nights	Rank	Client	# of Nights
1	Cisco Systems	8,113	11	Ericsson	2,812	21	Valley Medical	1,207
2	Intel	5,764	12	Synopsys	2,393	22	Lockheed Martin	1,181
3	KLA	5,254	13	AMCC	2,103	23	Agostini Nurse Staffing	1,112
4	Providence Health	5,173	14	Roche / Genentech	1,921	24	CSUS	1,109
5	AT&T	4,978	15	Juniper Networks	1,837	25	Microsoft	1,096
6	Yahoo	4,934	16	Walmart	1,695	26	DMV	1,092
7	Ebay	3,668	17	Huawei	1,636	27	Boeing	1,022
8	Sandisk	3,524	18	PG&E	1,540	28	LSI Corporation	997
9	United Airlines	3,193	19	Broadcom	1,303	29	Rambus	889
10	Advanced Clinical	3,158	20	Allied Telesis	1,220	30	T-Mobile	865
(1)	Source: Borrower provided information for year-to-date October 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	U/W	U/W per Room
Occupancy(1)	68.5%	75.4%	79.5%	78.7%
ADR	$93.01	$97.30	$105.85	$106.17
RevPAR	$64.01	$73.62	$84.67	$83.56

Room Revenue	$29,990,248	$34,450,693	$39,574,982	$38,948,065	$30,500
F&B Revenue	75,578	163,450	237,828	235,378	184
Other Revenue	462,979	405,711	433,477	429,475	336
Total Revenue	$30,528,805	$35,019,854	$40,246,287	$39,612,918	$31,020
Operating Expenses	8,769,336	9,269,577	10,050,941	9,901,231	7,754
Undistributed Expenses(2)	9,254,404	9,840,742	10,375,307	10,451,198	8,184
Gross Operating Profit	$12,505,065	$15,909,535	$19,820,039	$19,260,489	$15,083
Total Fixed Charges	2,391,860	1,903,115	2,123,186	2,123,186	1,663
Net Operating Income	$10,113,205	$14,006,420	$17,696,853	$17,137,303	$13,420
FF&E(3)	1,221,152	1,400,794	1,609,851	1,584,517	1,241
Net Cash Flow	$8,892,053	$12,605,626	$16,087,002	$15,552,787	$12,179
(1)	U/W Occupancy adjusted for individual Larkspur Landing Properties.
(2)
The Larkspur Landing Properties do not have a franchise agreement or associated fee.  An adjustment was made to U/W Undistributed Expenses for each Larkspur Landing Property to achieve a minimum combined marketing, management, and franchise expense equal to 10.5% of total revenue, resulting in an aggregate U/W marketing, management, and franchise expense equal to 11.1% of total revenue.

(3)	An FF&E reserve of 4.0% of total revenue was applied to each of the historical cash flows and the U/W cash flow.

Property Management.    The Larkspur Landing Properties are managed by Larkspur Hotel Management Company, LLC.  Larkspur Hotel Management Company, LLC is an affiliate of Larkspur Hotels and Restaurants (“Larkspur H&R”).  Larkspur H&R was established in 1996 and, in addition to managing the 11 Larkspur Landing Properties, owns and manages a portfolio of two additional hotels located in California.

Lockbox / Cash Management.    The Larkspur Landing Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) the failure by the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.25x until the debt service coverage ratio is at least equal to 1.35x for two consecutive calendar quarters, (iii) failure of the Sponsors to maintain a minimum net worth of $100.0 million until the Sponsors maintain the minimum net worth for two consecutive calendar quarters or (iv) the failure by the borrowers to renew or extend the term of any management or license agreement 12 months prior to the then applicable expiration date.

Initial Reserves.    At closing, the borrowers deposited $257,883 into a tax reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $125,683 into a tax reserve account and (ii) 1/12 of 4.0% of gross income from operations based on the previous calendar year which currently equates to $10,488 into an FF&E reserve account.  Additionally, the borrowers will be required to deposit monthly insurance reserves upon (i) an event of default, (ii) failure by the borrowers to maintain insurance under a blanket insurance policy, (iii) failure by the borrowers to pay annual insurance premiums in advance, or (iv) failure by the borrowers to provide evidence of a renewal policy two days prior to its then current expiration date.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Preferred Equity. E2M Partners has a preferred equity interest of $24.68 million in an indirect owner of the borrowers pursuant to which, until the Larkspur Landing Loan is paid in full, the preferred equity holder may not exercise redemption rights and the failure to pay the preferred equity holder a minimum return is not a default.  E2M Partners is a private equity fund manager with over $500 million of equity capital invested across multiple funds.

Partial Release.  Commencing on the payment date in January 2015, the borrowers have the right to obtain the release of one or more individual Larkspur Landing Properties in connection with the bona fide sale to a third-party of a Larkspur Landing Property provided, among others things, (i) no event of default has occurred or in place cash management is required, (ii) the borrowers pay  the applicable yield maintenance premium together with payment in an amount equal to the greatest of (a) with respect to the release of the first two Larkspur Landing Properties, (1) 85.0% of the net sales proceeds of each such Larkspur Landing Property to be released or (2) 115.0% of the allocated loan amount of such Larkspur Landing Property to be released and (b) with respect to the release of a Larkspur Landing Property after the release of the first two released Larkspur Landing Properties, (1) 90.0% of net sales proceeds of such Larkspur Landing Property to be released or (2) 120.0% of the allocated loan amount of such Larkspur Landing Property to be released, (iii) after giving effect to such release, (a) the debt yield is at least equal to the greater of 11.0% or the debt yield immediately prior to such release, (b) the loan-to-value ratio is not more than the lesser of 68.5% or the loan-to-value ratio immediately prior to such release  and (c) the debt service coverage ratio is not less than the greater of 1.70x or the debt service coverage ratio immediately prior to such release (provided, in the case of each of (iii) (a) through (c) above, the borrowers are permitted to make a prepayment in such amount that the remaining Larkspur Landing Properties will satisfy such requirements), and (iv) the Larkspur Landing Properties remain in compliance with REMIC requirements.

Substitution of Collateral.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

California, Washington, Oregon	Collateral Asset Summary – Loan No. 8 Larkspur Landing Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$79,794,922 68.3% 1.73x 12.3%

Seattle
Bellevue
Mercer Island
White Center
Puget Sound
Burien
SeaTac
Normandy Park
Tukwila
Renton
Kent
Cascade-Fairwood
Portland
Vancouver
WASHINGTON
OREGON
Hillsboro
Beaverton
Tigard
Lake Oswego
Tualatin
Sherwood
Rocklin
Loomis
Roseville
Granite Bay
Rio Linda
North Highlands
Citrus Heights
Orangevale
Foothill Farms
Folsom
Fair Oaks
Carmichael
Gold River
Arden-Arcade
SACRAMENTO
La Riviera
Rancho Cordova
Rosemont
West Sacramento
Parkway-South Sacramento
Florin
Vineyard
Berkeley
Walnut Creek
Oakland
San Francisco
South San Francisco
San Leandro
Hayward
Pleasanton
Union City
Fremont
San Mateo
Redwood City
Palo Alto
Mountain View
Sunnyvale
Milpitas
Santa Clara
San Jose
Campbell
PACIFIC OCEAN

LARKSPUR LANDING HOTEL PORTFOLIO

1	Larkspur Landing Sunnyvale	748 North Mathilda Avenue	Sunnyvale, CA
2	Larkspur Landing Hillsboro	3133 Northeast Shute Road	Hillsboro, OR
3	Larkspur Landing Milpitas	40 Ranch Drive	Milpitas, CA
4	Larkspur Landing Campbell	550 West Hamilton Avenue	Campbell, CA
5	Larkspur Landing South San Francisco	690 Gateway Boulevard	South San Francisco, CA
6	Larkspur Landing Bellevue	15805 Southeast 37th Street	Bellevue, WA
7	Larkspur Landing Renton	1701 East Valley Road	Renton, WA
8	Larkspur Landing Pleasanton	5535 Johnson Drive	Pleasanton, CA
9	Larkspur Landing Sacramento	555 Howe Avenue	Sacramento, CA
10	Larkspur Landing Folsom	121 Iron Point Road	Folsom, CA
11	Larkspur Landing Roseville	1931 Taylor Road	Roseville, CA

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization		Property Type:	Full Service Hospitality
Sponsor:	DiamondRock Hospitality Limited		Collateral:	Fee Simple
	Partnership		Location:	Washington, DC
Borrower:	DiamondRock DC M Street Owner,		Year Built / Renovated:	1981 / 2007
	LLC		Rooms:	406
Original Balance:	$74,000,000		Property Management:	Crossroads Hospitality
Cut-off Date Balance:	$73,703,095			Management Company, LLC d/b/a
% by Initial UPB:	4.9%			Interstate Management Company,
Interest Rate:	3.9900%			L.L.C.
Payment Date:	6th of each month		Underwritten NOI:	$9,519,316
First Payment Date:	February 6, 2013		Underwritten NCF:	$8,451,155
Maturity Date:	January 6, 2023		“As-is” Appraised Value:	$140,000,000
Amortization:	300 months		“As-is” Appraisal Date:	December 3, 2012
Additional Debt:	None		“As Stabilized” Appraised Value(2):	$163,900,000
Call Protection:	L(26), D(89), O(5)		“As Stabilized” Appraisal Date(2):	December 4, 2015
Lockbox / Cash Management:	Hard / Springing
			Historical NOI
Reserves(1)			Most Recent NOI:	$9,245,455 (T-12 January 31, 2013)
	Initial	Monthly	2011 NOI:	$10,427,612 (December 31, 2011)
Taxes:	$730,620	$182,655	2010 NOI:	$11,089,431 (December 31, 2010)
Insurance:	$0	Springing	2009 NOI:	$10,889,188 (December 31, 2009)
FF&E:	$0	4% of prior month’s
		gross income	Historical Occupancy
Required Repairs:	$1,178,100	NAP	Current Occupancy:	74.3% (January 31, 2013)
PIP Reserve:	$9,842,995	Springing	2011 Occupancy:	76.4% (December 31, 2011)
			2010 Occupancy:	76.1% (December 31, 2010)
Financial Information			2009 Occupancy:	74.8% (December 31, 2009)
Cut-off Date Balance / Room:		$181,535	(1) See “Initial Reserves” and “Ongoing Reserves” herein. (2) The “As Stabilized” cut-off date LTV is 45.0% based on achieving a stabilized occupancy of 78.0% with a stabilized ADR of $224.73.
Balloon Balance / Room:		$131,136
Cut-off Date LTV(2):		52.6%
Balloon LTV:		38.0%
Underwritten NOI DSCR:		2.03x
Underwritten NCF DSCR:		1.80x
Underwritten NOI Debt Yield:		12.9%
Underwritten NCF Debt Yield:		11.5%

Historical Occupancy, ADR, RevPAR(1)
	Westin Washington DC Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2008	74.3%	$195.34	$145.05	75.8%	$205.91	$156.02	98.0%	94.9%	93.0%
2009	74.8%	$183.77	$137.40	75.7%	$195.35	$147.88	98.8%	94.1%	92.9%
2010	76.1%	$186.50	$141.98	72.3%	$198.79	$143.78	105.3%	93.8%	98.7%
2011	76.4%	$196.30	$149.99	74.6%	$205.23	$153.07	102.4%	95.6%	98.0%
2012	73.2%	$193.80	$141.95	73.7%	$207.89	$153.21	99.4%	93.2%	92.6%
(1)
Source: Hospitality Research Report. The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Westin Washington DC Property are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2011 Occupancy(2)	2011 ADR(2)	2011 RevPAR(2)
Westin Washington DC Property	406	1981	14,000	76.4%	$196.30	$149.99
Doubletree Washington	220	1972	9,000	75.0%	$180.00	$135.00
Hilton The Capital	544	1943	35,000	80.0%	$215.00	$172.00
Loews Madison Hotel	353	1963	9,232	73.0%	$208.00	$151.84
Westin Grand Washington DC	267	1984	12,000	76.0%	$215.00	$163.40
Crowne Plaza The Hamilton	318	1922	6,700	73.0%	$190.00	$138.70
(1)	Source: Appraisal, hospitality research report.
(2)	2012 Occupancy, ADR and RevPAR are not available for the individual properties of the competitive set.

The Loan.  The Westin Washington DC loan (the “Westin Washington DC Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 406-room, full service hotel located at 1400 M Street NW in Washington, DC (the “Westin Washington DC Property”) with an original principal balance of $74.0 million. The Westin Washington DC Loan has a 10-year term and amortizes on a 25-year schedule. The Westin Washington DC Loan accrues interest at a fixed rate equal to 3.9900% and has a cut-off date balance of approximately $73.7 million. Loan proceeds were used to recapitalize the sponsor for purchasing the Westin Washington DC Property in July 2012 as part of a four-hotel acquisition. Based on the “As-is” appraised value of $140.0 million as of December 3, 2012, the cut-off date LTV is 52.6%. Based on the “As Stabilized” appraised value of $163.9 million as of December 4, 2015, the “As Stabilized” cut-off date LTV is 45.0%. Prior to the sponsor’s acquisition of the Westin Washington DC Property in July 2012, the most recent prior financing of the Westin Washington DC Property was included in the JPMCC 2011-CCHP transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$74,000,000	44.0%	Purchase Price(1)	$155,000,000	92.2%
Sponsor Equity	$94,078,644	56.0%	Reserves	$11,751,714	7.0%
			Closing Costs	$1,326,930	0.8%
Total Sources	$168,078,644	100.0%	Total Uses	$168,078,644	100.0%
(1)	The purchase price of $155.0 million ($381,773 per room) represents the allocated purchase price of the Westin Washington DC Property from a four-property portfolio.

The Borrower / Sponsor.    The borrower, DiamondRock DC M Street Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The operating lessee, DiamondRock DC M Street Tenant, LLC, an affiliate of the borrower which operates the Westin Washington DC Property pursuant to an operating lease from the borrower, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is DiamondRock Hospitality Limited Partnership.

DiamondRock Hospitality Limited Partnership is the operating partnership of DiamondRock Hospitality Company (“DRH”). DRH is a publicly traded lodging-focused real estate company, headquartered in Bethesda, Maryland, that operates as a real estate investment trust. As of September 2012, DRH owns a portfolio of 27 hotels and resorts containing 11,868 guest rooms throughout 18 cities in the United States and US Virgin Islands. Each of its hotels is managed by a third party and most are operated under a brand owned by lodging companies, such as Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc. or Hilton Worldwide.

The Property.  The Westin Washington DC Property is a 13-story, 406-room full service hotel located near Thomas Circle in downtown Washington, DC. Built in 1981, the Westin Washington DC Property underwent a $49.6 million renovation in 2007, which included upgrades to the guest rooms. From 2005 to 2012, there have been a total of approximately $50.8 million ($125,086 per room) in refurbishments. The sponsor purchased the Westin Washington DC Property in July 2012 as part of a four-property portfolio, and is planning $8.9 million of PIP renovations (for which approximately $9.8 million was reserved in escrow), including upgrades to guest rooms, the lobby and meeting rooms. The room mix consists of 234 standard king rooms, 165 double queen rooms and seven one-bedroom king suites.  The Westin Washington DC Property also has three food and beverage outlets, including 1400 North, a 140-seat full service restaurant, approximately 14,101 sq. ft. of meeting space throughout 10 rooms, a gift shop, fitness center and a business center.  In addition, there is a three-level parking garage beneath the Westin Washington DC Property, with 155 parking spaces. Many hotels in the Washington, DC area have limited to no hotel parking designations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

Environmental Matters. The Phase I environmental report dated December 12, 2012 recommended no further action at the Westin Washington DC Property, other than the continued implementation of the asbestos operations and maintenance plan that was developed in 2005 as a result of the Westin Washington DC Property being constructed in 1981.

The Market.     The Westin Washington DC Property is located along M Street, in the northwestern part of downtown Washington, DC. The immediate area is a dense mixed use urban area, and the overall neighborhood is fully built-out with no material levels of vacant land available for future development, with the exception of an old convention center site located north of the Westin Washington DC Property. There are numerous arterials that serve the local market area, including Pennsylvania Avenue, K and M Streets, New Hampshire Avenue and Rock Creek Parkway. Demand in the market is driven mainly by commercial travelers (48.7%), followed by meeting and group (29.7%), leisure (15.8%), and then government (5.8%) travelers. The Westin Washington DC Property is located in the East End office submarket of Washington, DC, which has a wide variety of office tenants and commercial demand generators. Additionally, the Washington, DC convention center provides the primary source of demand in the region for the meeting and group segmentation of travelers.

The appraiser determined the Washington, DC hotel market to be well-positioned for future growth over the long term. The area’s steady increase in transient and tourism volume, combined with the Washington, DC convention center has reaffirmed Washington, DC as a top-tier meeting and convention market and one of the country’s premier urban hospitality markets. According to a hospitality research report, the 2013 Washington, DC RevPAR is expected to grow by 5.4%.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 1/31/2013	U/W	U/W per Room
Occupancy(1)	74.8%	76.2%	76.3%	74.3%	74.3%
ADR(1)	$184.91	$185.60	$196.49	$194.34	$194.34
RevPAR(1)	$138.25	$141.42	$149.99	$144.41	$144.41

Room Revenue	$20,487,071	$20,957,496	$22,226,838	$21,458,999	$21,400,368	$52,710
F&B Revenue	5,471,962	5,454,669	4,792,990	3,989,150	3,978,251	9,799
Other Revenue	1,383,472	1,251,611	1,296,021	1,329,044	1,325,413	3,265
Total Revenue	$27,342,505	$27,663,776	$28,315,849	$26,777,193	$26,704,031	$65,773
Operating Expenses	7,305,868	7,350,412	7,831,227	7,475,788	7,455,362	18,363
Undistributed Expenses	5,843,935	6,189,271	7,008,605	7,152,351	7,132,809	17,568
Gross Operating Profit	$14,192,702	$14,124,093	$13,476,017	$12,149,054	$12,115,860	$29,842
Total Fixed Charges	3,303,515	3,034,662	3,048,405	2,903,599	2,823,848	6,955
Hurricane Sandy Adjustment(2)	0	0	0	0	(227,305)	(560)
Net Operating Income	$10,889,188	$11,089,431	$10,427,612	$9,245,455	$9,519,316	$23,447
FF&E	1,093,700	1,106,551	1,132,634	1,071,088	1,068,161	2,631
Net Cash Flow	$9,795,487	$9,982,880	$9,294,978	$8,174,367	$8,451,155	$20,816

(1)
The minor variances between the Cash Flow Analysis chart above and other references to Occupancy, ADR and RevPAR at the Westin Washington DC Property are attributable to variances in reporting methodologies and/or timing differences.

(2)
In order to normalize cash flows due to losses occurred as a result of Hurricane Sandy, an adjustment was applied to the underwriting. According to the sponsor, the Westin Washington DC Property had approximately $205,000 of transient room revenue and $105,000 of group room revenue cancelled from October 26, 2012 to November 7, 2012. The Hurricane Sandy adjustment assumes credit for 100.0% of the lost group revenue ($105,000) and only 80.0% of the lost transient revenue ($164,000), for a total revenue adjustment of $269,000. In addition, $41,695 of expenses, which represents 15.5% of the total revenue adjustment, was included to account for expense savings that may have occurred. The 15.5% expense adjustment is based on the 4.0% FF&E reserve, 1.5% management fee and 10.0% assumption to cover miscellaneous savings. The total revenue adjustment less the expense adjustment is $227,305.

Property Management.    The Westin Washington DC Property is managed by Crossroads Hospitality Management Company, LLC d/b/a Interstate Management Company, L.L.C., pursuant to a management agreement with the operating lessee. Crossroads Hospitality Management Company, LLC is not an affiliate of the borrower, the operating lessee or the sponsor.

Lockbox / Cash Management.    The Westin Washington DC Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Until a Blocked Account

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

Period (as defined below) commences, the clearing account can be accessed by the property manager (or another independent third party manager approved by the lender) to pay operating expenses at the Westin Washington DC Property and make deposits into the manager FF&E reserve. After payment of operating expenses and FF&E reserve deposits, the property manager is required to remit all remaining funds from the clearing account (less reasonable working capital reserves permitted to be retained under the management agreement) into a cash management account controlled by the lender. During the occurrence of a Blocked Account Period, the property manager’s access to the clearing account will cease, and all amounts on deposit in the clearing account will be swept daily into the cash management account.

Additionally, all excess cash remaining in the cash management account, after payment of all monthly debt service amounts and reserve requirements, will be remitted to the borrower. During the continuance of a Trigger Period (as defined below), all remaining funds in the cash management account are deposited into a cash collateral account controlled by lender as additional security for the Westin Washington DC Loan.

A “Blocked Account Period” will begin from and after (a) the lender provides written notice to the borrower that the lender has accelerated the debt following an event of default, and (b) the lender commences foreclosure proceedings under the mortgage by delivering to the borrower a written notice of sale under applicable law.

A “Trigger Period” will begin upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter, and will end upon (a) with respect to clause (i), the date the event of default has been cured or (b) with respect to clause (ii), (1) the debt service coverage ratio is 1.20x for at least two consecutive calendar quarters or (2) the borrower delivers U.S. Treasuries or other defeasance-eligible collateral in such amount that the DSCR for the Westin Washington DC Loan is at least 1.20x (and such collateral will remain in a lender controlled account as additional security for the Westin Washington DC Loan).

Initial Reserves.    At closing, the borrower deposited (i) $730,620 into a tax reserve account, (ii) $1,178,100 into an immediate repair account, representing 110.0% of the estimated cost for immediate repairs as identified in the engineering report and (iii) $9,842,995 into a PIP reserve, representing 110.0% of the estimated planned PIP renovation cost.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $182,655, into a tax reserve account and (ii) 4.0% of the prior month’s gross revenues. If the borrower elects to complete additional PIP work that is not already required per the Westin Washington DC Loan documents, the borrower is required to deposit into the PIP Reserve 110.0% of the estimated cost of such additional PIP work. In addition, if an acceptable blanket insurance policy is no longer in place, the borrower is required to make monthly deposits equal to 1/12 of the estimated annual insurance premium into the insurance account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1400 M Street NW Washington, DC 20005	Collateral Asset Summary – Loan No. 9 Westin Washington DC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,703,095 52.6% 1.80x 12.9%

Westin Washington DC
1400 M Street NW
Washington, DC 20005
WASHINGTON, DC
MASSACHUSETTS AVENUE
N STREET
M STREET
L STREET
K STREET
I (EYE) STREET
H STREET
PENNSYLVANIA AVENUE
E STREET
RHODE ISLAND AVENUE
CONNECTICUT AVENUE
VERMONT AVENUE
NEW YORK AVENUE
19TH STREET
18TH STREET
17TH STREET
16TH STREET
15TH STREET
14TH STREET
13TH STREET
Scott Circle
Thomas Circle
Farragut Square
McPherson Square
Franklin Square
Lafayette Square
The White House
The Ellipse
Sherman Park
Mayflower Hotel
National Geographic Society
Washington Post Bldg
Capital Hilton
Washington Plaza
Chamber of Commerce
Dept of The Treasury
National Aquarium
Ronald Reagan Bldg & International Trade Ctr
Wheaton-Glenmont
Calverton
Beltsville
White Oak
Kensington
Greenbelt
Potomac
College Park
Silver Spring
Bethesda
MARYLAND
Goddard
Somerset
Chillum
Brookmont
DISTRICT OF COLUMBIA
Brentwood
McLean
WASHINGTON, DC
Fairmount Heights
Falls Church
Arlington
Capitol Heights
Jefferson
Seven Corners
Hillcrest Heights
Forestville
VIRGINIA
Annandale
Morningside
Marlow Heights
Alexandria
Temple Hills
Huntington
Oxon Hill
Glassmanor
Franconia
Belle Haven
Friendly
Clinton
LAND USE
Office
Retail
Hotel
Civic & Institutional
Cultural & Entertainment
Educational
CARTIFACT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Anchored Retail
Sponsor:	Inland Diversified Real Estate Trust,		Collateral:	Fee Simple
	Inc.		Location:	Las Vegas, NV
Borrower:	Inland Diversified Las Vegas		Year Built / Renovated:	2002 / NAP
	Centennial Center, L.L.C.		Total Sq. Ft.:	846,493
Original Balance:	$70,455,000		Property Management:	Inland Diversified Real Estate Services, LLC
Cut-off Date Balance:	$70,455,000		Underwritten NOI:	$8,120,245
% by Initial UPB:	4.7%		Underwritten NCF:	$7,718,996
Interest Rate:	3.8315%		Appraised Value:	$132,000,000
Payment Date:	6th of each month		Appraisal Date:	November 8, 2012
First Payment Date:	February 6, 2013
Maturity Date:	January 6, 2023		Historical NOI
Amortization:	Interest Only		Most Recent NOI:	$7,635,400 (T-12 October 31, 2012)
Additional Debt:	None		2011 NOI:	$7,472,866 (December 31, 2011)
Call Protection:	L(49), YM1(67), O(4)		2010 NOI:	$7,787,864 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing		2009 NOI:	$7,620,370 (December 31, 2009)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Current Occupancy:	95.2% (October 31, 2012)
Taxes:	$0	Springing	2011 Occupancy:	91.7% (December 31, 2011)
Insurance:	$0	Springing	2010 Occupancy:	89.9% (December 31, 2010)
Replacement:	$0	Springing	2009 Occupancy:	90.2% (December 31, 2009)
TI/LC(2):	$764,938	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2) (3)
TI/LC reserves include certain anchor and major tenant specific reserves.  See “Initial Reserves” and “Ongoing Reserves” herein.
Underwritten NOI DSCR and underwritten NCF DSCR are based on interest only debt service payment.  Based on a 30-year amortization schedule the underwritten NOI and underwritten NCF DSCR are 2.05x and 1.95x, respectively.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$83
Balloon Balance / Sq. Ft.:	$83
Cut-off Date LTV:	53.4%
Balloon LTV:	53.4%
Underwritten NOI DSCR(3):	2.97x
Underwritten NCF DSCR(3):	2.82x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	11.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Sales PSF(2)	Occupancy Cost (% of Sales)(3)

Anchor Tenants
WalMart Supercenter(4)	AA/Aa2/AA	210,751	24.9%	10/31/2020	$2.37	NAP	NAP
Sam’s Club(4)	AA/Aa2/AA	137,881	16.3%	10/31/2020	$2.44	NAP	NAP
Home Depot USA, Inc.(4)	A-/A3/A-	131,858	15.6%	1/31/2031	$3.78	NAP	NAP
Total Anchor Tenants		480,490	56.8%		$2.78	NAP	NAP

Major Tenants (> 10,000 sq. ft.)
Big Lots	NR/NR/BBB-	33,432	3.9%	1/31/2020	$11.50	NAP	NAP
Ross Stores, Inc.	NR/NR/BBB+	30,094	3.6%	1/31/2017	$15.00	$254	6.8%
Michaels Stores, Inc.	NR/B3/B	23,795	2.8%	2/28/2017	$15.95	NAP	NAP
OfficeMax	NR/B2/B-	23,364	2.8%	8/31/2016	$14.00	NAP	NAP
Petco	NR/B3/B	15,709	1.9%	1/31/2022	$19.79	$212	10.8%
Party City Corp.	NR/NR/B	11,453	1.4%	1/31/2018	$20.44	$168	14.2%
Rhapsodielle	NR/NR/NR	10,471	1.2%	8/31/2013	$18.00	NAP	NAP
Famous Footwear	NR/NR/NR	10,017	1.2%	10/31/2016	$22.08	$161	15.9%
Total Major Tenants		158,335	18.7%		$15.77	$216	10.3%

Remaining Tenants
In-line (<10,000 sq. ft.)		166,901	19.7%		$28.64	$291	12.7%
Total Remaining Tenants		166,901	19.7%		$28.64	$291	12.7%

Total Occupied Collateral		805,726	95.2%

Vacant		40,767	4.8%
Total		846,493	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Sales PSF provided by the borrower as of November 1, 2012 and only include tenants that reported sales for a minimum of 12 months (20.9% of in-line net rentable area).  In-line sales shown above include restaurant tenants.  WalMart Supercenter, Sam’s Club and Home Depot USA, Inc. are not required to report sales; however, third party research indicates that these stores are performing in line or above their respective state and national averages.

(3)	Occupancy Cost (% of Sales) based on Annual U/W Base Rent PSF and expense recoveries as of October 31, 2012.
(4)
WalMart Supercenter, Sam’s Club and Home Depot USA, Inc. are subject to ground leases and pay ground rent and common area maintenance to the borrower.  The ground leases for both WalMart Supercenter and Sam’s Club contain 12 automatic five-year extensions unless the tenant delivers notice of termination 90 days prior to its then applicable lease expiration date.  The ground lease for Home Depot USA, Inc. contains one 10-year and two five-year extension options exercisable not less than 12 months prior to the expiration of the current term.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	7	23,434	2.8%	23,434	2.8%	$23.60	6.4%	6.4%
2014	2	5,058	0.6%	28,492	3.4%	$30.01	1.8%	8.2%
2015	2	1,704	0.2%	30,196	3.6%	$42.04	0.8%	9.0%
2016	8	46,234	5.5%	76,430	9.0%	$20.00	10.7%	19.8%
2017	18	99,986	11.8%	176,416	20.8%	$21.56	25.0%	44.8%
2018	9	43,897	5.2%	220,313	26.0%	$22.80	11.6%	56.4%
2019	3	15,864	1.9%	236,177	27.9%	$33.40	6.2%	62.6%
2020(2)	3	382,064	45.1%	618,241	73.0%	$3.20	14.2%	76.7%
2021	0	0	0.0%	618,241	73.0%	$0.00	0.0%	76.7%
2022	5	35,225	4.2%	653,466	77.2%	$25.28	10.3%	87.1%
2023	1	3,500	0.4%	656,966	77.6%	$25.85	1.1%	88.1%
Thereafter	4	148,760	17.6%	805,726	95.2%	$6.87	11.9%	100.0%
Vacant	NAP	40,767	4.8%	846,493	100.0%	NAP	NAP
Total / Wtd. Avg.	62	846,493	100.0%			$10.69	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)
Leases expiring in 2020 include the WalMart Supercenter ground lease, the Sam’s Club ground lease and the Big Lots ground lease.  The WalMart Supercenter and Sam’s Club ground leases have 12 automatic five-year extensions unless the tenant delivers notice of the termination 90 days prior to the then applicable lease expiration date.  The Big Lots ground lease has three, five-year extensions upon providing notice four months prior to the then applicable lease expiration date.

The Loan.  The Centennial Center loan (the “Centennial Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 846,493 sq. ft., 31-building anchored retail power center located in Las Vegas, Nevada (the “Centennial Center Property”) with an original principal balance of approximately $70.5 million.  The Centennial Center Property is anchored by WalMart Supercenter, Sam’s Club and Home Depot USA, Inc.  The Centennial Center Loan accrues interest at a fixed rate equal to 3.8315% and has a cut-off date balance of approximately $70.5 million.  The Centennial Center Loan has a 10-year term and interest only payments for the term of the loan.  Loan proceeds along with approximately $56.8 million of equity from the sponsor were used to acquire the property for approximately $126.3 million and fund reserves and closing costs.  Based on the appraised value of $132.0 million as of November 8, 2012, the cut-off date LTV is 53.4%.  Centennial Center was built in two phases with the first phase consisting of 355,457 sq. ft. of the total 846,493 sq. ft. that serves as collateral for the Centennial Center Loan.  A loan collateralized by the property consisting of the first phase of the Centennial Center Property was included in the GECMC 2003-C1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$70,455,000	56.0%	Purchase Price(1)	$126,282,725	99.2%
Sponsor Equity	$56,771,470	44.0%	Reserves	$764,938	0.6%
			Closing Costs	$178,807	0.1%
Total Sources	$127,226,470	100.0%	Total Uses	$127,226,470	100.0%
(1)
The gross purchase price of the Centennial Center Property is approximately $128.1 million.  The purchase price is shown net of a leasing commission holdback negotiated between the borrower and the seller.

The Borrower / Sponsor.  The borrower, Inland Diversified Las Vegas Centennial Center, L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Inland Diversified Real Estate Trust, Inc. (the “Sponsor”).  Inland Diversified Las Vegas Centennial Center, L.L.C. is wholly-owned by Inland Territory, L.L.C., which is 79.4% owned and managed by Inland Diversified Real Estate Trust, Inc.  The remaining 20.6% is owned by the seller of the Centennial Center Property (and other properties sold to borrower affiliates) through membership interests in Inland Territory, L.L.C., which ownership interest was retained by the seller (and its affiliates) for tax purposes.  The Centennial Center Property was part of a larger portfolio acquisition by the Sponsor of six properties with a total purchase price of approximately $294.5 million.  The allocated purchase price of the Centennial Center Property was approximately $126.3 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

The Sponsor is owned by Inland Real Estate Corporation (“IRC”, NYSE: IRC), which is a self-administered, self-managed real estate investment trust (REIT) that owns and operates neighborhood, community, power and lifestyle retail centers and single-tenant retail properties located primarily in the mid-western United States.  As of September 30, 2012, IRC owned interests in 150 properties with aggregate leasing space of 15 million sq. ft.  Inland Real Estate Corporation is part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups employing more than 1,400 people.  The Inland Real Estate Group of Companies, Inc. owns and manages over 115 million sq. ft. of commercial real estate in 47 states.

The Property.  The Centennial Center Property consists of a 31-building anchored retail power center containing 846,493 sq. ft. of total leasable area.  Located at the southwest corner of 215 Beltway and US Highway 95, approximately 11.5 miles northwest of the Las Vegas Strip, the Centennial Center Property benefits from daily traffic counts of approximately 107,000 cars.  The Centennial Center Property is accessible through two major arterials, Centennial Center Boulevard and West Tropical Parkway, with two major freeways, US Highway 95 and 215 Beltway, providing property visibility.

As of November 1, 2012, in-line tenants in occupancy that reported sales for a minimum of 12 months (20.9% of the in-line net rentable area) reported annual sales of $291 PSF with an occupancy cost of 12.7%.  As of October 31, 2012, the Centennial Center Property was 95.2% occupied based on total square footage.

The Centennial Center Property contains three anchor tenants including WalMart Supercenter, Sam’s Club and Home Depot USA, Inc.  Major tenants include Big Lots, Ross Stores, Inc., Michaels Stores, Inc., OfficeMax, Petco, Party City Corp., Rhapsodielle and Famous Footwear.  The Centennial Center Property is occupied by 51 additional in-line tenants, none of which occupy more than 1.0% of the total net rentable area.  In-line tenant sales at the Centennial Center Property have increased year-over-year since 2010 as shown in the table below.

Historical Sales PSF(1)
	2009	2010	2011	T-12 10/31/2012	T-12 10/31/2012 Occupancy Cost
Ross Stores, Inc.	$244	$240	$260	$254	6.8%
Petco	$209	$201	$197	$212	10.8%
Party City Corp.	$163	$158	$169	$168	14.2%
Famous Footwear	$149	$164	$157	$161	15.9%

All In-line Tenants(2)	$274	$256	$276	$291	12.7%
(1)
WalMart Supercenter, Sam’s Club and Home Depot USA, Inc. are not required to report sales; however, third party research indicates that these stores are performing in line or above their respective state and national averages.

(2)
In-line tenant sales include all tenants less than 10,000 sq. ft. that have been in occupancy and reported sales for a minimum of 12 months (20.9% of in-line NRA).  In-line tenant sales shown above include restaurant tenants.

Environmental Matters.  The Phase I environmental report dated November 4, 2012 recommended no further action at the Centennial Center Property.

The Market.  The Centennial Center Property is located in Las Vegas, Nevada at the southwest corner of 215 Beltway and US Highway 95, approximately 11.5 miles northwest of the Las Vegas Strip in the Northwest Las Vegas submarket.  The Centennial Center Property is the primary commercial development in the area with a trade area expanding approximately three miles around the center.  The immediate market area has significant residential development, with concentrations of commercial development along arterial streets and freeways.  As of 2010, the population in the three-mile trade area was 94,761 and the current average household income in the three-mile trade area is $89,213.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

The appraiser analyzed a set of five competitive anchored retail centers within the region of the Centennial Center Property.  The comparables have occupancies ranging from 91.1% to 100.0% with a weighted average occupancy of 95.1%.  The appraiser’s competitive set compared to the Centennial Center Property is detailed below:

Competitive Set (1)
Name	Centennial Center Property	Montecito Marketplace	Cheyenne Commons	Crossroads Towne Center	McCarren Marketplace	Eastgate
Distance from Subject	NAP	4.1 miles	4.5 miles	6.1 miles	23.9 miles	26.7 miles
Year Built	2002	2006	1993	2007	2007	1998
Total Occupancy	95.2%	100.0%	95.0%	98.0%	94.0%	91.1%
Size (Sq. Ft.)	846,493	190,434	366,326	390,725	450,956	370,378
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	T-12 10/31/2012	U/W	U/W PSF
Base Rent(1)	$8,416,474	$7,993,630	$8,190,040	$8,612,678	$10.17
Value of Vacant Space	0	0	0	1,214,907	1.44
Gross Potential Rent	$8,416,474	$7,993,630	$8,190,040	$9,827,585	$11.61
Total Recoveries	1,175,232	1,350,796	1,380,498	1,458,092	1.72
Total Other Income	81,195	81,271	61,978	71,327	0.08
Less: Vacancy & Credit Loss(2)	0	0	0	(1,214,907)	(1.44)
Effective Gross Income	$9,672,901	$9,425,696	$9,632,516	$10,142,097	$11.98
Total Operating Expenses	1,885,037	1,952,830	1,997,116	2,021,852	2.39
Net Operating Income	$7,787,864	$7,472,866	$7,635,400	$8,120,245	$9.59
TI/LC(3)	0	0	0	231,949	0.27
Capital Expenditures	0	0	0	169,299	0.20
Net Cash Flow	$7,787,864	$7,472,866	$7,635,400	$7,718,996	$9.12

(1)
U/W Base Rent includes $156,137 in contractual rent steps through February 2014, $46,433 of averaged rent over the loan term for Home Depot USA, Inc., and $159,320 in downward mark-to-market adjustments.  Additionally, U/W Base Rent includes $713,432 of rent for seven leases which were executed in the second half of 2012.

(2)	U/W Vacancy & Credit Loss of 10.7% of gross income is based on the current economic vacancy at the Centennial Center Property. The current physical vacancy at the Centennial Center Property is 4.8%.
(3)	U/W TI/LC based on appraiser’s conclusions and equates to $0.66 PSF excluding the WalMart Supercenter, Sam’s Club and Home Depot USA, Inc. ground leased spaces.

Property Management.  The Centennial Center Property is managed by Inland Diversified Real Estate Services, LLC, a borrower affiliate.

Lockbox / Cash Management.  The Centennial Center Loan is structured with a hard lockbox and springing cash management.  In-place cash management is required upon (i) the commencement of any Cash Trap Period or (ii) the failure by the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.35x, and ends upon (A) the termination of a Cash Trap Period (with regard to (i) above) or (B) when the debt service coverage ratio is at least equal to 1.45x for two consecutive calendar quarters (with regard to (ii) above).

A “Cash Trap Period” commences upon (i) an event of default, (ii) a bankruptcy action by a Significant Tenant or (iii) if a Significant Tenant vacates or goes dark.  “Significant Tenant” means any of WalMart Supercenter, Sam’s Club, Home Depot USA, Inc. or any replacement tenant thereof.  Notwithstanding the foregoing, if a Cash Trap Period is caused by either of (ii) or (iii) above, then the Cash Trap Period will terminate (1) once there is accumulated in the reserve account an amount equal to the square footage of the affected premises (which includes the square footage of any tenant that exercises a co-tenancy provision related to the Significant Tenant going dark), multiplied by $10.00 or (2) if the borrower delivers a payment guaranty signed by the Sponsor in an amount equal to the square footage of the affected premises (which includes the square footage of any tenant that is exercising a co-tenancy provision related to the Significant Tenant going dark), multiplied by $10.00.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

Initial Reserves.  At closing the borrower deposited $764,938 in connection with outstanding tenant improvements for recently executed leases with six tenants, including Big Lots and Party City Corp.

Ongoing Reserves.  The borrower will be required to deposit monthly tax reserves upon (i) an event of default or (ii) failure by the borrower to deliver evidence that all taxes have been paid to the appropriate public office within 10 days after the date such taxes become due and prior to the date such taxes become delinquent.  The borrower will be required to deposit monthly insurance reserves upon (i) an event of default or (ii) failure by the borrower to deliver a certificate of insurance of any renewed policy with respect to the Centennial Center Property.  The borrower will be required to deposit monthly replacement reserves of $14,611 upon an event of default.

The borrower will be required to deposit monthly rollover reserves of $36,478 upon (i) an event of default, (ii) a decrease in the occupancy rate below 85.0% or (iii) the failure of the borrower to maintain debt service coverage of at least 1.90x until such time as all three conditions are again satisfied.  If the debt yield is at least 9.0% for two consecutive calendar quarters and if monthly rollover reserves were deposited as a result of clause (ii) or (iii) above, the borrower will no longer be required to deposit monthly rollover reserves so long as there is no continuing (i) Cash Trap Period or (ii) event of default.  Additionally, if, by the payment date in August 2020 either Anchor Tenant has notified the borrower of its intent not to renew or extend its lease then all excess cash flow shall be deposited into the rollover reserve account until the Anchor Tenants have renewed their respective leases or are replaced by acceptable replacement tenants.  For purposes of this “Ongoing Reserves” section, “Anchor Tenant” means either of WalMart Supercenter or Sam’s Club.

Anchor Tenant Rollover Reserve.  The borrower will be required to make monthly reserve deposits in the amount of $123,693 into an Anchor Tenant Rollover Reserve account commencing on the payment date in February 2020 until each Anchor Tenant has exercised its right to extend or renew its lease or such tenant has been replaced.  Funds will be released for approved leasing expenses in connection with a renewal or replacement lease.  “Anchor Tenants” include WalMart Supercenter and Sam’s Club.

Major Tenant Rollover Reserve.  The borrower will be required to make monthly reserve deposits in the amount of $27,860 into a Major Tenant Rollover Reserve account commencing on the first payment date occurring after the commencement of a Major Tenant Rollover Reserve Event until, with respect to each related Major Tenant, the earlier of (i) such Major Tenant has  exercised its right to extend or renew its lease, (ii) the amount of funds is equal to the square footage of the space related to such Major Tenant multiplied by $10.00, or (iii) a lease to an acceptable replacement tenant has been executed.  Funds will be released for approved leasing expenses in connection with a renewal or replacement lease.

A “Major Tenant Rollover Reserve Event” occurs at the earlier of (a) the date that a Major Tenant notifies the borrower that it is terminating its lease prior to expiration, (b) the payment date occurring in September 2016 if Ross Stores, Inc. has not yet extended the term of its lease, (c) the payment date occurring in October 2016 if Michaels Stores, Inc. has not yet extended the term of its lease, (d) the payment date in April 2016 if OfficeMax has not extended the term of its lease, (e) the payment date in November 2019 if Big Lots has not extended the term of its lease, (f) the date that any Major Tenant becomes the subject of a bankruptcy action or (g) the date any Major Tenant “goes dark”.  For purposes of this “Ongoing Reserves” section, “Major Tenant” means any of Ross Stores, Inc., Michaels Stores, Inc., OfficeMax, or Big Lots.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

Site plan based on information provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5930 Centennial Center Boulevard Las Vegas, NV 89149	Collateral Asset Summary – Loan No. 10 Centennial Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,455,000 53.4% 2.82x 11.5%

CARTIFACT.
CHATHAM HILLS
95
WYETH RANCH
ELKHORN RD
ELKHORN RD
Montecito Marketplace
Mountain Ridge Park
CIMARRON SPRINGS
HILLSTONE ESTATES
N DURANGO DR
Centennial Hospital
N TENAYA WY
LAS VEGAS
Montecito Crossing
TIMBERLAKE STREET
Centennial Crossroads Plaza
CENTENNIAL CENTER BLVD
Centennial Toyota
Centennial Buick GMC
LAS VEGAS BELTWAY
Thunderbird Family Sports Complex
Northwest Career & Technical Academy
W TROPICAL PKWY
Centennial Center
5930 Centennial Center Boulevard
Las Vegas, NV 89149
CIMARRON VILLAGE NORTH
CANYON CREEK NORTH
N DURANGO DR
ORAN K. GRAGSON FWY
GRAND ENTRIES
DESERT CREEK
Centennial Pavilion
Centennial Plaza
W ANN RD
VISCAYA
Painted Desert Golf Club
N RAINBOW BLVD
North Las Vegas
Sunrise Manor
Las Vegas
Spring Valley
Paradise
Whitney
Henderson
Enterprise
W LONE MOUNTAIN RD

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Washington, DC Alexandria, VA Vienna, VA	Collateral Asset Summary – Loan No. 11 DC Mixed Use Portfolio III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$63,607,758 66.4% 1.47x 8.9%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of 11 Properties
Loan Purpose(1):	Refinance		Property Type:	Office / Retail
Sponsor:	Norman Jemal; Douglas Jemal		Collateral:	Fee Simple
Borrower(2):	Various		Location:	Virginia; Washington, DC
Original Balance:	$63,800,000		Year Built / Renovated(6):	1850-1984 / Various
Cut-off Date Balance:	$63,607,758		Total Sq. Ft.:	165,989
% by Initial UPB:	4.3%		Property Management:	Douglas Development Corp.
Interest Rate:	3.9665%		Underwritten NOI(7):	$5,642,589
Payment Date:	6th of each month		Underwritten NCF(7):	$5,347,703
First Payment Date:	February 6, 2013		Appraised Value:	$95,800,000
Maturity Date:	January 6, 2023		Appraisal Date:	November 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI(7)
Call Protection(3):	L(26), D(90), O(4)		Most Recent NOI:	$4,037,378 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	$3,060,175 (December 31, 2011)
			2010 NOI:	$3,166,923 (December 31, 2010)
Reserves			2009 NOI:	$2,918,969 (December 31, 2009)
	Initial	Monthly
Taxes:	$350,000	$70,000	Historical Occupancy(7)
Insurance:	$17,643	$1,764	Current Occupancy:	95.5% (October 31, 2012)
Replacement:	$0	$3,873	2011 Occupancy:	75.4% (December 31, 2011)
TI/LC(4):	$199,115	$20,749	2010 Occupancy:	67.6% (December 31, 2010)
Required Repairs:	$80,406	NAP	2009 Occupancy:	67.4% (December 31, 2009)
Other Reserves(5):	$1,509,935	Springing
(1)   Loan proceeds along with $1.6 million of borrower equity were used for the refinance of 10 properties and acquisition of one property.
(2)   The properties are each owned by a limited liability company, structured to be bankruptcy remote each with at least one independent director in its organizational structure.  See Annex A-1 of the Free Writing Prospectus for each borrower name.
(3)   On any date after the expiration of the lockout period, the borrower may obtain the release of an individual property, provided, among other things, and subject to the terms in the loan documents including the satisfaction of DSCR and LTV tests, the borrower delivers defeasance collateral in an amount not less than 115% of the allocated loan amount of the property to be released.
(4)   At closing the borrower deposited a TI/LC reserve to be used for existing tenant improvement obligations owed to the Hewlett-Packard Company.
(5)   Other reserves include (i) $1,084,343 in reserves related to Living Social, (ii) $186,250 in an environmental reserve and (iii) $239,342 in rent reserves. An excess cash flow sweep will commence if Living Social (i) goes dark in 40.0% or more of its space, (ii) exercises any termination right (iii) is 30 or more days past due on rent or (iv) is the subject of a bankruptcy action.
(6)   Eight of the eleven properties were renovated between 2002 and 2012.
(7)   Historical NOI and Historical Occupancy increased as a result of a $9.3 million renovation and lease up of 4 of the 11 properties.  Current occupancy includes 28,594 sq. ft. of space leased to Living Social, 5,244 sq. ft. of which is currently unutilized and 4,694 sq. ft. of which is currently subleased to SweetGreen.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$383
Balloon Balance / Sq. Ft.:	$305
Cut-off Date LTV:	66.4%
Balloon LTV:	52.8%
Underwritten NOI DSCR:	1.55x
Underwritten NCF DSCR:	1.47x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.4%

TRANSACTION HIGHLIGHTS

▪
Location.  The DC Mixed Use Portfolio III properties are located within the greater Washington, DC metro area with nine properties located in Washington, DC and two properties located in Virginia.  Eight of the eleven properties are located in Washington, DC’s East End, north of the National Mall and west of North Capitol Street.  As of Q3 2012, the greater Washington, DC office and retail markets were 90.7% and 95.0% occupied, respectively.

▪
Diversified Tenancy. The DC Mixed Use Portfolio III properties are 95.5% leased to 38 tenants consisting of 53.8% office tenancy and 41.6% retail tenancy by net rentable area.  Credit tenants include Porsche (6.7% of NRA, 6.9% of U/W Annual Rent PSF, rated A-/A3/A- by Fitch/Moody’s/S&P) and Hewlett-Packard Company (3.4% of NRA, 4.0% U/W Annual Rent PSF, rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P).

▪
Experienced Sponsorship.  Norman Jemal and Douglas Jemal are the principals of the Douglas Development Corp., a Washington, DC based local real estate owner/operator founded in 1985.  Douglas Development Corp.’s current portfolio includes over 8.0 million sq. ft. primarily in the Washington, DC metropolitan area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2565 Sand Creek Road Brentwood, CA 94513	Collateral Asset Summary – Loan No. 12 Streets of Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,885,239 50.5% 2.29x 12.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Anchored Retail
Sponsor:	DRA G&I Fund VII Real Estate		Collateral:	Fee Simple
	Investment Trust		Location:	Brentwood, CA
Borrower:	G&I VII Brentwood Operating LP		Year Built / Renovated:	2008 / NAP
Original Balance:	$42,000,000		Total Sq. Ft.:	319,855
Cut-off Date Balance:	$41,885,239		Property Management:	Legacy Asset Management, LLC
% by Initial UPB:	2.8%		Underwritten NOI:	$5,287,069
Interest Rate:	3.512761%		Underwritten NCF:	$4,871,174
Payment Date:	6th of each month		Appraised Value:	$83,000,000
First Payment Date:	February 6, 2013		Appraisal Date:	October 11, 2012
Maturity Date:	January 6, 2018
Amortization(1):	360 months		Historical NOI
Additional Debt(2):	$9,972,676 Mezzanine Loan		Most Recent NOI:	$7,228,773 (T-7 July 31, 2012 Ann.)
	Future Mezzanine Debt Permitted		2011 NOI:	$7,180,986 (December 31, 2011)
Call Protection:	L(26), D(30), O(4)		2010 NOI:	$6,733,311 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	NAV

Reserves			Historical Occupancy
	Initial	Monthly	Current Occupancy:	91.7% (November 28, 2012)
Taxes:	$276,515	$138,257	2011 Occupancy:	90.6% (December 31, 2011)
Insurance(3):	$0	Springing	2010 Occupancy:	90.2% (December 31, 2010)
Replacement:	$500,000	$6,664	2009 Occupancy:	NAV
TI/LC:	$1,000,000	$28,565
(1)   The Streets of Brentwood loan is structured with a fixed amortization schedule based on a 360 month amortization period for the mortgage loan, together with the related mezzanine loan (total debt). See Annex H-3 of the Free Writing Prospectus.
(2)   Future mezzanine debt is allowed, provided, among other things, (i) the combined LTV is not greater than 73.5%, (ii) the combined DSCR is no less than 1.45x and (iii) the combined debt yield is no less than 8.9%.
(3)   The borrower will be required to make monthly deposits of 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$131	$162
Balloon Balance / Sq. Ft.:	$120	$149
Cut-off Date LTV:	50.5%	62.5%
Balloon LTV:	46.4%	57.4%
Underwritten NOI DSCR:	2.48x	1.66x
Underwritten NCF DSCR:	2.29x	1.53x
Underwritten NOI Debt Yield:	12.6%	10.2%
Underwritten NCF Debt Yield:	11.6%	9.4%

TRANSACTION HIGHLIGHTS

▪
Experienced Sponsorship.   DRA Advisors, the parent of the sponsor, is a registered investment advisor specializing in real estate investment and management services. DRA Advisors currently has over $9.0 billion in assets under management. Since 1986, DRA Advisors has acquired over 850 properties valued at $18.0 billion, including more than 100 shopping centers totaling over 26 million sq. ft.

▪
Rollover.   The in-place leases at the property have a weighted average of 7.4 years remaining, with only 28,468 sq. ft. (8.9% of NRA) rolling during the loan term. The property is anchored by Rave Theatres, REI and DSW, which currently make up 34.7% of NRA and 32.0% of UW base rent. None of these anchors roll during the loan term.

▪
Tenancy.   Rave Theatres is the only first-run movie theater serving Brentwood, California and the only IMAX movie theater within 30 miles. Rave Theatres recently executed a lease extension through 2024.

▪
Sales Performance.  In-line tenant sales have improved from $227 PSF as of year-end 2011 to $247 PSF, representing an 8.8% increase as of year-end 2012. Major tenant sales have improved from $257 PSF to $271 PSF, representing a 5.4% increase over the same time period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary – Loan No. 13 Kapstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,398,999 62.2% 1.63x 11.0%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of six properties
Loan Purpose:	Refinance		Property Type:	Industrial Warehouse
Sponsor:	Dennis Mehiel; Louis R. Cappelli		Collateral:	Fee Simple
	Family Limited Partnership II		Location:	Various
Borrower:	DLL – Amsterdam, LLC; DLL –		Year Built / Renovated:	1956-2001 / Various
	Bowling Green, LLC; DLL – Grand		Total Sq. Ft.:	1,371,063
	Forks, LLC; DLL – Cedar Rapids, LLC;		Property Management:	Self-managed
	DLL – Fridley, LLC; DLL – Seward,		Underwritten NOI:	$3,902,549
	LLC		Underwritten NCF:	$3,452,142
Original Balance:	$35,500,000		Appraised Value:	$56,900,000
Cut-off Date Balance:	$35,398,999		Appraisal Date:	December 2012
% by Initial UPB:	2.4%
Interest Rate:	4.3200%		Historical NOI
Payment Date:	6th of each month		Most Recent NOI:	$4,107,946 (T-12 November 30, 2012)
First Payment Date:	February 6, 2013		2011 NOI:	$4,107,950 (December 31, 2011)
Maturity Date:	January 6, 2023		2010 NOI:	$3,956,656 (December 31, 2010)
Amortization:	360 months		2009 NOI:	$3,638,406 (December 31, 2009)
Additional Debt(1):	$3,750,000 Subordinate Loan
Call Protection(2):	L(26), D(90), O(4)		Historical Occupancy
Lockbox / Cash Management:	Hard / In Place		Current Occupancy:	100.0% (March 6, 2013)
			2011 Occupancy:	100.0% (December 31, 2011)
Reserves			2010 Occupancy:	100.0% (December 31, 2010)
	Initial	Monthly	2009 Occupancy:	100.0% (December 31, 2009)
Taxes:	$0	Springing(3)
(1)   Louis R. Cappelli Family Limited Partnership II has obtained a subordinate loan with a cut-off balance of $3,750,000, secured by its 50% interest in DL-6 Associates, LLC, the sole member of each borrower. The subordinate loan is subject to a subordination and standstill agreement in favor of the mortgage lender, which (i) does not provide for a change of control of the borrower and (ii) does not grant the subordinate lender any approval, cure, or enforcement rights as long as the mortgage loan is outstanding and therefore is not treated as mezzanine debt for purposes of this structural and collateral term sheet.
(2)   After the expiration of the  lockout period, the borrower may obtain the release of one or more properties in connection with the sale of such properties, provided, among other things, that (i) the borrower defeases an amount at least equal to 125% of the allocated loan amount of such property to be released, (ii) the DSCR for the remaining properties is no less than the greater of the DSCR immediately prior to such sale and 1.58x, and (iii) the LTV for the remaining properties does not exceed the lesser of the LTV immediately prior to such sale and 62.4%.
(3)   Springing reserves are triggered upon and during the continuance of an event of default or if the Kapstone leases are no longer in effect.  In addition,  the borrowers will be required to deposit (a) 1/12 of the estimated annual real estate taxes and insurance reserves on a monthly basis if (i) the tenant fails to pay taxes to the appropriate governmental authority or maintain insurance policies that satisfy coverages required in the loan agreement or (ii) the tenant fails to provide evidence of tax payment or deliver new insurance certificates and (b)  $17,079 on a monthly basis in the replacement reserve account if (i)  Kapstone fails to pay for and perform capital expenditures under the leases and an event of default has occurred under any of the Kapstone leases with respect to performance of capital improvements or (ii) Kapstone is the subject of a bankruptcy or insolvency proceeding.

Insurance:	$0	Springing(3)
Replacement:	$0	Springing(3)
Required Repairs:	$364,481	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$26
Balloon Balance / Sq. Ft.:	$21
Cut-off Date LTV:	62.2%
Balloon LTV:	50.1%
Underwritten NOI DSCR:	1.85x
Underwritten NCF DSCR:	1.63x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	9.8%

TRANSACTION HIGHLIGHTS
▪
Long-term Tenancy.   Each of the six properties is occupied by a single tenant, U.S. Corrugated, Inc., which is a subsidiary of Kapstone Container Corporation (“Kapstone”, rated NR/B3/NR by Fitch/Moody’s/S&P). As of Q3 2012, Kapstone had a Debt/EBITDA ratio of 1.7x and an EBITDA/Interest Expense of 14.8x. Each of the six leases expires in April 2032, more than nine years past the loan maturity date.

▪
Geographically Diverse Portfolio.   The portfolio consists of six cross-collateralized and cross-defaulted properties located in six different states across the United States. Each of the locations benefits from close proximity to interstate highways and four of the six properties are connected to railroads.

▪	Credit Metrics. The portfolio has a cut-off date LTV ratio of 62.2%, an underwritten NCF DSCR of 1.63x, and an underwritten NOI Debt Yield of 11.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

70 West 45th Street New York, NY 10036	Collateral Asset Summary – Loan No. 14 70 West 45th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.8% 1.39x 8.5%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	High Rise Multifamily
Sponsor:	Salim Assa; Ezak Assa		Collateral:	Fee Simple
Borrower(1):	Cassa Properties LLC		Location:	New York, NY
Original Balance:	$35,000,000		Year Built / Renovated:	2008-2010 / NAP
Cut-off Date Balance:	$35,000,000		Units / Sq. Ft.(3):	41 / 34,031
% by Initial UPB:	2.3%		Property Management:	Assa Hospitality Management LLC
Interest Rate:	4.5325%		Underwritten NOI:	$2,977,813
Payment Date:	6th of each month		Underwritten NCF:	$2,967,563
First Payment Date:	February 6, 2013		Appraised Value:	$54,000,000
Maturity Date:	January 6, 2023		Appraisal Date:	November 1, 2012
Amortization:	Interest only for first 24 months; 360
	months thereafter		Historical NOI(5)
Additional Debt:	None		Most Recent NOI:	$2,360,828 (T-12 July 31, 2012)
Call Protection:	L(26), D(90), O(4)		2011 NOI:	NAV
Lockbox / Cash Management:	Soft / In Place		2010 NOI:	NAV
			2009 NOI:	NAV
Reserves
	Initial	Monthly	Historical Occupancy(5)
Taxes:	$38,750	$38,750	Current Occupancy:	100.0% (October 17, 2012)
Insurance:	$9,750	$750	2011 Occupancy:	NAV
Replacement:	$0	$854	2010 Occupancy:	NAV
Immediate Repairs:	$9,741	NAP	2009 Occupancy:	NAV
Condominium Common	$750,000	$57,905
(1)   The sole member of the borrower is currently the subject of a bankruptcy action. A Chapter 11 Plan has been confirmed by the Bankruptcy Court and paid in full.  For additional information see “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.
(2)  Condominium common charge reserve represents approximately twelve months of condominium common charges to be used only for any potential special assessments or fees.
(3)   The collateral consists of 41 residential condominium units totaling 34,031 sq. ft. of net rentable area within a 122,920 sq. ft. building that contains a total of 56 condominium units (53 residential, one retail and two hospitality, which collectively contain 165 boutique hotel rooms).
(4)   Based on amortizing debt service payments.  Based on current interest only debt service payments, the underwritten NOI DSCR and underwritten NCF DSCR are each 1.85x.
(5)   The 70 West 45th Street property was recently developed by the sponsor and the condominium units were completed in 2010, with the first leases executed in early 2011.

Charge Reserve(2):

Financial Information
Cut-off Date Balance / Unit (Sq. Ft.)(3):	$853,659 ($1,028)
Balloon Balance / Unit (Sq. Ft.)(3):	$729,685 ($879)
Cut-off Date LTV:	64.8%
Balloon LTV:	55.4%
Underwritten NOI DSCR(4):	1.39x
Underwritten NCF DSCR(4):	1.39x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.5%

TRANSACTION HIGHLIGHTS
▪
Strong Location. The 70 West 45th Street property is located in Midtown Manhattan on West 45th Street between 5th and 6th Avenues in the Midtown West submarket, proximate to Times Square, Grand Central Terminal, Bryant Park and numerous subway lines.

▪	Market Fundamentals. The Manhattan apartment rental market and Midtown West submarket each exhibited vacancy rates of approximately 1.0% as of Q2 2012.
▪
New Construction / Class A Property.  The 70 West 45th Street property, also known as the Cassa Hotel and Residences, is a 48-story building completed in 2010.  The collateral units are located on floors 28-44 and are leased on a fully furnished basis.   Amenities, some of which are a la carte, include 24-hour room service, full housekeeping and turndown service, in-room spa services, 24-hour concierge and limousine and valet service. In addition, tenants have access to a lounge with an outdoor terrace and a fitness facility.

▪
Experienced Sponsorship. The sponsors, Salim Assa and Ezak Assa, developed the 70 West 45th Street property and have over 24 years of combined real estate experience.  The sponsors founded Assa Properties, a real estate development, acquisition and management firm that has acquired over 3.0 million sq. ft. of assets located throughout the United States and Mexico.

▪
Corporate Housing.  The 70 West 45th Street property is 100.0% leased to 10 corporate users. Tenants include DE Shaw (34.1% of total units), ABA (22.0% of total units), Inspirato (9.8% of total units) and Apartments International Inc. (9.8% of total units).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2500-2912 South Soncy Road Amarillo, TX 79124	Collateral Asset Summary – Loan No. 15 Westgate Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,444,126 52.3% 1.96x 12.2%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Kimco Income Operating Partnership, L.P.			Collateral:	Fee Simple
Borrower:	KIR Amarillo L.P.; KIR Soncy L.P.			Location:	Amarillo, TX
Original Balance:	$33,500,000			Year Built / Renovated:	1994, 2001 / NAP
Cut-off Date Balance:	$33,444,126			Total Sq. Ft.:	486,522
% by Initial UPB:	2.2%			Property Management:	KRC Property Management L.P.
Interest Rate:	3.9760%			Underwritten NOI:	$4,065,889
Payment Date:	6th of each month			Underwritten NCF:	$3,750,761
First Payment Date:	March 6, 2013			Appraised Value:	$64,000,000
Maturity Date:	February 6, 2023			Appraisal Date:	January 5, 2013
Amortization:	360 months
Additional Debt:	None			Historical NOI(4)
Call Protection:	L(25), D(91), O(4)			2011 NOI:	$4,012,619 (December 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing			2010 NOI:	$3,752,352 (December 31, 2010)
				2009 NOI:	$3,865,156 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy(4)
Taxes(2):	$0		Springing	Current Occupancy:	89.6% (January 25, 2013)
Insurance(2):	$0		Springing	2011 Occupancy:	NAV
Replacement(3):	$0		Springing	2010 Occupancy:	NAV
TI/LC(3):	$0		Springing	2009 Occupancy:	NAV

(1)   A hard lockbox and cash management will be in effect during an event of default.
(2)   Monthly tax and insurance escrows are not required so long as (i) no event of default exists and (ii) borrower provides evidence that insurance has been maintained and both real estate taxes and insurance premiums have been paid by their respective due dates. Borrower will be required to deposit 1/12 of the annual real estate taxes and insurance premiums on a monthly basis upon the occurrence of an event of default or failure to pay real estate taxes or insurance premiums by their respective due dates.
(3)   Monthly replacement reserves and TI/LC reserves are not required as long as (i) no event of default exists and (ii) the DSCR is greater than or equal to 1.25x.  If required (i) the monthly replacement reserve deposit will be $6,082, capped at $218,934 and (ii) the monthly TI/LC reserve deposit will be $20,272.
(4)   The sponsor only provides operating statements once per year and 2012 statements are not yet available. The sponsor does not provide historical occupancy.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$69
Balloon Balance / Sq. Ft.:		$55
Cut-off Date LTV:		52.3%
Balloon LTV:		41.5%
Underwritten NOI DSCR:		2.12x
Underwritten NCF DSCR:		1.96x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		11.2%

TRANSACTION HIGHLIGHTS

▪
Tenancy.  The Westgate Plaza Property is 89.6% occupied by 26 tenants. Investment grade tenants, including Home Depot (rated A-/A3/A- by Fitch/Moody’s/S&P), Kohl’s (rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P), Ross Dress for Less (NR/NR/BBB+ by Fitch/Moody’s/S&P) and Bed Bath & Beyond (rated NR/NR/BBB+ by Fitch/Moody’s/S&P), occupy 54.4% of the net rentable area.

▪
Experienced Sponsorship.   Kimco Income Operating Partnership, L.P., an affiliate of Kimco Realty Corp. (“Kimco”) (NYSE: KIM), purchased the Westgate Plaza property in phases in 1999 and 2003. Kimco is a real estate investment trust that owns and operates a portfolio of 896 neighborhood and community shopping centers comprising 131 million sq. ft. across North America.

▪
Location.   The Westgate Plaza property is located in Amarillo, Texas off Interstate Highway 40, adjacent to Westgate Mall, a 97.2% occupied regional shopping center anchored by Dilllards, JC Penney and Sears, which is the only regional shopping center within 125 miles.

▪	Demographics. The 2012 estimated average household income within a five mile radius around the property was $65,753, with a population of 105,109.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6412 Backlick Road Springfield, VA 22150	Collateral Asset Summary – Loan No. 16 Springfield Residence Inn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,857,252 65.5% 2.12x 14.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Extended Stay Hospitality
Sponsor:	Tharaldson Family, Inc.			Collateral:	Fee Simple
Borrower:	R.I. Heritage Inn of Springfield VA, Inc.			Location:	Springfield, VA
Original Balance:	$26,900,000			Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$26,857,252			Rooms:	160
% by Initial UPB:	1.8%			Property Management:	Residence Inn by Marriott, LLC
Interest Rate:	4.3800%			Underwritten NOI:	$3,841,936
Payment Date:	6th of each month			Underwritten NCF:	$3,425,336
First Payment Date:	March 6, 2013			“As-is” Appraised Value:	$41,000,000
Maturity Date:	February 6, 2023			“As-is” Appraisal Date:	November 1, 2012
Amortization:	360 months			“As Stabilized” Appraised Value(3):	$44,000,000
Additional Debt:	None			“As Stabilized” Appraisal Date(3):	November 1, 2014
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / Springing			Historical NOI
				Most Recent NOI:	$3,876,993 (December 31, 2012)
Reserves				2011 NOI:	$3,820,528 (December 31, 2011)
	Initial		Monthly	2010 NOI:	$3,601,892 (December 31, 2010)
Taxes(2):	$0		Springing	2009 NOI:	NAP
Insurance(2):	$0		Springing
FF&E(2):	$0		Springing	Historical Occupancy
				Current Occupancy:	83.6% (December 31, 2012)
Financial Information				2011 Occupancy:	83.3% (December 31, 2011)
Cut-off Date Balance / Room:		$167,858		2010 Occupancy:	82.4% (December 31, 2010)
Balloon Balance / Room:		$135,332		2009 Occupancy:	NAP
Cut-off Date LTV(3):		65.5%
(1)   All gross revenues are deposited directly into an account controlled by the property manager. The property manager is required to pay required expenses to operate the property (including, without limitation, taxes, insurance, and funding of the FF&E reserve), and transfer the balance, if any, to an account controlled by the lender. Such amounts will then be transferred to an account controlled by the borrower, until either (i) an event of default occurs or (ii) the DSCR is less than 1.40x on the last day of any calendar quarter.
(2)  The borrower will be required to make monthly deposits of (i) 1/12 of the estimated annual real estate taxes if the manager fails to pay the required tax dues in a timely manner, (ii) 1/12 of the estimated annual insurance premiums if (a) the borrower is no longer participating in the manager’s insurance program or (b) the manager fails to pay insurance premiums in a timely manner, and (iii) 5.0% of the prior month’s gross revenues into the FF&E reserve if the manager does not deposit the required amounts into the manager FF&E reserve.
(3)   The “As Stabilized” cut-off date LTV is 61.0% based on achieving a stabilized ADR of $194.00 with occupancy of 78.0%.

Balloon LTV:		52.8%
Underwritten NOI DSCR:		2.38x
Underwritten NCF DSCR:		2.12x
Underwritten NOI Debt Yield:		14.3%
Underwritten NCF Debt Yield:		12.8%

TRANSACTION HIGHLIGHTS
▪
Location. The Springfield Residence Inn hotel is located approximately one-quarter mile from Interstate 95, approximately 12 miles from downtown Washington, D.C.  Nearby universities include Washington Baptist University and Virginia Commonwealth University. The demand driver in the market consists of two government-related sites, Fort Belvoir and National Geospatial-Intelligence Agency (“NGA”). The NGA is headquartered in Springfield and Fort Belvoir is home to several United States military agency headquarters, as well as a number of data and research facilities.

▪
Hotel Amenities. The six-story extended stay hotel is comprised of 160 rooms, including 111 studios, 30 one-bedroom suites and 19 two-bedroom suites. Amenities include approximately 1,486 sq. ft. of meeting space throughout two rooms, an indoor pool, a fitness center and a 24-hour business center. Guestroom furnishings include a full kitchen, a two burner stove, full size refrigerator, dishwasher, plates and utensils. In addition, there is a 130-space parking lot adjacent to the hotel, for a ratio of 0.81 spaces per room.

▪
Performance.  As of a November 30, 2012 research hospitality report, the Springfield Residence Inn occupancy, ADR and RevPAR for the trailing twelve months were 82.9%, $168.36 and $139.51, respectively, with occupancy, ADR and RevPAR penetration rates of 133.2%, 132.4% and 176.4%, respectively. The hotel opened in 2009 and since 2010, the Residence Inn Springfield has outperformed its competitive set with average penetration rates for occupancy, ADR and RevPAR of 133.7%, 128.5% and 171.6%, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

17474-17580 Yorba Linda Boulevard Yorba Linda, CA 92886	Collateral Asset Summary – Loan No. 17 Valley View Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 59.8% 1.58x 9.9%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Richard Cramer; David Lee			Collateral:	Fee Simple
Borrower(1):	Mickel Yorba Linda, LLC; Henry’s SPE I, LLC; Yorba View Center SPE I, LLC; LFET Investors SPE I, LLC; CGH Yorba SPE I, LLC			Location:	Yorba Linda, CA
				Year Built / Renovated:	1963 / 1982, 2013
				Total Sq. Ft.:	110,021
				Property Management:	Remarc Management, Inc.
Original Balance:	$22,000,000			Underwritten NOI(5):	$2,181,692
Cut-off Date Balance:	$22,000,000			Underwritten NCF(5):	$2,061,039
% by Initial UPB:	1.5%			“As Is” Appraised Value:	$36,800,000
Interest Rate:	4.2700%			“As Is” Appraisal Date:	February 1, 2013
Payment Date:	6th of each month			“As Stabilized” Appraised Value(6):	$37,500,000
First Payment Date:	April 6, 2013			“As Stabilized” Appraisal Date(6):	November 1, 2013
Maturity Date:	March 6, 2023
Amortization:	360 months			Historical NOI(5)
Additional Debt:	None			Most Recent NOI:	$1,136,338 (T-12 November 30, 2012)
Call Protection:	L(24), D(92), O(4)			2011 NOI:	$954,310 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$1,129,699 (December 31, 2010)
				2009 NOI:	$1,181,362 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy(5)
Taxes:	$0		$23,113	Current Occupancy:	91.2% (December 31, 2012)
Insurance(2):	$0		Springing	2011 Occupancy:	58.0% (December 31, 2011)
Replacement:	$0		$1,834	2010 Occupancy:	84.0% (December 31, 2010)
TI/LC:	$0		$8,221	2009 Occupancy:	93.8% (December 31, 2009)
OSH Holdback Reserve:	$6,000,000		$0
(1)   The borrowing entities are structured as tenants-in-common. Each of the borrowing entities has waived its right to partition.
(2)  The borrower will be required to make monthly deposits of 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)   The environmental reserve is capped at $156,250.
(4)   Borrower will be required to deposit all excess cash into the lease sweep reserve, up to a cap of $35.00 PSF based on the affected lease sweep space, following the occurrence of any of the following: (i) the date that a Lease Sweep Lease is surrendered, cancelled, or terminated prior to its then current expiration date or upon receipt by borrower of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such lease, (ii) if a tenant under a Lease Sweep Lease goes dark at the property, (iii) upon an event of default under a Lease Sweep Lease or (iv) insolvency of a tenant under a Lease Sweep Lease or its direct or indirect parent company.  A “Lease Sweep Lease” shall mean the Orchard Supply Hardware lease or any replacement lease for the Orchard Supply Hardware premises greater than 30,000 sq. ft.
(5)  The decline in 2011 NOI and Occupancy was due to the tenant previously occupying the Orchard Supply Hardware space vacating the property during 2011. The increase in Underwritten NOI and NCF over T-12 is due to Orchard Supply Hardware executing a new lease for this space which contributes approximately 42.7% of underwritten base rent. Orchard Supply Hardware is expected to open for business during February 2013.
(6)   The “As Stabilized” cut-off date LTV is 58.7% and is based on the property achieving stabilized occupancy of 95.0%.

OSH Rent Abatement Reserve:	$489,258		$0
Environmental Reserve(3):	$0		$1,628
Lease Sweep Reserve(4):	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$200
Balloon Balance / Sq. Ft.:		$160
Cut-off Date LTV(5):		59.8%
Balloon LTV:		48.0%
Underwritten NOI DSCR:		1.68x
Underwritten NCF DSCR:		1.58x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.4%

TRANSACTION HIGHLIGHTS
▪
Tenancy.   The property features a diverse rent roll with 16 tenants, including regional and national tenants such as Sprouts, Starbucks, Sport Clips, Chase Bank, Orchard Supply Hardware, Edward D. Jones and Polly’s (KFC), which occupy 80,955 sq. ft. or 73.6% of NRA.

▪
Long-term Leases.  The largest tenant, Orchard Supply Hardware (40.4% of NRA), recently executed a lease for 15 years, with three five-year extension options. The second largest tenant, Sprouts (24.6% of NRA), has been in occupancy at the property since 2000 with a 20 year lease that runs through 2020 and has four five-year extension options remaining.

▪
Location.  The Valley View Shopping Center property is located along Yorba Linda Boulevard in a dense in-fill area with established housing stock and very limited vacant land. The 2012 estimated average household income in a one mile radius around the property was $103,122, approximately 29.6% higher than the California average household income of $79,547 for the same time period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5215 South Loop 289 Lubbock, TX 79424	Collateral Asset Summary – Loan No. 18 Embassy Suites Lubbock	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,639,358 69.8% 2.00x 13.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Pritesh Patel; Mitesh Raichada		Collateral:	Fee Simple
Borrower:	Lubbock E Partners, Ltd.		Location:	Lubbock, TX
Original Balance:	$21,700,000		Year Built / Renovated:	1982 / 2004
Cut-off Date Balance:	$21,639,358		Rooms:	156
% by Initial UPB:	1.4%		Property Management:	RIM Hotel TEX, Inc.
Interest Rate:	4.4300%		Underwritten NOI:	$2,904,489
Payment Date:	6th of each month		Underwritten NCF:	$2,616,506
First Payment Date:	February 6, 2013		“As-is” Appraised Value:	$31,000,000
Maturity Date:	January 6, 2023		“As-is” Appraisal Date:	December 1, 2012
Amortization:	360 months		“As Stabilized” Appraised Value(5):	$34,000,000
Additional Debt(1):	Future Mezzanine Debt Permitted		“As Stabilized” Appraisal Date(5):	December 1, 2014
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing		Historical NOI
			Most Recent NOI:	$3,141,619 (T-12 October 31, 2012)
Reserves			2011 NOI:	$2,783,492 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$2,470,957 (December 31, 2010)
Taxes:	$0	$18,691	2009 NOI:	$2,408,474 (December 31, 2009)
Insurance(3):	$0	Springing
FF&E:	$0	4% of prior month’s gross	Historical Occupancy
		revenues	Current Occupancy:	87.2% (October 31, 2012)
PIP Sweep(4):	$0	Springing	2011 Occupancy:	87.2% (December 31, 2011)
			2010 Occupancy:	84.7% (December 31, 2010)
Financial Information			2009 Occupancy:	85.7% (December 31, 2009)
Cut-off Date Balance / Room:		$138,714
(1)   Future mezzanine debt is allowed, provided, among other things, the combined LTV is not greater than 70.0%, the combined DSCR is not less than 1.60x and the combined debt yield is not less than 11.0%.
(2)   Cash management will be triggered upon (i) an event of default, (ii) the DSCR falling below 1.25x on the last day of a calendar quarter, (iii) any mezzanine loan is outstanding or (iv) a PIP Sweep Event. A “PIP Sweep Event” will commence upon the earlier to occur of (a) October 26, 2017, which is 12 months prior to the expiration of the franchise agreement, and (b) the borrower’s notification of the commencement of the renewal or replacement of the existing franchise agreement, and will end upon (y) renewal of the existing franchise agreement, or an acceptable replacement franchise agreement that extends at least two years beyond the maturity date, and (z) the PIP sweep reserve has a balance sufficient to complete all PIP work.
(3)   The borrower will be required to deposit 1/12 of the annual insurance premiums if an acceptable blanket policy is no longer in place.
(4)   During a PIP Sweep Event, all excess cash, after payment of debt service and reserves, will be swept into the PIP sweep reserve.
(5)   The “As Stabilized” cut-off date LTV is 63.6% based on achieving a stabilized ADR of $154.78 with occupancy of 84.0%.

Balloon Balance / Room:		$112,172
Cut-off Date LTV(5):		69.8%
Balloon LTV:		56.4%
Underwritten NOI DSCR:		2.22x
Underwritten NCF DSCR:		2.00x
Underwritten NOI Debt Yield:		13.4%
Underwritten NCF Debt Yield:		12.1%

TRANSACTION HIGHLIGHTS
■
Location. The Embassy Suites Lubbock hotel is located approximately six miles southwest of downtown Lubbock and approximately five miles from Texas Tech University. In addition, the South Plains Mall is located approximately one-quarter mile north and is the only regional mall within 120 miles of Lubbock. Lubbock was ranked 20th by the Milken Institute for the 2012 best performing cities where jobs are created and sustained. As of May 2012, Lubbock’s employment base grew 3.7% from May 2011, the ninth-fastest growth in the nation.

■
Hotel Amenities. The hotel is comprised of a three-story full service hotel with 156 rooms, including 80 standard king suites, 74 standard double queen suites and two, two-bedroom king suites. Amenities include 3,379 sq. ft. of meeting space throughout three rooms, the Canaletto’s Restaurant and Lounge, an indoor pool, a fitness center and a business center. In addition, the hotel offers complimentary shuttle service to and from the Lubbock International Airport and within a five-mile radius of the hotel. The hotel has 123 parking spaces for a ratio of 0.79 spaces per room.

■
Performance.  As of an October 31, 2012 hospitality research report, the occupancy, ADR and RevPAR for the trailing twelve months were 86.9%, $137.18 and $119.16, respectively, with occupancy, ADR and RevPAR penetration rates of 124.4%, 137.5% and 171.0%, respectively. Since 2007, occupancy, ADR and RevPAR penetration rates have averaged 125.8%, 140.9% and 177.2%, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6101 Variel Avenue Woodland Hills, CA 91367	Collateral Asset Summary – Loan No. 19 Panavision Woodland Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,000,000 47.9% 1.92x 13.4%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization			Property Type:	Flex Industrial
Sponsor:	AG Net Lease II Corp.			Collateral:	Fee Simple
Borrower:	AGNL Film, L.P.			Location:	Woodland Hills, CA
Original Balance:	$17,000,000			Year Built / Renovated:	1973 / 2012
Cut-off Date Balance:	$17,000,000			Total Sq. Ft.:	145,000
% by Initial UPB:	1.1%			Property Management:	Self-managed
Interest Rate:	4.5210%			Underwritten NOI:	$2,283,623
Payment Date:	6th of each month			Underwritten NCF:	$2,179,061
First Payment Date:	February 6, 2013			Appraised Value:	$35,500,000
Anticipated Repayment Date:	January 6, 2023			Appraisal Date:	October 30, 2012
Final Maturity Date:	July 6, 2030
Amortization:	Interest only for first 12 months; 300			Historical NOI(6)
	months thereafter			Most Recent NOI:	NAP
Additional Debt(1):	Future Mezzanine Debt Permitted			2011 NOI:	NAP
Call Protection:	L(26), D(89), O(5)			2010 NOI:	NAP
Lockbox / Cash Management(2):	Hard / Springing			2009 NOI:	NAP

Reserves				Historical Occupancy(6)
	Initial		Monthly	Current Occupancy:	100.0% (March 6, 2013)
Taxes(3):	$0		Springing	2011 Occupancy:	NAP
Insurance(3):	$0		Springing	2010 Occupancy:	NAP
Replacement(3):	$0		Springing	2009 Occupancy:	NAP
TI/LC:	$0		$2,478
(1)   Future mezzanine debt is allowed (i) no later than two years prior to the anticipated repayment date, (ii) in an amount that, when added to the first mortgage loan, (a) does not exceed $18.2 million, (b) results in a combined LTV not greater than 51.3%, (c) results in a combined DSCR not less than 1.50x and (d) results in a combined debt yield not less than 12.0% and (iii) so long as the mezzanine loan is coterminous with the Panavision Woodland Hills loan.
(2)   Cash management will be triggered upon (i) an event of default, (ii) the anticipated repayment date, (iii) the DSCR falling below 1.25x on the last day of a calendar quarter, (iv) a tenant insolvency proceeding by the Panavision tenant (or an acceptable replacement tenant) or (v) a mezzanine loan is outstanding.
(3)   The borrower will be required to make monthly payments of (i) 1/12 of the annual tax bill into the tax reserve, (ii) 1/12 of the annual insurance premiums into the insurance reserve and (iii) $2,478 into the replacement reserve if Panavision (or an acceptable replacement tenant) (a) is in monetary default, (b) no longer has a lease in full force and effect, (c) with respect to the tax reserve, does not pay the tax bills on time, (d) with respect to the insurance reserve, does not pay the insurance bills on time, and (e) with respect to the replacement reserve, does not perform and pay for all capital expenditures at the property.
(4)   Balloon Balance / Sq. Ft. and Balloon LTV are as of the anticipated repayment date.
(5)   Based on amortizing debt service payments. Based on the current interest only payments, the underwritten NOI DSCR and underwritten NCF DSCR are 2.93x and 2.80x, respectively.
(6)   The property was previously vacant until Panavision took occupancy in August 2012; therefore historical NOI and historical occupancy are not applicable.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$117
Balloon Balance / Sq. Ft. (4):		$90
Cut-off Date LTV:		47.9%
Balloon LTV(4):		36.7%
Underwritten NOI DSCR(5):		2.01x
Underwritten NCF DSCR(5):		1.92x
Underwritten NOI Debt Yield:		13.4%
Underwritten NCF Debt Yield:		12.8%

TRANSACTION HIGHLIGHTS
■
Tenancy.   Panavision Woodland Hills is 100.0% leased to Panavision through 2030, with no termination options and one five-year extension option. Founded in 1954, Panavision manufactures and leases high end camera equipment to studios in the Hollywood and San Fernando Valley area. The property is located within the Warner Center, an 1,100-acre, master-planned, mixed-use development, and Panavision has been located in the market since the 1990’s. Panavision moved its world headquarters into the Panavision Woodland Hills location in August 2012.

■
Sponsor.  AG Net Lease II Corp. is a subsidiary of Angelo, Gordon & Co. (“AGC”).  Founded in 1988, AGC is a privately-held registered investment advisor that currently manages approximately $25.0 billion. In total, the sponsorship owns 28 properties valued at over $714.4 million. The sponsor purchased the property in August 2011, as vacant, for $17.7 million. Since acquisition, the sponsor has invested approximately $12.9 million in capital expenditures and leasing costs, in addition to approximately $4.0 million contributed by Panavision for tenant improvements.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2810 John Hawkins Parkway Hoover, AL 35244	Collateral Asset Summary – Loan No. 20 Colonial Promenade Hoover	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,964,494 64.5% 1.41x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
	Daniel F. Jackson, III; Jeffrey J.		Collateral:	Fee Simple
Sponsor:	Crittenden		Location:	Hoover, AL
Borrower:	Highway 150, LLC		Year Built / Renovated:	2002 / NAP
Original Balance:	$17,000,000		Total Sq. Ft.:	171,655
Cut-off Date Balance:	$16,964,494		Property Management:	Cornerstone Management Company, LLC
% by Initial UPB:	1.1%		Underwritten NOI:	$1,753,265
Interest Rate:	4.3575%		Underwritten NCF:	$1,578,975
Payment Date:	6th of each month		Appraised Value:	$26,300,000
First Payment Date:	March 6, 2013		Appraisal Date:	November 12, 2012
Maturity Date:	February 6, 2023
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,756,847 (T-12 September 30, 2012)
Call Protection:	L(25), D(91), O(4)		2011 NOI:	$1,799,714 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / Springing		2010 NOI:	$1,862,376 (December 31, 2010)
			2009 NOI:	$1,990,993 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$68,250	$22,750	Current Occupancy:	86.9% (December 10, 2012)
Insurance:	$8,549	$2,850	2011 Occupancy:	85.2% (December 31, 2011)
Replacement:	$0	$4,534	2010 Occupancy:	84.5% (December 31, 2010)
TI/LC(2):	$750,000	$8,656	2009 Occupancy:	86.9% (December 31, 2009)
Immediate Repairs:	$12,250	NAP
(1)   Cash management will be triggered (i) during any event of default, (ii) during any bankruptcy action of the borrower, principal, guarantor or manager, (iii) during an Academy Sports or Stein Mart renewal trigger event, (iv) if Academy Sports or Stein Mart “goes dark”, ceases to pay rent, gives notice not to renew or vacates, (v) if Walmart “goes dark” or vacates or (vi) if the borrower fails to maintain a DSCR of at least 1.15x for one quarter until the DSCR after the end of two consecutive quarters is at least equal to 1.30x.
(2)   Initial TI/LC reserves to be released to the borrower, up to a maximum of $350,000, at $28.00 PSF on a pro rata basis for new or renewal leases at rents great than $17.00 PSF. Subject to the terms of the loan agreement related to the reserve floor, the remaining $400,000 can be released to the borrower if, among other things, (i) Academy Sports renews or extends its lease or a lease to an approved replacement tenant is executed and (ii) no co-tenancy provisions in any other tenant leases have been triggered.
(3)   Restaurant tenant reserves will be released, on a pro rata basis, upon verification that Pablo’s Restaurant, Pyramid Grill and Yuki Japanese Restaurant have each made 12 consecutive rental payments. Pablo’s Restaurant, Pyramid Grill and Yuki Japanese Restaurant collectively comprise approximately 11,060 sq. ft. or 6.4% of net rentable area.

Restaurant Tenant Reserve(3):	$250,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$99
Balloon Balance / Sq. Ft.:	$72
Cut-off Date LTV:	64.5%
Balloon LTV:	47.2%
Underwritten NOI DSCR:	1.57x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.3%

TRANSACTION HIGHLIGHTS
■
Walmart Supercenter Shadow Anchor.  The Colonial Promenade Hoover property is shadow anchored by a Walmart Supercenter that has been in occupancy since 2002.  The collateral encompasses the space on both sides of the Walmart Supercenter.

■
Location.  The Colonial Promenade Hoover property is located in the Hoover submarket of Birmingham, Alabama along the submarket’s primary retail corridor, which averages a daily traffic count of 51,196.  The Colonial Promenade Hoover property is located approximately 1.3 miles from the 99% occupied Riverchase Galleria, one of the largest enclosed malls and the top tourist attraction in Alabama.

■
Long Term Tenancy.  The Colonial Promenade Hoover property is 86.9% occupied by 28 tenants. The two largest tenants, Academy Sports (31.9% of NRA) and Stein Mart (19.8% of NRA) have both been in occupancy since 2002 and recently renewed their leases. In 2012, Stein Mart exercised a three-year renewal through August 2015 and Academy Sports exercised a five-year renewal through July 2017.

■	Demographics. The 2012 estimated average household income within a five mile radius around the property was $87,655, with a population of 99,044 as of 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-184376) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-4, Class X-A, Class A-M, Class B and Class C will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

 A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)    from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)    from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)    from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i) if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2) providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2) certifying that the nonqualified intermediary is not acting for its own account,

(3) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4) providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2014	83%	83%	83%	83%	83%
March 2015	64%	64%	64%	64%	64%
March 2016	43%	43%	43%	43%	43%
March 2017	20%	20%	20%	20%	20%
March 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.65	2.64	2.64	2.64	2.64

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.86	4.85	4.82	4.63

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	98%	98%	98%	98%	98%
March 2019	79%	79%	79%	79%	79%
March 2020	59%	59%	59%	59%	59%
March 2021	38%	38%	38%	38%	39%
March 2022	17%	17%	17%	17%	17%
March 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.46	7.46	7.46	7.46	7.46

D-1

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
March 2014	100%	100%	100%	100%	100%
March 2015	100%	100%	100%	100%	100%
March 2016	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.80	9.74	9.67	9.44

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-1

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after February 15, 2013.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-“ from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan.  The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt in each case as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on a schedule to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS
Annex A ID#	Mortgage Loan	Representation	Exception

2	Moffett Towers	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures two pari passu companion loans, in the original principal amounts of $175,000,000 and $40,000,000.

5	540 West Madison Street	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $135,000,000.

4.02	Rochester Hotel Portfolio – Rochester Marriott	(6) Permitted Liens; Title Insurance
A subterranean portion of the Mortgaged Property was conveyed to the Mayo Foundation (the “Foundation Parcel”) in connection with a proposed vertical subdivision.  The subdivision was accomplished pursuant to and governed by (i) a Declaration of Air and Subsurface Rights (“Declaration”), (ii) a deed and (iii) First Refusal and Option Agreement (“ROFR Agreement”).  The City of Rochester did not provide a separate tax parcel for the Foundation Parcel or otherwise recognize the subdivision.  The title company concluded that the subdivision was not correctly effectuated, and the legal description includes the Foundation Parcel in the fee estate in the title policy.  However, the title insurance is subject to, and exception is taken for, any rights, interests or claims of the Mayo Foundation conveyed by the deed, as recorded but subject to all terms and conditions, including easements, of the Declaration.  In addition, the beneficial easements granted in favor of the Marriott owner over the Foundation Parcel under the Declaration are insured as appurtenant beneficial easements.  The Declaration provides that the Mayo Foundation is responsible for 5% of the real estate taxes and insurance costs (payable to the Marriott owner), unless, in the case of insurance, the Foundation Parcel owner has elected to separately insure (or elects self-insure, which is permitted as long as Mayo Foundation owns the Foundation Parcel).

2	Moffett Towers	(7) Junior Liens
The sole member of the borrower obtained a mezzanine loan from German American Capital Corporation in the amount of $50,000,000 secured by its ownership interest in the borrower.  The mezzanine loan was funded on the Mortgage Loan closing date and is coterminous with the Mortgage Loan and is currently held by an affiliate of MetLife.

G-1-1

Annex A ID#	Mortgage Loan	Representation	Exception

4	Rochester Hotel Portfolio	(7) Junior Liens
The sole member of the borrowers obtained a mezzanine loan from German American Capital Corporation in the amount of $25,000,000 secured by its ownership interest in the borrowers.  The mezzanine loan was funded on the Mortgage Loan closing date, is coterminous with the Mortgage Loan and was sold to ACREFI Mortgage Lending, LLC on January 31, 2013.

5	540 West Madison Street	(7) Junior Liens
The sole member of the borrower obtained a mezzanine loan from German American Capital Corporation in the amount of $15,000,000 secured by its ownership interest in the borrower.  The mezzanine loan was funded on the Mortgage Loan closing date and is coterminous with the Mortgage Loan and is currently held by an affiliate of Principal Financial Group.

12	Streets of Brentwood	(30) Junior Liens
The limited partner of the borrower obtained a mezzanine loan from German American Capital Corporation in the amount of $10,000,000 secured by its ownership interest in the borrower and the borrower’s general partner.  The mezzanine loan was funded on the Mortgage Loan closing date and is coterminous with the Mortgage Loan.

17	Valley View Shopping Center	(18) No Encroachments
One of the buildings at the Mortgaged Property significantly encroaches on a drainage easement which, by its terms, may require the removal of any encroaching improvements.  An endorsement to the Title Policy was obtained which provides insurance with respect to the forced removal of these encroaching improvements, but such coverage is capped at $16,590,000.

4	Rochester Hotel Portfolio	(25) Licenses and Permits
The borrowers have not obtained the required liquor licenses necessary to serve alcohol at the Mortgaged Properties (the “Required Licenses”) in their own names.  Currently, the Required Licenses are held by an affiliate of the previous owner of the Mortgaged Properties, who has agreed to keep the Required Licenses in full force and effect and to provide certain other services with respect to alcoholic beverage sales at the Mortgaged Properties until such time as the earlier to occur of (i) the Required Licenses have been transferred to borrowers, (ii) the borrowers have secured replacement Required Licenses, (iii) an affiliate of the borrowers has acquired either (1) the Required Licenses or (2)

G-1-2

Annex A ID#	Mortgage Loan	Representation	Exception
all of the ownership interest in the current holder of the Required Licenses, (iv) the liquor licensing authority’s termination of the Required Licenses upon determination by such authority that the agency relationship between the borrowers and the current holder of the Required Licenses is in violation of state or municipal law or (v) October 25, 2013.

3	The Avenues	(26) Recourse Obligations	Recourse to the non-recourse carve-out guarantors related to waste, misapplication, and other “bad acts” for which recourse is provided, is limited to $11,000,000.

19	Panavision Woodland Hills	(26) Recourse Obligations
Recourse liability for a breach of an environmental covenant in the Loan Documents will be capped at the outstanding principal balance of the Mortgage Loan at the time of determination of such liability.

2	Moffett Towers	(30) Due on Sale or Encumbrance
The sole member of the borrower obtained a mezzanine loan in the amount of $50,000,000 secured by its ownership interest in the borrower.  The mezzanine loan was funded on the Mortgage Loan closing date, is coterminous with the Mortgage Loan and is currently held by an affiliate of MetLife.

4	Rochester Hotel Portfolio	(30) Due on Sale or Encumbrance
Sunstone Hotel TRS Lessee, Inc. (“Sunstone”) has made a $25,000,000 preferred equity investment in Kahler Hotels LLC, the indirect owner of the borrowers.  The preferred equity will have a preferred rate of return of 11.0% per annum.  Such preferred equity is payable only from excess cash flow and will accrue if not paid currently.  The preferred equity holder may cure any default under the Mortgage Loan that remains uncured beyond applicable cure periods, and any amounts paid to cure will be considered additional preferred equity with a preferred rate of return of 15%.  If the default preferred equity contribution is not repaid within 30 days, the preferred equity holder’s sole remedy is to force the borrower to market the Mortgaged Properties for sale to the extent permitted under the Loan Documents.  Sunstone may transfer the preferred equity interest subject to conditions in the Loan Documents.

5	540 West Madison Street	(30) Due on Sale or Encumbrance	The sole member of the borrower obtained a mezzanine loan in the amount of $15,000,000 secured by its ownership interest in the borrower. The mezzanine loan was funded on the Mortgage

G-1-3

Annex A ID#	Mortgage Loan	Representation	Exception
Loan closing date, is coterminous with the Mortgage Loan and is currently held by an affiliate of Principal Financial Group.

12	Streets of Brentwood	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt provided, among other things (i) the combined LTV is not greater than 73.5%, (ii) the combined DSCR is not less than 1.45x and (iii) the combined debt yield is not less than 8.9%.

18	Embassy Suites Lubbock	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt subject to, among other things, (a) a combined loan-to-value ratio of no more than 70.0%; (b) a combined debt service coverage ratio of no less than 1.60x; and (c) a combined net cash flow debt yield of no less than 11.0%.

19	Panavision Woodland Hills	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt subject to, among other things, such mezzanine loan is in an amount that when added to the then outstanding principal balance of the Mortgage Loan, (a) the combined balance does not exceed $18,200,000, (b) the combined loan-to-value ratio is not more than 51.3%; (c) the combined debt service coverage ratio is at least 1.50x; and (d) the combined net cash flow debt yield is at least 12.0%.

25	Best Western Lake Buena Vista	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt subject to, among other things, (a) a combined loan-to-value ratio of no more than 69.0%; (b) a combined debt service coverage ratio greater than 1.50x; and (c) a combined debt yield of no less than 10.3%.

24 27	StayBridge Suites Charleston StayBridge Suites Columbia	(39) Organization of Borrower	The borrowers are affiliated entities.

2	Moffett Towers	(43) Cross-Collateralization	The Mortgage Loan also secures two pari passu companion loans, in the original principal amounts of $175,000,000 and $40,000,000.

5	540 West Madison Street	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $135,000,000.

G-1-4

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS
Annex A ID#	Mortgage Loan	Representation	Exception

8	Larkspur Landing Hotel Portfolio	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures a pari passu companion loan in the original principal amount of $60,000,000.

14	70 West 45th Street	(5) Lien; Valid Assignment
The Mortgaged Property is subject to approximately $20,000,000 in mechanics liens that relate to the original construction of the Mortgaged Property.  The mechanics liens resulted in the borrower’s sole member, Waterscape Resorts LLC, filing for Chapter 11 bankruptcy.  In bankruptcy, it was determined that approximately $10,000,000 of the mechanics liens were duplicative claims, based on liens filed by both the general contractor and subcontractors.  A trust fund holding $11,000,000 was set up and approved by the bankruptcy court to cover the full amount of the mechanics liens. The Title Policy insures over the mechanics liens.

10	Centennial Center	(10) Condition of the Property
According to the engineering report, the Mortgaged Property requires immediate repairs with an estimated cost of approximately $157,500, which amount has not been escrowed.  The Mortgage Loan Documents provide that if such repairs are not complete within six months of the Mortgage Loan closing date, the borrower will have an additional six months to complete the repairs, provided the borrower is using diligent efforts.  If the repairs are not completed within 12 months of the Mortgage Loan closing date, the borrower is required to escrow with lender the amounts set forth in the Mortgage Loan Documents for repairs.

14	70 West 45th Street	(13) Actions Concerning Mortgage Loan
Waterscape Resorts LLC, the sole member of the borrower, is presently in a voluntary bankruptcy proceeding.  Additionally, there is a $4,400,000 claim against Waterscape Resorts LLC for diversion of trust relating to the $11,000,000 trust established pursuant to the bankruptcy proceeding.

G-2-1

Annex A ID#	Mortgage Loan	Representation	Exception

Various	Various	(16) Insurance
The Loan Documents permit a rating of “BBB” by S&P for admitted companies.

For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of  “A-” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

14	70 West 45th Street	(16) Insurance
The insurance provisions are subject to the condominium documents, which require that if more than 75% of the condominium is damaged by casualty or condemnation and 75% of the unit owners do not vote to restore the condominium, then the property (a portion of which is the Mortgaged Property) will be partitioned and the proceeds distributed to the unit owners in accordance with their percentage interest in the common elements.

Various	Various	(16) Insurance
Certain of the Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $250,000 (or in some cases, a smaller amount) and the cost to restore is also less than $250,000 (or such smaller amount as specified in the related Loan Documents).

33	Eastwind Center	(16) Insurance	If net proceeds are less than $350,000 and the cost of restoration is less than $350,000, net proceeds will be disbursed by the lender to the borrower upon receipt.

21	747 Front Street	(18) No Encroachments
Based on the survey, the basement of Mortgaged Property encroaches on the public sidewalk on two boundaries.  No insurance was available for the encroachments.  The recourse obligations of borrower and the non-recourse carveout guarantor include any losses relating to the encroachments.

1	Federal Center Plaza	(30) Due on Sale or Encumbrance	The Loan Documents permit future mezzanine debt in an amount up to $30,000,000, to be used to pay for property-related expenses, subject to, among other things, (i) DSCR of at least 2.00x;

G-2-2

Annex A ID#	Mortgage Loan	Representation	Exception
and (ii) debt yield of at least 11.75%, in each case based on the combined Mortgage Loan and mezzanine loan balances.

8	Larkspur Landing Hotel Portfolio	(30) Due on Sale or Encumbrance
A third party entity has a preferred equity interest in an indirect owner of the borrowers, with a preferred return on equity payable only out of excess cash. The preferred equity holder is prohibited from exercising redemption rights or defaulting the mezzanine loan for failure to pay a minimum return until the Mortgage Loan is paid in full.

7	Avenue Forsyth	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt subject to, among other things, (a) an interest only DSCR of at least 2.60x; (b) an amortizing DSCR of at least 1.75x; (c) a net cash flow debt yield of at least 13.2%; and (d) a loan-to-value ratio not greater than 51.9%, in each case, based on the combined Mortgage Loan and mezzanine loan balances.

26	Bayside Hotel	(30) Due on Sale or Encumbrance
The Loan Documents permit future mezzanine debt subject to, among other things, (a) a DSCR of at least  1.90x; (b) a net cash flow debt yield of at least 13.20%; and (c) a loan-to-value ratio not greater than 51.9%, in each case, based on the combined Mortgage Loan and mezzanine loan.

10	Centennial Center	(31) Single-Purpose Entity
In connection with the purchase of the Mortgaged Property, the borrower agreed that if, during the first 36 months of the Mortgage Loan term, the property seller leases all or a portion of 10,500 square feet of certain space that was vacant on the date the Mortgaged Property was acquired, the borrower is obligated to pay the property seller an amount up to $3,025,232.  This is an unsecured obligation of the borrower.  The non-recourse carve-out guaranty covers any losses incurred by lender resulting from borrower’s failure to pay if and when due.

31	Homewood Suites Huntsville	(31) Single-Purpose Entity
The borrower is a party to a Guaranty of Franchise Agreement dated as of the Mortgage Loan closing date with Apple Seven Services Southeast, L.P. and HLT Existing Franchise Holding LLC, as successor in interest to Promus Hotels, Inc., pursuant to which the borrower has guaranteed the performance of TRS Lessee/Franchisee under the hotel franchise agreement dated October 27, 2006.

G-2-3

Annex A ID#	Mortgage Loan	Representation	Exception

37	Courtyard Marriott Prattville	(31) Single-Purpose Entity
The borrower is a party to an Owner Agreement dated April 24, 2007 (and assigned to the borrower as of the closing date of the Mortgage Loan) with Apple Seven Services Southeast, L.P. and Marriott International, Inc., pursuant to which the borrower has guaranteed the performance of TRS Lessee/Franchisee under the Courtyard By Marriott Relicensing Franchise Agreement dated as of April 24, 2007.

8	Larkspur Landing Hotel Portfolio	(39) Organization of the Borrower	The borrowers are affiliated entities.

7	Avenue Forsyth

31	Homewood Suites Huntsville	(39) Organization of the Borrower	The borrowers are affiliated entities.

37	Courtyard Marriott Prattville

8	Larkspur Landing Hotel Portfolio	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan in the original principal amount of $60,000,000.

G-2-4

ANNEX H

AMORTIZATION SCHEDULES

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX H-1

AMORTIZATION SCHEDULE FOR MOFFETT TOWERS

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2013	414,567.13	-	120,000,000.00	414,567.13
5/6/2013	401,194.00	-	120,000,000.00	401,194.00
6/6/2013	414,567.13	-	120,000,000.00	414,567.13
7/6/2013	401,194.00	-	120,000,000.00	401,194.00
8/6/2013	414,567.13	-	120,000,000.00	414,567.13
9/6/2013	414,567.13	-	120,000,000.00	414,567.13
10/6/2013	401,194.00	-	120,000,000.00	401,194.00
11/6/2013	414,567.13	-	120,000,000.00	414,567.13
12/6/2013	401,194.00	-	120,000,000.00	401,194.00
1/6/2014	414,567.13	-	120,000,000.00	414,567.13
2/6/2014	414,567.13	-	120,000,000.00	414,567.13
3/6/2014	374,447.73	-	120,000,000.00	374,447.73
4/6/2014	414,567.13	-	120,000,000.00	414,567.13
5/6/2014	401,194.00	-	120,000,000.00	401,194.00
6/6/2014	414,567.13	-	120,000,000.00	414,567.13
7/6/2014	401,194.00	-	120,000,000.00	401,194.00
8/6/2014	414,567.13	-	120,000,000.00	414,567.13
9/6/2014	414,567.13	-	120,000,000.00	414,567.13
10/6/2014	401,194.00	-	120,000,000.00	401,194.00
11/6/2014	414,567.13	-	120,000,000.00	414,567.13
12/6/2014	401,194.00	-	120,000,000.00	401,194.00
1/6/2015	414,567.13	-	120,000,000.00	414,567.13
2/6/2015	414,567.13	-	120,000,000.00	414,567.13
3/6/2015	374,447.73	-	120,000,000.00	374,447.73
4/6/2015	414,567.13	-	120,000,000.00	414,567.13
5/6/2015	401,194.00	-	120,000,000.00	401,194.00
6/6/2015	414,567.13	-	120,000,000.00	414,567.13
7/6/2015	401,194.00	-	120,000,000.00	401,194.00
8/6/2015	414,567.13	-	120,000,000.00	414,567.13
9/6/2015	414,567.13	-	120,000,000.00	414,567.13
10/6/2015	401,194.00	-	120,000,000.00	401,194.00
11/6/2015	414,567.13	-	120,000,000.00	414,567.13
12/6/2015	401,194.00	-	120,000,000.00	401,194.00
1/6/2016	414,567.13	146,246.43	119,853,753.57	560,813.56
2/6/2016	414,061.89	146,800.54	119,706,953.04	560,862.43
3/6/2016	386,873.79	176,618.45	119,530,334.59	563,492.23
4/6/2016	412,944.57	148,025.94	119,382,308.65	560,970.51
5/6/2016	399,128.88	163,177.96	119,219,130.69	562,306.84
6/6/2016	411,869.44	149,205.05	119,069,925.64	561,074.50
7/6/2016	398,084.50	164,323.36	118,905,602.27	562,407.86
8/6/2016	410,786.29	150,392.98	118,755,209.30	561,179.27
9/6/2016	410,266.72	150,962.80	118,604,246.50	561,229.52
10/6/2016	396,527.60	166,030.85	118,438,215.65	562,558.46
11/6/2016	409,171.60	152,163.85	118,286,051.79	561,335.45
12/6/2016	395,463.79	167,197.57	118,118,854.22	562,661.36
1/6/2017	408,068.29	153,373.88	117,965,480.35	561,442.17
2/6/2017	407,538.43	153,955.00	117,811,525.35	561,493.42
3/6/2017	367,618.82	197,735.87	117,613,789.48	565,354.69
4/6/2017	406,323.43	155,287.51	117,458,501.97	561,610.94

H-1-1

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
5/6/2017	392,697.05	170,231.92	117,288,270.05	562,928.97
6/6/2017	405,198.85	156,520.87	117,131,749.18	561,719.72
7/6/2017	391,604.63	171,430.01	116,960,319.17	563,034.64
8/6/2017	404,065.87	157,763.44	116,802,555.73	561,829.31
9/6/2017	403,520.84	158,361.19	116,644,194.54	561,882.03
10/6/2017	389,974.59	173,217.71	116,470,976.83	563,192.30
11/6/2017	402,375.32	159,617.50	116,311,359.33	561,992.83
12/6/2017	388,861.83	174,438.11	116,136,921.22	563,299.94
1/6/2018	401,221.25	160,883.20	115,976,038.02	562,104.45
2/6/2018	400,665.45	161,492.77	115,814,545.25	562,158.22
3/6/2018	361,387.45	204,569.98	115,609,975.26	565,957.43
4/6/2018	399,400.80	162,879.74	115,447,095.52	562,280.54
5/6/2018	385,972.35	177,607.07	115,269,488.45	563,579.43
6/6/2018	398,224.51	164,169.81	115,105,318.64	562,394.32
7/6/2018	384,829.69	178,860.26	114,926,458.38	563,689.95
8/6/2018	397,039.44	165,469.51	114,760,988.87	562,508.95
9/6/2018	396,467.79	166,096.46	114,594,892.42	562,564.24
10/6/2018	383,123.19	180,731.82	114,414,160.60	563,855.01
11/6/2018	395,269.59	167,410.55	114,246,750.04	562,680.14
12/6/2018	381,959.25	182,008.34	114,064,741.70	563,967.60
1/6/2019	394,062.44	168,734.46	113,896,007.24	562,796.90
2/6/2019	393,479.51	169,373.77	113,726,633.47	562,853.29
3/6/2019	354,872.34	211,715.28	113,514,918.19	566,587.62
4/6/2019	392,162.95	170,817.68	113,344,100.51	562,980.63
5/6/2019	378,941.44	185,318.06	113,158,782.45	564,259.50
6/6/2019	390,932.60	172,167.04	112,986,615.41	563,099.64
7/6/2019	377,746.27	186,628.84	112,799,986.57	564,375.11
8/6/2019	389,693.06	173,526.48	112,626,460.10	563,219.53
9/6/2019	389,093.57	174,183.95	112,452,276.15	563,277.52
10/6/2019	375,959.82	188,588.08	112,263,688.07	564,547.90
11/6/2019	387,840.29	175,558.45	112,088,129.62	563,398.75
12/6/2019	374,742.38	189,923.28	111,898,206.34	564,665.66
1/6/2020	386,577.65	176,943.22	111,721,263.11	563,520.88
2/6/2020	385,966.37	177,613.64	111,543,649.47	563,580.00
3/6/2020	360,491.29	205,552.83	111,338,096.65	566,044.11
4/6/2020	384,642.63	179,065.41	111,159,031.24	563,708.05
5/6/2020	371,636.13	193,329.98	110,965,701.26	564,966.11
6/6/2020	383,356.11	180,476.38	110,785,224.88	563,832.48
7/6/2020	370,386.40	194,700.60	110,590,524.28	565,087.00
8/6/2020	382,059.97	181,897.88	110,408,626.39	563,957.86
9/6/2020	381,431.56	182,587.07	110,226,039.32	564,018.64
10/6/2020	368,516.88	196,750.95	110,029,288.37	565,267.83
11/6/2020	380,121.06	184,024.35	109,845,264.03	564,145.40
12/6/2020	367,243.84	198,147.12	109,647,116.90	565,390.96
1/6/2021	378,800.76	185,472.35	109,461,644.55	564,273.11
2/6/2021	378,160.00	186,175.08	109,275,469.47	564,335.09
3/6/2021	340,982.93	226,948.15	109,048,521.32	567,931.09
4/6/2021	376,732.77	187,740.36	108,860,780.96	564,473.14
5/6/2021	363,952.43	201,756.90	108,659,024.06	565,709.33
6/6/2021	375,387.17	189,216.12	108,469,807.94	564,603.29
7/6/2021	362,645.30	203,190.46	108,266,617.47	565,835.76
8/6/2021	374,031.51	190,702.91	108,075,914.56	564,734.42
9/6/2021	373,372.69	191,425.46	107,884,489.11	564,798.14

H-1-2

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
10/6/2021	360,688.41	205,336.63	107,679,152.47	566,025.04
11/6/2021	372,001.98	192,928.75	107,486,223.73	564,930.73
12/6/2021	359,356.90	206,796.94	107,279,426.79	566,153.84
1/6/2022	370,621.04	194,443.26	107,084,983.52	565,064.30
2/6/2022	369,949.29	195,179.99	106,889,803.53	565,129.28
3/6/2022	333,538.71	235,112.43	106,654,691.10	568,651.14
4/6/2022	368,462.75	196,810.32	106,457,880.78	565,273.06
5/6/2022	355,918.86	210,567.53	106,247,313.26	566,486.39
6/6/2022	367,055.37	198,353.83	106,048,959.43	565,409.19
7/6/2022	354,551.72	212,066.91	105,836,892.52	566,618.63
8/6/2022	365,637.47	199,908.87	105,636,983.66	565,546.34
9/6/2022	364,946.84	200,666.30	105,436,317.36	565,613.14
10/6/2022	352,503.48	214,313.26	105,222,004.09	566,816.74
11/6/2022	363,513.21	202,238.61	105,019,765.48	565,751.81
12/6/2022	351,110.83	215,840.62	104,803,924.86	566,951.45

H-1-3

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX H-2-1

AMORTIZATION SCHEDULE FOR
ROCHESTER HOTEL PORTFOLIO—RP POOLED COMPONENT

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2013	464,944.14	85,741.86	109,771,873.34	550,686.00
5/6/2013	449,594.77	105,301.54	109,666,571.80	554,896.30
6/6/2013	464,135.60	86,772.19	109,579,799.61	550,907.78
7/6/2013	448,808.09	106,304.00	109,473,495.61	555,112.09
8/6/2013	463,318.45	87,813.47	109,385,682.13	551,131.93
9/6/2013	462,946.80	88,287.06	109,297,395.07	551,233.87
10/6/2013	447,651.44	107,777.92	109,189,617.15	555,429.36
11/6/2013	462,117.01	89,344.47	109,100,272.68	551,461.48
12/6/2013	446,844.08	108,806.73	108,991,465.94	555,650.81
1/6/2014	461,278.38	90,413.13	108,901,052.82	551,691.51
2/6/2014	460,895.73	90,900.74	108,810,152.08	551,796.47
3/6/2014	415,945.44	148,180.81	108,661,971.27	564,126.25
4/6/2014	459,883.88	92,190.14	108,569,781.13	552,074.02
5/6/2014	444,671.33	111,575.46	108,458,205.67	556,246.79
6/6/2014	459,021.50	93,289.07	108,364,916.60	552,310.57
7/6/2014	443,832.27	112,644.68	108,252,271.91	556,476.95
8/6/2014	458,149.94	94,399.70	108,157,872.21	552,549.64
9/6/2014	457,750.41	94,908.81	108,062,963.40	552,659.23
10/6/2014	442,595.55	114,220.62	107,948,742.77	556,816.18
11/6/2014	456,865.33	96,036.68	107,852,706.09	552,902.00
12/6/2014	441,734.40	115,317.99	107,737,388.10	557,052.39
1/6/2015	455,970.82	97,176.54	107,640,211.56	553,147.37
2/6/2015	455,559.55	97,700.63	107,542,510.93	553,260.18
3/6/2015	411,099.66	154,355.77	107,388,155.15	565,455.43
4/6/2015	454,492.78	99,060.01	107,289,095.15	553,552.79
5/6/2015	439,426.00	118,259.57	107,170,835.58	557,685.58
6/6/2015	453,573.03	100,232.04	107,070,603.54	553,805.07
7/6/2015	438,531.12	119,399.92	106,951,203.62	557,931.04
8/6/2015	452,643.50	101,416.55	106,849,787.08	554,060.04
9/6/2015	452,214.28	101,963.50	106,747,823.58	554,177.78
10/6/2015	437,209.11	121,084.56	106,626,739.02	558,293.67
11/6/2015	451,270.28	103,166.43	106,523,572.59	554,436.71
12/6/2015	436,290.64	122,254.96	106,401,317.63	558,545.60
1/6/2016	450,316.25	104,382.16	106,296,935.47	554,698.40
2/6/2016	449,874.48	104,945.10	106,191,990.37	554,819.58
3/6/2016	420,434.82	142,460.00	106,049,530.36	562,894.82
4/6/2016	448,827.40	106,279.39	105,943,250.97	555,106.79
5/6/2016	433,913.80	125,283.76	105,817,967.21	559,197.56
6/6/2016	447,847.37	107,528.25	105,710,438.96	555,375.61
7/6/2016	432,960.27	126,498.84	105,583,940.12	559,459.11
8/6/2016	446,856.91	108,790.39	105,475,149.74	555,647.29
9/6/2016	446,396.48	109,377.11	105,365,772.63	555,773.59
10/6/2016	431,548.61	128,297.71	105,237,474.91	559,846.33
11/6/2016	445,390.58	110,658.92	105,126,815.99	556,049.50
12/6/2016	430,569.92	129,544.87	104,997,271.12	560,114.78
1/6/2017	444,373.98	111,954.38	104,885,316.75	556,328.36
2/6/2017	443,900.16	112,558.16	104,772,758.59	556,458.32
3/6/2017	400,511.81	167,847.85	104,604,910.74	568,359.66

H-2-1-1

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2017	442,713.42	114,070.43	104,490,840.31	556,783.84
5/6/2017	427,965.14	132,864.13	104,357,976.18	560,829.27
6/6/2017	441,668.33	115,402.18	104,242,573.99	557,070.51
7/6/2017	426,948.31	134,159.87	104,108,414.12	561,108.18
8/6/2017	440,612.12	116,748.10	103,991,666.02	557,360.23
9/6/2017	440,118.02	117,377.74	103,874,288.27	557,495.76
10/6/2017	425,439.91	136,082.02	103,738,206.26	561,521.93
11/6/2017	439,045.31	118,744.69	103,619,461.57	557,790.00
12/6/2017	424,396.21	137,412.00	103,482,049.57	561,808.22
1/6/2018	437,961.19	120,126.18	103,361,923.39	558,087.37
2/6/2018	437,452.79	120,774.03	103,241,149.36	558,226.82

H-2-1-2

ANNEX H-2-2

AMORTIZATION SCHEDULE FOR
ROCHESTER HOTEL PORTFOLIO—RP NON-POOLED COMPONENT

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2013	79,549.67	7,794.71	9,979,261.21	87,344.39
5/6/2013	76,923.47	9,572.87	9,969,688.35	86,496.34
6/6/2013	79,411.34	7,888.38	9,961,799.96	87,299.72
7/6/2013	76,788.87	9,664.00	9,952,135.96	86,452.88
8/6/2013	79,271.53	7,983.04	9,944,152.92	87,254.57
9/6/2013	79,207.94	8,026.10	9,936,126.82	87,234.04
10/6/2013	76,590.98	9,797.99	9,926,328.83	86,388.97
11/6/2013	79,065.97	8,122.22	9,918,206.61	87,188.19
12/6/2013	76,452.84	9,891.52	9,908,315.09	86,344.36
1/6/2014	78,922.48	8,219.38	9,900,095.71	87,141.86
2/6/2014	78,857.01	8,263.70	9,891,832.01	87,120.72
3/6/2014	71,166.24	13,470.98	9,878,361.02	84,637.22
4/6/2014	78,683.89	8,380.92	9,869,980.10	87,064.81
5/6/2014	76,081.10	10,143.22	9,859,836.88	86,224.32
6/6/2014	78,536.34	8,480.82	9,851,356.05	87,017.16
7/6/2014	75,937.54	10,240.43	9,841,115.63	86,177.96
8/6/2014	78,387.22	8,581.79	9,832,533.84	86,969.01
9/6/2014	78,318.86	8,628.07	9,823,905.76	86,946.94
10/6/2014	75,725.94	10,383.69	9,813,522.07	86,109.63
11/6/2014	78,167.43	8,730.61	9,804,791.46	86,898.04
12/6/2014	75,578.60	10,483.45	9,794,308.01	86,062.05
1/6/2015	78,014.38	8,834.23	9,785,473.78	86,848.62
2/6/2015	77,944.02	8,881.88	9,776,591.90	86,825.89
3/6/2015	70,337.15	14,032.34	9,762,559.56	84,369.49
4/6/2015	77,761.50	9,005.46	9,753,554.10	86,766.95
5/6/2015	75,183.65	10,750.87	9,742,803.23	85,934.52
6/6/2015	77,604.13	9,112.00	9,733,691.23	86,716.14
7/6/2015	75,030.54	10,854.54	9,722,836.69	85,885.07
8/6/2015	77,445.10	9,219.69	9,713,617.01	86,664.78
9/6/2015	77,371.66	9,269.41	9,704,347.60	86,641.07
10/6/2015	74,804.35	11,007.69	9,693,339.91	85,812.03
11/6/2015	77,210.14	9,378.77	9,683,961.14	86,588.91
12/6/2015	74,647.20	11,114.09	9,672,847.06	85,761.29
1/6/2016	77,046.91	9,489.29	9,663,357.77	86,536.20
2/6/2016	76,971.33	9,540.46	9,653,817.31	86,511.79
3/6/2016	71,934.35	12,950.91	9,640,866.40	84,885.26
4/6/2016	76,792.18	9,661.76	9,631,204.63	86,453.94
5/6/2016	74,240.54	11,389.43	9,619,815.20	85,629.97
6/6/2016	76,624.50	9,775.30	9,610,039.91	86,399.80
7/6/2016	74,077.39	11,499.89	9,598,540.01	85,577.29
8/6/2016	76,455.04	9,890.04	9,588,649.98	86,345.07
9/6/2016	76,376.26	9,943.37	9,578,706.60	86,319.63
10/6/2016	73,835.86	11,663.43	9,567,043.17	85,499.29
11/6/2016	76,204.16	10,059.90	9,556,983.27	86,264.06
12/6/2016	73,668.41	11,776.81	9,545,206.47	85,445.22
1/6/2017	76,030.22	10,177.67	9,535,028.80	86,207.89
2/6/2017	75,949.15	10,232.56	9,524,796.24	86,181.71
3/6/2017	68,525.62	15,258.90	9,509,537.34	83,784.51

H-2-2-1

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2017	75,746.11	10,370.04	9,499,167.30	86,116.15
5/6/2017	73,222.75	12,078.56	9,487,088.74	85,301.31
6/6/2017	75,567.30	10,491.11	9,476,597.64	86,058.40
7/6/2017	73,048.77	12,196.35	9,464,401.28	85,245.13
8/6/2017	75,386.59	10,613.46	9,453,787.82	86,000.05
9/6/2017	75,302.05	10,670.70	9,443,117.12	85,972.75
10/6/2017	72,790.69	12,371.09	9,430,746.02	85,161.79
11/6/2017	75,118.51	10,794.97	9,419,951.05	85,913.48
12/6/2017	72,612.12	12,492.00	9,407,459.05	85,104.12
1/6/2018	74,933.02	10,920.56	9,396,538.49	85,853.59
2/6/2018	74,846.04	10,979.46	9,385,559.03	85,825.50

H-2-2-2

ANNEX H-3

AMORTIZATION SCHEDULE FOR STREETS OF BRENTWOOD

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
4/6/2013	126,697.72	49,750.25	41,835,488.95	176,447.96
5/6/2013	122,465.06	55,254.40	41,780,234.55	177,719.46
6/6/2013	126,380.09	50,163.29	41,730,071.26	176,543.38
7/6/2013	122,156.47	55,655.69	41,674,415.57	177,812.16
8/6/2013	126,060.00	50,579.53	41,623,836.04	176,639.53
9/6/2013	125,907.01	50,778.49	41,573,057.55	176,685.50
10/6/2013	121,696.85	56,253.39	41,516,804.16	177,950.23
11/6/2013	125,583.25	51,199.50	41,465,604.66	176,782.75
12/6/2013	121,382.30	56,662.43	41,408,942.23	178,044.72
1/6/2014	125,256.98	51,623.79	41,357,318.45	176,880.76
2/6/2014	125,100.82	51,826.85	41,305,491.60	176,927.67
3/6/2014	112,852.69	67,754.34	41,237,737.26	180,607.03
4/6/2014	124,739.10	52,297.23	41,185,440.03	177,036.33
5/6/2014	120,562.17	57,728.92	41,127,711.11	178,291.09
6/6/2014	124,406.29	52,730.02	41,074,981.09	177,136.31
7/6/2014	120,238.83	58,149.40	41,016,831.69	178,388.23
8/6/2014	124,070.89	53,166.17	40,963,665.51	177,237.07
9/6/2014	123,910.07	53,375.31	40,910,290.21	177,285.38
10/6/2014	119,756.73	58,776.32	40,851,513.88	178,533.05
11/6/2014	123,570.83	53,816.46	40,797,697.42	177,387.29
12/6/2014	119,427.13	59,204.93	40,738,492.50	178,632.06
1/6/2015	123,228.95	54,261.04	40,684,231.46	177,489.99
2/6/2015	123,064.82	54,474.48	40,629,756.98	177,539.29
3/6/2015	111,006.49	70,155.15	40,559,601.84	181,161.64
4/6/2015	122,687.83	54,964.71	40,504,637.12	177,652.54
5/6/2015	118,569.26	60,320.51	40,444,316.61	178,889.77
6/6/2015	122,339.10	55,418.19	40,388,898.42	177,757.30
7/6/2015	118,230.46	60,761.09	40,328,137.33	178,991.54
8/6/2015	121,987.68	55,875.19	40,272,262.14	177,862.87
9/6/2015	121,818.66	56,094.98	40,216,167.16	177,913.64
10/6/2015	117,724.82	61,418.62	40,154,748.54	179,143.44
11/6/2015	121,463.20	56,557.23	40,098,191.32	178,020.42
12/6/2015	117,379.47	61,867.71	40,036,323.61	179,247.18
1/6/2016	121,104.98	57,023.06	39,979,300.55	178,128.03
2/6/2016	120,932.49	57,247.36	39,922,053.19	178,179.85
3/6/2016	112,968.40	67,603.88	39,854,449.31	180,572.27
4/6/2016	120,554.83	57,738.47	39,796,710.84	178,293.30
5/6/2016	116,496.94	63,015.35	39,733,695.49	179,512.29
6/6/2016	120,189.56	58,213.46	39,675,482.03	178,403.02
7/6/2016	116,142.07	63,476.83	39,612,005.21	179,618.90
8/6/2016	119,821.46	58,692.14	39,553,313.07	178,513.60
9/6/2016	119,643.93	58,923.01	39,494,390.06	178,566.93
10/6/2016	115,611.96	64,166.18	39,430,223.88	179,778.14
11/6/2016	119,271.60	59,407.18	39,370,816.70	178,678.78
12/6/2016	115,250.22	64,636.58	39,306,180.11	179,886.81
1/6/2017	118,896.38	59,895.12	39,246,284.99	178,791.50
2/6/2017	118,715.21	60,130.72	39,186,154.28	178,845.92
3/6/2017	107,062.35	75,284.11	39,110,870.17	182,346.46
4/6/2017	118,305.59	60,663.38	39,050,206.79	178,968.97

H-3-1

Distribution Date	Interest ($)	Principal ($)	Ending Principal Balance ($)	Total Monthly Payment ($)
5/6/2017	114,311.70	65,857.04	38,984,349.75	180,168.74
6/6/2017	117,922.88	61,161.05	38,923,188.69	179,083.94
7/6/2017	113,939.88	66,340.56	38,856,848.14	180,280.44
8/6/2017	117,537.21	61,662.59	38,795,185.55	179,199.80
9/6/2017	117,350.68	61,905.14	38,733,280.40	179,255.83
10/6/2017	113,383.96	67,063.47	38,666,216.93	180,447.44
11/6/2017	116,960.57	62,412.45	38,603,804.48	179,373.02
12/6/2017	113,004.95	67,556.34	38,536,248.14	180,561.29
1/6/2018	116,567.43	62,923.69	38,473,324.45	179,491.12

H-3-2

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certiﬁcates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 11 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is January 17, 2013

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	11
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	11
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	12
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	12
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	13
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	14
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	15
Ratings Do Not Guaranty Payment	16
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	16
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	17
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	26
Risks Related to Terrorist Attacks and Military Conflict	27
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	28
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	28
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	28
Certain Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Entail Certain Risks	29
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	30
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	30
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	31
THE SPONSOR	31
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	32
THE DEPOSITOR	32
DESCRIPTION OF THE TRUST FUNDS	32
General	32
Mortgage Loans	34
MBS	39
Certiﬁcate Accounts	40
Credit Support	40
Cash Flow Agreements	41
YIELD AND MATURITY CONSIDERATIONS	41
General	41
Pass-Through Rate	41
Payment Delays	42
Certain Shortfalls in Collections of Interest	42
Yield and Prepayment Considerations	42
Weighted Average Life and Maturity	44
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45
DESCRIPTION OF THE CERTIFICATES	47
General	47
Distributions	48
Distributions of Interest on the Certiﬁcates	48
Distributions of Principal of the Certiﬁcates	50

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	51
Reports to Certiﬁcateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Deﬁnitive Certiﬁcates	54
Depositable and Exchangeable Certificates	55
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	58
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	62
Certiﬁcate Account	62
Modiﬁcations, Waivers and Amendments of Mortgage Loans	65
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	68
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	69
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	69
Termination Events	70
Rights upon Termination Event	71
Amendment	72
List of Certiﬁcateholders	73
The Trustee	73
Duties of the Trustee	73
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	74
Additional Parties to the Agreements	74
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certiﬁcates	75
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	76
Certiﬁcate Insurance and Surety Bonds	76
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	77
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	77
General	77
Types of Mortgage Instruments	77
Leases and Rents	78
Personalty	78
Foreclosure	78
Bankruptcy Laws	82
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	89
Default Interest and Limitations on Prepayments	89

iv

Applicability of Usury Laws	89
Certain Laws and Regulations	89
Americans with Disabilities Act	90
Servicemembers Civil Relief Act	90
Forfeitures in Drug and RICO Proceedings	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	91
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certiﬁcates	92
Qualiﬁcation as a REMIC	92
Taxation of Regular Certiﬁcates	94
Taxation of Residual Certiﬁcates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certiﬁcates	113
Stripped Certiﬁcates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	121
General	121
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	126
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
RATING	128
INDEX OF DEFINED TERMS	130

v

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SUMMARY OF PROSPECTUS

          This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the

1

certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

	●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

	●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

2

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

	●	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

3

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certiﬁcates	Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate. Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields

4

of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

	●	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

5

“Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certiﬁcate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

●
interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive

6

interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

If a trust fund includes mortgage participations, pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default.

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See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certiﬁcates

If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Certain Federal Income Tax Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

8

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certiﬁcates. You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

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RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders.” We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly

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originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

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●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

13

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the

14

related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

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Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of

16

the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

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Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

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The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

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●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the

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maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

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If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

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Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

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●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying

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with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower's parent entities and such parent entities' other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders' motions to dismiss the special purpose entity subsidiaries' cases as bad faith filings. In denying the motions, the bankruptcy court stated

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that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders' interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor's basis for filing. In the court's view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent's reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.

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Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold residual certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certiﬁcates, the taxable income arising in a given year on a class of residual certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

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Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount

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less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus. See “Description of the Certiﬁcates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

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GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

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Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

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No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

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●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

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Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

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While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

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Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special

38

servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

39

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash ﬂow agreements that relate to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

40

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

41

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the Notional Amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

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In general, the Notional Amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certiﬁcate Balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certiﬁcate Balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow

43

needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a Certiﬁcate Balance, and the percentage of the initial Certiﬁcate Balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization

44

class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certiﬁcate Balance thereof. In addition, an

45

ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

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The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a Certiﬁcate Balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its Certiﬁcate Balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its Certiﬁcate Balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations.

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If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the Certiﬁcate Register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial Certiﬁcate Balance or Notional Amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

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If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the Certiﬁcate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the Certiﬁcate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding Certiﬁcate Balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certiﬁcate Balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a Notional Amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,” exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certiﬁcate

49

Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “Certiﬁcate Balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding Certiﬁcate Balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certiﬁcate Balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate Certiﬁcate Balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a speciﬁed date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certiﬁcate Balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the Certiﬁcate Balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations,

50

speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

51

  Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)             the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the Certiﬁcate Balance thereof;

(ii)            the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)           the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)           the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)            if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)           if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)          information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)         if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)            if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)              the Certiﬁcate Balance or Notional Amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such Certiﬁcate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certiﬁcate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certiﬁcate Balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)            if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)          the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)         if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)         the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The

52

prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certiﬁcate Balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which

53

such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the Certiﬁcate Balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

54

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be

55

exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would

56

generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or

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any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

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Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

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●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the

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special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

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●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

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●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)      any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)      any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)      any amounts paid under any Cash Flow Agreement;

(7)      all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination; Retirement of Certiﬁcates”;

(8)      to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any

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payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)      all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

(11)    any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)      to make distributions to the certiﬁcateholders on each distribution date;

(2)      to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)      to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)      if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)      to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)      to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)      if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)      if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

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(9)      to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)    to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

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(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)      the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the

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certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

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●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

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Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

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Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

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●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a

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Termination Event and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

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●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

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Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

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The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a

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bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

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CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is

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the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent

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“fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption

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right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however,

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generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the

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lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would

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have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the

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1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on

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their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as

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discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law

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causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

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Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses

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for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Inﬂuenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets

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used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement

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for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

93

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed

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by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date

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of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to

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treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus

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supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in

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any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in

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which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any

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loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is

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acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

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●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a

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manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

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Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as

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may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

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●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)        the present value of any consideration given to the transferee to acquire the interest;

(ii)       the present value of the expected future distributions on the interest; and

(iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)        the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)       the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)      the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer,

108

except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed

110

investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

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Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after January 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Under current law, payments on obligations that were entered into on or after January 1, 2013, such as the certificates, are subject to FATCA.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates, as well as reports that the IRS may retroactively “grandfather” debt instruments issued before January 1, 2014, in future regulations.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on

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“reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,” as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard

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Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a

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statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

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Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped

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Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

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Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular

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Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2012) backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment

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trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

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Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

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Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the ERISA Plan’s or Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans and Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan’s or a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

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●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

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fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

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The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

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Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will

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depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

127

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

128

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

129

INDEX OF DEFINED TERMS

		Equity Participation	37
1		ERISA	121
		ERISA Plans	121
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	47
A		excess servicing	115
		Exchange Act	40
Accrual Certificates	49	Exemption	123
Accrued Certificate Interest	49	Exemption Rating Agencies	123
Act	87
ADA	90	F
affiliate	125
ARM Loans	38	FAMC	39
Available Distribution Amount	48	FHLMC	39
		Financial Intermediary	54
B		FNMA	39

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	31
C		Garn Act	88
		GNMA	39
Cash Flow Agreement	41
Certificate Account	40	I
Certificate Balance	50
Certificate Owner	54	Insurance Proceeds	63
CMBS	32	IRS	66, 91
Code	91
Companion Class	50	L
Controlled Amortization Class	50
CPR	44	Letter of Credit Bank	76
Credit Support	41, 74	Liquidation Proceeds	63
Cut-off Date	50	Loan-to-Value Ratio	36
		Lock-out Date	37
D		Lock-out Period	37

DBBM	32	M
DBMC	32
DBSI	123	MBS	32
Debt Service Coverage Ratio	35	MBS Agreement	39
Definitive Certificates	47	MBS Issuer	39
Determination Date	42, 48	MBS Servicer	39
Disqualified Organization	105	MBS Trustee	39
Distribution Date Statement	52
DOL	122	N
DTC	54
DTC Participants	54	Net Leases	36
Due Period	42	Net Operating Income	35
due-on-sale	80, 88	Nonrecoverable Advance	51

E		O

EC Trust	120	OID Regulations	94
electing large partnership	105, 106

130

P		Securities Act	39
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	44
Percentage Interest	48	Standard Certificateholder	113
Permitted Investments	62	Standard Certificates	113
Plan Asset Regulations	122	Stripped Certificateholder	118
Plan Assets	122	Stripped Certificates	113, 114
Plans	122	Stripped Certificates	116
Pooling Agreement	57
Prepayment Assumption	95	T
Prepayment Interest Shortfall	42
Prepayment Premium	37	Tax Exempt Investor	126
Purchase Price	59	Tax Favored Plans	121
		Termination Events	70
R		Title V	89
		Treasury	91
Record Date	48
Regular Certificateholder	94	U
Regular Certificates	91, 112
Related Proceeds	51	UBTI	126
Relief Act	90	UCC	78
REMIC	91, 92	Underwriter	123
REMIC Certificates	91
REMIC Pool	92	V
REMIC Regulations	91
REO Property	61	Value	36
Residual Certificateholders	101	Voting Rights	53

S		W

SEC	54	Warranting Party	59

131

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

This CD-ROM relates to the free writing prospectus in regard to the COMM 2013-CCRE6 Mortgage Trust Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the free writing prospectus.  Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus.  The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“COMM 2013-CCRE6 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*           Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus.  You must not rely on any unauthorized information or representations.  This free writing prospectus and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this free writing prospectus is current only as of its date.

$907,853,000 (Approximate)

Deutsche Bank Securities

Cantor Fitzgerald & Co.

CastleOak Securities, L.P.

J.P. Morgan

KeyBanc Capital Markets

COMM 2013-CCRE6 Mortgage Trust
Commercial Mortgage
Pass-Through Certificates

Free Writing Prospectus

EXECUTIVE SUMMARY			xiii
SUMMARY			1
RISK FACTORS			37
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS			111
THE DEPOSITOR			125
THE ISSUING ENTITY			126
THE SERVICERS			127
THE TRUSTEE			134
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN			136
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT			139
THE OPERATING ADVISOR			139
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS			140
DESCRIPTION OF THE MORTGAGE POOL			141
DESCRIPTION OF THE OFFERED CERTIFICATES			179
YIELD AND MATURITY CONSIDERATIONS			214
THE POOLING AND SERVICING AGREEMENT			220
MATERIAL FEDERAL INCOME TAX CONSEQUENCES			287
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS			290
ERISA CONSIDERATIONS			290
LEGAL INVESTMENT			292
LEGAL MATTERS			293
RATINGS			293
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND THE DISTRICT OF COLUMBIA			295
INDEX OF DEFINED TERMS			297

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE LOANS OR GROUPS OF CROSS- COLLATERALIZED MORTGAGE LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER
		REPRESENTATIONS AND WARRANTIES	G-1	FREE WRITING PROSPECTUS
ANNEX H	–	AMORTIZATION SCHEDULES	H-1
				February , 2013